As filed with the Securities and Exchange Commission on March 27, 2008

Registration No. 333–148340

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	3720	71-1018770 20-8650498
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

And the Guarantor Registrants Listed in the Table Below

10511 East Central

Wichita, Kansas 67206

(316) 676-7111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James K. Sanders

10511 East Central

Wichita, Kansas 67206

(316) 676-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel J. Bursky, Esq.

Brian T. Mangino, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.5% Senior Fixed Rate Notes due 2015	$400,000,000	100%	$400,000,000	(3)
Guarantees of 8.5% Senior Fixed Rate Notes due 2015	$400,000,000	—	—	(2)
8.875%/9.625% Senior PIK-Election Notes due 2015	$400,000,000	100%	$400,000,000	(3)
Guarantees of 8.875%/9.625% Senior PIK-Election Notes due 2015	$400,000,000	—	—	(2)
9.75% Senior Subordinated Notes due 2017	$300,000,000	100%	$300,000,000	(3)
Guarantees of 9.75% Senior Subordinated Notes due 2017	$300,000,000	—	—	(2)
Total Registration Fee	—	—	—	(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.
(2)	No separate filing fee is required pursuant to Rule 457(n) under the Securities Act.
(3)	No separate filing fee is required pursuant to, Rule 457(q) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
HAWKER BEECHCRAFT FINANCE CORPORATION	Delaware	3720	71-1018763
HAWKER BEECHCRAFT CORPORATION	Kansas	3720	48-1035770
RAPID AIRCRAFT PARTS INVENTORY AND DISTRIBUTION COMPANY, LLC	Kansas	3720	48-2087441
ARKANSAS AEROSPACE, INC.	Arkansas	3720	71-0447496
HAWKER BEECHCRAFT QUALITY SUPPORT COMPANY	Kansas	3720	48-6117800
HAWKER BEECHCRAFT REGIONAL OFFICES, INC.	Kansas	3720	48-1143889
BEECHCRAFT AVIATION COMPANY	Kansas	3720	48-1193548
HAWKER BEECHCRAFT SERVICES, INC.	Kansas	3720	48-0677338
TRAVEL AIR INSURANCE COMPANY, LTD.	Kansas	3720	48-1092368
TRAVEL AIR INSURANCE COMPANY (KANSAS)	Kansas	3720	48-0928222

(1)	The address for each of the additional registrant guarantors is c/o Hawker Beechcraft Acquisition Company, LLC, 10511 East Central, Wichita, Kansas 67206.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to acquire or exchange these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 27, 2008

Prospectus

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

$400,000,000 8.5% Senior Fixed Rate Notes due April 1, 2015

$400,000,000 8.875%/9.625% Senior PIK-Election Notes due April 1, 2015

$300,000,000 9.75% Senior Subordinated Notes due April 1, 2017

The 8.5% senior fixed rate notes due April 1, 2015 offered hereby, which we refer to as “the senior fixed rate notes,” relate to an aggregate of $400,000,000 of 8.875%/9.625% senior PIK-election notes due April 1, 2015 we originally issued on March 26, 2007 that are currently subject to an exchange offer. The 8.875%/9.625% senior PIK-election notes due April 1, 2015 offered hereby, which we refer to as “the senior PIK-election notes,” relate to an aggregate of $400,000,000 of 8.875%/9.625% senior PIK-election notes due April 1, 2015 we originally issued on March 26, 2007 that are currently subject to an exchange offer. The 9.75% senior subordinated notes due April 1, 2017 offered hereby, which we refer to as “the senior subordinated notes,” relate to an aggregate of $300,000,000 of 9.75% senior subordinated notes due April 1, 2017 we originally issued on March 26, 2007 that are currently subject to an exchange offer. We refer to the senior fixed rate notes and the senior PIK-election notes as the “senior notes” and we refer to the senior notes and the senior subordinated notes collectively as the “notes”.

We will pay interest on the notes on April 1 and October 1 of each year. For any interest period through April 1, 2011, we may elect to pay interest on the senior PIK-election notes in cash, by increasing the principal amount of the senior PIK-election notes on an evenly split combination of the foregoing. Interest payable in cash will accrue at a rate of 8.875% per annum, and the interest payable by increasing the principal amount of the senior PIK-election notes will accrue at the cash interest rate plus 0.75% per annum. After April 1, 2011 we must pay all interest payments on the senior PIK-election notes in cash. The senior notes will mature on April 1, 2015 and the senior subordinated notes will mature on April 1, 2017. We have the option to redeem all or a portion of the senior fixed rate notes or the senior PIK-election notes at any time on or after April 1, 2011 and all or a portion of the senior subordinated notes at any time on or after April 1, 2012, in each case at the redemption prices set forth in this prospectus. In addition, at any time prior to April 1, 2010 we may redeem up to 35% of the aggregate principal amount of the senior fixed rate notes or the senior PIK-election notes and at any time prior to April 1, 2010 we may redeem up to 35% of the aggregate principal amount of the senior subordinated notes. In addition, at any time prior to April 1, 2011, we may redeem some or all of the senior fixed rate notes or the senior PIK-election notes at a price equal to 100% of the principal amount of the senior fixed rate notes or the senior PIK-election notes, in each case, plus a make-whole premium and accrued and unpaid interest, as described in this prospectus. In addition, at any time prior to April 1, 2012, we may redeem some or all of the senior subordinated notes at a price equal to 100% of the principal amount of the senior subordinated notes plus a make-whole premium and accrued and unpaid interest, as described in this prospectus. If we undergo certain changes of control, each holder of the notes may require us to repurchase all or a part of that holder’s notes. The notes are unconditionally guaranteed, jointly and severally, by our wholly-owned domestic subsidiaries that guarantee our senior secured credit facilities, other than certain immaterial subsidiaries. Certain of our subsidiaries will not guarantee the notes.

There is no existing public market for the notes offered hereby. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

You should consider carefully the “ Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and will be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated at prices related to prevailing market prices at the time of sales or at negotiated prices. Goldman, Sachs & Co. may act as principal or agent in these transactions. We will not receive any proceeds of such sales.

Goldman, Sachs & Co.

The date of this Prospectus is                     , 2008.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or solicitation of an offer to buy, to any person in any jurisdiction in which such an offer to sell or solicitation would be unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

i

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context indicates otherwise:

•	the terms “the company,” “we,” “our,” “us,” and “Hawker Beechcraft,” refer to Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company, the co-obligors under the notes;

•

“HBI” refers to Hawker Beechcraft, Inc., the company formed by GS Capital Partners VI, L.P. and Onex Partners II LP (together, the “Equity Sponsors”) to acquire Raytheon Aircraft Acquisition Company LLC (later renamed Hawker Beechcraft Acquisition Company, LLC) and the direct parent company of Hawker Beechcraft Acquisition Company, LLC.

•	“Raytheon” refers to Raytheon Company, our predecessor’s parent company.

•

“Acquisition” refers to, collectively, the acquisition of the membership interests of Raytheon Aircraft Acquisition Company LLC (later renamed Hawker Beechcraft Acquisition Company, LLC) and substantially all the assets of Raytheon Aircraft Services Limited from Raytheon, together with the financing provided by the proceeds from the offering of the notes, borrowings under our senior secured credit facilities and equity contributions to HBI by affiliates of the Equity Sponsors and certain members of management.

The financial statements included in this prospectus for periods prior to the Acquisition represent the historical consolidated financial statements of certain subsidiaries of Raytheon, which we define as Raytheon Aircraft (“RA”), or “the Predecessor.” The RA consolidated financial statements include allocations, and estimates which RA management believed were reasonable and appropriate under the circumstances. These allocations and estimates may not necessarily reflect the financial position, operating results and cash flows for the periods presented had these subsidiaries been operated as a stand-alone entity for such periods. The audited consolidated financial statements included in this prospectus also include certain assets and liabilities that have remained with Raytheon following the consummation of the Acquisition. See “Unaudited Pro Forma Consolidated Financial Information.” The financial statements included in this prospectus for periods after the Acquisition represent the consolidated financial statements of Hawker Beechcraft Acquisition Company, LLC and its subsidiaries.

Certain market and industry data included in this prospectus and our position and the positions of our competitors within these markets are based on estimates of our management, which are primarily based on our management’s knowledge and experience in the markets in which we operate. Although we believe all of these estimates were reasonably derived, you should not place undue reliance on them as estimates are inherently uncertain. Other market and industry data is derived from information obtained from market research firms, including information published by the General Aviation Manufacturers Association (“GAMA”), Forecast International, Inc., the Teal Group, and Honeywell Aerospace. While we believe the industry sources used are generally reliable, we have not independently verified data from these sources or obtained third party verification of share data and do not guarantee the accuracy or completeness of this information. Data regarding our industry is intended to provide general guidance but is inherently imprecise. Market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data regarding the specific market segments which we serve, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, customer preferences can and do change. As a result, you should be aware that share, market size, relative positions within industry segments and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable.

In certain parts of this prospectus we state statistics or market positions of certain “families” of aircraft (e.g., the Hawker 900XP family). In this context, the family of a particular model includes the current type design, its current derivative products, and any previous versions of the aircraft produced using the same type design. In the case of the King Air family, it refers to all three current King Air models, their current derivatives, and any previous King Air models.

ii

FORWARD-LOOKING STATEMENTS

Statements that are not reported financial results or other historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This prospectus includes forward-looking statements including, for example, statements about our business outlook, and the markets in which we operate, including growth of our various markets and our expectations, beliefs, plans, strategies, objectives, prospects, and assumptions for future events or performance. These forward-looking statements are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. In addition to specific factors described in connection with any particular forward-looking statement, factors that could cause actual results to differ materially include, but are not limited to, those discussed under the sections “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Other risks besides those listed in “Risk Factors” also could materially adversely affect us. Such risks, uncertainties and other factors include, among others:

•	risks associated with our substantial indebtedness and significant debt service obligations;

•	risks related to the notes and to high yield securities generally;

•	risks associated with our limited financial information as a stand-alone entity;

•

risks that general economic or business conditions, nationally, globally, regionally, or in the general aviation market in which we conduct business, may deteriorate and have a material adverse impact on our business and financial prospects;

•	risks associated with our highly competitive markets and our ability to compete effectively;

•	risks associated with product liability claims and the risk of litigation stemming from an accident involving our aircraft;

•	risks associated with our two largest customers, NetJets ® Inc. (“NetJets”) and the U.S. government, including risks associated with government contracts;

•	risks associated with developing and implementing new programs or responding to new products introduced by our competitors;

•	risks associated with disruptions at our manufacturing facilities or from our suppliers;

•	our exposure to fluctuations in the prices of our primary raw materials such as steel, aluminum and precious metals and our ability to pass through these costs on a timely basis;

•	risks associated with labor disputes, labor costs, loss of management or any key personnel or our inability to recruit and retain skilled workers;

•	increases in the costs of compliance with laws and regulations, including environmental laws and regulations and the Sarbanes - Oxley Act;

•	risks associated with doing business outside the United States;

•	risks associated with the valuation of used aircraft;

•	fluctuations in currency exchange and interest rates;

•	our ability to protect our intellectual property rights; and

•	other risks and uncertainties, including those described under “Risk Factors.”

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above. Except as required by law, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

iii

PROSPECTUS SUMMARY

The following summary contains basic information about this offering contained elsewhere in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. Before deciding to invest in the notes, we encourage you to read this entire prospectus carefully, including the “Risk Factors” section and the financial data and related notes.

Our Company

We are a leading designer and manufacturer of business jet, turboprop and piston aircraft. With over 75 years of experience, we believe we are one of the most respected and established manufacturers of general aviation aircraft. Our Hawker® and Beechcraft® brands have long stood for innovation, performance, quality and value, and support the leading market positions for our aircraft. For example the Hawker 900XP and King Air product families and platforms are the best selling business jet and turboprop lines, respectively, in the history of the general aviation industry. We are also the sole source provider of the world’s best selling primary military trainer aircraft to the U.S. Air Force and the U.S. Navy. We deliver our aircraft to a diverse customer base, including corporations, fractional and charter operators, governments and individuals throughout the world. We provide parts, maintenance and flight support services through an extensive network of service centers in 25 countries to an estimated installed fleet of more than 36,000 aircraft.

We operate in the global general aviation industry, which has experienced strong growth since 2003 reaching sales of approximately $21.9 billion in 2007. We believe that the success of our existing aircraft portfolio, planned derivative upgrades to our aircraft, and our entry into the super midsize jet segment with the Hawker 4000, strongly position us to participate in this growing industry. In addition, we believe that our backlog, which was approximately $6.3 billion at December 31, 2007, demonstrates strong market acceptance of our existing products, announced derivative models and the Hawker 4000. Our Business and General Aviation segment is supplemented by our Trainer Aircraft and Customer Support segments, which together accounted for 25% of our revenue for the nine months ended December 31, 2007.

Our Products and Services

We conduct our business through three segments Business and General Aviation; Trainer Aircraft; and Customer Support, each of which is described below.

Business and General Aviation. Our Business and General Aviation segment designs, develops, manufactures, markets and sells commercial and specially modified general aviation aircraft. The segment manufactures one of the broadest product lines in the industry including business jet, turboprop and piston aircraft. We believe our extensive product line, as described below, enables us to attract and retain a broad range of corporate, fractional and charter operators and individual customers. Our Business and General Aviation segment sells aircraft through various distribution channels to include direct single unit retail sales, fleet (multiple unit) sales to larger operators, and our authorized dealer network.

Trainer Aircraft. Our Trainer Aircraft segment designs, develops, manufactures, markets and sells military training aircraft and spares. Its customers include the U.S. and foreign governments. The segment manufactures our primary military trainer aircraft, the T-6A Texan II (“T-6A”). In 1995, RA was awarded the U.S. Air Force and the U.S. Navy’s Joint Primary Aircraft Training System (“JPATS”) program. Under this contract, we continue to be the sole source provider to the U.S. Air Force and the U.S. Navy of their primary military trainer aircraft. Through December 31, 2007, we and RA have delivered 370 trainer aircraft under the JPATS contract. In addition, RA sold and delivered 26 T-6A trainers to NATO Flying Training of Canada and 45 T-6A trainers to the Hellenic Air Force of Greece. We are currently pursuing other opportunities with governments around the world. Our Trainer Aircraft segment also provides training and logistics support and aftermarket parts and services. We expect the U.S. Government to continue to require product support for T-6A trainers through 2050.

Customer Support. Our Customer Support segment provides parts, maintenance and flight services to our estimated installed fleet of over 36,000 aircraft. We sell parts from our headquarters in Wichita, Kansas and operate distribution warehouses in Dallas, Texas and Liege, Belgium. Support services include maintenance, repairs and refurbishment, as well as airframe and avionics modifications and upgrades. Our service and support network includes the largest number of jet and turboprop service centers in the industry, comprising 10 company-owned service centers in the United States, the United Kingdom and Mexico, as well as 92 company-authorized third party service centers in 25 countries.

The Acquisition

Overview

The Equity Sponsors, GS Capital Partners VI, L.P. and Onex Partners II LP, formed HBI for purposes of the Acquisition. On March 26, 2007, HBI purchased Raytheon Aircraft Acquisition Company, LLC (which has been renamed Hawker Beechcraft Acquisition Company, LLC) and substantially all of the assets of Raytheon Aircraft Services Limited from Raytheon and certain of its affiliates. The total consideration was $3,218.0 million, net of $5.0 million cash acquired, including certain post-closing purchase price adjustments. The Acquisition was financed with the proceeds from the offering of the notes, borrowings under our senior secured credit facilities and equity contributions to HBI by affiliates of the Equity Sponsors and certain members of management.

We and Raytheon made a joint election under section 338(h)(10) of the Internal Revenue Code in connection with the Acquisition, allowing for a step-up in the tax basis of assets acquired, valuing them at fair value as of the date of the Acquisition.

Equity Sponsors

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private equity and mezzanine investing. Established in 1992, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division. Goldman Sachs’ Principal Investment Area has formed 14 investment vehicles aggregating $76 billion of capital to date. Significant investments include: VoiceStream Wireless Corporation, Allied World Assurance Company Holdings, Ltd., Burger King Holdings, Inc., SunGard Data Systems, Inc., Hexcel Corporation, Prysmian Cables & Systems, Nalco Company, Inc., Kabel Deutschland GmbH and Executive Jet, Inc. GS Capital Partners VI, L.P. is currently the primary investment vehicle for Goldman Sachs to make privately negotiated equity investments.

Onex Partners II LP is a $3.5 billion private equity fund established in 2006 and is controlled by Onex Corporation, which has 24 years of experience in private equity investing. Onex Partners II LP provides committed capital for Onex-sponsored acquisitions. Onex Corporation is a diversified company, it’s businesses generate revenues of approximately $33 billion and employ 237,000 people worldwide. Shares of Onex Corporation are listed and traded on the Toronto Stock Exchange under the symbol “OCX.” Onex Corporation is one of Canada’s largest companies with global operations in the service, manufacturing and technology industries. Onex Corporation’s operating companies include Spirit AeroSystems Holdings, Inc., Allison Transmission Inc., Carestream Health, Inc., Emergency Medical Services Corporation, Celestica Inc., Skilled Healthcare Group Inc., The Warranty Group, Inc., Tube City IMS Corporation, SITEL Worldwide Corporation and Cineplex Entertainment Limited Partnership.

Corporate Structure

The chart below summarizes our ownership and corporate structure as of December 31, 2007.

Corporate Information

Hawker Beechcraft Acquisition Company, LLC is a limited liability company formed under the laws of the State of Delaware. Hawker Beechcraft Notes Company is a corporation formed under the laws of the State of Delaware. Our headquarters and principal executive offices are located at 10511 East Central, Wichita, Kansas 67206 and our telephone number is 316.676.7111. Our website is www.hawkerbeechcraft.com. The information contained on our website is expressly not incorporated by reference into this prospectus. Reference to this website is intended to be an inactive textual reference only.

Summary of the Notes

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the sections entitled “Description of Senior Notes” and “Description of Senior Subordinated Notes” in this prospectus.

Issuers	Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company

Notes Offered	$400.0 million in aggregate principal amount of 8.5% senior fixed rate notes due April 1, 2015.

$400.0 million in aggregate principal amount of 8.875%/9.625% senior PIK-election notes due April 1, 2015.

$300.0 million in aggregate principal amount of 9.75% senior subordinated notes due April 1, 2017.

All of the notes are currently subject to an exchange offer and are being offered hereby.

Maturity Dates	The senior notes will mature on April 1, 2015.

The senior subordinated notes will mature on April 1, 2017.

Interest Payment	We will pay interest on the senior fixed rate notes and senior PIK-election notes on April 1 and October 1 of each year.

We will pay interest on the senior fixed rate notes in cash. For any interest period through April 1, 2011, we may elect to pay interest on the senior PIK-election notes, at our option: entirely in cash (“cash interest”); entirely by increasing the principal amount of the senior PIK-election notes (“PIK-interest”); or 50% cash interest and 50% PIK-interest. Cash interest will accrue at a rate of 8.875% per annum and PIK-interest will accrue at a rate of 9.625% per annum. If we elect to pay PIK-interest, we will increase the principal amount of the senior PIK-election notes in an amount equal to the amount of PIK-interest for the applicable interest period (rounded up to the nearest $1,000 in the case of global notes and to the nearest whole dollar in the case of senior notes in certified form) to holders of senior PIK-election notes on the relevant record date. The senior PIK-election notes will bear interest on the increased principal amount thereof from and after the applicable interest payment date on which a payment of PIK-interest is made. We must elect the form of interest payment with respect to each interest period prior to the beginning of the applicable interest period. In the absence of such an election or proper notification of such election to the trustee, interest will be payable in the form of the interest payment for the prior interest period. After April 1, 2011, we must pay all interest on the senior PIK-election notes entirely in cash.

We will pay interest on the senior subordinated notes in cash on April 1 and October 1 of each year.

Guarantees	The notes are unconditionally guaranteed, jointly and severally, by our wholly-owned domestic subsidiaries that guarantee our senior secured credit facilities, other than certain immaterial subsidiaries. Certain of our subsidiaries will not guarantee the notes.

Ranking and Subordination	The senior notes and the related subsidiary guarantees will be our and the guarantors’ unsecured senior obligations. The senior notes and related subsidiary guarantees will rank equally with all of our and the guarantors’ existing and future senior indebtedness, and will be senior to all of our and the guarantors’ existing and future senior subordinated and subordinated senior subordinated and subordinated indebtedness, including the senior subordinated notes. The senior subordinated notes and the related subsidiary guarantees will be our and the guarantors’ senior subordinated obligations and will be subordinated in right of payment to all of our and the guarantors’ existing and future senior indebtedness, including all borrowings under our senior secured credit facilities and the senior notes, will rank equally with all of our and the guarantors’ senior subordinated indebtedness, and will be senior to all of our and the guarantors’ subordinated indebtedness.

The notes also will be effectively junior in right of payment to all of our and the guarantors’ secured indebtedness, including our senior secured credit facilities, to the extent of the value of the collateral securing such indebtedness.

The notes will also be effectively junior to the existing and future indebtedness and claims of holders of preferred stock of our subsidiaries that do not guarantee the notes.

As of December 31, 2007, we had $2,090.3 million of senior indebtedness comprised of $1,290.3 million of borrowings under our senior secured credit facilities (excluding $400.0 million of availability under our revolving credit facility and $110.0 million of available issuances under our synthetic letter of credit facility) and $800.0 million of the senior notes.

Original Issue Discount	For any interest period through April 1, 2011, we may elect to pay interest on the senior PIK-election notes in PIK-interest. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the senior PIK-election notes will be qualified stated interest even if we never exercise the option to pay interest in the form of PIK-interest. Consequently, the senior PIK-election notes will be treated as issued at a discount and U.S. holders of senior PIK-election notes will be required to include original issue discount (“OID”) in gross income for U.S. federal income tax purposes in advance of the receipt of cash payments on such notes. For more information, see “Material United States Federal Income and Estate Tax Considerations.”

Optional Redemption:

Senior Fixed Rate Notes	We may redeem the senior fixed rate notes, in whole or in part, at any time on or after April 1, 2011 at the redemption prices set forth in this prospectus. In addition, at any time prior to April 1, 2011, we may redeem some or all of the senior fixed rate notes at a price equal to 100% of the principal amount of the senior fixed rate notes plus a make-whole premium and accrued and unpaid interest to the redemption date, as described in this prospectus under “Description of Senior Notes—Optional redemption—Senior Fixed Rate Notes.” We may also, at any time prior to April 1, 2010, redeem up to 35% of the aggregate principal amount of the senior fixed rate notes with the net proceeds of certain equity offerings at the redemption prices set forth in this prospectus. See “Description of Senior Notes—Optional redemption—Senior Fixed Rate Notes.”

Senior PIK-Election Notes	We may redeem the senior PIK-election notes, in whole or in part, at any time on or after April 1, 2011 at the redemption prices set forth in this prospectus. In addition, at any time prior to April 1, 2011, we may redeem some or all of the senior PIK-election notes at a price equal to 100% of the principal amount of the senior PIK-election notes plus a make-whole premium and accrued and unpaid interest to the redemption date as described in this prospectus under “Description of Senior Notes—Optional redemption—Senior PIK-election Notes.” We may also, at any time prior to April 1, 2010, redeem up to 35% of the aggregate principal amount of the senior PIK-election notes with the net proceeds of certain equity offerings at the redemption prices set forth in this prospectus. See “Description of Senior Notes—Optional redemption—Senior PIK-election Notes.”

Senior Subordinated Notes	We may redeem the senior subordinated notes, in whole or in part, at any time on or after April 1, 2012 at the redemption prices set forth in this prospectus. In addition, at any time prior to April 1, 2012, we may redeem some or all of the senior subordinated notes at a price equal to 100% of the principal amount of the senior subordinated notes plus a make-whole premium and accrued and unpaid interest to the redemption date, in each case, as described in this prospectus under “Description of Senior Subordinated Notes—Optional redemption.” We may also, at any time prior to April 1, 2010, redeem up to 35% of the aggregate principal amount of the senior subordinated notes with the net proceeds of certain equity offerings at the redemption prices set forth in this prospectus. See “Description of Senior Subordinated Notes—Optional redemption.”

Mandatory Offer to Purchase	If we sell certain assets without applying the proceeds in a specified manner, or experience certain change of control events, each holder of senior notes or senior subordinated notes, as applicable, may require us to purchase all or a portion of its notes at the purchase prices set forth in this prospectus, plus accrued and unpaid interest and special interest, if any, to the purchase date. See “Description of Senior Notes—Repurchase of Senior Notes at the option of Holders” and “Description of Senior Subordinated Notes—Repurchase of Senior Subordinated Notes at the option of Holders.” Our senior secured credit facilities or other agreements may restrict us from repurchasing any of the notes, including any purchase we may be required to make as a result of a change of control or certain asset sales. See “Risk Factors—Risks Relating to the Notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures governing the notes.”

Certain Covenants	The indentures governing the notes contain covenants that impose significant restrictions on our business. The restrictions that these covenants place on us and our restricted subsidiaries include limitations on our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional indebtedness or issue disqualified stock or preferred stock;

• create liens;

• pay dividends or make other restricted payments;

• make investments;

• sell assets;

• in the case of the senior notes only, enter into sale and leaseback transactions;

• create restrictions on the payment of dividends or other amounts to us from restricted subsidiaries that are not guarantors of the notes;

• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

• enter into transactions with our affiliates; and

• designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important exceptions and qualifications, which are described under “Description of Senior Notes” and “Description of Senior Subordinated Notes.”

Risk Factors	Investment in the notes involves certain risks. You should carefully consider the information in the “Risk Factors” section and all other information included in this prospectus before deciding to invest in the notes.

Summary Historical and Unaudited Pro Forma Consolidated Financial and Other Data

The following table presents summary historical financial information and other data. For the calendar years prior to the Acquisition, the financial information and other data is for Raytheon Aircraft, the Predecessor and is derived from the audited consolidated financial statements and accompanying notes thereto of the Predecessor included elsewhere in this prospectus. For the three months ended March 25, 2007, the financial information and other data is for the Predecessor and is derived from unaudited interim condensed consolidated financial statements prepared on the same basis as used in the audited consolidated financial statements of the Predecessor. The unaudited interim condensed consolidated financial statements for the three months ended March 25, 2007 are included elsewhere in this prospectus.

For periods after the Acquisition, the financial information and other data is for Hawker Beechcraft Acquisition Company, LLC (“HBAC”), the successor business, and is derived from the unaudited interim condensed consolidated financial statements of HBAC included elsewhere in this prospectus. In the opinion of our management, the financial statements of the successor reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of this data.

The following table also sets forth summary unaudited pro forma condensed combined financial data for the twelve months ended December 31, 2007, which has been derived from the unaudited pro forma condensed combined financial information set forth under “Unaudited Pro Forma Condensed Combined Financial Information” and give effect to the Acquisition as if it had occurred on the first day of the period presented. The pro forma condensed combined financial data is unaudited and is not necessarily indicative of what our financial position or operating results would have been had the Acquisition been completed as of the dates indicated and does not purport to represent what our financial position or operating results might be for any future period. The summary unaudited pro forma condensed combined financial data includes, in our management’s opinion, all adjustments necessary to fairly state the results of operations and the financial position of our business for the dates set forth in the table below and to give effect to the Acquisition and to include adjustments to our audited financial results to remove liabilities and assets included in the audited results but retained by Raytheon following the Acquisition. The following data should be read in conjunction with the audited consolidated financial statements and related notes included in this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this prospectus.

	SUCCESSOR		PREDECESSOR				Pro Forma
	Nine Months Ended December 31, 2007		Three Months Ended March 25, 2007	Years Ended December 31,			Year Ended December 31, 2007
(Dollars in millions)				2006	2005	2004
	Unaudited		Unaudited				Unaudited
Statements of Operations Data:
Sales	$2,793.4		$670.8	$3,095.4	$2,980.8	$2,665.8	$3,463.1
Costs and expenses:
Cost of sales	2,369.6		558.6	2,585.1	2,587.4	2,335.6	2,905.6
Selling, general and administrative expenses	205.4		59.5	211.0	197.6	188.4	267.6
Research and development expenses	70.1		21.3	83.2	73.0	78.0	91.4

Operating income	148.3		31.4	216.1	122.8	63.8	198.5
Intercompany interest expense, net	—		15.8	91.6	88.4	93.6	0.0
External interest expense (income), net	152.3		(0.9)	(14.6)	(14.2)	(11.1)	203.7
Other expense (income), net	1.0		(0.1)	(1.5)	(0.9)	(0.1)	0.9

Non-operating expense, net	153.3		14.8	75.5	73.3	82.4	204.6
(Loss) income before tax	(5.0)		16.6	140.6	49.5	(18.6)	(6.1)
(Benefit from) provision for income taxes	(5.8)		6.4	50.5	15.8	(9.5)	(6.5)

Net income (loss)	$0.8		$10.2	$90.1	$33.7	$(9.1)	$0.4

Other Data:
EBITDA(1)	$263.5		$53.3	$304.2	$208.2	$148.9	$350.7
Total aircraft deliveries	367		88	462	416	379	455
Backlog	$6,290.8		$3,937.0	$4,105.3	$2,891.1	$2,638.1	$6,290.8
Capital expenditures	$66.4		$27.3	$47.8	$42.0	$52.9	$93.7
Ratio of earnings to fixed charges(2)	0.97	x	—	—	—	—	0.97	x
Deficiency(2)	$5.0		—	—	—	—	6.1

	SUCCESSOR	PREDECESSOR
	As of December 31, 2007	As of December 31,
(Dollars in millions)		2006	2005	2004	2003

Balance Sheet Data:
Cash and equivalents	$569.5	$25.9	$25.7	$17.8	$13.9
Working capital(3)	$311.3	$804.4	$906.9	$878.3	$1,072.3
Property, plant and equipment, net	$655.7	$520.8	$547.0	$565.9	$575.0
Total assets	$4,675.2	$2,518.2	$2,624.5	$2,590.4	$2,717.6
Total debt(4)	$2,446.9	$—	$—	$—	$—

(1)	EBITDA represents net income before interest expense, income taxes, depreciation and amortization. We present EBITDA because we consider it to be an important supplemental measure of our performance and believe this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry with similar capital structures. We believe that EBITDA is an appropriate supplemental measure of debt service capacity. This is because cash expenditures for interest are, by definition, available to pay interest. In addition, tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases. Finally, depreciation and amortization are non-cash charges.

EBITDA has limitations as an analytical tool, however, and you should not consider EBITDA in isolation, or as a substitute for analysis of our results as reported under Generally Accepted Accounting Principles (“GAAP”). Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require us to make maintenance expenditures in the future, and EBITDA does not reflect any cash requirements for such replacements or expenditures; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or to meet our principal debt or interest obligations. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only in a supplemental manner. See the Consolidated Statements of Cash Flow included in our financial statements.

The following table reconciles the differences between net income (loss), the most comparable GAAP measure, and EBITDA:

	SUCCESSOR	PREDECESSOR				Pro Forma
	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Years Ended December 31,			Year Ended December 31, 2007
(Dollars in millions)			2006	2005	2004
	Unaudited	Unaudited				Unaudited
Net Income (Loss)	$0.8	$10.2	$90.1	$33.7	$(9.1)	0.4
(Benefit from) provision for income tax	(5.8)	6.4	50.5	15.8	(9.5)	(6.5)
Interest and other expense, net	153.3	14.8	75.5	73.3	82.4	204.6
Depreciation and amortization	115.2	21.9	88.1	85.4	85.1	152.2
EBITDA	$263.5	$53.3	$304.2	$208.2	$148.9	350.7

(2)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income tax plus fixed charges. Fixed charges consist of interest expense and a portion of operating rental expense that management believes is representative of the interest component of rental expense. For periods in which the ratio of earnings is less than 1.0, the amounts shown as Deficiency represent the additional earnings that would be necessary to raise the ratio to 1.0. For the Predecessor periods, the ratio of earnings to fixed charges is not meaningful, given the fact that debt was not held by the Predecessor business.
(3)	Working capital is defined as current assets (excluding cash and cash equivalents) less current liabilities (excluding current portion of long-term indebtedness). Certain balances in prior periods have been conformed to current presentation.
(4)	Total debt includes $1,290.3 million in outstanding principal on our senior secured credit facilities and $1,100.0 million of outstanding notes. Total debt also includes $56.6 million of short term notes payable related to a third party financing arrangement for the purchase of airplane engines.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in the notes. The risks described below are not the only risks we face. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect us and your investment. If any of these risks or uncertainties actually occurs, our business, financial condition and operating results could be materially adversely affected. In such case, you may lose all or part of your original investment.

Risks Related to the Notes and Our Indebtedness

Our substantial level of indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the notes.

We have substantial indebtedness. As of December 31, 2007, we have outstanding $2,446.9 million of total indebtedness, including $56.6 million of short-term obligations payable related to a third party financing agreement. In addition, our revolving credit facility permits additional borrowings of up to $400.0 million and we have up to $110.0 million of letter of credit issuances available under our synthetic letter of credit facility.

Our substantial indebtedness could have important consequences, including the following:

•	it may be more difficult for us to satisfy our obligations with respect to the notes;

•	our ability to obtain additional financing for working capital, debt service requirements, general corporate or other purposes may be impaired;

•	we must use a substantial portion of our cash flow to pay interest and principal on the notes and our other indebtedness, which will reduce the funds available to us for other purposes;

•	we may be vulnerable to economic downturns and adverse industry conditions;

•	our ability to capitalize on business opportunities and to react to pressures and changes in our industry as compared to our competitors may be compromised due to our high level of indebtedness; and

•	our ability to refinance our indebtedness, including the notes, may be limited.

In addition, the borrowings under our senior secured credit facilities bear interest at variable rates and other debt we incur could likewise be variable-rate debt. If market interest rates increase, variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we have entered into agreements designed to limit our exposure to higher interest rates, any such agreements may not offer complete protection from this risk.

In addition, prior to the repayment of the notes, we will be required to repay or refinance our senior secured credit facilities and, prior to the repayment of the senior subordinated notes, we will be required to repay or refinance the senior notes. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as:

•	sales of assets;

•	sales of equity; and/or

•	negotiations with our lenders to restructure the applicable debt.

Our senior secured credit facilities and the indentures governing the notes may restrict, or market or business conditions may limit, our ability to avail ourselves of some or all of these options.

Despite our current indebtedness level, we and our subsidiaries may still be able to incur substantially more debt, which could exacerbate the risks associated with our substantial indebtedness.

The terms of the indentures governing the notes permit us to incur substantial additional indebtedness in the future, including secured indebtedness. Any senior debt incurred by us would be senior to the senior subordinated notes and, if secured, effectively senior to the senior notes. If we incur any additional indebtedness that ranks equal to either the senior or the senior subordinated notes, the holders of that debt will be entitled to share ratably with the holders of the applicable notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. If new debt is added to our or our subsidiaries’ current debt levels, the related risks that we now face could intensify.

Our debt instruments, including the indentures governing the notes and our senior secured credit facilities, impose significant operating and financial restrictions on us. If we default under any of these debt instruments, we may not be able to make payments on the notes.

The indentures and our senior secured credit facilities impose significant operating and financial restrictions on us. These restrictions limit our ability to, among other things:

•	incur additional indebtedness or guarantee obligations;

•	repay indebtedness (including the notes) prior to stated maturities;

•	pay dividends or make certain other restricted payments;

•	make investments or acquisitions;

•	create liens or other encumbrances;

•	transfer or sell certain assets or merge or consolidate with another entity;

•	engage in transactions with affiliates; and

•	engage in certain business activities.

In addition to the restrictions listed above, our revolving credit facility requires us to meet a specified financial ratio test as of certain dates. Any of these provisions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities.

Our ability to comply with these provisions may be affected by events beyond our control, and an adverse development affecting our business could require us to seek waivers or amendments of covenants, alternative or additional sources of financing or reductions in expenditures. We cannot be certain that such waivers, amendments or alternative or additional financings could be obtained or, if obtained, would be on terms acceptable to us. In addition, the holders of the senior notes will have no control over any waivers or amendments with respect to any debt outstanding other than the debt contained in the indenture governing the senior notes, and the holders of the senior subordinated notes will have no control over any waivers or amendments with respect to any debt outstanding other than the debt contained in the indenture governing the senior subordinated notes. Therefore, we cannot be certain that even if the holders of the senior notes or senior subordinated notes, as applicable, agree to waive or amend the covenants contained in the respective indenture, the holders of our other debt will agree to do the same with respect to their debt instruments.

A breach of any of the covenants or restrictions contained in any of our existing or future financing agreements could result in a default or an event of default under those agreements. Such a default or event of default could allow the lenders under our financing agreements, if the agreements so provide, to discontinue lending, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies, and to declare all borrowings outstanding thereunder to be due and payable. In addition, the lenders could terminate any commitments they had made to supply us with further funds. If the lenders require immediate repayments, we may not be able to repay them and also repay the notes in full.

Your right to receive payment on the notes is effectively subordinated to the liabilities of our non-guarantor subsidiaries.

Not all of our subsidiaries guarantee the notes. For example, our foreign subsidiaries, certain immaterial subsidiaries and our subsidiaries that do not guarantee the senior secured credit facilities do not guarantee the notes. Creditors of our non-guarantor subsidiaries (including trade creditors) will generally be entitled to payment from the assets of those subsidiaries before those assets can be distributed to us. As a result, the notes will effectively be subordinated to the prior payment of all of the debts (including trade payables) of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Our subsidiaries that have their debt accelerated may not be able to repay such indebtedness. As of December 31, 2007, our non-guarantor subsidiaries had consolidated total liabilities (excluding intercompany liabilities of subsidiaries that are not guarantors) of approximately $15.5 million, including trade payables, and consolidated total assets of $36.7 million, which represented less than 1% of our and our subsidiaries’ consolidated total assets. In addition, for the fiscal year ended December 31, 2006, the non-guarantor subsidiaries had consolidated total revenue of $48.5 million, which represented 1.6% of our consolidated total revenue.

Your right to receive payments on the senior notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the senior notes are effectively subordinated to all our guarantors’ existing and future secured indebtedness.

The lenders under our senior secured credit facilities and any other permitted secured debt will have claims that are prior to the claims of holders of the senior notes to the extent of the value of the assets securing that other indebtedness. Our senior secured credit facilities are secured by liens on substantially all of our assets and the assets of the guarantors, and the senior notes are effectively subordinated to all that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, the lenders under our senior secured credit facilities will have a prior claim to those of our assets that constitute their collateral. Holders of the senior notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the senior notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the senior notes. As a result, holders of senior notes may receive less, ratably, than the lenders under our senior secured credit facilities.

Your right to receive payments on the senior subordinated notes are junior to our existing and future senior indebtedness, including borrowings under our senior secured credit facilities and the senior notes.

The senior subordinated notes and the related guarantees are contractually subordinated to all of our current and future senior indebtedness (other than trade payables), including our borrowings under our senior secured credit facilities and the senior notes, and all of our and the guarantors’ future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the senior subordinated notes and the related guarantees. As a result of such subordination, in the event of the bankruptcy, liquidation or dissolution of us or any subsidiary guarantor, our assets or the assets of the applicable subsidiary guarantor would be available to pay obligations under the senior subordinated notes and our other senior subordinated obligations only after all payments had been made on our senior indebtedness or the senior indebtedness of the applicable subsidiary guarantor. Sufficient assets may not remain after all of these payments have been made to make any payments on the senior subordinated notes and our other senior subordinated obligations, including payments of interest when due. In addition, all payments on the senior subordinated notes and the related guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the senior subordinated notes will participate with trade creditors and all other holders of our and the guarantors’ subordinated indebtedness in the assets remaining after we and the guarantors have repaid all of our senior debt. However, because the indenture governing the senior subordinated notes requires that amounts otherwise payable to holders of the senior subordinated notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the senior subordinated notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of senior subordinated notes may receive less, ratably, than the holders of our senior debt.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures governing the notes.

Upon the occurrence of a “change of control,” as defined in the indentures governing the notes, we must offer to buy back the notes at a price equal to 101% of the principal amount, together with accrued and unpaid interest, if any, to the date of the repurchase. Our failure to purchase, or give notice of purchase of, the senior notes or the senior subordinated notes, as applicable, would be a default under each of the indentures governing the notes, which would also be a default under our senior secured credit facilities. See “Description of Senior Notes—Repurchase of Senior Notes at the Option of Holders—Change of Control” and “Description of Senior Subordinated Notes—Repurchase of Senior Subordinated Notes at the Option of Holders—Change of Control.”

If a change of control occurs, it is possible that we may not have sufficient assets at the time of the change of control to make the required repurchase of notes or to satisfy all obligations under our senior secured credit facilities and the indentures governing the notes. In order to satisfy our obligations, we could seek to refinance the indebtedness under our senior secured credit facilities and the indentures governing the notes or obtain a waiver from the lenders or you as a holder of the notes. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all.

Certain restrictive covenants in the indentures governing the notes will be suspended if such notes achieve investment grade ratings.

Most of the restrictive covenants in the indentures governing the notes will not apply for so long as the senior notes or the senior subordinated notes, as applicable, achieve investment grade ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, and no default or event of default has occurred. If these restrictive covenants cease to apply, we may take actions, such as incurring additional debt, undergoing a change of control transaction or making certain dividends or distributions that would otherwise be prohibited under the applicable indenture. Ratings are given by these rating agencies based upon analyses that include many subjective factors. We cannot assure you that the senior notes or the senior subordinated notes will achieve investment grade ratings, nor can we assure you that investment grade ratings, if granted, will reflect all of the factors that would be important to holders of the senior notes or the senior subordinated notes, as applicable.

Certain private equity investment funds affiliated with GS Capital Partners VI, L.P. and Onex Partners II LP own a significant majority of our equity, and their interests may not be aligned with our note holders or creditors.

Private equity investment funds affiliated with GS Capital Partners VI, L.P. and Onex Partners II LP own substantially all of our equity. These private equity investment funds have the power, subject to certain exceptions, to direct our affairs and policies. A majority of the members of the HBI Board of Directors have been designated by these private equity investment funds. Through such representation on the HBI Board of Directors, they are able to substantially influence the appointment of management and entry into extraordinary transactions, including mergers and sales of assets.

The interests of GS Capital Partners VI, L.P. and Onex Partners II LP and their respective affiliates could conflict with the interests of the note holders or creditors. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of GS Capital Partners VI, L.P. and Onex Partners II LP as equity holders might conflict with the interests of the note holders or creditors. Affiliates of GS Capital Partners VI, L.P. and Onex Partners II LP may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, although such transactions might involve risks to the note holders or creditors. In addition, GS Capital Partners VI, L.P. and Onex Partners II LP or their respective affiliates may in the future own businesses that directly or indirectly compete with ours or are suppliers or customers of ours. For example, affiliates of Onex Partners II LP currently own a controlling interest in one of our suppliers.

Federal and state laws permit courts to void guarantees under certain circumstances.

The notes are guaranteed by our wholly-owned domestic subsidiaries that guarantee our senior secured credit facilities. The guarantees may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of our or one of our guarantors’ unpaid creditors. Under these laws, a court could void the obligations under the guarantee, subordinate the guarantee of the notes to that guarantor’s other debt or take other action detrimental to holders of the notes and the guarantees of the notes, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	issued the guarantee to delay, hinder or defraud present or future creditors;

•	received less than reasonably equivalent value or fair consideration for issuing the guarantee at the time it issued the guarantee;

•	was insolvent or rendered insolvent by reason of issuing the guarantee;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in a particular proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its indebtedness as it becomes due.

We cannot be sure as to the standard that a court would use to determine whether or not a particular guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee would not be voided or the guarantee would not be subordinated to the guarantor’s other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

There is no public market for the notes, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

The notes are a new issue of securities for which there is no existing trading market. Accordingly, we cannot assure you that a liquid market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell the notes will be favorable.

We do not intend to apply for listing or quotation of the notes on any securities or stock market, although our notes trade on the PORTAL Market. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

The notes were issued to, and we believe the notes are owned by, a relatively small number of beneficial owners. Goldman, Sachs & Co., or the Initial Purchaser, was an initial purchaser of the notes, pursuant to a purchase agreement among us, the guarantors, Goldman, Sachs & Co. and the other initial purchasers named therein, dated March 16, 2007. The Initial Purchaser has advised us that they presently intend to make a market in the notes as permitted by applicable law. However, the Initial Purchaser is under no obligation to do so and may cease their market-making at any time without notice. Accordingly, the market for the notes may cease to exist. Because we are an affiliate of the Initial Purchaser, the Initial Purchaser is required to deliver a current “market-maker” prospectus, such as this prospectus, and otherwise comply with the registration requirements of the Securities Act in connection with any secondary market sale of the notes, which may affect their ability to continue market-making activities. We have agreed to make a “market-maker” prospectus generally available to the Initial Purchaser to permit it to engage in market-making transactions. However, the registration rights agreements also provide that we may, for valid business reasons, allow the market-maker prospectus to cease to be effective and usable for a period of time set forth in the registration rights agreements or as otherwise acceptable to the market-maker. As a result, the liquidity of the secondary market for the notes may be materially adversely affected by the unavailability of a current “market-maker” prospectus.

Because each guarantor’s liability under its guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

The notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Furthermore, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, the notes will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Senior Notes” and “Description of Senior Subordinated Notes.”

Risks Relating to Our Business

Because our Predecessor’s historical financial information may not be representative of our results as a separate company, there is limited financial information on which to evaluate our business and an investment decision.

The historical financial information we have included in this report for periods prior to the Acquisition may not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented and may not be indicative of what our results of operations, financial position and cash flows will be in the future. As a result, there is limited information on which to evaluate our business and an investment decision. This is because:

•

when our business was owned by Raytheon, Raytheon provided various services and allocated expenses for services to RA in amounts that may not have been the same as the expenses we would have incurred had we performed or acquired these services ourselves;

•

the events and changes that have occurred as a result of our operations as a stand alone business, including the establishment of our capital structure, the incurrence of debt and changes in our expenses as a result of new employee, tax and other structures and matters are reflected only for the period following the Acquisition; and

•	the information provided for the periods prior to the Acquisition includes assets and liabilities that were not purchased or assumed as part of the Acquisition.

Our results of operations and financial condition could be adversely affected by a downturn in the general aviation and other aircraft markets or the general economic environment.

Our results of operations and financial condition depend on a number of factors, including matters affecting the economy generally, such as the availability and cost of fuel, and demand for new and used business jets, spare parts and maintenance. If there is a downturn in the general aviation and other aircraft markets due to such conditions, our results of operations and financial condition could be negatively impacted.

The products we sell are considered discretionary purchases, and our levels of sales have historically been tied to corporate and consumer spending levels, which are typically cyclical in nature. Our sales are significantly affected by the level of corporate spending which, in turn, is a function of the general economic environment. In a recessionary economy, corporate cash flows decrease, which typically leads to a decrease in demand for our products or postponement of planned purchases. The purchase of our products by consumers is discretionary, and therefore highly dependent upon the level of consumer spending. Accordingly, sales of our products may be adversely affected by an economic downturn, increases in consumer debt levels, uncertainties regarding future economic prospects or a decline in consumer confidence.

Moreover, aircraft customers, including sellers of fractional share interests, providers of charter services and dealers may respond to weak economic conditions by delaying delivery of orders or canceling orders. We subsequently could experience declining sales of aircraft and increases in aircraft inventories and costs as well as declining levels of customer deposits on general aviation aircraft. Weakness in the economy may also result in fewer hours being flown on existing aircraft and, consequently, lower demand for spare parts and maintenance services. Weak economic conditions may also cause reduced demand for used business jets. Aircraft we accept on trade-in could be subject to reductions in the fair market value while in our inventory.

The investment of our cash balance is subject to risks which may cause losses and affect the liquidity of these investments.

We hold our cash in a variety of investment grade, liquid, AAA rated money market instruments denominated in U.S. dollars. If the carrying value of our investments exceeds the fair value and the decline in fair value is deemed to be other-than-temporary, we will be required to write down the value of our investments, which could materially harm our results of operations and financial conditions. With the current unstable credit environment, we might incur significant realized, unrealized or impairment losses associated with these investments. Fair market value of our investments is determined on a daily basis based on market prices.

Inclement weather conditions during the last quarter of the calendar year, when we typically have our peak deliveries, could adversely affect our financial results

Historically, our peak deliveries have occurred during the last quarter of the calendar year. Inclement weather conditions during that time of year may limit our ability to conduct necessary pre-delivery flight tests, which may delay our deliveries and adversely affect our financial results.

A significant decline in business with NetJets could adversely affect our business and financial results.

Currently, NetJets is the largest customer in our Business and General Aviation segment. For the nine months ended December 31, 2007, less than 10% of our aircraft sales were made to NetJets. As of December 31, 2007, a significant percentage of our backlog was with NetJets. Our contracts with NetJets permit it to terminate the contracts or cancel any or all aircraft orders at any time, subject to payment of liquidated damages under certain circumstances. A significant reduction in purchases by NetJets could have a material adverse effect on our financial condition, results of operations and cash flows. If NetJets: (1) experiences a decrease in requirements for the products that we supply to it; (2) experiences a major disruption in its business or a decrease in orders from its customers; (3) suffers operational or financial difficulties; or (4) becomes dissatisfied with the level and/or quality of service we provide, our business, financial condition and results of operations could be materially adversely affected.

Our JPATS contracts expose us to the inherent risks of fixed price contracting, and future contracts under the JPATS program are not guaranteed.

We manufacture aircraft for the U.S. Air Force and the U.S. Navy. We provide some of our products and services to governments through long-term contracts in which the pricing terms are fixed based on certain production volumes. For the nine months ended December 31, 2007, approximately 9% of our revenues were derived from the JPATS contract and a further 2% was derived from other U.S. Government contracts. Government programs such as the JPATS program are generally implemented by the award of multi-year contracts in which the pricing for future years’ procurements by the government is negotiated under fixed price contracts and segregated into individual lots to be exercised on an annual basis. The award of these future lots is subject to future Congressional appropriations. Congress generally appropriates funds on a fiscal year basis even though a program extends for more than one year. Consequently, programs are often only partially funded at any one time, and additional funds are committed only as Congress makes further appropriations. U.S. Government contracts under such a program are subject to termination or adjustment if appropriations for such program are not available or change. In addition, U.S. Government contracts, including the JPATS contract, generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. Government’s convenience as well as termination for default based on performance. Upon termination for convenience, we are generally entitled to compensation only for work done and commitments made at the time of termination. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders. Furthermore, on contracts for which we are a subcontractor and not the prime contractor, the U.S. Government could terminate the prime contract for convenience or otherwise, irrespective of our performance as a subcontractor.

The termination of one or more large contracts, whether due to lack of funding, for convenience, or otherwise, or the occurrence of delays, cost overruns and product failures in connection with one or more government contracts, could negatively impact our results of operations and financial condition. Furthermore, we can give no assurance that we would be able to procure new U.S. Government contracts to offset the revenues lost as a result of any termination of our current U.S. Government contracts. Substantially all of our Trainer Aircraft segment sales are from our JPATS contract. A termination of the JPATS contract would substantially reduce future sales in this segment.

The original JPATS contract was for Lots 1-8 and was competitively awarded under Federal Acquisition Regulations (“FAR”) Part 15 and changed for Lots 9-13 to a commercial FAR Part 12 contract. Our new contract covering Lots 14-16 has been deemed to be a “sole-source” procurement and subject to full FAR Part 15 requirements. This government mandated change from commercial FAR Part 12 to sole source FAR Part 15 will likely result in less favorable payment terms, a requirement to negotiate program cost and profit margins within prescribed limits, and greater government oversight.

We are about to complete negotiations with respect to lots 14-16. Since this contract, similar to the original contract, will be a fixed price contract, we will bear the risk that increased or unexpected costs may reduce our profit margins or cause us to sustain losses on the contract. We must fully absorb cost overruns, notwithstanding the difficulty of estimating all of the costs we will incur in performing these contracts and in projecting the ultimate level of sales that we may achieve. Our failure to anticipate technical problems, estimate delivery reductions, estimate costs accurately, or control costs during performance of a fixed price contract may reduce the profitability of a contract or cause a loss.

We operate in a very competitive business environment.

The general aviation industry is highly competitive and we encounter competition in both domestic and foreign markets. The highly competitive nature of our industry means we are continually subject to the risk of loss of our market share, loss of significant customers, reduction in margins, the inability for us to gain market share or acquire new customers, and difficulty in raising our prices. We currently compete with five major competitors in the general aviation market: Cessna Aircraft Company, Bombardier Aerospace, Gulfstream Aerospace Corporation, Dassault Falcon Jet Corp. and Embraer-Empresa Brasileira de Aeronautica, S.A. All of our competitors are part of larger, more diversified companies. Since these competitors are each part of a larger entity, they may have access to more resources then we do. The larger size of these competitors may provide lower cost of capital, the ability to sustain a prolonged downturn in the industry or general economy, more funds for investment in development of new products and more resources in general. These competitors may have less debt than we have and may be better able to withstand changes in market conditions within the industry. For these reasons, we may not be able to compete successfully against such competitors or future entrants into the general aviation markets in which we compete, which could have a material adverse effect on our business, financial condition and results of operations.

We are at risk of losses and adverse publicity stemming from any accident involving aircraft for which we hold design authority.

If one of our manufactured aircraft were to crash or be involved in an accident, we could be exposed to significant liability. We are currently involved in various litigation matters stemming from such incidents. Our retained maximum liability, after considering purchased insurance coverage, for these matters is currently set at $5 million per occurrence and $20 million per fiscal year. Our insurance coverage may not be adequate to cover all possible losses that may arise in the event of an accident involving one of our manufactured products. In the event that our insurance is not adequate, we may be forced to bear substantial losses. In addition, any accident involving one of our manufactured aircraft could create a public perception that our aircraft are not safe or reliable, which could harm our reputation and have a negative impact on our business, financial condition and results of operations.

The General Aviation Revitalization Act of 1994 ("GARA") provides a "statute of repose" which, in the context of aviation litigation, operates to limit the time a lawsuit can be filed against an aircraft manufacturer. GARA bars lawsuits against a manufacturer of aircraft or aircraft components once the product has been in service for eighteen years. Such limitations on liability, however, are dependent upon the facts and circumstances surrounding the incident giving rise to liability. GARA does not, for instance, apply if the aircraft was engaged in a scheduled passenger flight and may not apply in certain air medical services operations. RA has manufactured certain aircraft that remain in use in scheduled passenger and other operations, including the King Air 1900, that may not be covered by GARA. In addition, as part of the Acquisition, we retained the type certification for the King Air 1900. As a result, if any of these aircraft were to crash or be involved in an accident, we could be exposed to liability and may not have a defense under GARA.

Furthermore, accidents and incidents involving one of our manufactured aircraft may prompt the FAA to issue airworthiness directives or other notices regarding the aircraft, and we have received such airworthiness directives previously. Publication of an FAA airworthiness directive or notice could create a public perception that a particular Hawker Beechcraft aircraft is not safe, reliable, or suitable for an operator’s needs. This perception could result in a claim being filed against us or lost future sales, or both. In addition, the FAA could require design modifications causing us to incur significant expenditures altering an aircraft design, altering aircraft in production and altering fielded aircraft. FAA airworthiness directives are typically followed by similar regulatory requirements in other countries where affected aircraft are certified. The publication of an airworthiness directive or notice by the FAA could lead to a decline in revenues and have a negative impact on our business, financial condition and results of operations.

The outcome of litigation in which we have been named as a defendant is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial position, results of operations and liquidity.

We are defendants in a number of litigation matters and are subject to various other claims, demands and investigations. These matters may divert financial and management resources that would otherwise be used to benefit our operations. No assurances can be given that the results of these matters will be favorable to us. An adverse resolution or outcome of any of these lawsuits, claims, demands or investigations could have a negative impact on our business, financial condition, results of operations and liquidity.

Under the purchase agreement relating to the Acquisition, Raytheon has retained liability for product liability claims relating to occurrences after April 1, 2001 until closing of the Acquisition. However, to the extent that Raytheon fails to uphold their agreements under the contract, we could be adversely affected. We retain liability for claims relating to occurrences prior to April 1, 2001, subject to limited exceptions covering specific liabilities retained by Raytheon.

We incur risks associated with our aircraft programs.

The principal markets in which our businesses operate experience changes due to the introduction of new technologies. To meet our customers’ needs in these businesses, we must continuously design new products, update existing products and services, and invest in and develop new technologies. New programs with new technologies typically carry risks associated with design responsibility, FAA mandated certification requirements, development of new production tools, hiring and training of qualified personnel, increased capital and funding commitments, delivery schedules and unique contractual requirements, supplier performance, and our ability to accurately estimate costs associated with such programs. Our competitors may also develop products that are superior to our products or may adapt more quickly than us to new technologies or evolving customer requirements. Technological advances by our competitors may lead to new manufacturing techniques to manufacture their products and may make it more difficult for us to compete. In addition, any new aircraft program may not generate sufficient demand or may be subject to technological problems or significant delays in the regulatory certification or manufacturing and delivery schedule, and the costs of these new aircraft programs may exceed our expectations. If we were unable to manufacture products at our estimated costs or if a new program in which we had made a significant investment is subject to weak demand, delays or technological problems, our business, financial condition and results of operations could be materially adversely affected.

There are a number of risks inherent in our new platform and derivative aircraft introductions that could negatively affect our sales and operating income. Also, introduction costs and manufacturing inefficiencies may be greater than anticipated, which could impact our profitability. In this regard, we expect to begin deliveries of our new Hawker 4000 in the near term. As this aircraft has no operating history, its reliability, dependability and operations remain unknown. We have also entered into fixed price maintenance and dispatch reliability contracts for this aircraft and, because it has no operating history, we may underestimate the actual costs of maintenance or the aircraft’s dispatch reliability. In addition, the commercial delivery schedule remains subject to change and is dependent upon receipt of a production certificate from the FAA. While we cannot predict the outcome of decisions by the FAA, we currently expect to receive final approval to allow us to commence commercial deliveries of the Hawker 4000 in the near term. There is a risk that a delay in production or delivery or our ability to obtain equivalent foreign certifications may cause customers to cancel their orders for the Hawker 4000.

Our operations depend on our ability to maintain continuous, uninterrupted production at our manufacturing facilities. Our production facilities are subject to physical and other risks that could disrupt production.

Our manufacturing facilities could be damaged or disrupted by a natural disaster, war, terrorist activity or sustained mechanical failure. Although we have obtained property damage and business interruption insurance in amounts determined sufficient by management, a major catastrophe, such as a fire, flood, tornado or other natural disaster at any of our sites, war or terrorist activities in any of the areas where we conduct operations or the sustained mechanical failure of a key piece of equipment could result in a prolonged interruption of all or a substantial portion of our business. Any disruption resulting from these events could cause significant delays in shipments of products and the loss of sales and customers. We may not have insurance to adequately compensate us for any of these events. A large portion of our operations is conducted in facilities in Wichita and Salina, Kansas, and in Little Rock, Arkansas, and any significant damage or disruption to these facilities in particular would materially adversely affect our ability to manufacture and deliver aircraft and parts to our customers.

Any significant disruption in our supply from key vendors could delay production and adversely affect our sales.

We are highly dependent on the availability of essential materials and purchased components from our suppliers, some of which are available only from a sole source or limited sources. Moreover, we are dependent upon the ability of our suppliers to provide material and components that meet specifications, quality standards and delivery schedules. Our suppliers’ failure to provide expected raw materials or component parts that meet our specifications could adversely affect production schedules and contract profitability. A significant portion of components in each of our aircraft designs, especially major systems such as engines and avionics, are co-developed with our suppliers and, therefore are often sole-sourced with that supplier.

Our continued supply of materials is subject to a number of risks including:

•	the destruction of our suppliers’ facilities or their distribution infrastructure;

•	a work stoppage or strike by our suppliers’ employees;

•	the failure of our suppliers to provide materials of the requisite quality or in compliance with specifications;

•	the failure of essential equipment at our suppliers’ plants;

•	the failure of our foreign suppliers to satisfy U.S. import or export control laws for goods that we purchase from such suppliers;

•	the failure of suppliers to meet regulatory standards;

•	the failure, shortage or delays in the delivery of supply of raw materials to our suppliers;

•	contractual amendments and disputes with our suppliers; and

•	inability of second tier suppliers to perform as required.

For example, during the third quarter of 2007, deliveries of both the Premier 1A and the T-6A were delayed due to issues related to supplier compliance with part specifications. Deliveries of the Premier resumed in October 2007. We are working with the supplier and the various regulatory agencies on the T-6 matter, and anticipate resuming deliveries in the near term.

In addition, contracts with certain of our suppliers for raw materials and other goods are short-term contracts. We cannot be certain that these suppliers will continue to provide products to us at attractive prices or at all, or that we will be able to obtain such products in the future from these or other providers on the scale and within the time periods we require. Our foreign suppliers must also comply with U.S. import/export control laws. Any failure to comply with such laws may delay or halt supplier production or shipments of goods. If we are not able to obtain key products on a timely basis and at affordable costs, or we experience significant delays or interruptions of supply, our business, financial condition and results of operations could be materially adversely affected.

Further, the FAA prescribes standards and qualification requirements for aerostructures, including virtually all general aviation products, with which our suppliers must comply. We cannot be certain that our suppliers will be able to comply, and failure to do so may cause shortages or delays. We cannot be certain that substitute raw materials or component parts will be available to us or will meet the strict specifications and quality standards that we, our customers and the U.S. Government impose. Often, our certification from the FAA relates to a specific part from a specific supplier. If we were required to certify replacement parts from a new vendor, the certification process could materially delay production and adversely affect our business, financial condition and results of operations.

Increases in labor costs, potential labor disputes and work stoppages at our facilities could materially adversely affect our financial performance.

Our financial performance is affected by the availability of qualified personnel and the cost of labor. Approximately half of our workforce is represented by unions and is covered by a collective bargaining agreement which expires on August 3, 2008. If our workers were to engage in a strike, work stoppage or other slowdown, we could experience a significant disruption of our operations that could cause us to be unable to deliver products to our customers on a timely basis and could result in a breach of our sales or supply agreements. This could result in a loss of business and an increase in our operating expenses, which could have a material adverse effect on our business, financial condition and results of operations. In addition, our non-unionized labor force may become subject to labor union organizing efforts, which could cause us to incur additional labor costs and increase the related risks that we now face.

Our business will suffer if we are unable to recruit and retain highly skilled staff.

The success of our business is highly dependent upon our ability to continue to recruit, train and retain skilled employees, particularly skilled engineers. The market for these personnel resources is highly competitive. We may be unsuccessful in attracting and retaining the engineers we need at economically competitive prices or at all, and, in such event, our business could be materially adversely affected. Our inability to hire new personnel with the requisite skills could impair our ability to provide products to our customers or to manage our business effectively.

We are subject to government regulation, and our business may be materially adversely affected if we lose our government, regulatory or industry approvals, if more stringent government regulations are enacted or if industry oversight is increased.

The FAA prescribes standards and qualification requirements for aerostructures, including virtually all general aviation products. The FAA further regulates virtually all aviation services, such as maintenance, training, and the operation of aircraft. Comparable agencies, including but not limited to the European Aviation Safety Agency (“EASA”), in Europe, regulate these matters in other countries. If we fail to qualify for or obtain a required license for one of our products or services or lose a qualification or license previously granted, the sale of the subject product or service would be prohibited by law until such license is obtained or renewed and our business, financial condition and results of operations could be materially adversely affected. In addition, designing new products to meet existing regulatory requirements and retrofitting existing products to comply with new regulatory requirements can be expensive and time consuming.

From time to time, the FAA, the EASA or comparable agencies propose new regulations or changes to existing regulations. These regulations, if adopted, could cause us to incur significant additional costs to achieve compliance.

Further, our business could be materially adversely affected if the U.S. Government enacts new regulation in the form of “user fees” or other tax regulation on our products or their use. Our products are generally considered discretionary goods and are not currently subject to “user fees” or other excess taxation. If the U.S. Government were to institute new taxes on the operation or use of our products, the attractiveness of general aviation as an alternative to commercial airfare could be affected and demand for our products may decrease, which could have a material adverse effect on our business, financial condition and results of operations.

Certain contracts, primarily related to our special mission business, are classified contracts. Because one of our principal shareholders is a Canadian entity, we are in discussions with the Defense Security Service, an agency of the DOD, regarding the implementation of a suitable foreign ownership, control or influence (“FOCI”) mitigation arrangement under the National Industrial Security Program Operating Manual. A FOCI arrangement is necessary in order for us and/or our affiliates to be able to continue to maintain the requisite security clearances to complete performance under these contracts. Failure to reach and/or maintain an appropriate agreement with DOD regarding the appropriate FOCI mitigation arrangement could result in invalidation or termination of the security clearances, which in turn would mean that we would not be able to enter into future classified contracts, and may result in the loss of our ability to complete our existing classified contracts.

We are subject to regulation of our technical data and goods under U.S. export control laws.

We are also regulated by the International Traffic in Arms Regulations administered by the U.S. Department of State, and the Export Administration Regulations administered by the U.S. Department of Commerce. Collaborative agreements that we may have with foreign persons, including manufacturers and suppliers, are also subject to U.S. export control laws. In addition, we are subject to trade sanctions against embargoed countries, administered by the Office of Foreign Assets Control within the U.S. Department of the Treasury.

A determination that we have failed to comply with one or more of these export controls or trade sanctions could result in civil or criminal penalties, including the imposition of fines upon us as well as the denial of export privileges and debarment from participation in U.S. Government contracts. Delays or disapproval of export or import licenses or agreements could delay production and adversely affect our financial condition. Additionally, restrictions may be placed on the export of technical data and goods in the future as a result of changing geo-political conditions. Any one or more of such sanctions could have a material adverse effect on our business, financial condition and results of operations.

We are subject to strict environmental laws and regulations that may lead to significant, unforeseen expenses.

Our operations are subject to the requirements of federal, state, local, European and other foreign environmental and occupational health and safety laws and regulations, the violation of which can result in substantial costs and liabilities, including material civil and criminal fines and penalties. Such requirements include those pertaining to pollution; the protection of human health and the environment; air emissions; wastewater discharges; occupational safety and health; and the generation, handling, treatment, remediation, use, storage, transport, release of and exposure to, hazardous substances and wastes. We have incurred and will continue to incur costs and capital expenditures to comply with these environmental requirements and to obtain and maintain all necessary permits. Any failure by us to comply with such laws and regulations could subject us to significant civil or criminal fines and penalties and other liabilities. In addition, if we were convicted of a violation of certain of these laws or regulations (including the

Clean Air Act and the Clean Water Act), we, or one of our subsidiaries, could be placed by the U. S. Environmental Protection Agency (the “EPA”) on the “Excluded Parties List” maintained by the Government Services Administration. The listing would continue until the EPA concluded that the cause of the violation had been cured. Facilities at which the violation occurred cannot be used in performing any U.S. Government contract awarded during any period of listing by the EPA, and pre-existing contracts may be terminated by the government once a facility is listed. In addition, this prohibition can also extend to other facilities that are owned or operated by a convicted person.

Under certain of these laws and regulations, such as the federal Superfund statute, the obligation to investigate and remediate contamination at a facility may be imposed on current and former owners or operators or on persons who may have sent waste to that facility for disposal. Liability under these laws and regulations may be without regard to fault or to the legality of the activities giving rise to the contamination. Contamination has been identified at some of our facilities, and we have incurred, and will continue to incur, costs to investigate and remediate these conditions. In connection with such contamination, we may also be liable for natural resource damages, government penalties and claims by third parties for personal injury and property damage. In addition, we may incur liabilities in connection with any future environmental contamination or any previously unknown but currently existing environmental conditions at our facilities. The costs of investigation, remediation and other costs with respect to identified environmental conditions, including conditions at offsite disposal locations with respect to which we have been notified of potential liability, could be significant.

Under the purchase agreement with Raytheon, subject to certain conditions, Raytheon is obligated to indemnify us for a number of categories of environmental liabilities, including liabilities relating to contamination at, and waste disposal sites used by, facilities that the RA formerly owned or operated. We cannot be certain, however, that Raytheon will satisfy its indemnification obligations in whole or in part. If Raytheon fails to comply with its indemnity obligations, we could become subject to significant liabilities.

In addition, environmental laws and regulations, and the interpretation or enforcement of these laws and regulations, are constantly evolving and it is impossible to predict accurately the effect that changes in these laws and regulations, or their interpretation or enforcement, may have upon our business, financial condition or results of operations. Should environmental laws and regulations, or their interpretation or enforcement, become more stringent, the costs of compliance could increase. If we cannot pass along future cost increases to our customers, any such increases may have an adverse effect on our business, financial condition or results of operations.

We derive a significant portion of our revenues from direct and indirect sales outside the United States and are subject to the risks of doing business in foreign countries.

We derive a significant portion of our revenues from sales to customers outside the United States. For the nine months ended December 31, 2007, direct sales to our non-U.S. customers accounted for approximately 39% of our combined revenues. We expect that our international sales will continue to account for a significant portion of our revenues for the foreseeable future and may increase over time. As a result, we are subject to risks of doing business internationally, including:

•	changes in regulatory requirements;

•	domestic and foreign government policies, including requirements to expend a portion of program funds locally and governmental industrial cooperation requirements;

•	the necessity and complexity of using foreign employees, representatives and consultants;

•	fluctuations in foreign exchange rates;

•	lack of intellectual property protection in foreign jurisdictions;

•	imposition of tariffs or embargoes, export controls and other trade restrictions;

•	the difficulty of management and operation of an enterprise spread over various countries;

•	compliance with a variety of foreign laws and taxation policies, as well as U.S. laws affecting the activities of U.S. companies abroad; and

•

economic and geo-political developments and conditions, including international hostilities, political instability, acts of terrorism and governmental reactions, inflation, trade relationships and military and political alliances.

While these factors or the impact of these factors are difficult to predict, any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

In order to sell many of our products outside of the United States, we must first obtain licenses and authorizations from various government agencies. For certain sales of defense equipment and services to foreign governments, the U.S. Department of State must notify Congress at least 15 to 30 days, depending on the size and location of the sale, prior to authorizing these sales. During that time, Congress may take action to block the proposed sale. We can give no assurance that we will continue to be successful in obtaining the necessary licenses or authorizations or that Congress will not prevent certain sales. Our inability to sell products outside of the United States could materially adversely affect our business, financial condition and results of operations.

We are subject to fluctuations in the rate of exchange between U.S. dollars and foreign currencies, particularly U.K. pound sterling.

Essentially all of our sales are generated in U.S. dollars; however, a significant component of our aircraft production cost on certain models is contracted with suppliers in U.K. pound sterling. We enter into foreign currency forward contracts with commercial banks to fix the dollar value of commitments to these suppliers; however, our existing foreign currency forward contracts may not cover the total value of foreign currency payments we are obligated, or may become obligated, to make. Therefore, we could be adversely affected by a weakening of the U.S. dollar relative to foreign currencies, particularly the U.K. pound sterling.

We accept used aircraft as trade-ins from our customers and may be required to accept trade-ins at a financial loss.

In connection with the signing of a purchase contract for new aircraft, we may agree to accept a trade-in aircraft from our customer as partial consideration of the purchase price. We attempt to value trade-ins at levels that will enable us to sell the used aircraft within 60 to 90 days of the trade-in. When we experience long delays between signing of a purchase contract and actual delivery of the aircraft, we may be required to accept trade-ins at prices that are above the then-market price of the trade-in aircraft, which would result in lower gross margins at the time of the new aircraft sale.

Any future decrease in the market value of the aircraft we accept on trade-in could cause us to incur charges to income. We cannot be certain that then-prevailing market conditions would enable us to resell or lease the underlying used aircraft at its anticipated fair value or in a timely manner. Consequently, our practice of accepting trade-ins of aircraft from our customers could reduce our cash flow and income in a particular year.

Trade-in activity varies significantly by aircraft model and sales channel. Depending on the model of new aircraft sold, approximately 29% to 55% of direct single retail aircraft sold by us and RA over the last five years involved a trade-in of an aircraft.

We must assess the value of used aircraft and aircraft materials and parts, which requires significant judgment, and changes in the value of such items could adversely affect our future financial results.

The valuation of used aircraft in inventory, which are stated at cost, but not in excess of realizable value, requires significant judgment. As part of our assessment of realizable value, we evaluate many factors, including current and future market conditions, the age and condition of the aircraft and availability levels of the aircraft in the market. In addition, the valuation of aircraft materials and parts that support our worldwide fleet of aircraft, which are stated at cost, but not in excess of realizable value, also requires significant judgment. As part of our assessment of realizable value, we evaluate many factors, including the expected useful life of the aircraft, some of which have remained in service for up to 75 years. Furthermore, we assume an orderly disposition of both used aircraft and aircraft materials and parts in connection with our assessments of realizable value. Changes in market or economic conditions and changes in products or competitive products may adversely impact the future valuation of used aircraft and aircraft materials and parts and such changes in valuation could materially adversely affect our business, financial condition and results of operations.

Our business could be adversely affected by a negative audit by the U.S. Government.

As a government contractor we are subject to routine audits and investigations by U.S. Government agencies such as the Defense Contract Audit Agency (the “DCAA”). These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The DCAA also reviews the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed or must be refunded if already reimbursed. Moreover, private individuals may bring qui tam, or “whistle blower” suits, under the False Claims Act, which permits a private individual to bring a claim on behalf of the U.S. Government to recover payments made as a result of a false claim. Such individuals may receive a portion of amounts recovered on behalf of the U.S. Government. If an audit, alleged whistle blower or other activity results in discovery of improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, which may include: termination of contracts; forfeiture of profits; suspension of payments;

fines; and suspension or prohibition from doing business with the U.S. Government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us.

We use estimates in accounting for certain contracts and changes in our estimates could adversely affect our financial results.

Revenue recognition for certain of our contracts requires judgment relative to estimating total sales and costs at completion. Due to the size and nature of these contracts, the estimating process is complicated. Because of the significance of the judgments and estimation processes, it is likely that materially different amounts could be recorded if we used different assumptions. Changes in underlying assumptions, circumstances or estimates may materially adversely affect our business, financial condition and results of operations.

Our business operations could be negatively impacted if we fail to adequately protect our intellectual property rights or if third parties claim that we are in violation of their intellectual property rights.

We rely on a combination of trademarks, copyrights, patents, non-patented proprietary know-how, trade secrets and other proprietary information. We employ various methods to protect our proprietary information, including confidentiality agreements, invention assignment agreements and proprietary information agreements with vendors, employees, contractors, distributors, consultants and others. However, these agreements may be breached. In addition, we hold U.S. and foreign trademarks and patents relating to a number of our products and have additional trademark and patent applications pending. We also apply for patents in the ordinary course of our business, as we deem appropriate. However, these precautions offer only limited protection, and our proprietary information may become known to, or be independently developed by, competitors, patent or trademark applications might not be issued, or our proprietary rights in intellectual property may be challenged, any of which could have a material adverse effect on our business, financial condition and results of operations. Additionally, our existing or future patents, if any, may not afford us significant competitive advantage, and we cannot be certain that any patent application will result in an issued patent or that our patents will not be circumvented, invalidated or declared unenforceable.

Our operating results and financial condition could be adversely affected if we become involved in intellectual property litigation. If we were to lose any such litigation, a court or a similar foreign governing body could invalidate or render unenforceable our owned or licensed patents, require us to pay significant damages, cause us to seek licenses and/or pay royalties to third parties, require us to redesign our products, or prevent us from manufacturing, using or selling our products. Any of those events could have an adverse effect on our results of operations and financial condition. The defense and prosecution of intellectual property suits and proceedings before the U.S. Patent and Trademark Office or its foreign equivalents are costly and time consuming. Intellectual property litigation relating to our products could cause our customers or potential customers to defer or limit their purchase or use of the affected products until resolution of the litigation.

Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act may adversely affect us.

The Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the Securities and Exchange Commission that are now applicable to us have increased the scope, complexity and cost of our corporate governance, reporting and disclosure practices. We expect to experience greater outside and internal costs as a result of our continuing efforts to comply with the Sarbanes-Oxley Act, including provisions that are not currently applicable to us but will become so.

We are currently not required to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until the end of 2008. We believe that we will be able to timely meet our obligations under Section 404 and that our management will be able to certify as to the effectiveness of our internal control over financial reporting. However, we may identify deficiencies or material weaknesses that we cannot remedy in a timely manner. In such event, we may be unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls over financial reporting.

We are a holding company.

We are a holding company and we conduct substantially all of our operations through our subsidiaries. Consequently, we do not have any income from operations and do not expect to generate income from operations in the future. As a result, our ability to meet our debt service obligations, including our obligations under the notes, substantially depends upon our subsidiaries’ cash flows and payment of funds to us by our subsidiaries as dividends, loans, advances or other payments. In addition, the payment of dividends or the making of loans, advances or other payments to us may be subject to regulatory or contractual restrictions.

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by Goldman, Sachs & Co. in market-making transactions. We will not receive any of the proceeds from such transactions.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2007. The information in this table should be read in conjunction with “Selected Historical Consolidated Financial and Other Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the consolidated financial statements and related notes thereto included elsewhere in this document.

As of December 31, 2007
(Dollars in millions)	(Audited)
Cash and cash equivalents	$569.5

Senior secured credit facilities
Revolving credit facility(1)	$—
Term loan	1,290.3
Outstanding notes(2)	1,100.0
Other debt(3)	56.6

Total debt	2,446.9
Total equity	1,004.4

Total capitalization	$3,451.3

(1)	Total availability of $400.0 million. Excludes $110.0 million of available letter of credit issuances under a synthetic letter of credit facility.
(2)	Consists of $1,100.0 million of senior fixed rate notes, senior PIK-election notes and senior subordinated notes.
(3)	Other debt includes $56.6 million of short term notes payable related to a third party financing arrangement.

THE ACQUISITION

On December 20, 2006, HBI entered into an agreement with Raytheon Company and certain of its affiliates to purchase all of the outstanding membership interests of Raytheon Aircraft Acquisition Company, LLC (which has been renamed Hawker Beechcraft Acquisition Company, LLC) and substantially all of the assets of Raytheon Aircraft Services Limited. The Acquisition was consummated on March 26, 2007. The adjusted purchase price for the Acquisition was $3,218.0 million, net of $5.0 million cash acquired, including certain post-closing purchase price adjustments. The Acquisition was financed with the proceeds from the offering of the outstanding notes, borrowings under our senior secured credit facilities and equity contributions to HBI by affiliates of the Equity Sponsors and certain members of management.

Stock Purchase Agreement and Asset Purchase Agreement

The stock purchase agreement and the asset purchase agreement contain customary representations, warranties and covenants for acquisition transactions of similar type and size. In addition, Raytheon agreed to indemnify us from and against, among other things, all claims, losses, damages and costs arising out of:

•	any liability of Raytheon or any of its affiliates that is not a liability of the companies being acquired or their subsidiaries;

•	certain retained liabilities; and

•	certain environmental liabilities.

Raytheon also agreed to indemnify us from and against all claims, losses, damages and costs attributable to breaches of the representations and warranties made by Raytheon and its subsidiaries in the stock purchase agreement and the asset purchase agreement that exceed, in the aggregate, 1% of the purchase price, and up to a maximum of $200.0 million.

Distribution Services Agreement and Master Services Agreement

We have agreed that certain of our subsidiaries will act as distributors of parts and other materials used by customers of certain Raytheon subsidiaries in commuter aircraft designated as Model 1900 and Model 99 and that our subsidiaries will perform certain other services for certain Raytheon subsidiaries relating to these aircraft. The initial term of each of the distribution services agreement and the master services agreement is five years from the closing of the Acquisition and each agreement may be extended by the Raytheon subsidiaries for an additional two years. In addition, the Raytheon subsidiaries may terminate each of the distribution services agreement and the master services agreement at any time on 180 days’ notice to our subsidiaries. The revenues and costs resulting from these agreements are not expected to represent a material part of our revenues or costs.

Administrative Services Agreement

We have agreed that one of our subsidiaries, Travel Air Insurance Company (Kansas) (“Travel Air Insurance”), will provide to Marshall Insurance Group, Ltd., a subsidiary of Raytheon, certain administrative services associated with claims made under insurance policies relating to our predecessor and its subsidiaries. Marshall Insurance Group, Ltd. will pay an administration fee to Travel Air Insurance quarterly. The initial term of the administrative services agreement is five years from the closing of the Acquisition and the agreement may be extended by Marshall Insurance Group, Ltd. for an additional five years. In addition, Marshall Insurance Group, Ltd. may terminate the administrative services agreement at any time on 180 days’ notice to Travel Air Insurance. The revenues and costs resulting from these agreements are not expected to represent a material part of our revenues or costs.

Transition Services Agreements

In order to facilitate an orderly transition of the business acquired by us, we and certain of our subsidiaries have entered into certain transition services agreements with Raytheon and certain of its subsidiaries. Under the terms of these agreements, Raytheon and its subsidiaries have provided us and our subsidiaries certain identified information technology, loan administration, cash application, payroll and accounts payable processing, human resources and other services for specified fees and for specified periods of time and one of our subsidiaries has agreed to provide one of Raytheon’s subsidiaries certain identified information technology services for specified fees and for a specified period of time. The majority of these transition services agreements have been concluded.

License Agreements

One of our subsidiaries has entered into a software license agreement with Raytheon pursuant to which Raytheon has granted our subsidiary a license to use and modify solely for its own internal business purposes certain software of Raytheon. One of our subsidiaries has entered into a policies, procedures and practices license agreement with Raytheon pursuant to which Raytheon has granted our subsidiary a license to use and modify solely for its own internal business purposes certain policies, procedures and practices of Raytheon.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Set forth below is the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007, as if the Acquisition had occurred as of the beginning of the period presented.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent the results of operations for the year ended December 31, 2007, as if the Acquisition occurred as of the beginning of the period presented, or to project the results for any future date or period.

The unaudited pro forma condensed combined financial information gives effect to the Acquisition, including the issuance of the notes and the borrowings under the senior secured credit facilities and adjustment for assets not acquired and liabilities not assumed in the Acquisition, but which were included in the historical consolidated financial statements of Raytheon Aircraft included elsewhere in this prospectus. See “The Acquisition.” The unaudited pro forma condensed combined financial information for the year ended December 31, 2007 has been derived by the application of pro forma adjustments to the financial statements included elsewhere in this prospectus. The pro forma adjustments and certain assumptions underlying these adjustments are described in the accompanying notes which should be read in conjunction with this unaudited pro forma condensed combined financial information.

The financial information contained in the column labeled “Historical” for the three months ended March 25, 2007 reflects the historical consolidated financial data of the Predecessor that was derived from the historical consolidated financial statements included elsewhere in this prospectus. The financial information contained in the column labeled “Historical” for the nine months ended December 31, 2007 reflects the historical consolidated financial data of HBAC that was derived from the historical consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma condensed combined financial information, and the accompanying notes thereto, should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus and the information set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

	Historical
	Successor	Predecessor*	Adjustments
	Nine Months	Three Months	for Assets Not
(Dollars in millions)	Ended December 31, 2007	Ended March 25, 2007	Acquired and Liabilities Not Assumed(1)	Pro Forma Adjustments		Combined Pro Forma
Sales	$2,793.4	$670.8	$(1.1)	$—		$3,463.1
Cost of Sales	2,369.6	558.6	(5.1)	(17.5	)(2)	2,905.6
Selling, general and administrative expenses	205.4	59.5	—	2.7	(2)	267.6
Research and development expenses	70.1	21.3	—	—		91.4

Operating income	148.3	31.4	4.0	14.8		198.5
Intercompany interest expense (income), net	0.0	15.8	—	(15.8	)(3)	—
External interest expense (income), net	152.3	(0.9)	—	52.3	(3)	203.7
Other (income), net	1.0	(0.1)	—	—		0.9

Non-operating expense, net	153.3	14.8	—	36.5		204.6
(Loss) income before tax	(5.0)	16.6	4.0	(21.7)		(6.1)
(Benefit from) provision for income taxes	(5.8)	6.4	1.6	(8.7	)(4)	(6.5)

Net income (loss)	$0.8	$10.2	$2.4	$(13.0)		$0.4

*	-RA results prior to March 26, 2007 Acquisition (January 1, 2007 through March 25, 2007)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

(Dollars in millions)

(1)	Reflects the elimination of income statement impacts related to assets which were not acquired and liabilities which were not assumed in the Acquisition, but which were included in the historical consolidated financial statements of Raytheon Aircraft included elsewhere in this prospectus, reflected as increases (decreases) to Sales or Cost of Sales as shown below:

	Sales	Cost of Sales
Exclude cost of sales increase for Marshall Insurance Group Ltd. product liability balances retained by Raytheon	$—	$(3.2)
Exclude revenue from General Aviation Receivables Corporation, a Qualified Special Purpose Entity under SFAS No. 140 retained by Raytheon	(1.1)	—
Exclude loss generated by Raytheon Travel Air entity retained by Raytheon	—	(2.7)
Exclude cost of sales reduction related to reserve adjustments for environmental liabilities retained by Raytheon	—	0.8

Total adjustments	$(1.1)	$(5.1)

(2)	The unaudited pro forma adjustments shown below are based upon available information, the structure of the Acquisition and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial information does not purport to represent what our results of operations would have been had the Acquisition actually occurred on the date indicated, nor do they purport to project our results of operations for any future period. The information set forth below should be read together with the other information contained under the captions “Use of Proceeds,” “Capitalization,” “Selected Historical Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements included elsewhere in this prospectus.

	Cost of Sales	S,G&A
Decrease in pension expense resulting from additional funding to three U.S. pension plans by Raytheon at closing	$(5.5)	$(0.7)
Increased depreciation and amortization expense resulting from a step-up in the cost basis of property, plant and equipment and intangible assets in accordance with purchase accounting as a result of the Acquisition	12.2	2.9
Decrease in cost of sales on the Premier program as a result of purchase accounting related to the Acquisition. The impact of purchase accounting on the Premier program was to eliminate the deferred learning curve costs associated with lot accounting.	(18.1)	—
Non-cash, non-recurring decrease resulting from the step-up in cost basis of inventory in accordance with purchase accounting as a result of the Acquisition	(10.6)	—
Non-cash, non-recurring increase resulting from the accretion of warranty expense recorded at discounted value in accordance with purchase accounting as a result of the Acquisition	0.6	—
Non-cash, non-recurring increase resulting from the recognition of release of hedged inventory cost recorded at fair value in accordance with purchase accounting as a result of the Acquisition	3.9	—
Reflects management services fee payable to GS Capital partners, VI, LP, and Onex Partners II LP, assuming the Acquisition had occurred as of the beginning of the period presented	—	0.5

Total adjustments	$(17.5)	$2.7

(3)	Represents the estimated increase in interest expense for three months in connection with the financing for the Acquisition, assuming the Acquisition had occurred as of the beginning of the period presented as follows:

Senior secured credit facilities:
Senior term loan facility(a)	$24.1
Revolving credit facility(b)	0.5
Synthetic letter of credit facility(c)	0.6
Outstanding notes(d)	24.7
Other(e)	2.4

Total	$52.3

(a)	Reflects interest on the $1,300.0 million term loan facility at an expected rate of 7.4%, determined as LIBOR (at an assumed 2007 average of 5.4%) plus 2.0%.
(b)	Reflects commitment fees of 0.5% under the $400.0 revolving credit facility, which was undrawn at closing. For purposes of preparing the pro forma income statement, we assumed the revolving credit facility to be undrawn.
(c)	Reflects interest at a rate of 2.1% on the $110.0 million synthetic letter of credit facility.
(d)	Reflects interest on the $1,100.0 million outstanding senior notes and senior subordinated notes at a weighted average interest rate of 8.98%.
(e)	Reflects amortization of estimated financing costs.

A 0.125% change in interest rates on our senior secured credit facilities would change the total amount of pro forma annual interest expense by $1.6 million assuming no interest rate swaps were in place to convert floating rate debt to fixed rate debt.

In addition to applying the debt cost assumed as part of the financing for the Acquisition, we have eliminated the previous intercompany interest charge from Raytheon.

(4)	Represents income tax effect of the pro forma adjustments, calculated at the blended statutory tax rate of 40.0%.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The following table presents selected historical financial information and other data. For 2006, 2005 and 2004, the financial information and other data is for Raytheon Aircraft, the Predecessor, and is derived from the audited consolidated financial statements and accompanying notes thereto of the Predecessor and, with respect to 2006 and 2005, included elsewhere in this prospectus. For the three months ended March 25, 2007, the financial information and other data is for the Predecessor and is derived from the audited consolidated financial statements included elsewhere in this prospectus. For the nine months ended December 31, 2007, the financial information and other data is for HBAC, the successor business, and is derived from the audited consolidated financial statements of HBAC included elsewhere in this prospectus. The following information should be read in conjunction with the consolidated financial statements and related notes as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Selected historical financial information and other data for the 2003 income statement is not presented because HBAC does not have access to certain financial records prior to 2004 that are held by Raytheon Company, the Predecessor’s parent company. Obtaining the necessary financial records and preparing the adjustments necessary to present the 2003 income statement information on a basis consistent with the Predecessor’s financial statements included elsewhere in this prospectus could not be accomplished without unreasonable effort and expense. Our management does not believe that the omitted 2003 selected financial data would be material to an investor.

	Successor	Predecessor
(In millions) Statements of Operations Data:	Nine Months Ended December 31,	Three Months Ended March 25,	Years Ended December 31,
	2007	2007	2006	2005	2004
Sales	$2,793.4	$670.8	$3,095.4	$2,980.8	$2,665.8
Costs and expenses:
Cost of sales	2,369.6	558.6	2,585.1	2,587.4	2,335.6
Selling, general and administrative expenses	205.4	59.5	211.0	197.6	188.4
Research and development expenses	70.1	21.3	83.2	73.0	78.0

Operating income	148.3	31.4	216.1	122.8	63.8
Intercompany interest expense, net	—	15.8	91.6	88.4	93.6
External interest expense (income), net	152.3	(0.9)	(14.6)	(14.2)	(11.1)
Other expense (income), net	1.0	(0.1)	(1.5)	(0.9)	(0.1)

Non-operating expense, net	153.3	14.8	75.5	73.3	82.4

(Loss) income before tax	(5.0)	16.6	140.6	49.5	(18.6)
(Benefit from) provision for income taxes	(5.8)	6.4	50.5	15.8	(9.5)

Net income (loss)	$0.8	$10.2	$90.1	$33.7	$(9.1)

	SUCCESSOR	PREDECESSOR
(Dollars in millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Years Ended December 31,
			2006	2005	2004
	Unaudited	Unaudited
Other Data:
EBITDA(1)	$263.5	$53.3	$304.2	$208.2	$148.9
Total aircraft deliveries	367	88	462	416	379
Backlog	$6,290.8	$3,937.0	$4,105.3	$2,891.1	$2,638.1
Capital expenditures	$66.4	$27.3	$47.8	$42.0	$52.9

	SUCCESSOR	PREDECESSOR
(Dollars in millions)	As of December 31, 2007	As of December 31,
		2006	2005	2004	2003

Balance Sheet Data:
Cash and equivalents	$569.5	$25.9	$25.7	$17.8	$13.9
Working capital(2)	$311.3	$804.4	$906.9	$878.3	$1,072.3
Property, plant and equipment, net	$655.7	$520.8	$547.0	$565.9	$575.0
Total assets	$4,675.2	$2,518.2	$2,624.5	$2,590.4	$2,717.6
Total debt(3)	$2,446.9	$—	$—	$—	$—

(1)	EBITDA represents net income before interest expense, income taxes, depreciation and amortization. We present EBITDA because we consider it to be an important supplemental measure of our performance and believe this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry with similar capital structures. We believe that EBITDA is an appropriate supplemental measure of debt service capacity. This is because cash expenditures for interest are, by definition, available to pay interest. In addition, tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases. Finally, depreciation and amortization are non-cash charges.

EBITDA has limitations as an analytical tool, however, and you should not consider EBITDA in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require us to make maintenance expenditures in the future, and EBITDA does not reflect any cash requirements for such replacements or expenditures; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only in a supplemental manner. See the Consolidated Statements of Cash Flow included in our financial statements.

The following table reconciles the differences between net income (loss), the most comparable GAAP measure, and EBITDA:

	SUCCESSOR	PREDECESSOR
	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Years Ended December 31,
			2006	2005	2004
(Dollars in millions)	Unaudited	Unaudited
Net Income (Loss)	$0.8	$10.2	$90.1	$33.7	$(9.1)
(Benefit from) provision for income tax	(5.8)	6.4	50.5	15.8	(9.5)
Interest and other expense, net	153.3	14.8	75.5	73.3	82.4
Depreciation and amortization	115.2	21.9	88.1	85.4	85.1

EBITDA	$263.5	$53.3	$304.2	$208.2	$148.9

(2)	Working capital is defined as current assets (excluding cash and cash equivalents) less current liabilities (excluding current portion of long-term indebtedness). Certain balances in prior periods have been conformed to current presentation.

(3)	Total debt includes $1,290.3 million in outstanding principal on our senior secured credit facilities and $1,100.0 million of outstanding notes. Total debt also includes $56.6 million of short term notes payable related to a third party financing arrangement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations for the nine months ended December 31, 2007 reflects the business of Hawker Beechcraft Acquisition Company, LLC (“HBAC”), the successor business to Raytheon Aircraft (“RA”). The discussion regarding the Successor period for the nine months ended December 31, 2007 covers the period from the March 26, 2007 inception date through the December 31, 2007 fiscal year end date and reflects the Acquisition. The discussion and analysis of financial condition and results of operations for all other periods presented reflects the business of RA, the Predecessor business acquired by Hawker Beechcraft, Inc. (“HBI”) in the Acquisition. Unless otherwise indicated, the discussion and analysis of the Predecessor business does not give effect to the Acquisition or include pro forma adjustments.

The following discussion and analysis should be read in conjunction with the consolidated financial statements and accompanying notes thereto included elsewhere in this prospectus.

Our Company

We are a leading designer and manufacturer of business jet, turboprop and piston aircraft. We are also the sole source provider of the primary military trainer aircraft to the U.S. Air Force and the U.S. Navy. We deliver our products to a diverse customer base, including corporations, fractional and charter operators, governments and individuals throughout the world. We provide parts, maintenance and flight support services through an extensive network of service centers in 25 countries to an estimated installed fleet of more than 36,000 aircraft.

We operate in the global general aviation industry. We believe that our backlog, which was approximately $6.3 billion at December 31, 2007, demonstrates strong market acceptance of our existing products and derivative models. Our Business and General Aviation segment is supplemented by our Trainer Aircraft and Customer Support segments, which together accounted for 25% of our revenue for the nine months of 2007 following the Acquisition.

Selected Factors Affecting Our Results of Operations

General Economic Conditions

The general aviation aircraft industry has historically been a cyclical industry that is impacted by many factors, including the condition of the U.S. and global economies, the exchange rate of the U.S. dollar compared to other currencies, corporate profits and geo-political events. In recent years, the industry has shown consistent growth due in a large part to strong global economic conditions, growth in fractional ownership and charter demand and increasing international acceptance of, and demand for, general aviation aircraft. We believe that changes in industry-wide deliveries of general aviation aircraft typically lag behind changes in general economic conditions and corporate profit trends.

We believe that demand for products and services provided by our Trainer Aircraft and Customer Support segments are less susceptible to changes in economic conditions and provide us with a more stable and recurring source of revenues. Our Trainer Aircraft sales principally are generated by government and defense spending. Decreases or reprioritization of such spending could affect the financial performance of this segment. Our Customer Support business is largely influenced by the size and age of our installed fleet and overall maintenance requirements for our aircraft.

Principal Statement of Operations Items

Sales. Sales are generated primarily from delivery of aircraft, shipment of parts and performance of services to a variety of customers including corporations, fractional and charter operators, the U.S. and foreign governments, and individuals. We record sales under our JPATS contract and maintenance service business as contract costs are incurred.

Cost of Sales. Significant components within cost of sales include purchased components and raw materials, direct labor cost associated with the manufacture of aircraft and parts and provision of services, purchased services, and fixed and variable overhead expense.

Selling, General and Administrative. Selling, general and administrative expenses are expensed as incurred and consist primarily of sales and marketing expenses (including sales and customer support salaries and benefits, commissions, aircraft demonstration and operating expenses, rentals and advertising) and corporate expenses (including executive and operating segment management, treasury, accounting, finance, tax, information technology, human resources, legal, contracts, environmental, governance, insurance and one time transition expenses incurred following the Acquisition), net of any internal cost allocations to overhead expenses in cost of sales or research and development.

In Predecessor periods, Raytheon provided our Predecessor with certain corporate and management services. In addition to direct charges for services and resources, the selling, general and administrative expenses included a general allocation of Raytheon’s corporate overhead. Following the Acquisition, these charges and allocations ceased and we increased our financial, administrative and other resources after we commenced operations as a stand-alone company. As a result, historical selling, general and administrative expenses, particularly for periods prior to the Acquisition, may not be indicative of such expenses that will be incurred in future periods.

Research and Development Expenses. Expenditures for research and development projects are expensed as incurred and consist primarily of labor costs, associated engineering overhead costs, outside service costs and material costs used during the research and development of new products.

Non-operating Expense, Net. HBAC incurs significant interest expense related to the debt incurred as a result of the Acquisition. For RA, non-operating expense, net, represented intercompany interest due from or payable to Raytheon net of external interest income and other income. As a subsidiary of Raytheon, RA did not have independent third party borrowings and, as a result, external interest expense was not significant. Instead, RA relied upon Raytheon to finance operations and was allocated an intercompany interest charge. As a result, our third party net interest expense in periods following the Acquisition is significantly higher than RA’s corresponding expense in prior periods.

Provision for Income Taxes. HBAC is included in the consolidated U.S. federal tax return of HBI. RA’s operating results were included in Raytheon’s consolidated U.S. federal tax return. The provision for income taxes in the financial statements was determined as if HBAC and RA were stand-alone entities and filed separate income tax returns.

Segments

We have three operating segments—Business and General Aviation, Trainer Aircraft and Customer Support. A brief description of each follows below:

Business and General Aviation. The Business and General Aviation segment designs, develops, manufactures, markets and sells commercial and specially modified general aviation aircraft as well as manufactures and provides aircraft parts to our Trainer Aircraft and Customer Support segments. The Business and General Aviation segment also sells used general aviation aircraft which may be received as a trade-in during a new aircraft sales transaction. Business and General Aviation new aircraft unit deliveries were as follows:

	Successor	Predecessor
	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007

			Years Ended December 31,
			2006	2005
Hawker 900XP	32	—	—	—
Hawker 850XP family	25	10	64	58
Hawker 400XP	34	7	53	53
Premier 1A family	39	15	23	30
King Air family	129	28	142	114
Baron/Bonanza	92	19	118	99

Total	351	79	400	354

Trainer Aircraft. The Trainer Aircraft segment designs, develops, manufactures, markets, and sells military training aircraft. Its customers include the U.S. and foreign governments. In 1995, RA was awarded the U.S. Air Force and the U.S. Navy’s JPATS program to be the sole source provider to the U.S. Air Force and the U.S. Navy of their primary military trainer aircraft, the T-6A. RA also sold trainers to NATO Flying Training of Canada and the Hellenic Air Force of Greece. The Trainer Aircraft segment also provides training and logistics support and aftermarket parts and services. During the nine months ended December 31, 2007, HBAC delivered 16 T-6A trainer aircraft to the U.S. Government. Deliveries of the aircraft were suspended in July 2007 due to issues related to supplier compliance with part specifications. We are actively working with the supplier and various regulatory agencies to resolve the non-compliance condition and expect deliveries to recommence in the near term. Manufacturing activities have continued throughout 2007. At December 31, 2007, 32 T-6A aircraft were completed awaiting delivery. RA delivered 9 T-6A trainer aircraft during the three months ended March 25, 2007 and 62 T-6A trainer aircraft during the years ended December 31, 2006 and 2005, respectively.

Customer Support. The Customer Support segment provides aftermarket parts and service support for our installed fleet of aircraft worldwide. Support is provided to owners of aircraft located around the world by company-owned and company-authorized third party service centers. As of December 31, 2007, we owned eight service facilities located throughout the United States and one facility located in Chester, England. We also are a majority owner of a facility located in Toluca, Mexico. Parts are sold through our headquarters in Wichita, Kansas and delivered through distribution warehouses in Dallas, Texas and Liege, Belgium. Support services include maintenance, repairs, refurbishment, as well as airframe and avionics modifications and upgrades. Our service and support network includes our 10 company-owned service centers as well as 92 company authorized third party service centers in 25 countries.

Results of Operations

	Successor	Predecessor
	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007

			Years Ended December 31,
(In millions)			2006	2005
Sales	$2,793.4	$670.8	$3,095.4	$2,980.8
Costs and expenses
Cost of sales	2,369.6	558.6	2,585.1	2,587.4
Selling, general and administrative expenses	205.4	59.5	211.0	197.6
Research and development expenses	70.1	21.3	83.2	73.0

Operating income	148.3	31.4	216.1	122.8
Intercompany interest expense, net	—	15.8	91.6	88.4
External interest expense (income), net	152.3	(0.9)	(14.6)	(14.2)
Other expense (income), net	1.0	(0.1)	(1.5)	(0.9)

Non-operating expense, net	153.3	14.8	75.5	73.3

(Loss) income before tax	(5.0)	16.6	140.6	49.5
(Benefit from) provision for income taxes	(5.8)	6.4	50.5	15.8

Net income	$0.8	$10.2	$90.1	$33.7

Nine months ended December 31, 2007

Consolidated Overview

Sales. Sales were $2,793.4 million for the nine months ended December 31, 2007 and principally reflect the volume and mix of aircraft deliveries in the Business and General Aviation segment as shown in the delivery table above in the description of the Business and General Aviation segment. Changes in the actual volume, mix and distribution channel of aircraft deliveries in any given period will affect sales and our overall financial results. Sales for the nine months ended December 31, 2007 include the delivery of 32 Hawker 900XP aircraft, four King Air 350ER aircraft, 24 King Air B200GT aircraft and 10 King Air C90GTi aircraft, all recently certified derivative aircraft.

Gross Margin. Gross margin was $423.8 million for the nine months ended December 31, 2007. Gross margin will fluctuate in any particular period based on a variety of factors including changes in the volume, mix and distribution channels of aircraft models delivered, materials cost and labor inflation, market pricing and our ongoing pursuit of incremental operating efficiencies. Gross margin for the nine months ended December 31, 2007 was negatively impacted by non-cash charges totaling $89.0 million resulting from a step-up in the cost basis of finished goods and work in process inventory and $24.6 million as a result of the step-up in the cost basis of property, plant and equipment and intangible assets. Both of these charges were the result of purchase accounting related to the Acquisition. In addition, gross margin was impacted by $16.2 million in charges due to the purchase accounting treatment for foreign currency derivative contracts in place at the time of the Acquisition. The step-up in cost basis of finished goods and work in process inventory adversely impacts gross margin over the period that the inventory held as of the date of the Acquisition is sold in the normal course of business. The purchase accounting related to the derivatives will impact gross margin as the derivatives mature and the underlying hedged material cost is expensed. Accordingly, these impacts are non-recurring in nature. The impact on gross margin from higher depreciation and amortization expense resulting from purchase accounting will continue in future periods.

Operating Income. Operating income was $148.3 million for the nine months ended December 31, 2007. Operating income is the net of gross margin, selling, general and administrative expense, and research and development expense.

Selling, general, and administrative expense totaled $205.4 million for the nine months ended December 31, 2007. This expense includes overall company marketing expense associated with the volume, mix, and distribution channel of current year aircraft deliveries, the marketing of our new aircraft derivative products and our pursuit of future orders. Selling, general and administrative expenses for the nine months ended December 31, 2007 included $11.1 million of non-recurring costs to replace various services previously provided by Raytheon and to support marketing efforts for our new company name.

Research and development expense has a significant impact on operating income and was $70.1 million for the nine months ended December 31, 2007. This expense is principally devoted to upgrading our product offerings in the general aviation marketplace through a derivative aircraft strategy and our ongoing certification activities for the Hawker 4000.

For the nine months ended December 31, 2007, selling, general and administrative expense and research and development expense included $23.5 million of increased depreciation and amortization expenses related to a step-up in the cost basis of property, plant and equipment and intangible assets in accordance with purchase accounting as a result of the Acquisition.

The total impact on operating income resulting from the step-up in the cost basis of property, plant and equipment and intangible assets, as a result of purchase accounting related to the Acquisition, was a charge of $48.1 million for the nine months ended December 31, 2007. Operating income was also impacted by non-cash charges totaling $89.0 million as a result of the step-up in the cost basis of finished goods and work in process inventory and $16.2 million related to foreign currency derivative contracts, both as a result of purchase accounting related to the Acquisition.

Non-operating expense, net. Non-operating expense, net, was $153.3 million for the nine months ended December 31, 2007 and was essentially comprised of interest expense associated with the debt resulting from the Acquisition.

Provision for Income Taxes. The effective tax rate for the nine months ended December 31, 2007 was a benefit of 114.1%. The effective tax rate was impacted by an anticipated research and development credit, a domestic manufacturing deduction and a state income tax benefit caused by our pre-tax book loss.

Three months ended March 25, 2007

Consolidated Overview

Sales. Sales were $670.8 million for three months ended March 25, 2007 and reflect the volume and mix of aircraft deliveries in the Business and General Aviation segment as shown in the delivery table above in the description of the Business and General Aviation segment. Deliveries of the Premier 1A included 14 units delayed from 2006 as a result of pending FAA approval of revisions to the required operating manuals. Approval was received in January and deliveries resumed in February 2007.

Gross Margin. Gross margin was $112.2 million for the three months ended March 25, 2007 reflecting improved aircraft pricing and an ongoing focus on operating efficiencies.

Operating Income. Operating income was $31.4 million for the three months ended March 25, 2007. Selling, general and administrative expense, a significant expense affecting operating income, was $59.5 million for the three months ended March 25, 2007 and was impacted by increasing sales and marketing costs and additional staffing levels in customer service operations.

Research and development expense is another significant expense affecting operating income and was $21.3 million for the three months ended March 25, 2007. This expense was principally devoted to the upgrade of our product offerings in the general aviation marketplace through a derivative aircraft strategy and ongoing certification activities associated with the Hawker 4000.

Non-operating expense, net. Non-operating expense, net, was $14.8 million for the three months ended March 25, 2007, and was essentially comprised of intercompany interest expense payable to Raytheon.

Provision for Income Taxes. The effective tax rate for the three months ended March 25, 2007 was 38.6% and reflected the pre-acquisition tax structure of the Predecessor.

Segment Results

The following table presents segment sales and operating income for the nine months ended December 31, 2007, the three months ended March 25, 2007, and the years ended December 31, 2006 and 2005.

	Successor	Predecessor
Sales (In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Business and General Aviation	$2,211.9	$490.6	$2,246.6	$2,124.3
Trainer Aircraft	266.0	91.2	420.0	422.9
Customer Support	418.8	116.4	551.4	579.5
Eliminations	(103.3)	(27.4)	(122.6)	(145.9)

Total	$2,793.4	$670.8	$3,095.4	$2,980.8

	Successor	Predecessor
Operating Income (In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Business and General Aviation	$85.6	$8.9	$134.9	$46.5
Trainer Aircraft	14.1	12.2	52.0	68.6
Customer Support	46.0	9.6	30.6	12.0
Eliminations	2.6	0.7	(1.4)	(4.3)

Total	$148.3	$31.4	$216.1	$122.8

Nine months ended December 31, 2007

Business and General Aviation. Sales in the Business and General Aviation segment during the nine months ended December 31, 2007 totaled $2,211.9 million and are the primary contributor to HBAC sales as discussed above in the Consolidated Overview section. During this period, 351 Business and General Aviation aircraft were delivered.

Segment operating income was $85.6 million for the nine months ended December 31, 2007. During the nine months ended December 31, 2007, segment operating results were impacted by increased depreciation and amortization charges of $27.9 million as a result of the step-up in cost basis of property, plant and equipment and intangible assets in accordance with purchase accounting as a result of the Acquisition. The increase in depreciation and amortization expense will continue in future periods. In addition, operating results were impacted by non-cash charges totaling $72.4 million associated with the non-recurring step-up in finished goods and work in process inventory in accordance with purchase accounting as a result of the Acquisition and $16.2 million in non-cash charges due to the purchase accounting treatment for foreign currency derivative contracts in place at the time of the Acquisition.

Trainer Aircraft. Sales in the Trainer Aircraft segment are principally comprised of revenue on the JPATS contract and totaled $266.0 million for the nine months ended December 31, 2007. Revenue is recognized on this contract under AICPA Statement of Position (“SOP 81-1”), Accounting for Performance of Construction-Type and Certain Production-Type Contracts, using the cost-to-cost method to measure progress towards completion. Accordingly, the majority of segment sales, including estimated earned gross margin, are recognized as costs are incurred. The gross margin recognized is based on management’s estimate of total contract revenue and total contract cost at completion. As estimates are updated, any impact on revenue and gross margin as a result of the change in estimate is reflected in current earnings on a cumulative catch-up basis.

During the nine months ended December 31, 2007 the segment delivered 16 T-6A aircraft under its JPATS contracts. Deliveries of the aircraft were suspended in July 2007 due to issues related to supplier compliance with part specifications. We are actively working with the supplier and various regulatory agencies to resolve the non-compliance condition and expect deliveries to recommence in the near term. Production of the aircraft has continued and the Company believes that the non-compliance condition does not impact safety of flight.

Segment operating income was $14.1 million for the nine months ended December 31, 2007 and included favorable adjustments totaling $1.6 million as a result of updates to contract estimates. Operating income was negatively impacted by non-cash charges totaling $15.7 million of increased depreciation and amortization expense as a result of the step-up in property, plant and equipment and intangibles in accordance with purchase accounting as a result of the Acquisition. The increase in depreciation and amortization expense will continue in future periods.

Customer Support. Sales in the Customer Support segment are comprised of spare parts and maintenance service sales and totaled $418.8 million for the nine months ended December 31, 2007.

During the nine months ended December 31, 2007 ongoing operational and strategic pricing initiatives favorably impacted segment operating income. Customer Support operating income was $46.0 million for the nine months ended December 31, 2007. Operating income was negatively impacted by non-cash charges totaling $16.6 million resulting from the step-up in the cost basis of inventory and $4.5 million of increased depreciation and amortization expense as a result of the step-up in property, plant and equipment and intangibles in accordance with purchase accounting as a result of the Acquisition. The operating income impact of the step-up in cost basis of inventory as a result of the Acquisition is non-recurring and was essentially reflected in the first three months after the Acquisition due to the completion of the sales process for the majority of the inventory on hand at the date of the Acquisition. The increase in depreciation and amortization expense will continue in future periods.

Three months ended March 25, 2007

Business and General Aviation. Sales in the Business and General Aviation segment during the three months ended March 25, 2007 totaled $490.6 million. During this period, 79 aircraft were delivered, including 14 Premier 1A aircraft which were delayed from 2006 as a result of pending FAA approval of revisions to required operating manuals. Approval was received and deliveries resumed in January 2007.

Segment operating income was $8.9 million for the three months ended March 25, 2007.

Trainer Aircraft. Sales in the Trainer Aircraft segment are principally comprised of program revenue on the JPATS contract and totaled $91.2 million during the three months ended March 25, 2007. This program recognizes revenue under SOP 81-1 using the cost-to-cost method to measure progress towards completion. Accordingly, the majority of segment sales including estimated earned gross margin are recognized as costs are incurred. The gross margin recognized is based on management’s estimate of total contract revenue and total contract cost at completion. As estimates are updated, any impact on revenue and gross margin as a result of the change in estimate is reflected in current earnings on a cumulative catch-up basis.

During the three months ended March 25, 2007 the segment delivered 9 T-6A aircraft under its JPATS contract.

Segment operating income was $12.2 million for the three months ended March 25, 2007 and included favorable adjustments of $3.4 million as a result of updates to contract estimates.

Customer Support. Sales in the Customer Support segment are comprised of spare parts and maintenance service sales and totaled $116.4 million for the three months ended March 25, 2007.

Customer Support segment operating income was $9.6 million for the three months ended March 25, 2007 and was favorably impacted by the termination of an unprofitable contract with Flight Options, LLC, a former related party of the Predecessor.

Comparison of the Year Ended December 31, 2006 to the Year Ended December 31, 2005

Consolidated Overview

Sales. Sales were $3,095.4 million for the year ended December 31, 2006 compared to $2,980.8 million for the year ended December 31, 2005. Sales increased primarily as a result of the increased volume and a change in the model mix of aircraft deliveries within the Business and General Aviation segment as reflected in the table above in the description of the Business and General Aviation segment.

Gross Margin. Gross margin was $510.3 million for the year ended December 31, 2006 compared to $393.4 million for the year ended December 31, 2005 and reflects the benefit from higher aircraft delivery volumes, improved aircraft pricing, and an ongoing focus on operating efficiencies. Gross margin will fluctuate in any particular period based on changes in the volume, mix and distribution channel of aircraft models delivered.

Operating Income. Operating income was $216.1 million for the year ended December 31, 2006, compared to $122.8 million for the year ended December 31, 2005. The improvement in operating income reflects increased deliveries and favorable product mix partially offset by lower income from our Trainer Aircraft segment as well as increases in selling general and administrative expenses and research and development expenses. Higher selling, general and administrative expenses resulted primarily from an increase in sales and marketing costs and higher staffing levels in customer service operations. Higher research and development expenses related to the ongoing certification activities for the Hawker 4000 and other derivative product introductions.

Non-Operating Expense, Net. Non-operating expense, net was $75.5 million for the year ended December 31, 2006, compared to $73.3 million for the year ended December 31, 2005. This increase was primarily as a result of an increase in intercompany interest allocation partially offset by higher external interest income and other income.

Provision for Income Taxes. The effective rate for the provision for income taxes was 35.9% for the year ended December 31, 2006, compared to 31.9% for the year ended December 31, 2005. The effective rate for 2005 was favorably impacted by deductions related to foreign sales. During 2006, the effective rate was impacted by lower tax benefits associated with foreign sales.

Segment Results

The following table compares segment results for the years ended December 31, 2006 and 2005.

	Predecessor
	Years Ended December 31,
(In millions)	2006	2005	Change
Sales by Segment:
Business and General Aviation	$2,246.6	$2,124.3	$122.3	5.8%
Trainer Aircraft	420.0	422.9	(2.9)	(0.7)%
Customer Support	551.4	579.5	(28.1)	(4.8)%
Eliminations	(122.6)	(145.9)	23.3	(16.0)%

Total	$3,095.4	$2,980.8	$114.6	3.8%

	Predecessor
	Years Ended December 31,
(In millions)	2006	2005	Change
Operating Income by Segment:
Business and General Aviation	$134.9	$46.5	$88.4	190.1%
Trainer Aircraft	52.0	68.6	(16.6)	(24.2)%
Customer Support	30.6	12.0	18.6	155.0%
Eliminations	(1.4)	(4.3)	2.9	(67.4)%

Total	$216.1	$122.8	$93.3	76.0%

Business and General Aviation. Business and General Aviation sales for the year ended December 31, 2006 increased $122.3 million over the prior year due primarily to continued strength in the general aviation market, derivative product introductions and growth in international sales. In particular, sales increased as a result of the introduction of the King Air C90GT and the Hawker 850XP. This was partially offset by lower Premier 1A and Hawker 400XP deliveries. In the fourth quarter of 2006, delivery of 14 Premier 1A aircraft was delayed pending FAA approval of revisions to required operating manuals. The revisions were approved in January of 2007 and deliveries resumed.

Operating income was $134.9 million for the year ended December 31, 2006, compared to $46.5 million for the year ended December 31, 2005. The increase in operating profit primarily resulted from higher unit deliveries, favorable product mix, and the effects of operational improvement and outsourcing initiatives.

Trainer Aircraft. Trainer Aircraft sales for the year ended December 31, 2006 decreased by $2.9 million as compared to the prior year.

Operating income was $52.0 million for the year ended December 31, 2006 compared to $68.6 million for the year ended December 31, 2005. Operating income in 2005 included $29.9 million in favorable adjustments as a result of updates to contract estimates for our JPATS program, while 2006 included $6.5 million of comparable adjustments.

Customer Support. Customer Support sales for the year ended December 31, 2006 decreased $28.1 million from the prior year due principally to the termination of an unprofitable maintenance contract with Flight Options, LLC, a former related party of the Predecessor, partially offset by increased aftermarket parts sales.

Operating income was $30.6 million for the year ended December 31, 2006, compared to $12.0 million for the year ended December 31, 2005. The increase in operating profit was principally due to the termination of the unprofitable Flight Options, LLC contract in early 2006.

Cash Flow Analysis

The following table illustrates sources and uses of funds for the successor and predecessor periods as indicated.

	Successor	Predecessor
	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007

			Years Ended December 31,
(In millions)			2006	2005
Net cash provided by (used in) operating activities	$579.2	$(107.3)	$369.7	$91.4
Net cash used in investing activities	(3,280.3)	(27.3)	(47.0)	(39.0)
Net cash provided by (used in) financing activities	3,270.6	117.4	(323.8)	(44.0)
Effect of exchange rates on cash and cash equivalents	—	—	1.3	(0.5)

Net increase (decrease) in cash and cash equivalents	$569.5	$(17.2)	$0.2	$7.9

Nine Months Ended December 31, 2007. Cash generated by operating activities was $579.2 million. The net cash generated was primarily due to higher customer deposits received on new commercial aircraft, payments received on general aviation financing receivables, and the sale of used commercial aircraft. Cash was also positively affected by a new financing arrangement with a third party that extends payment terms for engine purchases in exchange for a short-term promissory note. Partially offsetting these impacts was cash used in building commercial aircraft inventory in connection with increased build rates and the delay in Hawker 4000 deliveries as well as the ongoing reduction in JPATS advance payments. Cash generated by operating activities was also adversely affected by the delayed deliveries of T-6A aircraft due to issues relating to supplier compliance with part specifications.

Cash used in investing activities of $3,280.3 million included $3,216.5 million in acquisition consideration, capital expenditures of $61.3 million primarily related to company-manufactured tooling, facilities improvements and modernizing equipment used in the manufacturing process, and capital expenditures of $5.1 million related to computer software.

Cash provided by financing activities of $3,270.6 million during the nine months primarily represents the debt financing and equity contributions received related to the Acquisition.

Three Months Ended March 25, 2007. Cash used by operating activities was $107.3 million. The net cash used was primarily due to the more linear build of commercial aircraft compared to aircraft sales which generally increase during the second half of the year, as well as the ongoing reduction of the JPATS advance payment. Partially offsetting these factors was collection of general aviation financing receivables.

Cash used in investing activities of $27.3 million included capital expenditures of $26.2 million primarily related to company-manufactured tooling and modernizing equipment used in the manufacturing process and $1.1 million of additions to intangible assets primarily related to investment in software.

Cash provided by financing activities of $117.4 million represents net transfers from Raytheon.

Year Ended December 31, 2006. Cash provided by operating activities of $369.7 million during 2006 includes net income, excluding non-cash items, of $185.9 million. Net changes in assets and liabilities also increased cash flow and resulted from the collection of an overdue receivable from Flight Options, LLC (a former affiliate of the Predecessor), lower finance receivables and higher deposits received from customers reflecting the growth in our backlog from our Business and General Aviation segment. This was partially offset by increased inventory levels partially due to year-end delivery delays of the Premier 1A.

Cash used in investing activities of $47.0 million during 2006 included capital expenditures of $46.1 million primarily related to company-manufactured tooling and $1.7 million of additions to intangible assets primarily related to investment in software, offset by proceeds from sales of fixed assets.

Cash used in financing activities of $323.8 million during 2006 represents net transfers to Raytheon.

Year Ended December 31, 2005. Cash provided by operating activities of $91.4 million during 2005 includes net income, excluding non-cash items, of $113.1 million, partially offset by net changes in assets and liabilities. The net changes in assets and liabilities resulted from an increase in receivables from Flight Options, LLC (a former affiliate of the Predecessor), offset by an increase in accounts payable and accrued liabilities due to timing of materials receipts and increases in accrued product warranty and accrued state income tax.

Cash used in investing activities of $39.0 million during 2005 included capital expenditures of $39.8 million primarily related to company-manufactured tooling and $2.2 million of additions to intangible assets primarily related to investment in software offset by proceeds from sales of fixed assets.

Cash used in financing activities of $44.0 million during 2005 represents net transfers to Raytheon.

Liquidity and Capital Resources

Our principal sources of liquidity consist of cash generated by operations and borrowings under our revolving credit facility.

In connection with the Acquisition, we issued $1,100.0 million of notes, including $400.0 million of 8.5% Senior Fixed Rate Notes due April 1, 2015, $400.0 million of 8.875%/9.625% Senior PIK-Election Notes due April 1, 2015 and $300.0 million of 9.75% Senior Subordinated Notes due April 1, 2017. In February 2008, we exchanged these notes for new notes with identical terms, except that the new notes have been registered under the Securities Act of 1933 and do not bear restrictions on transferability mandated by the Securities Act or certain penalties for failure to file a registration statement relating to the exchange. In addition in connection with the Acquisition, we entered into senior secured credit facilities totaling $1,810.0 million, consisting of a $1,300.0 million term loan drawn at the close of the Acquisition, an undrawn $400.0 million revolving credit facility and a $110.0 million synthetic letter of credit facility.

The indentures governing the notes and the credit agreement governing our senior secured credit facilities contain a number of covenants imposing significant restrictions on our business. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. The restrictions these covenants place on us include limitations on our ability to:

•	incur indebtedness or issue disqualified stock or preferred stock;

•	pay dividends on, redeem or repurchase our capital stock;

•	make investment or acquisitions;

•	create liens;

•	sell assets;

•	engage in sale and leaseback transactions;

•	restrict dividends or other payments to us;

•	guarantee indebtedness;

•	engage in transactions with affiliates; and

•	consolidate, merge or transfer all or substantially all of our assets.

We have substantial indebtedness. As of December 31, 2007, our total indebtedness was $2,446.9 million, including $56.6 million of short-term obligations payable to a third party under a financing arrangement. We also had an additional $400.0 million available for borrowing under our revolving credit facility as well as up to $110.0 million of available letter of credit issuances under a synthetic letter of credit facility. In addition, our senior PIK-election notes permit us to pay interest by increasing the principal amount thereunder (“PIK-interest”) rather than paying cash interest through April 1, 2011. If we were to elect to pay PIK-interest for all periods in which we have the option, we will incur indebtedness in an amount equal to such interest. Our liquidity requirements are significant, primarily due to debt service obligations.

Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that largely are beyond our control.

Our credit agreement includes a covenant which requires us to maintain specified quarterly consolidated secured debt ratios commencing March 31, 2008. In addition, our year end consolidated secured debt ratios determine the annual amount of mandatory prepayment due under our credit agreement, if any. The consolidated secured debt ratio is the ratio of our consolidation secured debt less cash on hand at the end of each period divided by a rolling 12-month calculation of our debt-covenant defined earnings before interest, taxes, depreciation, and amortization (“DC EBITDA”). DC EBITDA is calculated based on the company’s net income adjusted for (i) interest, taxes, depreciation, and amortization expense, (ii) non-recurring transition costs as a result of the Acquisition (iii) non-recurring inventory step-up costs and other non-recurring purchase accounting impacts, (iv) non-cash compensation expense, (v) project start up, ramp up, and launch costs including the development of new aircraft, (vi) management fees paid to our principal external shareholders, (vii) minority interest adjustments, and (viii) miscellaneous other adjustments that were not applicable during the nine months ended December 31, 2007. Based on our performance against this ratio as of December 31, 2007, there will be no mandatory prepayment in 2008.

Senior Secured Credit Facilities. In connection with the Acquisition, we entered into senior secured credit facilities with a syndicate of financial institutions led by Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P., as joint lead arrangers. The senior credit facilities provide for senior secured financing of up to $1,810.0 million, consisting of: (i) a $400.0 million revolving credit facility, inclusive of a $10.0 million (U.S. dollar equivalent) sub-facility available to us in U.K. pound sterling, with a final maturity in March 2013; (ii) a $110.0 million synthetic letter of credit facility, with a final maturity in March 2014; and (iii) a $1,300.0 million term loan available to us in U.S. dollars, with a final maturity in March 2014. Our revolving credit facility requires that we comply with a maximum secured debt ratio covenant.

Notes. We issued an aggregate of $1,100.0 million of outstanding notes in connection with the Acquisition that were replaced with the exchange notes described above. The notes are our unsecured obligations and are guaranteed by certain current and future wholly-owned subsidiaries that guarantee our obligations under the senior secured credit facilities. Interest on the senior fixed rate notes accrues at the rate of 8.50% per annum and interest on the senior subordinated notes accrues at the rate of 9.75% per annum. Cash interest on the senior PIK-election notes accrues at the rate of 8.875% per annum and the PIK-interest accrues at the cash interest rate per annum plus 0.75%. Interest is payable in cash, except as discussed above with respect to our ability to elect to pay PIK-interest, rather than cash interest, on the senior PIK-election notes through April 1, 2011.

At December 31, 2007, we had $569.5 million of cash and cash equivalents. We are developing a cash deployment plan that may include any combination of prepayment of our term loan, repurchase of notes, strategic acquisitions or other investments in our business. Our management believes that our cash on hand, together with cash from operations and, if required, borrowings under the multi-currency revolving credit facility of our senior secured credit facilities, will be sufficient to meet our cash requirements through 2008.

Industrial Revenue Bonds. One of our subsidiaries utilizes Industrial Revenue Bonds (“IRBs”) issued by Sedgwick County, Kansas to finance the purchase and/or construction of certain real and personal property. We then lease the property purchased with the IRB proceeds from the county. Tax benefits associated with IRBs include a provision for a 10-year property tax abatement and a sales tax exemption from the Kansas Department of Revenue. At the time of the Acquisition, Raytheon held IRBs with an aggregate principal amount of $454.2 million. As part of the Acquisition, Raytheon assigned to us the IRBs and, therefore, we are the bondholder as well as the borrower/lessee of the property purchased with the IRB proceeds. We record the property on our consolidated balance sheet, along with the capital lease obligation to repay the proceeds of the IRB. As holder of the bonds, we have the right to offset the amounts due by our subsidiary with the amounts due to us; accordingly no net debt associated with the IRBs is reflected on our consolidated financial statements. Upon maturity or redemption of the bonds, title to the leased property reverts to our subsidiary. At December 31, 2007 we hold bonds with an aggregate principal amount of $420.4 million. The accounting for these IRBs is in accordance with Financial Accounting Standards Board’s Interpretation (“FIN”) No. 39, Offsetting of Amounts Related to Certain Contracts—an interpretation of APB Opinion No. 10 and FASB Statement No. 105.

Seasonality

In recent years, a significant portion of our Business and General Aviation aircraft deliveries have occurred during the fourth quarter of the year. Given the long lead time involved in the production of aircraft, it is necessary to build aircraft throughout the year in support of the higher fourth quarter delivery volume. As a result, our working capital levels typically rise during the first three quarters of the year and are reduced significantly during the fourth quarter. Any disruptions to our business or delivery schedule during the fourth quarter could have a disproportionate effect on our full-year financial operating results.

Backlog

Orders for general aviation aircraft are included in backlog upon receipt of an executed contract. Orders from the U.S. and foreign governments are included in backlog upon receipt of an executed contract up to the authorized funding limit. Our backlog was approximately $6.3 billion at December 31, 2007. Backlog at December 31, 2007 includes significant orders with NetJets and the U.S. Government.

Contractual Obligations

The following table summarizes our contractual cash obligations as of December 31, 2007.

							2013 and
(In millions)	Total	2008	2009	2010	2011	2012	beyond
Outstanding notes	$1,100.0	$—	$—	$—	$—	$—	$1,100.0
Senior secured credit facilities	1,290.3	13.0	13.0	13.0	13.0	13.0	1,225.3
Interest obligations(1)	1,368.0	194.1	191.7	190.7	189.4	189.1	413.0
Purchase obligations	1,432.0	1,304.0	101.9	8.3	3.4	4.5	9.9
Operating lease commitments	57.0	7.0	6.6	3.2	2.6	1.6	36.0
Promissory notes	56.6	56.6	—	—	—	—	—

Total	$5,303.9	$1,574.7	$313.2	$215.2	$208.4	$208.2	$2,784.2

(1)	Interest on variable rate debt was calculated using the interest rate in effect for the December 31, 2007 reset. Variable rate debt was approximately 24% of our total debt at December 31, 2007. Calculations of interest for the PIK-election notes assume payment of interest in cash.

Purchase obligations in the table above represent agreements with suppliers to purchase goods or services that are enforceable and legally binding. We enter into contracts with some customers, primarily the U.S. Government, which entitles us to full recourse for costs incurred, including purchase obligations, in the event the contract is terminated by the customer for convenience. These purchase obligations are included above notwithstanding the amount for which we are entitled to full recourse from our customers.

Interest on the notes is paid semi-annually on April 1 and October 1. The interest rate for the senior fixed rate notes and senior subordinated notes is 8.50% and 9.75%, respectively, and is payable in cash. Interest payable on the senior PIK-election notes for the initial interest period ending October 1, 2007 was paid in cash. For any interest period thereafter through April 1, 2011, HBAC may elect to pay interest on the senior PIK-election notes, at its option: entirely in cash, entirely by increasing the principal amount of the senior PIK-election notes (“PIK interest”), or 50% cash interest and 50% PIK interest. Cash interest will accrue at a rate of 8.875% per annum and PIK interest will accrue at a rate of 9.625% per annum. HBAC will elect the form of interest payment with respect to each interest period prior to the beginning of the applicable interest period and will pay interest in cash for the interest period commencing October 1, 2007. In the table above, calculations of interest for the PIK-election notes assume payment in cash.

There is no schedule detailing the cash impact associated with the income tax benefit for uncertain tax positions due to the uncertainty involving when this benefit will reverse.

We currently estimate that required pension plan cash contributions will be approximately $0.7 million and discretionary cash contributions will be zero in 2008. We expect to contribute approximately $1.0 million to fund other post-retirement benefit obligation in 2008. Estimates for 2009 and beyond have not been provided due to the significant uncertainty of these amounts, which are subject to change with respect to future interest rates, asset returns and pension funding reform. In addition, pension contributions are eligible for future recovery through the pricing of products and services to the U.S. Government; therefore, the amounts noted above are not necessarily indicative of the impact these contributions will have on our liquidity.

In August 2006, the Pension Protection Act of 2006 (the Pension Act) was signed into law. Under the Pension Act, companies will be required to fully fund their pension plans over a seven-year period. For defense contractors, the new funding rules become effective no sooner than 2008 and no later than 2011, depending on when the Cost Accounting Standards Board aligns the Cost Accounting Standards with the new funding requirements. We are currently assessing the Pension Act and its potential impact on pension funding pending further regulations and guidance to be released by the Internal Revenue Service, Department of Labor and Department of Treasury.

Effective January 1, 2007, all eligible newly-hired or rehired employees participate in a new defined contribution plan in lieu of our existing pension plans, subject to any applicable collective bargaining agreements. Our current eligible employees will continue to participate in our existing pension plans without any changes to level of benefits or payment options. This change is not expected to have a material impact on our estimated pension expense or contributions in 2008.

Off-Balance Sheet Arrangements

We use customary off-balance sheet arrangements, such as operating leases and letters of credit in the normal course of our business. In the future, we may issue letters of credit to support customer cash deposits and to guarantee performance of our contractual obligations. None of these arrangements has or is likely to have a material effect on our results of operations, financial condition or liquidity.

Inflation

Since the primary elements of our operating costs are purchased components and raw materials, annual escalation in commodity and materials pricing could have a significant impact on our product cost. We have long-term agreements with many of our major suppliers to minimize potential price volatility. In some cases, our supply arrangements contain inflationary adjustment provisions based on accepted industry indices, and we typically include an inflation component in estimating our supply costs.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Exchange Rate Risk

Our sales are denominated primarily in U.S. dollars. As a result of contracts with certain suppliers, we have expenses that are denominated in U.K. pound sterling. Therefore, movements in exchange rates could cause our expenses to fluctuate, affecting our profitability and cash flows. We use foreign currency forward contracts to reduce our exposure to currency exchange rate fluctuations. The objective of these contracts is to minimize the impact of currency exchange rate movements on our operating results. We do not use these contracts for speculative or trading purposes.

At December 31, 2007 we had foreign exchange contracts to buy U.K. pound sterling for dollar equivalent amounts of $466.4 million. At December 31, 2007 we had foreign exchange contracts to sell U.K. pound sterling for U.S. dollar equivalent amounts of $12.9 million. The foreign exchange contracts have been accounted for in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities and SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (collectively, “SFAS 133”). SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized as either assets or liabilities at fair value. In accordance with SFAS 133, the foreign exchange contracts are accounted for as cash flow hedges. The fair value of the unrealized gains and losses on foreign exchange contracts was a non-current asset of approximately $11.7 million and a current liability of $6.0 million at December 31, 2007.

Interest Rate Risk

We are subject to interest rate risk in connection with our long-term debt. Our principal interest rate exposure relates to outstanding amounts under our senior secured credit facilities. Our senior secured credit facilities provide for variable rate borrowings of up to $1,690.3 million including availability of $400.0 million under our revolving credit facility. We have entered into an interest rate swap agreement with an investment bank to swap $900.0 million of our variable rate debt to fixed rate debt as discussed below under “Interest Rate Swaps.”

Assuming the senior secured credit facilities are fully drawn, each one-eighth percentage point increase or decrease in the applicable interest rates would correspondingly change our interest expense on the senior secured credit facilities by approximately $1.2 million per year.

Interest Rate Swaps

In connection with entering into the senior credit facilities, we entered into interest rate swaps with Goldman Sachs Capital Markets L.P. Pursuant to the swaps which became effective on April 9, 2007, we will swap three month LIBOR rates for fixed interest rates of 4.91% on a notional amount of $900.0 million for the period from March 26, 2007 to December 30, 2007; $765.0 million for the period from December 31, 2007 through December 30, 2008; $420.0 million for the period from December 31, 2008 through December 30, 2009; $335.0 million for the period from December 31, 2009 through December 30, 2010; and $150.0 million for the period from December 31, 2010 through December 30, 2011.

We account for the swaps under SFAS 133 as cash flow hedges and record effective changes in fair value of the swaps within accumulated other comprehensive income.

Summary of Critical Accounting Policies

Revenue Recognition

Revenue for aircraft sales is recognized in accordance with SOP 81-1. For the majority of our aircraft sales, SOP 81-1 is applied using the units-of-delivery method to measure progress towards completion. Actual sales and costs values for the unit being delivered are used as the basis for recording revenue and its associated margin. Under this method, revenue is recognized when title to an airworthy aircraft is transferred to the customer.

In connection with sales under the JPATS contract, SOP 81-1 is applied using the cost-to-cost method to measure progress towards completion. Under this method, cost and margin are recorded as revenue based on the ratio of costs incurred-to-date to the total estimated costs at the completion of the contract. Accordingly, management must apply judgment to determine the estimated contract revenue and costs at completion. Contract estimates are reviewed periodically to determine whether revisions to contract values or estimated costs at completion are necessary. The effects of changes in estimates resulting from any such revisions are reflected in the period the estimates are revised using a cumulative catch-up adjustment. A significant change in estimate could have a material impact on our operating results in the period the change occurs.

We recognize revenue on aircraft parts and services as the part is shipped or as the service is rendered.

Pension Costs

We have pension plans covering the majority of our employees. Our pension expense is expected to be approximately $7.8 million in 2008 and $10.5 million in 2009. The selection of the assumptions used to determine pension expense involves significant judgment. Our long-term return on asset (“ROA”) and discount rate assumptions are the key variables in determining pension expense.

To develop the long-term ROA assumption, we perform periodic studies which consider our asset allocation strategies, recent and anticipated future long-term performance of individual asset classes, and the associated risk. The potential exists to either outperform or underperform the broader markets. The expected long-term ROA assumption for our domestic pension plans for 2008 and 2009 is 8.00%, unchanged from 2007.

The investment asset allocations at December 31, 2007 were as follows:

Equities	48.7%
Debt Securities	41.6%
Other	9.7%

100.0%

The discount rate assumption is determined by using a model consisting of a theoretical bond portfolio for which the timing and amount of cash flows approximates the estimated benefit payments of our pension plans. The discount rate assumption for our pension plans for 2008 and 2009 is 6.5%, an increase from 6.0% in 2007.

Holding all other factors constant, the estimated impact on 2008 and 2009 pension expense caused by hypothetical changes to key assumptions is as follow:

(In millions)
2008 Assumptions	25 Basis Points Increase		25 Basis Points Decrease
Pension Obligation Discount Rate	$3.2	Pension Expense Decrease	$3.2	Pension Expense Increase
Expected Long term ROA	$2.0	Pension Expense Decrease	$2.0	Pension Expense Increase

2009 Assumptions	25 Basis Points Increase		25 Basis Points Decrease
Pension Obligation Discount Rate	$3.0	Pension Expense Decrease	$3.0	Pension Expense Increase
Expected Long term ROA	$2.1	Pension Expense Decrease	$2.1	Pension Expense Increase

Other variables that can impact the pension funded status and expense include demographic experience such as the rates of salary increase, retirement, turnover and mortality. Assumptions for these variables are set based on actual and projected plan experience. The effect on 2008 expense from the change in mortality assumption in 2007 was a decrease of $1.9 million for all plans.

In addition, at December 31, 2007 we had $44.9 million of deferred gains resulting primarily from differences between actual and assumed asset returns, changes in discount rates and differences between actual and assumed demographic experience. To the extent we continue to have fluctuations in these items we will experience increases or decreases in our funded status and related accrued retiree benefit obligation. The deferred losses are amortized and included in future pension expense over the average employee service period of approximately 10.5 years. We adopted Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of Financial Accounting Standard Board (“FASB”) Statements No. 87, 88, 106 and 132(R) (“SFAS 158”) for the year ended December 31, 2006 which resulted in a $22.4 million decrease in other assets, a $48.1 million increase in accrued retiree benefits and other long-term liabilities and a corresponding $45.9 million decrease, net of taxes, in accumulated other comprehensive income (loss) in stockholders’ equity.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Deferred income tax assets and liabilities are recognized for future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is recorded to reduce deferred income tax assets to an amount that, in the opinion of management, will more likely than not be realized.

HBAC records an income tax expense or benefit based on the net income earned or net loss incurred in each tax jurisdiction and the tax rate applicable to that income or loss. In the ordinary course of business, there are transactions for which the ultimate tax outcome is uncertain. The final tax outcome of these matters may be different than the estimates originally made by management in determining the income tax provision. A change to these estimates could impact the effective tax rate and, subsequently, net income or net loss. The effect of changes in tax rates is recognized during the period in which the estimate is updated.

Intangible Assets

Intangible assets consist of initial fair values of trade names, trademarks, order backlog, customer relationships, technological knowledge, and computer software. Intangible assets have been reflected at fair value in the opening balance sheet of HBAC. The weighted average amortization periods assigned to acquired intangible assets are: 3 years for order backlog, 4 years for computer software, 10 years for trademarks and trade names with definite lives, 15 years for technological knowledge and 17 years for customer relationships.

Goodwill and Other Intangible Assets

Goodwill and intangible assets with indefinite lives are evaluated in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Goodwill and indefinite-lived intangible assets are reviewed for impairment in the fourth quarter of each year or when facts and circumstances indicate possible impairment. We compare the assets' fair value, which is determined based on analyses of future discounted cash flows, to its carrying value in order to determine if an impairment charge is warranted. The estimates of future cash flows involve considerable management judgment and are based upon assumptions concerning expected future operating performance and economic conditions. A determination that goodwill is impaired in a future period could result in a significant impairment charge in the period in which the determination is made.

HBAC defines its reporting units on an operating segment basis and conducts its review for impairment on an operating segment basis.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, management determines whether long-lived assets are to be held-for-use or held-for-disposal. Upon indication of possible impairment, management evaluates the recoverability of held-for-use long-lived assets by measuring the carrying amount of the assets against the related estimated undiscounted future cash flows. When an evaluation indicates that the future undiscounted cash flows are not sufficient to recover the carrying value of the asset, the asset is written down to its estimated fair value. In order for long-lived assets to be considered held-for-disposal, management must have committed to a plan to dispose of the assets. Once deemed held-for-disposal, the assets are stated at the lower of carrying amount or net realizable value.

Stock-Based Compensation

Certain HBAC employees are participants in various HBI stock compensation plans. HBAC accounts for stock option plans and restricted share plans in accordance with SFAS No.123(R), Share-Based Payments. The expense attributable to HBAC employees is recognized over the requisite service period.

Product Warranty

Warranty provisions related to commercial aircraft and parts sales are determined based upon an estimate of costs that may be incurred for warranty services over the period of coverage ranging from one to five years on all products, excluding the Hawker 4000, and up to 10 years on the Hawker 4000. We estimate our warranty costs based on historical warranty claim experience. The warranty accrual is reviewed quarterly to verify that it appropriately reflects the estimated remaining obligation based on the anticipated expenditures over the balance of the obligation period. Adjustments are made when actual warranty claim experience causes management to revise its estimate. The effects of changes in estimates are reflected in the period the estimates are revised.

For new aircraft introductions like the Hawker 4000, we estimate an initial warranty amount based in part on our historical experience for similar aircraft.

Warranty provisions related to aircraft deliveries on contracts accounted for under SOP 81-1 using the cost-to-cost method to measure progress towards completion are recorded as contract costs as the work is performed. The estimation of these costs is an integral part of the revenue recognition process for these contracts.

If actual warranty experience differs significantly from current estimates, future warranty expense may be similarly affected.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the expected impact on its financial statements of adopting SFAS 157. In December 2007, the FASB proposed FASB Staff Position (“FSP”) FAS 157-b to allow a one-year deferral of adoption of SFAS 157 for nonfinancial assets and nonfinancial liabilities that are recognized at fair value on a nonrecurring basis. The comment deadline for FSP FAS 157-b was January 16, 2008. In November 2007, the FASB issued proposed FSP SFAS 157-a—Application of FASB Statement No. 157 to FASB Statement No. 13 And Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions. The comment deadline on this proposed FSP was January 4, 2008. The ultimate outcome of these recent developments is currently unknown.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statements No. 115 (“SFAS 159”). SFAS 159 permits entities to choose, at specified election dates, to measure eligible items at fair value (the “fair value option”). A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting period. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The effect, if any, of adopting SFAS 159 on our financial position and results of operations has not yet been determined.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) establishes a framework for principles and requirements relating to how an acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. This accounting standard is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. The effect, if any, of adopting SFAS 141(R) on our financial position and results of operations has not yet been determined. The impact of adopting SFAS 141(R) will depend on the nature, terms and size of business combinations completed after the effective date.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements- an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 amended Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This accounting standard is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. The effect, if any, of adopting SFAS 160 on our financial position and results of operations has not yet been determined.

BUSINESS

Our Products and Services

We conduct our business through three segments: Business and General Aviation; Trainer Aircraft; and Customer Support, each of which is described below.

Business and General Aviation

Our Business and General Aviation segment designs, develops, manufactures, markets and sells commercial and specially modified general aviation aircraft. The segment manufactures one of the broadest product lines in the industry including business jet, turboprop and piston aircraft. We believe our extensive product line, as described below, enables us to attract and retain a broad range of corporate, fractional and charter operators and individual customers. Our Business and General Aviation segment sells aircraft through various distribution channels to include direct single unit retail sales, fleet (multiple unit) sales to larger operators, and our authorized dealer network.

Hawker 4000

The Hawker 4000 is our first entry into the super midsize jet market. It is one of only two certified all-composite fuselage business jets in the general aviation market (our Premier 1A is the other). We believe its performance characteristics and 2008 typically equipped list price of approximately $21 million will make it a strong competitor in its segment and provide our existing midsize jet customers an opportunity to upgrade. The Hawker 4000 is typically configured for eight passengers, is operated by two pilots and has a maximum cruise speed of 557 miles per hour. Its unique wing design enhances aerodynamic efficiency, providing a range of more than 3,100 nautical miles. This range makes the Hawker 4000 capable of non-stop transcontinental and transatlantic travel. We expect to begin deliveries in the near term.

Hawker 900XP Family

In the third quarter of 2007, we began deliveries of the Hawker 900XP, the latest derivative of the Hawker 850XP. The Hawker 900XP has a range of over 2,700 nautical miles, and we expect its new engine technology to provide a reduction in operating costs and improvement in maintenance inspection intervals over the Hawker 850XP. The Hawker 900XP has a 2008 typically equipped list price of approximately $15 million.

The Hawker 850XP has a 2008 typically equipped list price of approximately $14 million, a range of approximately 2,500 nautical miles and can carry up to eight passengers with two pilots. Once remaining customer orders are satisfied, production of the Hawker 850XP will be discontinued.

According to the GAMA data the Hawker 800, 850XP and 900XP had a combined 37% share of the midsize aircraft segment in 2007.

In early 2008, we expect to begin deliveries of the recently certified Hawker 750, also a derivative of the Hawker 850XP. The Hawker 750 will be a product offering in the light midsize aircraft segment, and provide additional cargo capacity, state-of-the-art avionics, a wider cabin than typical aircraft in its class and a range of approximately 2,000 nautical miles that is well suited for European-based operators. The Hawker 750 has a 2008 typically equipped list price of approximately $12 million.

Hawker 400XP

The Hawker 400XP has been the best or second best selling light jet in each of the past five years, based on GAMA data, and represented approximately 24% of 2007 deliveries in the light jet market. The Hawker 400XP has a 2008 typically equipped list price of approximately $7 million, can carry up to eight passengers with two pilots and has a maximum range of approximately 1,400 nautical miles.

Beechcraft Premier 1A

The Premier entered service in 2001 to compete in the entry level segment of the business jet market. It is the first Federal Aviation Administration (“FAA”) certified all-composite fuselage business jet, and provides a superior combination of speed, cabin size and avionics for its class. The Premier 1A derivative, introduced in 2005, has a 2008 typically equipped list price of approximately $6 million and can carry up to six passengers with a range of approximately 1,360 nautical miles. Additionally, the Premier 1A’s single pilot certification makes it a desirable aircraft for owner/operators seeking a business jet for personal use.

King Air Family

King Air is a leading name in turboprop aircraft, with approximately 43% of the passenger turboprop market in 2007, according to the GAMA data. The King Air family, currently comprised of the King Air 350, B200GT and C90GTi, has 2008 typically equipped list prices of approximately $6 million, $5 million and $3 million and ranges of approximately 1,500, 1,600 and 1,000 nautical miles, respectively. The King Air 350, B200GT and C90GTi typically are configured to carry nine passengers, seven passengers and five passengers, respectively, and can all be operated by a single pilot. Its squared-oval cabin design provides a spacious feel in the interior. The King Air 350 is the flagship of the King Air brand with the most advanced performance and largest interior seating capacity. The new King Air 350ER (extended range) provides an option to increase the operating range of the King Air 350 platform. The 350ER has a maximum range of 2,500 nautical miles and is capable of “loiter times” over a station or on a patrol route of over seven hours, making this platform well suited for a variety of special mission applications. The King Air B200GT cruises at 35,000 feet and handles runways as short as 2,600 feet. It also offers a comparatively low maintenance cost for its class and hourly operating costs lower than jet competitors. The B200GT entered the market as a direct response to customer feedback desiring faster cruise speeds. The B200GT has a maximum cruise speed of 305 knots, 20 knots faster than the previous B200 model, as a result of a new engine developed specifically for the B200GT. The King Air C90GTi offers the flexibility to operate from short unimproved runways. The recent upgrade of the King Air C90GTi incorporates an industry leading avionics system, previously installed on the King Air B200GT and the King Air 350, and brings the avionics in line with the King Air B200GT and King Air 350. The C90GTi is the lowest priced twin turbine business aircraft with the industry leading avionics system and ensures a logical pilot migration path to the larger King Air and Premier 1A models.

Baron/Bonanza

The Beechcraft Baron and Bonanza models are leaders in the executive piston aircraft market. The twin-engine Baron G58 has a 2008 typically equipped list price of approximately $1 million and a range of approximately 1,500 nautical miles. The single-engine Bonanza G36 has a 2008 typically equipped list price of approximately $0.6 million and a range of approximately 900 nautical miles. These aircraft can carry up to five passengers and can be operated by one pilot. Both models have a sophisticated avionics suite and one of the most advanced autopilot systems offered in a piston aircraft today.

Special Mission Aircraft

We also offer government customers modified versions of our general aviation aircraft for use in special missions including search and rescue, maritime surveillance, border patrol, air ambulance, flight inspection and electronic intelligence gathering missions.

Product Development

We believe derivative models refresh our product line and typically generate increased sales volume. Over the past four years, we have successfully introduced 11 derivative models. Four new derivative aircraft (the Hawker 900XP, the King Air 350ER, the King Air B200GT and the King Air C90GTi) entered service in 2007. Early in 2008, we certified the Hawker 750 and expect to begin delivery of it and of the Hawker 4000 in the near term. Additionally, the introduction of the Hawker 4000 and Hawker 750 will enable us to compete in two new market segments. We will be able to offer our customers an extensive product line that ranges from a single engine piston to a super midsize jet. We plan to focus our research and development efforts on derivative models of our existing aircraft.

Trainer Aircraft

Our Trainer Aircraft segment designs, develops, manufactures, markets and sells military training aircraft and spares. Its customers include the U.S. and foreign governments. The segment manufactures our primary military trainer aircraft, the T-6A Texan II (“T-6A”). In 1995, RA was awarded the U.S. Air Force and the U.S. Navy’s Joint Primary Aircraft Training System (“JPATS”) program. Under this contract, we continue to be the sole source provider to the U.S. Air Force and the U.S. Navy of their primary military trainer aircraft. Through December 31, 2007, we and RA have delivered 370 trainer aircraft under the JPATS contract. In addition, RA sold and delivered 26 T-6A trainers to NATO Flying Training of Canada and 45 T-6A trainers to the Hellenic Air Force of Greece. We are currently pursuing other opportunities with governments around the world. Our Trainer Aircraft segment also provides training and logistics support and aftermarket parts and services. We expect the U.S. Government to continue to require product support for T-6A trainers through 2050.

Customer Support

Our Customer Support segment provides parts, maintenance and flight services to our estimated installed fleet of over 36,000 aircraft. We sell parts from our headquarters in Wichita, Kansas and operate distribution warehouses in Dallas, Texas and Liege, Belgium. Support services include maintenance, repairs and refurbishment, as well as airframe and avionics modifications and upgrades. Our service and support network includes the largest number of jet and turboprop service centers in the industry, comprising 10 company-owned service centers in the United States, the United Kingdom and Mexico, as well as 92 company-authorized third party service centers in 25 countries.

We seek to increase our share of the aftermarket services provided to our customers by continuing to improve our service standards, expanding our product offerings and improving distribution capabilities. We seek to reach industry-leading service levels and to improve the profitability of our service network.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Segment Results” and Note 16 to the Consolidated Financial Statements for financial information for each of our business segments. Financial information for geographic areas can be found in Note 16.

Our Business Strategy

Continue Product Innovation and Derivative Development

We believe derivative models refresh our product line and typically generate increased sales volume. Over the past four years, we have successfully introduced 11 derivative models. Three new derivative aircraft (the Hawker 900XP, the King Air 350ER, and the King Air B200GT) have entered into service thus far in 2007 and by early 2008, we expect three more derivatives to enter the market (King Air C90GTi, Hawker 4000 and Hawker 750). Additionally, the introduction of the Hawker 4000 and Hawker 750 allows us to compete in two new market segments. We will be able to offer our customers a full product line that ranges from a single engine piston to a super midsize jet. We plan to focus our research and development efforts on derivative models of our existing aircraft rather than clean sheet aircraft.

Increase Global Presence

        We continue to add resources to our international sales effort and to our overall marketing program to support our growth in markets outside the U.S. We currently have the largest installed fleet of turboprop and business jet aircraft in Latin America and Africa and we believe that our King Air products are ideally suited for the level of infrastructure available in many developing nations. We are experiencing significant growth for our general aviation aircraft in Europe and Asia, particularly in Russia, India and Turkey. We intend to market our T-6A trainers and its derivatives to foreign governments. Our success to date has increased the percentage of sales from outside the U.S. from 13% in 2004 to 39% for the nine months ending December 31, 2007.

Optimize and Expand Our Customer Support Business

We seek to increase our share of the aftermarket services provided to our customers by continuing to improve our service standards, expanding our product offerings, improving distribution capabilities and implementing strategic pricing initiatives. We seek to reach industry-leading service levels and to improve the profitability of our service network. We are exploring a sale of the assets of our fuel and line business, which consists of seven fixed-based operations providing general aviation fuel and line services, in order to focus resources on our core customer support activities.

Employees

As of December 31, 2007, we have approximately 9,300 employees, of whom approximately 80% are located in Kansas. In addition to our manufacturing employees, we have approximately 975 trained field service personnel worldwide. We employ a team of approximately 925 engineers and technical employees who have helped pioneer advanced technologies and manufacturing processes.

Approximately 4,600 of our hourly employees at our Wichita and Salina, Kansas facilities are covered by a collective bargaining agreement with the International Association of Machinists and Aerospace Workers (“IAM”). The existing three year contract expires on August 3, 2008. Our Little Rock, Arkansas facility, which has approximately 500 hourly employees, and our U.S. service facilities, which collectively have approximately 750 employees, are not covered by a collective bargaining agreement. Our service facility in Chester, England has a two-year union contract covering approximately 250 employees that was negotiated earlier in 2007 and expires on April 1, 2009.

We believe our relationship with our employees is satisfactory.

Sales

We currently have an extensive network of general aviation dealers as well as 41 regional sales representatives around the world. We employ specialized sales teams for our Hawker and Beechcraft product lines and our trainer and special mission products. We are currently expanding our sales force in key markets to better serve our growing international customer base. We sell parts through a variety of channels, including our headquarters in Wichita, Kansas, and our 10 company-owned and 92 company-authorized third party service centers. We sell support services through our company-owned service centers.

We continue to add resources to our international sales effort and to our overall marketing program to support our growth in markets outside the U.S. We currently have the largest installed fleet of turboprop and business jet aircraft in Latin America and Africa and we believe that our King Air products are ideally suited for the level of infrastructure available in many developing nations. We are experiencing significant growth for our general aviation aircraft in Europe and Asia, particularly in Russia, India and Turkey. We intend to market our T-6A trainers and its derivatives to foreign governments. Our success to date has increased the percentage of sales from outside the U.S. from 13% in 2004 to 39% for the nine months ending December 31, 2007.

Suppliers and Raw Materials

Our key supplies vary from raw materials, such as aluminum, to completed aircraft components and major assemblies, such as engines, avionics, fuselages and wings. Purchased components and sub-assemblies accounted for approximately 95% of our direct material cost for the nine months ending December, 31 2007. We expect that major aircraft systems and structures will continue to comprise a substantial portion of our supply costs.

Pricing arrangements with our suppliers generally include multi-year contracts with fixed-price and/or annual price escalation clauses based on published economic indices.

Approximately 50% of our direct material purchases are from the following four major suppliers: Pratt & Whitney Canada (engines), Honeywell (engines, avionics, environmental control, auxiliary power units and lighting), Rockwell Collins (avionics) and Airbus (certain wings and fuselages).

Currently we have no one supplier representing more than 10% of cost of sales.

A significant portion of components in each of our aircraft designs, such as engines and avionics, are co-developed with our suppliers and, therefore, are often sole-sourced with the supplier of a particular component. Approximately 85% to 90% of our supplies are custom ordered, engineered into the aircraft design and governed by FAA aircraft certification. Therefore, changing an existing supplier’s design is often cost prohibitive because it requires FAA re-certification.

Manufacturing and Engineering

Manufacturing

We maintain four manufacturing facilities in Wichita and Salina, Kansas; Little Rock, Arkansas; and Chihuahua, Mexico.

Our manufacturing operations are organized into three principal areas: 1) fabrication of detail parts, composite structures and small structural assemblies; 2) aircraft assembly integration and testing for all Business and General Aviation aircraft; and 3) aircraft assembly integration, testing and delivery of all T-6A aircraft. The business units, process centers and support organizations work together with a view towards maximizing performance and efficiency throughout the manufacturing process. We continually strive to improve productivity and reduce costs through lean manufacturing and other initiatives.

Our core manufacturing competencies include:

•	composites design and manufacturing processes;

•	structural airframe assembly;

•	metal bonding processes;

•	aircraft system installation; testing and flight test operations; and

•	aircraft completion, including custom interiors and paint.

We have pioneered the development of a carbon composite technology to produce the Premier 1A and Hawker 4000 fuselages, which have approximately half of the number of parts of a traditional metal fuselage.

Engineering

As of December 31, 2007, we had approximately 925 engineering and technical employees. We have an experienced, talented design organization and a versatile test organization which have completed numerous certification programs over the last five years. In addition, we have a highly respected air safety investigation team and approximately 90 experienced engineers appointed by the FAA to approve engineering data used for certification. Our employees possess a broad base of engineering skills in metal and composite fabrication and assembly, chemical processing and finishing, tooling design and development, systems and controls.

We use advanced design tools, including computational flow dynamics that is the core of swept-wing technology, and CATIA®, a single database 3-D design tool with associated software and processes that automate and link designs with manufacturing.

Research and Development

Our research and development efforts are focused on developing technologies that will improve our existing products and our manufacturing processes. Our development effort is an ongoing process that helps us decrease product costs and streamline manufacturing.

We are currently focused on research in areas such as advanced metallic joining, low cost composites, noise attenuation, efficient structures, systems integration, advanced design and analysis methods and new material application. We collaborate with our major suppliers on product upgrades and often share the associated costs.

Customers

Our diverse customer base includes corporations, fractional and charter operators, governments and individuals around the world. During the nine months ended December 31, 2007, one customer, the U.S. Government, represented approximately 11% of our sales, primarily from our Trainer Aircraft segment. A significant reduction in purchases by the U.S. Government could have a material adverse effect on our financial condition, results of operations and cash flows. Our top 10 customers represented approximately 30% of sales during the same period.

Facilities and Properties

Our facilities consist of manufacturing, corporate office and hangar space, as well as our network of company-owned service centers.

Our principal executive offices and headquarters are located in Wichita, Kansas. Our principal manufacturing facilities are in Wichita and Salina, Kansas; Little Rock, Arkansas; and Chihuahua, Mexico. Our primary distribution facilities are located in Wichita, Kansas; Dallas, Texas and Liege, Belgium.

Location	Activities	Owned/Leased	Square Footage
Wichita, Kansas	Parts processing, engine buildup, major and sub assembly, aircraft painting and interior installation and flight testing	Owned	3.8 million

Salina, Kansas	Sub-assembly for all business and general aviation Beechcraft models and the Hawker 400XP	Leased	0.5 million

Little Rock, Arkansas	Final specialty interior installation for the Hawker 900XP family and the Hawker 4000 and painting for the Hawker 900XP family	Leased	0.4 million

Dallas, Texas	Retail aftermarket parts distribution warehouse	Leased	0.2 million

Chihuahua, Mexico	Sheet metal processing and fabrication of parts and sub-assemblies for general aviation aircraft	Leased	0.2 million

We maintain 10 company-owned service centers in the following locations: Wichita, Kansas; Houston, Texas; Atlanta, Georgia; Van Nuys, California; Indianapolis, Indiana; Little Rock, Arkansas; Tampa, Florida; San Antonio, Texas; Toluca, Mexico and Chester, England. These centers are supplemented by 92 company-authorized third party service centers. Service centers typically provide maintenance, repairs, overhaul, refurbishment and product upgrade services.

Legal Proceedings

We are from time to time subject to, and are presently involved in, litigation or other legal proceedings arising in the ordinary course of business. We are a defendant in a number of product liability lawsuits with respect to accidents involving our aircraft that allege personal injury and property damage and seek substantial recoveries, including, in some cases, punitive and exemplary damages. We maintain partial insurance coverage against such claims at a level determined by management to be prudent. In addition, Raytheon retained all product liability claims arising from incidents occurring after April 1, 2001 until March 26, 2007. We cannot predict the outcome of these matters or whether Raytheon will uphold its indemnity obligations (See “Risk Factors —Risks Relating to Our Business”). We are at risk of losses and adverse publicity stemming from any accident involving aircraft for which we hold design authority. The outcome of litigation in which we have been named as a defendant is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial position, results of operations and liquidity.

On October 12, 2007, an action was filed by Paragon & Co. and Charles A. Lubash in the Superior Court of the State of California, County of Los Angeles against The Goldman Sachs Group, Inc., Sanjeev Mehra (an employee of Goldman, Sachs & Co. and one of our directors), Hawker Beechcraft Inc., Hawker Beechcraft Charter & Management, Inc. and Hawker Beechcraft Services, Inc. The complaint alleges that defendants breached an oral agreement with the plaintiffs whereby the plaintiffs would be compensated in connection with the arrangement and structuring of the acquisition of Raytheon Aircraft and, alternatively, that defendants defrauded plaintiffs in connection with such an arrangement. The plaintiffs seek up to $300 million in damages. On November 20, 2007, defendants removed the action to the federal district court in the Central District of California. Plaintiffs have moved to remand the action to California state court. We intend to vigorously defend the action. The ultimate liability, if any, of this action is presently indeterminable.

Similar to other companies in our industry, we receive requests for information from government agencies in connection with their regulatory or investigational authority in the ordinary course of business. Such requests can include subpoenas or demand letters for documents to assist the government in audits or investigations. We review such requests and notices and take appropriate action.

Government Contracts

All companies engaged in supplying defense-related equipment and services to U.S. Government agencies, either directly or by subcontract, are subject to business risks specific to the defense industry. U.S. Government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. Government’s convenience as well as termination for default based on performance. Upon termination for convenience, we generally would be entitled to compensation only for work done, supplier costs and termination liability made at the time of termination and to receive some allowance for profit on the work performed. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders. Furthermore, on contracts for which we are a subcontractor and not the prime contractor, the U.S. Government could terminate the prime contract for convenience or otherwise, which would likely result in the termination of our subcontract.

Governmental Regulations

Our operations, products and services are subject to oversight by the FAA and its counterpart regulators in jurisdictions outside of the United States. These regulators routinely evaluate aircraft operational and safety requirements and are responsible for certification of new and modified aircraft. These regulators further oversee other aspects of our operations, including the provision of aircraft maintenance services. Failure to comply with the applicable laws, rules and regulations governing aviation in the U.S. or other jurisdictions may subject us to civil penalties, including fines or the suspension or revocation of certain necessary licenses or certifications. Future action by these regulators, including increased scrutiny or a change from past practices, may adversely affect our financial position, results of operations and liquidity, upon our ability to recover our investment in newer aircraft and impair our ability to certify new products.

Defense contractors are subject to many levels of audit, investigation and claims. Agencies that oversee contract performance include: the Defense Contract Audit Agency (“DCAA”), the U.S. Department of Defense (“DOD”), the Inspector General, the Government Accountability Office, the U.S. Department of Justice and Congressional committees. These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The DCAA also reviews the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed or must be refunded if already reimbursed. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties, including treble damages, and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government.

As a U.S. Government contractor, we are subject to specific import and export, procurement and other regulations and requirements. Delays or disapproval of export or import licenses or agreements could delay production and adversely affect our sales. Failure to comply with these regulations and requirements could result in reductions of the value of contracts, contract modifications or termination and the assessment of penalties and fines, and lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various statutes related to procurement integrity, export control, government security regulations, employment practices, protection of the environment, accuracy of records and recording of costs. Under many U.S. Government contracts, we are required to maintain facility and personnel security clearances complying with DOD requirements.

Our operations are also subject to a variety of worker and community safety laws. The Occupational Safety and Health Act (“OSHA”) mandates general requirements for safe workplaces for all employees. In addition, OSHA provides special procedures and measures for the handling of certain hazardous and toxic substances. Our management believes that our operations are in material compliance with OSHA’s health and safety requirements.

Intellectual Property

We rely on a combination of trademarks, copyrights, patents and trade secrets to establish and protect our intellectual property rights relating to the development and manufacturing of our products. Some of these intellectual property assets are owned jointly with others or through licenses. In the ordinary course of business, we have disputes with third parties regarding intellectual property rights which, in some cases, result in litigation.

Environmental, Health and Safety Matters

Our operations are subject to the requirements of federal, state, local, European and other foreign environmental and occupational health and safety laws and regulations, the violation of which could result in substantial costs and liabilities, including material civil and criminal fines and penalties. Such requirements include those pertaining to pollution; the protection of human health and the environment; air emissions; wastewater discharges; occupational safety and health; and the generation, handling, treatment, remediation, use, storage, transport, release of and exposure to, hazardous substances and wastes. We have incurred and will continue to incur costs and capital expenditures to comply with these environmental requirements and to obtain and maintain all necessary permits. Any failure by us to comply with such laws and regulations could subject us to significant civil or criminal fines and penalties and other liabilities. In addition, if we were convicted of a violation of certain of these laws or regulations (including the Clean Air Act and the Clean Water Act), we, or one of our subsidiaries, could be placed by the Environmental Protection Agency (“EPA”) on the “Excluded Parties List” maintained by the U.S. General Services Administration. The listing would continue until the EPA concluded that the cause of the violation had been cured. Facilities at which the violation occurred cannot be used in performing any U.S. Government contract awarded during any period of listing by the EPA, and pre-existing contracts may be terminated by the government once a facility is listed. In addition, this prohibition can also extend to other facilities that are owned or operated by the convicted person.

Under certain of these laws and regulations, such as the federal Superfund statute, the obligation to investigate and remediate contamination at a facility may be imposed on current and former owners or operators or on persons who may have sent waste to that facility for disposal. Liability under these laws and regulations may be without regard to fault or to the legality of the activities giving rise to the contamination. Contamination has been identified at some of our facilities, and we have incurred, and will continue to incur, costs to investigate and remediate these conditions. In connection with such contamination, we may also be liable for natural resource damages, government penalties and claims by third parties for personal injury and property damage. In addition, we may incur liabilities in connection with any future environmental contamination or any previously unknown but currently existing environmental conditions at our facilities. While the amount of these costs and liabilities could be significant, we do not believe that, based on currently available information, the costs of investigation and remediation and other costs with respect to identified environmental conditions, including conditions at offsite disposal locations with respect to which we have been notified of potential liability, will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Under our agreement with Raytheon, subject to certain conditions, Raytheon is obligated to indemnify us for a number of categories of environmental liabilities, including liabilities relating to contamination at, and waste disposal sites used by facilities that RA formerly owned or operated. We cannot be certain, however, that Raytheon will satisfy its indemnification obligations in whole or in part. If Raytheon fails to comply with its indemnity obligations, we could become subject to significant liabilities.

In addition, environmental laws and regulations, and interpretation or enforcement thereof, are constantly evolving and it is impossible to predict accurately the effect that changes in these laws and regulations, or their interpretation or enforcement, may have upon our business, financial condition or results of operations. Should environmental laws and regulations, or their interpretation or enforcement, become more stringent, the costs of compliance could increase. If we cannot pass along future costs to our customers, any such increases may have an adverse effect on our business, financial condition or results of operations.

MANAGEMENT

Directors and Executive Officers of HBI

We are a wholly-owned subsidiary of HBI. The following table sets forth certain information with regard to the directors of HBI and persons who are considered executive officers of HBI and us under Securities and Exchange Commission regulations. Some of the executive officers listed below hold essentially the same positions with HBI, with us and with Hawker Beechcraft Corporation, our principal operating subsidiary that we refer to in this prospectus as “HBC”. Others hold official positions only with HBC, as indicated by the reference to HBC after their titles in the table.

Name	Age	Title
James E. Schuster	54	Director, President and CEO
James K. Sanders	49	Vice President and CFO
Bradley A. Hatt	47	President, Commercial Aircraft Sales - HBC
Edgar R. Nelson	59	Senior Vice President, Product Development and Engineering - HBC
Sharad B. Jiwanlal	53	Vice President, Human Resources - HBC
Jackie A. Berger	47	Vice President, Communications and Public Affairs - HBC
William E. Brown	45	President, Global Customer Support and Service - HBC
Gail E. Lehman	48	Vice President, General Counsel and Corporate Secretary
James I. Maslowski	64	Vice President, Government Business - HBC
Giap Thanh Nguyen	47	Senior Vice President, Operations
Brian Barents	64	Director
Donald G. Cook	61	Director
John F.X. Daly	41	Director
David R. Hirsch	33	Director
Sanjeev K. Mehra	49	Director and Chairman of the Board
Leo F. Mullin	65	Director
Nigel S. Wright	44	Director

Under a Shareholders Agreement among GS Capital Partners VI, L.P. and several of its affiliates (which we refer to collectively as the “GS entities”), Onex Partners II LP and several of its affiliates (which we refer to collectively as the “Onex entities”) and management shareholders of HBI, including the named executive officers, the parties to the Shareholders Agreement have agreed to take such actions as are necessary so that the Board of Directors of HBI will consist of eight directors, including the following:

•	two directors designated by the Onex entities; these directors are Messrs. Hirsch and Wright, who we refer to as the “Onex directors”;

•	three directors designated by one of the GS entities; these directors are Messrs. Daly, Mehra and Mullin, who we refer to as the “GS directors”;

•

one director designated by one of the GS entities who is a member of management and is eligible to be issued a Department of Defense facility security clearance at the level of HBI’s security clearance (referred to below as the “requisite DoD security clearance”); this director is Mr. Schuster; and

•

two directors designated by the GS entities and the Onex entities who (i) have had no prior involvement with Onex or its affiliates, (ii) are not employees of The Goldman Sachs Group, Inc. or any of its subsidiaries, and (iii) are U.S. resident citizens eligible to be issued the requisite DoD security clearance; these directors are General Barents and General Cook, who we refer to as the “outside directors.”

A director, other than an outside director, holds office until the next annual meeting of HBI shareholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. An outside director holds office until his successor is duly elected and qualified, or until his earlier resignation or removal. The removal of an outside director generally will not become effective unless the Defense Security Service of the Department of Defense has approved both the removal and the successor to the removed director.

In addition, the Shareholders Agreement also requires that the Chairman of the Board of HBI be a U.S. citizen who is eligible to be issued the requisite DoD security clearance and cannot be an Onex director. The Shareholders Agreement also contains provisions limiting the Onex directors’ access to classified information and export control information, except as permitted by applicable law and regulations.

As a private company, whose securities are not listed on any national securities exchange, we are not required to have a majority of, or any, independent directors. However, the rules of the SEC require us to disclose which of our directors would be considered independent within the meaning of the rules of a national securities exchange that we may choose. We currently have two directors, General Barents and General Cook, who would be considered independent within the definitions of either the New York Stock Exchange or the NASDAQ Stock Market. One of our directors, Mr. Schuster, is our Chief Executive Officer. Another of our directors, Mr. Mullin, has a consulting arrangement with Goldman Sachs.

Management/Director Biographies

James E. Schuster has served as an HBI director and as our President and Chief Executive Officer since March 2007. Mr. Schuster served from 2001 to March 2007 as Chairman and Chief Executive Officer of Raytheon Aircraft Company. From September 1999 to 2001, Mr. Schuster served as President of Raytheon Company’s Aircraft Integration Systems (AIS). Prior to his employment at Raytheon, Mr. Schuster served as Executive Vice President of MagneTek Inc. and President of their motors and generators division. Mr. Schuster serves on the Board of Directors of the General Aviation Manufacturers Association. He is a fellow of the United Kingdom’s Royal Aeronautical Society.

James K. Sanders has been our Vice President and Chief Financial Officer since March 2007. Previously, Mr. Sanders served as Vice President and Chief Financial Officer of Raytheon Aircraft Company from 2006 to March 2007, Vice President and Controller of Raytheon Aircraft Company from 2002 to 2006, and Director of Finance-Mergers and Acquisitions for Raytheon Company from 2001 to 2002. Prior to 2001, Mr. Sanders held increasingly responsible accounting and financial positions for Raytheon’s engineering and construction segment, including controller and vice president of finance. He is also a certified public accountant and practiced at Deloitte & Touche.

Bradley A. Hatt has been our President of Commercial Aircraft Sales since March 2007. From 1992 until March 2007, he served in several capacities for Raytheon Aircraft Company, including President of Commercial Aircraft Sales from March 2006 to March 2007, President and General Manager for the Hawker business from June 2002 to March 2006, and Vice President for Global Aviation Sales from October 2001 to June 2002. Mr. Hatt also serves as a National Business Aviation Association Advisory Board member.

Edgar R. Nelson has been our Senior Vice President of Product Development and Engineering since March 2007. Mr. Nelson served as Vice President of Product Development and Engineering for Raytheon Aircraft Company from July 2006 to March 2007. He served Cessna in several capacities from 1992 until July 2006, including Vice President, Research and Advanced Technologies, director of CJ2 and Sovereign development programs, and Section Chief of Aerodynamics in charge of developing the aerodynamic configuration of the Citation X. From 1988 until 1992, he was Vice President and General Manager for Microcraft. From 1978 until 1988, he served Cessna in several other capacities.

Sharad B. Jiwanlal has been our Vice President of Human Resources since March 2007. Mr. Jiwanlal served as Vice President of Human Resources for Raytheon Aircraft Company from July 2005 to March 2007. He was Senior Vice President of Human Resources for Bank of America in Wichita, Kansas from 1996 to 2005; Compensation and Executive Compensation Manager for Boatmen’s Bancshares, Inc., St. Louis, Missouri from 1995 to 1996; and Compensation and Benefits Manager for the Fourth Financial Corporation in Wichita, Kansas from 1987 to 1995.

Jackie A. Berger has been our Vice President, Communications and Public Affairs since March 2007. From October 2002 to March 2007, Ms. Berger was Vice President, Communications and Public Affairs for Raytheon Aircraft Company. From 1999 through 2002, Ms. Berger was Vice President, Communications and Public Affairs at Raytheon Systems Limited, based in London. Before joining Raytheon, Ms. Berger was Public Relations Executive at Lucas Aerospace. She joined Lucas Aerospace in 1997.

William E. Brown has been our President, Global Customer Service and Support since May 2007. Mr. Brown was President and General Manager of AAR Aircraft Services in Oklahoma from March 2006 to May 2007. Prior to his employment at AAR Aircraft Services, Mr. Brown held senior-level positions with Independence Air from July 2003 to March 2006; Avborne Inc. from January 2003 to May 2003; and Midwest Airlines from September 1999 to January 2003.

Gail E. Lehman has been our Vice President, General Counsel and Corporate Secretary since joining the company in July 2007. Ms. Lehman served as Vice President, General Counsel and Corporate Secretary of Covalence Specialty Materials Corporation from April 2006 until May 2007. From November 2001 through April 2006, Ms. Lehman was the Assistant General Counsel,

Treasury and Finance, and Assistant Secretary for Honeywell International Inc. From 1993 through November 2001, Ms. Lehman held various positions of increasing responsibility in the Law Department of Honeywell International Inc. and its predecessor, AlliedSignal Inc. Before joining AlliedSignal, Ms. Lehman was an associate with the law firm of Lowenstein, Sandler in Roseland, New Jersey.

Admiral James I. Maslowski (U.S. Navy Retired) has been our Vice President of Government Business since September 2007. He was Vice President, International, for Raytheon Company at its missile systems business in Tucson, Arizona from September 2002 until September 2007. Admiral Maslowski had a nearly 40-year career in the U.S. Navy, retiring as Rear Admiral in 2001. During his career at the U.S. Navy, he served in many capacities, including as director, Navy International Programs Office; Executive Officer and Commanding Officer of VA-94 and USS Kitty Hawk; Commanding Officer of USS Concord; and Principal Deputy for the U.S. Senate Liaison, Office of Legislative Affairs.

Giap Thanh Nguyen joined the company in October 2007 and serves as Senior Vice President – Operations. Previously, Mr. Nguyen served as President and Chief Operating Officer of ASIMCO Technologies Limited, from May 2007 to October 2007, and as VP & President, Heavy Duty Transmissions and Truck China at Eaton Corporation, from 2001 to 2007. From 1986 to 2001, Mr. Nguyen held various senior leadership positions at Honeywell/AlliedSignal Aerospace and United Technologies Corporation, Pratt & Whitney Engines.

General Brian Barents (U.S. Air Force Retired) has been a director of HBI since August 2007. General Barents most recently served as President, Chief Executive Officer and Managing Partner for Galaxy Aerospace Corporation until its sale to Gulfstream in June 2001. From April 1989 to April 1996, General Barents was President and Chief Executive Officer of Learjet, Inc. From January 1987 until April 1989, he served as a senior executive with Toyota Motor Corporation. From 1976 until 1987, General Barents was a Senior Vice President with Cessna Aircraft Company with responsibility for worldwide sales, marketing, product support, and aircraft completion. He is a past Chairman of the General Aviation Manufacturers Association. General Barents had a 34-year military career, retiring from the U.S. Air Force as Brigadier General. He currently serves as a director of The NORDAM Group, Kaman Corporation, Aerion Corporation and CAE.

General Donald G. Cook (U.S. Air Force Retired) has been a director of HBI since August 2007. General Cook had a 36-year career in the U.S. Air Force, retiring in 2005. During his military career, General Cook served in many capacities, including Commander, Air Education and Training Command, at Randolph Air Force Base, Texas, between 2001 and 2005, and commander of a flying training wing, two space wings and the 20th Air Force. He also served as Legislative Liaison in the Senate Liaison Office, on the staff of the House Armed Services Committee, and as Director for Expeditionary Aerospace Force Implementation at U.S. Air Force headquarters. General Cook is a command pilot and has flown more than 3,300 hours in the B-52D/G/H, T-37B and T-38A. He is a director of CRANE Corporation, Burlington Northern Santa Fe Corp. and the USAA Federal Savings Bank.

John F.X. Daly has been a director of HBI since March 2007. Mr. Daly is a Managing Director in the Principal Investment Area of Goldman Sachs, which he joined in 2000. From 1998 to 2000, he was a member of the Investment Banking Division of Goldman Sachs. From 1991 to 1997, Mr. Daly was a Senior Instructor of Mechanical & Aerospace Engineering at Case Western Reserve University. Mr. Daly currently serves as a director of Euramax Holdings, Cooper Standard Automotive, McJunkin and Clearwire Holdings.

David R. Hirsch has been a director of HBI since March 2007. Mr. Hirsch is a Principal at Onex Corporation, which he joined in 2003. Mr. Hirsch previously worked at JPMorgan Partners and CIBC World Markets. Mr. Hirsch also serves on the board of directors of SITEL Worldwide Corporation.

Sanjeev K. Mehra has been a director of HBI since March 2007 and is HBI’s Chairman of the Board. Mr. Mehra joined Goldman Sachs in 1986. Mr. Mehra is a Managing Director and partner in the Principal Investment Area of Goldman Sachs. Mr. Mehra also serves on the boards of directors of KAR Holdings (Adesa), SunGard Data Systems, Inc., Burger King Corporation, Sigma Electric and ARAMARK Corporation. Mr. Mehra also serves on the Board of Trustees of Trout Unlimited and Oakham School, England.

Leo F. Mullin has been a director of HBI since March 2007. Mr. Mullin retired from Delta Air Lines as Chairman in April 2004, after having served as Chief Executive Officer of Delta from 1997 to 2003. Since 2004, Mr. Mullin has been serving as a Senior Advisor, on a part-time basis, to Goldman Sachs Capital Partners. In that capacity, he serves on the boards of Euramax Holdings, Cooper Standard Automotive, Educational Management Corporation and Alltel. He is also a director of Johnson & Johnson and ACE Ltd. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from 1995 to 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company’s President and Chief Operating Officer from 1993 to 1995.

Nigel S. Wright has been a director of HBI since March 2007. Mr. Wright is a Managing Director of Onex Corporation, which he joined in 1997. Prior to joining Onex, Mr. Wright was a partner at the law firm of Davies, Ward & Beck, where he practiced mergers and acquisitions and securities law. He worked previously for approximately three years in the policy unit of the Canadian Prime Minister’s office. Mr. Wright also serves on the board of directors of Spirit AeroSystems Holdings, Inc.

Committees of the HBI Board of Directors

HBI’s Board of Directors has an Audit Committee and a Compensation Committee. These committees each operate under a committee charter.

The Audit Committee’s members are Mr. Mullin (Chairman), General Cook, Mr. Daly and Mr. Hirsch. The Audit Committee is responsible for, among other things, the appointment, termination and oversight of the independent auditors. The Board of Directors has determined that Mr. Mullin is an audit committee financial expert. Mr. Mullin is not considered to be “independent” within the definitions of the New York Stock Exchange or NASDAQ Stock Market. In addition, the Audit Committee reviews and discusses with management the audited annual financial statements and unaudited quarterly financial statements, and discusses with the independent auditor the conduct and results of the independent auditor’s audit or review of these financial statements. The Audit Committee also reviews corporate earnings reports and other financial disclosures specified in its charter. It discusses with management and the independent auditor significant financial reporting issues and judgments, including issues relating to internal control or the selection or application of accounting principles. Moreover, the Audit Committee is responsible for pre-approval of all audit and permitted non-audit services and oversees the internal audit function.

The Compensation Committee members are Mr. Wright (Chairman), General Barents, Mr. Mehra and Mr. Mullin. The Compensation Committee is responsible for, among other things, reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation and establishing appropriate levels for all elements of his compensation. It also evaluates the Chief Executive Officer’s performance as it relates to all of these compensatory elements. In addition, the Compensation Committee is responsible for reviewing and making determinations with respect to the Chief Executive Officer’s compensation recommendations for other senior managers and for reviewing with the Chief Executive Officer the performance of the other senior managers. The Compensation Committee also makes recommendations to the HBI Board of Directors regarding director compensation and compensatory plans for senior management. Moreover, the Compensation Committee oversees corporate regulatory compliance with respect to compensation matters.

Compensation of Directors

Directors who are also our employees or employees of the GS entities, the Onex entities, or their respective affiliates receive no additional compensation for serving as directors. Directors who are not our employees or employees of the GS entities, the Onex entities, or their respective affiliates will receive, for 2007:

•	cash compensation of $12,500 per quarter,

•	additional cash compensation of $12,500 payable at the year-end; and

•

an option to purchase the number of HBI common shares that will result in an aggregate exercise price of $100,000, based on the fair market value per share of the underlying stock at the date of grant;

In addition, each director who is not our employee or an employee of the GS entities, the Onex entities, or their respective affiliates and who serves as a Chairperson for the Audit Committee of the Board of Directors of HBI will receive an additional $1,250 per quarter.

for 2008:

•	cash compensation of $12,500 per quarter and

•

an option to purchase the number of HBI common shares that will result in an aggregate exercise price of $100,000, based on the fair market value per share of the underlying stock at the date of grant;

•	an opportunity to make an irrevocable election annually on or before December 31 to take up to 100% of their cash compensation in equivalent shares of HBI common stock; and

•	an opportunity to make an irrevocable election annually to defer all or part of their cash compensation and earn a 4% company matching contribution in a deferred compensation plan.

In addition, each director who is not our employee or an employee of the GS entities, the Onex entities, or their respective affiliates and who also serves as a Chairperson for the Audit Committee of the Board of Directors of HBI will receive an additional $1,250 per quarter.

Director Compensation Table- 2007

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Leo F. Mullin	$66,250	$—	$19,621	$—	$—	$—	$85,871
Donald G. Cook	$50,000	$—	$11,552	$—	$—	$—	$61,552
Brian Barents	$50,000	$—	$11,552	$—	$—	$—	$61,552
Sanjeev K. Mehra	$—	$—	$—	$—	$—	$—	$—
Nigel S. Wright	$—	$—	$—	$—	$—	$—	$—
John F.X. Daly	$—	$—	$—	$—	$—	$—	$—
David R. Hirsch	$—	$—	$—	$—	$—	$—	$—
(1)	The amounts shown for option awards relate to stock options granted under HBI’s 2007 Stock Option Plan. These amounts are equal to the dollar amounts recognized in 2007 with respect to the Directors’ stock options for financial reporting purposes, computed in accordance with SFAS 123(R), but, in accordance with SEC regulations, without giving effect to estimated forfeitures related to service-based vesting conditions. The assumptions used in determining the amounts in this column are set forth in Note 11 to our consolidated financial statements included in this report. The grant date fair value of the option awards granted to Mr. Mullin, General Cook and General Barents, computed in accordance with SFAS 123(R), was $40,200, $41,700, and $41,700, respectively. At December 31, 2007, the number of shares underlying stock options held by Mr. Mullin, General Cook and General Barents was 10,000 shares, 10,000 shares and 10,000 shares, respectively.

Code of Conduct

Hawker Beechcraft has adopted a Business Ethics and Compliance (the “Code of Conduct”), which is applicable to all employees, officers and directors of the company, including the Chairman and Chief Executive Officer, the Vice President and Chief Financial Officer, and the Vice President and Controller. Our Code of Conduct is posted on our website at www.hawkerbeechcraft.com. A copy of the Code of Conduct may be obtained, without charge, by contacting our Director of Ethics at 316.676.8312 or by writing to Hawker Beechcraft Corporation, 10511 E. Central, Wichita KS 67206. The information contained in our website is expressly not incorporated by reference into this prospectus, and the reference to our website address is intended to be a textual reference only.

Executive Compensation

In this Compensation Discussion and Analysis, we address the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that follows this discussion. We sometimes refer to these executive officers as our “named executive officers.” In addition, unless the context indicates otherwise, the term “we” refers collectively to Hawker Beechcraft, Inc., Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Corporation.

In reviewing our compensation discussion and analysis with regard to 2007 compensation, it is important to note that all of the named executive officers were employees of Raytheon Company or its subsidiaries prior to the Acquisition, when our business was owned by Raytheon. We refer below to Raytheon and its subsidiaries collectively as “Raytheon.” A considerable portion of the compensation provided to our named executive officers in 2007 was based on, and designed to preserve, the value of Raytheon equity awards and other Raytheon compensation that otherwise would have been forfeited at the time of the Acquisition. To some extent, the preservation of these benefits was required under the terms of the agreement by which Hawker Beechcraft, Inc. acquired our business from Raytheon. In addition, we believe that the continued commitment of our principal executive officers to the success of our business required that they not be penalized as a result of the Acquisition. Accordingly, we took what we believed to be appropriate measures to preserve the Raytheon benefits, while structuring some of the components of our compensation program to encourage the channeling of those benefits toward Hawker Beechcraft, Inc. We believed this would encourage a long term commitment to the success of our company. We refer to Hawker Beechcraft, Inc. below as “HBI.”

Most of the compensatory determinations addressed below were made by representatives of HBI’s two principal shareholders on HBI’s board of directors at or shortly following the time of the Acquisition. The Compensation Committee of HBI’s Board of Directors was established later in 2007, and that committee will be responsible for executive compensation determinations going forward.

2007 Compensation Objectives

The compensation paid or awarded to our named executive officers for 2007 was designed to meet the following objectives:

•	Provide compensation that enables us to attract and retain highly-skilled executives. We refer to this objective as “competitive compensation.”

•	Create a compensation structure that, in large part, is based on the achievement of formally established performance goals. We refer to this compensation as “performance incentives.”

•	Provide long-term incentives to align executive and equity holder interests. We refer to this objective as “stakeholder incentives.”

•	Provide an incentive for long-term continued employment with us. We refer to this objective as “retention incentives.”

•

Retain accrued benefits and compensation levels provided by Raytheon while the named executive officers were Raytheon employees. We refer to this objective as “retention of Raytheon benefits,” and this objective is intended to promote the foregoing objectives.

We designed various components of our 2007 compensation payments and awards to meet these objectives as follows:

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation Retention of Raytheon benefits

Short-term Incentive Awards	Performance Incentives Competitive Compensation

Retention Program/Restricted Stock	Retention of Raytheon benefits Stakeholder Incentives Retention Incentives

Stock Options	Performance Incentives Stakeholder Incentives Retention Incentives Competitive Compensation

Salaries

Because we thought it was important to preserve the value of compensation afforded to the named executive officers while they were employed by Raytheon, we maintained their base salaries at least at the levels they had as Raytheon employees immediately prior to the Acquisition. We understand that the base salaries were originally established by Raytheon to provide the executive officers with a level of compensation consistent with their experience and contributions in relation to comparable positions in the marketplace. At the time of the Acquisition, we entered into employment agreements with Mr. Schuster and Mr. Sanders, which included negotiated increases to their base salaries that we agreed to in order to retain their services and in recognition of their increased responsibilities as executives with a stand-alone company. Similarly, at the time of the Acquisition, Mr. Jiwanlal’s base salary was increased in order to retain his services and in recognition of his increased responsibilities as Vice President, Human Resources for a stand-alone company. In addition, the named executive officers’ base salaries were increased by $30,000 for Mr. Schuster, and $18,500 for each of Messrs. Sanders, Hatt, Jiwanlal and Nelson, in lieu of an executive car allowance and financial consulting services previously provided by Raytheon, which were not to be continued by HBI.

2007 Management Incentive Plan Award

We established the 2007 Management Incentive Plan (“MIP”) to address performance for the period following the Acquisition through the end of 2007. The plan provides an award target amount for each of our named executive officers based on a percentage of their salary. The target award levels for Mr. Schuster and Mr. Sanders are as specifically set forth in their employment agreements. Individual award targets are based on the executive’s position within the organization and are approved by the Board of Directors. The individual award targets for 2007 are:

Name	Percentage of Salary Payable at Target Award Level
James E. Schuster	100%
James K. Sanders	75%
Bradley A. Hatt	50%
Sharad B. Jiwanlal	50%
Edgar R. Nelson	50%

The plan provides for award payments based on the achievement of certain corporate financial performance measures, as well as operational and product development goals. The determination of actual awards for Messrs. Hatt, Jiwanlal and Nelson is based on achievement of these performance measures and goals. The awards for Messrs. Schuster and Sanders are determined based on their employment agreements and are described below. The corporate performance measures utilized in 2007 were the following (the weighting of the measure is indicated in parentheses):

•

Bookings (11.25%) – This measure is the dollar value of net bookings during the period. The applicable period of time for this measure was January 1, 2007 through December 31, 2007, so that it also included three months of performance when our business was owned by Raytheon. We used a full, 12-month period, which included the final three months during which our business was owned by Raytheon, to provide an annual metric that enhances comparability to historical RA and future Hawker Beechcraft annual periods. If the nine-month performance following the Acquisition were annualized, the applicable percentage award with respect to each of the corporate performance measures would not have changed. We selected this measure because it is a key metric used in our industry. In this regard, we believe that our ability to increase orders in a highly competitive industry is a key component of our future success.

•

EBITDA (26.25%) - This measure is earnings before interest, taxes, depreciation and amortization adjusted for significant non-recurring and transitional items including: (i) one-time transition expenses associated with establishing certain functions previously provided by Raytheon, (ii) the non-recurring impact of purchase accounting; and (iii) variations in the cost of stand-alone support functions as compared to the amount previously allocated to our predecessor by Raytheon. At the end of the year, this measure was adjusted to include (i) variations in the cost of the company’s stand-alone pension plan compared to the expense that was incurred while our business was a part of Raytheon when the plan was not fully funded, (ii) the impact of any program book rate improvements recorded between March 26, 2007 and December 31, 2007 which were not reflected on the income statement but instead were recorded as stepped-up assets on the company’s opening balance sheet following the Acquisition, and (iii) miscellaneous adjustments related to RA’s first quarter audit. The applicable period of time for this measure was January 1, 2007 through December 31, 2007. We used a full, 12-month period, which included the final three months during which our business was owned by Raytheon, to provide an annual metric that enhances comparability to historical RA and future Hawker Beechcraft annual periods. If the nine-month performance following the Acquisition were annualized, the applicable percentage award with respect to each of the corporate performance measures would not have changed. We selected this measure because it indicates our ability to control expenditures and realize a meaningful return from the sale of our products, exclusive of expense items that relate to the Acquisition and items which generally are not reflective of management performance subsequent to the Acquisition. This measure is also relevant to our debt financing arrangements.

•

Free Cash Flow (11.25%) - This is defined as the sum of (i) operating cash flow and (ii) an adjustment to include the impact of capital spending and internal use software spending. During 2007, we adjusted this measure to reflect the net incremental cash flow impact in excess of what was assumed in the Company’s 2007 financial plan from a third party financing arrangement established for the purpose of purchasing aircraft engines. The applicable period of time for this measure was March 26, 2007 through December 31, 2007. We selected this measure because we believe it provides a useful indicator of our ability to manage invested capital and generate cash.

•

Bookings Margin (26.25%) - This measure reflects the total gross margin estimated to have been earned related to current year bookings generated for the performance period. The applicable period of time for this measure was January 1, 2007 through December 31, 2007. We used a full, 12-month period, which included the final three months during which our business was owned by Raytheon, to provide an annual metric that enhances comparability to historical RA and future Hawker Beechcraft annual periods. If the nine-month performance following the Acquisition were annualized, the applicable percentage award with respect to each of the corporate performance measures would not have changed. We selected this measure because it addresses collectively the effectiveness of our sales, cost and pricing initiatives.

Initially, the corporate performance measures were to be used to exclusively determine the size of the Management Incentive Plan pool for 2007, with the measures applicable to individual executives to be determined later. In addition, the weighting given the corporate performance measures toward individual award determinations was set at only 60%. In January 2008, the Compensation Committee decided to apply the performance measures toward individual award determinations and to increase the weighting of corporate performance for individual awards from 60% to 75% to take into account greater emphasis placed by the Board of Directors on maintaining financial performance during this transitional period for the company.

For each measure, the award payable to each executive officer ranges from 50% to 150% of the target amount, with no award payable if the threshold goal for the measure is not met. If the threshold goal is met, a payment equivalent to 50% of the target amount is paid. The maximum payout is based on achievement of a goal that is considered to reflect outstanding performance and is equivalent to 150% of the target award.

Targets are set for each financial measure based on a budgeted amount at the beginning of the performance cycle. With respect to corporate performance in 2007, the percentage payout awarded under the plan for each financial performance measure was 150%. The performance targets and actual performance measures for these goals will not be disclosed because they represent confidential financial information that is not otherwise disclosed to the public. We believe to do so would cause significant competitive harm to the company. The metrics would provide competitors with insight into the strategic direction that management is expected to take with respect to the company and would provide competitors with information concerning our view of market dynamics, as well as margin and pricing data. We believe that the targets were set at appropriate levels at the beginning of the performance cycle and were considered more than sufficient to motivate the achievement of financial performance, as evidenced by our financial results for the last three quarters of 2007. We believe that the targets represented a significant challenge for management. To meet these targets, management had to effectively administer the transition of our company from a business that was able to look to its parent for administrative and financial support to a stand-alone entity carrying a significant debt service obligation and solely responsible for the administration of its operations. Achievement of the targets would require significant sales levels, meaningful operating efficiencies and cash generation sufficient to provide funds needed for debt service, while also demonstrating improvement in key metrics as compared to our business when it was owned by Raytheon. The percentage payout for the financial performance measures demonstrates the excellent performance of management in 2007 with regard to financial performance targets.

In addition to the 75% of the target award attributable to corporate performance, 12.5% of the target award for Messrs. Hatt, Jiwanlal and Nelson was based on the achievement of operational objectives, including the transition of our business from a subsidiary of Raytheon to a stand-alone organization, start-up of our new manufacturing facility in Chihuahua, Mexico, the hiring of key personnel, and the settlement of a specified dispute. These objectives were the same for all of these named executive officers. As is the case with the corporate performance component, a minimum of 50% of the target and a maximum of 150% could be paid with regard to achievement of operational objectives. Each executive was awarded 150% of the target award for operational objectives. This award was not based on quantitative performance measures, but instead reflected a qualitative assessment of management performance.

Another 12.5% of the target award was based on the achievement of specific product development goals, particularly relating to the commencement of customer deliveries of the Hawker 4000, that were the same for all of these named executive officers. The threshold for payment with regard to product development was not achieved, and no award was paid. This award was not based on quantitative performance measures, but instead reflected a qualitative assessment of management performance.

Based on the performance with regard to the financial measures, operational objectives and product development goals, the aggregate available award as a percentage of the total target award was 131.25%. The portion of each specified named executive officer’s Management Incentive Plan award that was based on achievement of operational and product development objectives was subject to adjustment at the discretion of the Compensation Committee. Mr. Hatt’s actual award was increased by $93,400 because the sales force achieved outstanding sales for 2007 and established a sales backlog that is the largest in the history of the company. Mr. Jiwanlal’s award was increased by $77,600 to reflect his success in achieving the transition of systems, benefits and other programs to the independent company platform and his leadership in hiring and retaining qualified personnel for our company. Mr. Nelson’s award was increased by $2,800 to reflect the achievement of certain entry into service dates for our aircraft and for his role in hiring and retaining qualified leadership personnel in the engineering organization.

Mr. Schuster’s employment agreement provides that he is eligible for a maximum Management Incentive Plan award equal to 200% of base salary to be based upon achievement of objectively determinable company performance criteria as determined by the Board of Directors. Similarly, with respect to Mr. Sanders, his employment agreement provides that he is eligible for a maximum Management Incentive Plan award equal to 150% of base salary to be based upon the achievement of such individual performance criteria and objectively determinable company performance criteria as determined by the Board of Directors. For 2007, the Board of Directors used the same financial, operational and product development measures and objectives to determine achievement of performance under the employment agreements for both Mr. Schuster and Mr. Sanders as were used for the other named executive officers under the Management Incentive Plan. In their case, the Board determined that the Management Incentive Plan awards would be based on maximum achievement on both the financial and operational metrics, but 0% achievement on the product development objectives. As the product development objectives comprised 12.5% of the available award, both Mr. Schuster and Mr. Sanders were awarded the same 87.5%, rounded to 88%, of the maximum (176% of target) awards achievable under their respective employment agreements.

Based on the applicable performance ratings described above, adjusted with respect to Messrs. Hatt, Jiwanlal and Nelson at the discretion of the Compensation Committee, payments to the named executive officers were as follows:

Name	Actual Award	Actual Award as Percentage of Target Award Opportunity
James E. Schuster	$831,600	176%
James K. Sanders	$272,300	176%
Bradley A. Hatt	$250,000	211%
Sharad B. Jiwanlal	$200,000	215%
Edgar R. Nelson	$135,000	134%

The award payments are reflected in the Bonus column of the Summary Compensation Table. The target award opportunity was adjusted to reflect the nine month post-Acquisition performance period rather than the entire year.

Long-Term Incentives

Hawker Beechcraft Corporation Retention Program/Hawker Beechcraft, Inc. Employee Equity Investment Plan

All of the named executive officers were employees of Raytheon when our business was owned by Raytheon. Prior to the Acquisition, each of the named executive officers held Raytheon restricted stock. In connection with the Acquisition, we agreed to establish the Hawker Beechcraft Corporation Retention Program. This program was designed to enable the employees to retain the benefits of the Raytheon restricted stock and unvested options, provided they remained employed by us at the respective times that the restricted stock or options were scheduled to vest. We refer to this program as the “HBC Retention Program.” We agreed to these provisions, because it was important to us that our executives’ commitment to our success not be affected by any perception that the Acquisition caused them to lose benefits to which they otherwise would be entitled. Under the HBC Retention Program, participants, including each of the named executive officers, were provided a cash account equal to the value of unvested shares of Raytheon restricted stock the participant held at the date of the Acquisition, valued at $52.17 per share, plus the value of any unvested Raytheon stock options held by the executive, determined by valuing each underlying option share at $52.17 minus the applicable exercise price. Under the program, portions of a participant’s accounts were to vest and be payable to the participant in the same proportion, based on the value attributable to the Raytheon grants and awards, and at the same times, as the participant’s Raytheon restricted stock or stock options would have vested. See the description of the HBC Retention Program following the Summary Compensation Table below for additional information.

While we believed that this program would preserve the value of the Raytheon instruments held by the executives, we also felt that it would be preferable if at least a significant portion of the value of the participant’s accounts were applied to HBI equity. We wanted to achieve this result so that our executives would have a tangible incentive to increase shareholder value. Therefore, we created the Hawker Beechcraft, Inc. Employee Equity Investment Plan, which we refer to as the “Equity Incentive Plan.” Under the Equity Incentive Plan, we provided participants the opportunity to forego amounts due under the HBC Retention Program and apply the estimated after-tax amount of the foregone HBC Retention Program amounts to the acquisition, at a deemed value of $10.00 per share, of HBI restricted stock that would vest in the same proportion and at the same times as the participants’ accounts in the HBC Retention Program would have vested. In addition, to encourage participants in the Equity Incentive Plan other than Mr. Schuster to apply amounts payable under the HBC Retention Program to the acquisition of HBI equity, the Equity Incentive Plan provided that if the amounts applied by a participant to the acquisition of HBI restricted stock, coupled with the participant’s direct purchases of HBI common stock under the Equity Investment Plan, exceeded a designated threshold amount, the participant was entitled to receive a stock option for a number of shares of HBI common stock equal to 3.5 times the sum of the number of shares of HBI common and restricted stock that the participant acquired under the Equity Incentive Plan. Mr. Schuster’s arrangements regarding his purchase of HBI common stock and grant of options to purchase HBI common stock are governed by the terms of his employment agreement, which is described under the caption “Employment Agreements,” which follows the Summary Compensation Table below. All of the named executive officers, including Mr. Schuster, applied all amounts in their respective HBC Retention Program accounts, other than amounts retained to cover their estimated tax obligations, to the acquisition of HBI restricted stock. In addition, all executive officers other than Mr. Schuster also acquired sufficient HBI equity to satisfy their respective threshold amount requirements for stock option grants under the Equity Incentive Plan. The threshold amounts were determined by our Board of Directors based upon each executive officer’s position with the company.

The number of shares of restricted stock acquired under the Equity Investment Plan is set forth under “Hawker Beechcraft Corporation Retention Program,” which follows the Summary Compensation Table below. The number of shares directly purchased by the executives is set forth under “—Hawker Beechcraft, Inc. Employee Equity Investment Plan” below. The number of shares underlying options granted to Messrs. Sanders, Hatt, Nelson and Jiwanlal under the Equity Incentive Plan are shown in the Grants of Plan-Based Awards table in the respective rows corresponding to the March 27, 2007 Grant Date in the “—Estimated Future Payouts Under Equity Incentive Plan Awards — Target” and “All Other Option Awards: Number of Securities Underlying Options” columns.

The dollar amount shown in the Summary Compensation Table with respect to stock awards generally reflects the dollar amount recognized for financial statement purposes with respect to the HBI restricted stock. Therefore, it includes amounts with respect to only a portion of the value of the restricted stock awarded in 2007. See the footnotes to the Summary Compensation Table for further information.

Other Stock Option Grants

In addition to the stock options issued under the terms of the Equity Incentive Plan and Mr. Schuster’s employment agreement, we granted additional stock options to all of the named executive officers. We granted discretionary options as part of a long term equity incentive program for executive officers and other key employees that was not conditioned on purchases of HBI equity but operated on a more customary basis. We determined the number of options to be granted to each named executive officer without an arithmetic formula; the determination of the number of shares to be granted was based on a qualitative assessment.

Option grants in conjunction with the Equity Incentive Plan and other option grants have been divided among three types of options. Time lapsed vested options vest in five equal annual increments, beginning on the first anniversary of the date of grant. Performance–Vesting Type A and Performance–Vesting Type B options may vest in five equal annual increments, but an increment will vest only if the EBITDA target established by the Compensation Committee for the relevant year, which will be the same for both types of performance-vesting options, has been met.

Upon the occurrence of certain events involving the disposition of securities by HBI stockholders affiliated with The Goldman Sachs Group, Inc. and Onex Corporation, all shares underlying outstanding performance-vesting options, including those that did not vest because an EBITDA target was not met, will vest if the Onex and GS entities achieve a specified internal rate of return. The Performance–Vesting Type A and Performance–Vesting Type B options specify different rates of return for this purpose.

The number of shares underlying these additional stock options, which were granted to the named executive officers on May 29, 2007, are set forth below in the Grants of Plan Based Awards table under the column headings, “Estimated Future Payouts Under Equity Incentive Plan Awards” (for performance-vesting options) and “All Other Option Awards: Number of Securities Underlying Options” (for other options). For additional information regarding stock option terms, see “—Hawker Beechcraft, Inc. 2007 Stock Option Plan,” which follows the Summary Compensation Table below.

The dollar amount shown in the Summary Compensation Table with respect to option awards generally reflects the dollar amount recognized for financial statement purposes. Therefore, it includes amounts with respect to only a portion of the value of stock options granted in 2007. See the footnotes to the Summary Compensation Table for further information.

Employment Agreements

As described in more detail under “Employment Agreements” in the narrative following the Summary Compensation Table, on March 26, 2007, Hawker Beechcraft Corporation, which we refer to as HBC, entered into employment agreements with Messrs. Schuster and Sanders. Under the agreements, Mr. Schuster serves as HBC’s Chief Executive Officer and a director of HBI, and Mr. Sanders serves as HBC’s Chief Financial Officer. Messrs. Schuster and Sanders also serve HBI and Hawker Beechcraft Acquisition Company, LLC in similar management capacities. Each agreement expires in March 2012, subject to automatic one-year renewals unless a party to the agreement provides a notice of non-renewal at least 90 days prior to the end of the term then in effect. See the narrative under the Summary Compensation Table and “—Potential Payments Upon Termination or Change in Control” for additional information.

Personal Benefits and Charitable Contributions

We provide our named executive officers with personal benefits that we believe are appropriate as part of a competitive compensation package that enables us to attract and retain highly skilled executives. We periodically review the levels of perquisites and other personal benefits provided to our named executive officers. The personal benefits currently provided to our named executive officers include personal use of our corporate aircraft by Messrs. Schuster and Hatt, home security systems for Messrs. Schuster and Hatt, and payment of executive life insurance and excess liability premiums, and payment of executive physicals for all of our named executive officers. In addition, during 2007, we reimbursed Mr. Schuster for certain legal expenses relating to negotiation of his employment agreement with HBC. We previously provided an automobile allowance and financial planning services; these benefits were discontinued in March 2007 for Messrs. Schuster and Sanders, at the time they executed their employment agreements, and in June 2007 for the other named executive officers, after a short-term continuation of a Raytheon personal benefits legacy program following the Acquisition. We increased Mr. Schuster’s salary by $30,000 and increased the salaries of the other named executive officers by $18,500 to reflect the loss of these benefits.

Additional information regarding these benefits is provided in the Summary Compensation Table and the accompanying footnotes.

Ongoing and Post-Employment Compensation

We have plans and agreements for our named executive officers that accrue value as the executive officer continues to work for us, and provide special benefits upon certain types of termination events or provide retirement benefits. These plans and agreements were designed to be part of a competitive compensation package.

Hawker Beechcraft Corporation Retirement Income Plan

This plan is a tax-qualified defined benefit plan that provides benefits to all salaried employees following retirement based upon a formula relating to years of service and annual compensation. All of our named executive officers participate in the plan. See the Pension Benefits table and accompanying narrative for additional information.

Savings Plan for Salaried Employees

This plan is a tax-qualified defined contribution plan available to all of our domestic employees. All of our named executive officers participate in the plan. Under the plan, an employee may contribute, subject to Internal Revenue Code limitations (which, among other things, limited annual contributions in 2007 to $15,500, subject to the ability of persons age 50 or over to contribute an additional $5,000), up to a maximum of 50% of his or her salary on a pre-tax or post-tax basis. We provide a matching contribution equal to 100% of the first four percent of eligible compensation that an employee contributes in any year. Amounts credited to an employee’s account in the plan may be invested among a number of funds. A participant’s account is adjusted to reflect the rate of return, positive or negative, on the investments.

Hawker Beechcraft Excess Savings and Deferred Compensation Plan

This plan is a nonqualified deferred compensation plan that provides tax benefits for eligible employees. Messrs. Schuster, Jiwanlal and Nelson participate in the plan. Under the plan, an eligible employee can defer up to 50 percent of his or her salary and up to 90 percent of his or her annual Management Incentive Plan award. We provide a contribution equal to a maximum of four percent, consistent with our matching contribution under the Savings Plan for Salaried Employees. Amounts deferred under the plan generally are not subject to federal, and in many cases state, income taxes until they are distributed. An eligible employee can choose to have his or her contributions allocated to one or more of several notional investments, and his or her account is adjusted to reflect the deemed rate of return, positive or negative, on the notional investments. An eligible employee may choose to receive a payout following retirement, either in a lump sum or in annual installments. The plan also includes provisions for payment upon death or disability. See the Deferred Compensation table and accompanying narrative for additional information.

Termination Provisions in Employment Agreements

Mr. Schuster’s and Mr. Sanders’ employment agreements include change of control provisions. These are described below under “Potential Payments Upon Termination or Change in Control.” The employment agreements with each executive provide for payments and other benefits to the executive if HBC terminates the executive’s employment for any reason other than death, disability or cause or if the executive terminates employment for “good reason.” The agreements provide for substantially more limited payments if the termination is due to death or disability. The termination provisions in Mr. Schuster’s employment agreement differ from provisions in Mr. Sanders’ employment agreement with respect to the amount of the payments upon the relevant termination. If either executive becomes liable for payment of any excise tax under Section 4999 of the Internal Revenue Code with respect to any payment by HBC to or for the benefit of the executive, HBC will, subject to the exception described below, make an additional payment to the executive. This payment is designed so that, after payment of all excise taxes and any other taxes payable in respect of the additional payment, the executive will retain the same amount as if no excise tax had been imposed. However, HBC will not make these payments if a 25% or lower reduction in the HBC payments and benefits would cause no excise tax to be payable, in which case the payments and benefits would be so reduced. See “—Tax Considerations” below for further information regarding the additional payment. HBC agreed to these arrangements so that the executives can focus their attention and energies on our business, including during periods of uncertainty that may occur due to a potential change in control. In addition, we want our executives to support a corporate transaction involving a change in control that is in the best interests of our stockholders, even though the transaction may have an effect on the executive’s continued employment with us. Moreover, we believe the security provided to the executives in the event of a not-for-cause or good reason termination reduces the incentive to entertain another company’s offer of employment. We believe these arrangements provide a key incentive for our executives to remain with HBC.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and other specified executive officers, unless certain conditions are met. To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our stock option plans are designed to preserve, to the extent available, the deductibility of income realized upon the exercise of stock options. Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our company.

As noted above, under Messrs. Schuster’s and Sanders’ employment agreements, we will make an additional payment to them, subject to exceptions described above, if any payment by HBI to or for their benefit are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. It is possible that the termination of Mr. Schuster’s or Mr. Sanders’ employment could result in our making additional payments to the executives, particularly Mr. Schuster, who is entitled to receive a larger payment following termination if the conditions for payment are satisfied. Nevertheless, we believe that our payments relating to the excise tax are appropriate to preserve the incentive for the executives to maintain their employment with us.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Hawker Beechcraft, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this prospectus.

Respectfully submitted,

Nigel S. Wright, Chairman

Sanjeev K. Mehra

Leo F. Mullin

Brian Barents

Summary Compensation Table—2007

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
James E. Schuster, CEO	2007	$460,392	$831,600	$1,423,257	$3,194,887	$—	$220,829	$421,451	$6,552,416

James K. Sanders, CFO	2007	$200,974	$272,300	$85,929	$461,155	$—	$39,696	$12,384	$1,072,438

Bradley A. Hatt, VP Sales	2007	$227,495	$250,000	$172,570	$464,837	$—	$82,800	$42,256	$1,239,958

Sharad B. Jiwanlal, VP Human Resources	2007	$178,049	$200,000	$90,463	$270,685	$—	$49,456	$33,393	$822,046

Edgar R. Nelson, Sr. VP Engineering	2007	$192,672	$135,000	$147,983	$223,151	$—	$111,248	$32,943	$842,997

(1)	See “—Compensation Discussion and Analysis—2007 Management Incentive Plan Award” for further information on amounts included in this column.
(2)	The amounts shown for stock awards relate to restricted stock awards granted. These amounts are equal to the dollar amounts recognized in 2007 with respect to the restricted stock awards for financial reporting purposes, computed in accordance with SFAS 123(R), but, in accordance with SEC regulations, without giving effect to estimated forfeitures related to service-based vesting conditions. The assumptions used in determining the amounts in this column are set forth in Note 11 to our consolidated financial statements included in this report.
(3)	The amounts shown for option awards relate to stock options granted under HBI’s 2007 Stock Option Plan. These amounts are equal to the dollar amounts recognized in 2007 with respect to the stock options for financial reporting purposes, computed in accordance with SFAS 123(R), but, in accordance with SEC regulations, without giving effect to estimated forfeitures related to service-based vesting conditions. The assumptions used in determining the amounts in this column are set forth in Note 11 to our consolidated financial statements included in this report.
(4)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings for our named executive officers are as follows:

	Change in Pension Value	Nonqualified Deferred Compensation Earnings
James E Schuster	$219,860	$969
James K. Sanders	$39,696	$—
Bradley A. Hatt	$82,800	$—
Sharad B. Jiwanlal	$49,048	$408
Edgar R. Nelson	$111,038	$210

(5)	All Other Compensation includes the following:

For Mr. Schuster, dividends of $170,747 on restricted stock, deferred compensation match by the Company of $61,738, and perquisites and other personal benefits of $188,966, including: $121,009 for legal fees, $63,171 for personal use of company aircraft, premiums for executive life insurance and excess liability insurance, a home security system, and an executive physical;

For Mr. Sanders, dividends of $9,827 on restricted stock, and perquisites and other personal benefits of $2,557, including premiums for executive life insurance and excess liability insurance;

For Mr. Hatt, dividends of $19,791 on restricted stock, and perquisites and other personal benefits of $22,465, including: $16,368 for personal use of company aircraft, premiums for executive life insurance and excess liability insurance, a home security system and financial services;

For Mr. Jiwanlal, dividends of $12,028 on restricted stock, deferred compensation match by the Company of $10,876, and perquisites and other personal benefits of $10,489 for an executive car allowance, financial services, an executive physical and premiums for executive life insurance and excess liability insurance;

For Mr. Nelson, dividends of $16,378 on restricted stock, deferred compensation match by the Company of $10,450, and perquisites and other personal benefits of $6,115 for an executive car allowance, financial services, and premiums on executive life insurance and excess liability insurance.

The payments described for car allowances and financial services were discontinued in June 2007 after a short-term continuation of a Raytheon legacy program following the Acquisition. The company continues to offer executive life insurance, executive physicals, and executive excess liability insurance to all named executive officers. The incremental cost of the excess liability insurance policies, together with Kansas surplus lines tax, does not exceed $2,500 for any named executive officer.

We calculate the amount shown for personal use of company aircraft generally based on the average variable fuel and maintenance charges to us per flight hour with regard to each aircraft model used. The hourly variable costs for fuel and maintenance differ depending on the aircraft model used. Therefore, in calculating the cost of personal aircraft use, we multiply the average variable cost per flight hour by the number of hours flown for personal use on each particular model of aircraft. The amount shown for personal use of company aircraft generally is equal to the sum of the amounts attributable to each model of aircraft used by the executive. Largely because we keep our aircraft at our own facilities, we do not typically incur more than relatively minor charges relating to other operating items such as hangar/parking fees, landing/ramp fees and other miscellaneous variable operating costs; such charges are included as incremental costs in calculating costs for personal use of company aircraft. Our methodology also excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries.

Employment Agreements

Hawker Beechcraft Corporation, which we refer to as HBC, entered into employment agreements with Messrs. Schuster and Sanders, each dated as of March 26, 2007. Under the agreements, Mr. Schuster serves as HBC’s Chief Executive Officer and a director of HBI, and Mr. Sanders serves as HBC’s Chief Financial Officer. Messrs. Schuster and Sanders also serve HBI and us in similar management capacities. Each agreement expires in March 2012, subject to automatic one year renewals unless a party to the agreement provides a notice of non-renewal at least 90 days prior to the end of the term then in effect.

Under the agreements, HBC pays Messrs. Schuster and Sanders salaries of $630,000 and $275,000 per year, respectively, subject to such upward adjustment as the HBI board or a board committee may determine. In addition, each executive is eligible to receive an annual bonus based on objectively determinable performance criteria determined by the HBI board and, in the case of Mr. Schuster, in consultation with Mr. Schuster. The target bonus award opportunity will equal 100% and 75% of Messrs. Schuster’s and Sanders’ respective salaries and the maximum award may equal 200% and 150% of their respective salaries. With the executive’s consent, up to 50% of the annual bonus may be paid in common stock.

Mr. Schuster’s agreement also provided that Mr. Schuster shall purchase 124,934.4 shares of HBI common stock for $1,249,343 no later than April 20, 2009 or, if earlier, 25 days following the date that (a) he is involuntarily separated from employment without cause, as defined in his letter agreement relating to the Raytheon retention bonus described below under “Raytheon Retention Bonus”; or (b) he is subjected to a reduction in his base salary and targeted incentive compensation bonus opportunity to a level that is less than the sum of those emoluments payable by Raytheon Aircraft Company at the date of the Acquisition, and he leaves our employment, and in either case, he does not become an employee of Raytheon. In addition, the agreement provides for the grant of time-vested and performance based stock options that are reflected in the Grants of Plan-Based Awards table below.

See “—Potential Payments Upon Termination or Change of Control” for a description of severance and other payments to be made under the employment agreements upon certain termination events.

Current Salaries

The annual salaries of the named executive officers as in effect on the date of this prospectus are as follows:

Name	Annual Salary
James E. Schuster	$630,000
James K. Sanders	275,000
Bradley A. Hatt	316,181
Sharad B. Jiwanlal	248,518
Edgar R. Nelson	268,528

Raytheon Retention Bonus

Messrs. Schuster, Sanders, Jiwanlal, Hatt and Nelson were formerly employees of Raytheon, and, in 2006, each of them entered into a letter agreement with Raytheon under which the executive will be entitled to a retention bonus if (i) he remains employed by us through March 26, 2008 (March 26, 2009 in the case of Mr. Schuster); or (ii) prior to March 26, 2008 (March 26, 2009 in the case of Mr. Schuster), (a) he is involuntarily separated from employment without “cause,” as defined in the letter agreement relating to the Raytheon retention bonus, and he does not become an employee of Raytheon; or (b) he is subjected to a reduction in his base salary and targeted incentive compensation bonus opportunity to a level that is less than the sum of those emoluments payable by Raytheon Aircraft Company at the date of the Acquisition, and he leaves our employment and he does not become employed by Raytheon. Mr. Schuster’s agreement also provides that if any payment by Raytheon to or for the benefit of Mr. Schuster becomes subject to excise taxes under section 4999 of the Internal Revenue Code, or interest or penalties are incurred by Mr. Schuster with respect to such excise tax, he will receive an additional payment for the excise taxes, interest and penalties, and for additional taxes payable by him as a result of this payment. However, this provision will not apply if the net after-tax benefit of the payment is less than $50,000 as compared to the net after-tax benefits he would receive if Raytheon’s payments to him were reduced to a level that would eliminate the excise taxes, in which case the payments will be so reduced. The amount of bonus payable under each of the named executive officers’ agreements or letter agreements, as the case may be, is as follows: Mr. Schuster, $2,198,932, Mr. Sanders, $168,008; Mr. Hatt, $223,252; Mr. Jiwanlal, $140,009; and Mr. Nelson, $187,512.

Hawker Beechcraft Corporation Retention Program

Under the Hawker Beechcraft Corporation Retention Program, which we refer to as the “retention program,” HBC established participant accounts on the date of the Acquisition for certain employees, including each of the named executive officers. The dollar amount credited to each participant was based on the number of unvested shares of Raytheon restricted stock the participant held at the date of the Acquisition, valued at $52.17 per share, and the value of any unvested Raytheon stock options held by the participant, determined by valuing the underlying stock at $52.17 per share less the applicable exercise price of the stock options. The following table shows the total dollar amount credited to the named executive officer’s account.

Name	Initial Amount of Account
James E. Schuster	$4,503,499
James K. Sanders	$250,415
Bradley A. Hatt	$504,328
Sharad B. Jiwanlal	$282,607
Edgar R. Nelson	$417,359

Portions of the named executive’s account vest and are payable to the executive in the same proportion, and at the same times, as his Raytheon restricted shares or stock options would have vested.

In connection with HBI’s Employee Equity Investment Plan described in “—Hawker Beechcraft, Inc. Employee Equity Investment Plan,” all of the named executive officers determined to apply all amounts in their respective retention program accounts, other than amounts retained to cover their estimated tax obligations, to the acquisition of HBI restricted stock. As a result, each named executive officer acquired, at a deemed price of $10.00 per share, the number of shares of restricted stock set forth in the table below:

Name	Shares of HBI Restricted Stock Acquired
James E. Schuster	257,149.8
James K. Sanders	14,799.5
Bradley A. Hatt	29,805.7
Sharad B. Jiwanlal	18,115.1
Edgar R. Nelson	24,665.9

The restricted stock vests in the same proportion, and at the same times, as the executive’s account in the retention program would have vested.

Hawker Beechcraft, Inc. 2007 Stock Option Plan

In connection with the Acquisition, HBI adopted the 2007 Stock Option Plan, under which options to purchase up to 9,782,434.5 shares of HBI common stock, constituting 8.5% of the HBI’s outstanding shares of common stock at the time of the Acquisition, may be granted to employees, directors and consultants of HBI and its subsidiaries. The plan has a term of ten years and is administered by the Compensation Committee of the Board of Directors of HBI, which we refer to as the “committee.” All options have an exercise price equal to the fair market value of a share of HBI common stock on the date of grant. In the absence of public trading of HBI common stock, the plan provides that fair market value is established by the Compensation Committee.

As described in “—Hawker Beechcraft, Inc. Employee Equity Investment Plan” below, the options granted on March 26, 2007 to the named executive officers other than Mr. Schuster were granted because they purchased an amount of HBI common stock and applied amounts under the HBC Retention Program to the acquisition of HBI restricted stock that, in the aggregate, exceeded a specified threshold under HBI’s Employee Equity Investment Plan. The amount of options granted to Mr. Schuster was established in his employment agreement.

Three types of options have been granted under the plan. Time lapsed vested options vest in five equal annual increments, beginning on the first anniversary of the date of grant. Performance—Vesting Type A and Performance—Vesting Type B options may vest in five equal annual increments, but an increment will vest only if the EBITDA target established by the Compensation Committee for the relevant year has been met.

Upon the occurrence of certain events involving the disposition of securities by the Onex and GS entities, all shares underlying outstanding performance-vesting options, including those that did not vest because an EBITDA target was not met, will vest if the Onex and GS entities achieve a specified internal rate of return. The Performance—Vesting Type A and Performance—Vesting Type B options specify different rates of return for this purpose.

Grants of Plan-Based Awards Through December 31, 2007

The following table provides information regarding plan-based awards granted to the named executive officers from the date of the Acquisition through December 31, 2007.

Grants of Plan-Based Awards—2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date
		Threshold	Target	Maximum	Target
James E. Schuster	3/26/2007	$—	$—	$—	707,963.8	257,149.8	629,330.9	$10.00	$9,211,875
	5/29/2007	—	—	—	716,211.9	—	636,662.9	$10.00	$6,694,822
James K. Sanders	3/26/2007	$—	$—	$—	100,061.0	14,779.5	88,947.4	$10.00	$1,086,322
	5/29/2007	—	—	—	105,880.0	—	94,120.0	$10.00	$989,718
Bradley A. Hatt	3/26/2007	$—	$—	$—	124,098.8	29,805.7	110,315.3	$10.00	$1,462,047
	5/29/2007	—	—	—	79,410.0	—	70,590.0	$10.00	$742,288
Sharad B. Jiwanlal	3/26/2007	$—	$—	$—	77,826.8	18,115.1	69,182.7	$10.00	$911,131
	5/29/2007	—	—	—	39,705.0	—	35,295.0	$10.00	$371,144
Edgar R. Nelson	3/26/2007	$—	$—	$—	69,488.2	24,665.9	61,770.2	$10.00	$898,427
	5/29/2007	—	—	—	26,470.0	—	23,530.0	$10.00	$247,429

(1)	Awards made under the 2007 Management Incentive Plan were considered bonuses and are reported as such in the Summary Compensation Table presented previously in this section. See “—Compensation Discussion and Analysis— 2007 Management Incentive Plan Award” above for additional information.
(2)	This column shows the number of options granted under the Hawker Beechcraft, Inc. 2007 Stock Option Plan. Options are exercisable in equal 20% increments if the EBITDA target for the year is achieved and vest on the date that the company’s financial statements for the applicable year are presented to the Committee.
(3)	These stock awards constitute HBI restricted stock. See “—Hawker Beechcraft Corporation Retention Program” above and “—Hawker Beechcraft, Inc. Employee Equity Investment Plan” below for additional information regarding the restricted stock awards.
(4)	These options were granted under the Hawker Beechcraft, Inc. 2007 Stock Option Plan. Options are exercisable in equal 20% increments on the first five anniversaries of the date of grant.
(5)	The grant date fair value is computed in accordance with SFAS 123(R).

The following table provides information regarding outstanding stock options and restricted stock held by the named executive officers at December 31, 2007.

Outstanding Equity Awards at December 31, 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested
James E. Schuster	—	629,330.9	707,963.8	$10.00	03/26/17	219,419.0	$2,194,190
	—	636,662.9	716,211.9	$10.00	05/29/17
James K. Sanders	—	88,947.4	100,061.0	$10.00	03/26/17	11,204.5	$112,045
	—	94,120.0	105,880.0	$10.00	05/29/17
Bradley A. Hatt	—	110,315.3	124,098.8	$10.00	03/26/17	22,868.4	$228,684
	—	70,590.0	79,410.0	$10.00	05/29/17
Sharad B. Jiwanlal	—	69,182.7	77,826.8	$10.00	03/26/17	15,329.6	$153,296
	—	35,295.0	39,705.0	$10.00	05/29/17
Edgar R. Nelson	—	61,770.2	69,488.2	$10.00	03/26/17	16,446.0	$164,460
	—	23,530.0	26,470.0	$10.00	05/29/17
(1)	Options that expire on March 26, 2017 vest in equal 20% increments beginning on March 26, 2008, the first anniversary of the date of grant, and on each of the next four anniversaries. Options that expire on May 29, 2017 vest in equal 20% increments beginning on May 29, 2008, the first anniversary of the date of grant, and on each of the next four anniversaries.
(2)	Options are exercisable in equal 20% increments if the EBITDA target for the applicable year is achieved and vest on the date that the Company’s financial statements for the applicable year are presented to the Committee.
(3)	The following table sets forth vesting information for the outstanding restricted stock awards for each named executive officer. All restricted stock was awarded on March 26, 2007. See “—Hawker Beechcraft Corporation Retention Program” in the narrative accompanying the Summary Compensation Table for further information.

Name	Number of Shares of Restricted Stock	Vesting Date
James E. Schuster	55,548.5	03/31/08
	38,228.3	06/30/08
	69,040.0	03/31/09
	38,231.3	06/30/09
	18,370.9	06/30/10

James K. Sanders	5,448.1	06/30/08
	3,906.5	06/30/09
	1,849.9	06/30/10

Bradley A. Hatt	514.9	03/31/08
	10,791.3	06/30/08
	7,708.1	06/30/09
	3,854.1	06/30/10

Sharad B. Jiwanlal	4,180.2	06/30/08
	2,789.0	09/30/08
	4,180.2	06/30/09
	4,180.2	06/01/10

Edgar R. Nelson	8,223.0	09/30/08
	8,223.0	09/30/09

Stock Vested Through December 31, 2007

The following table provides information regarding vesting of restricted stock held by the named executive officers during the period from the date of the Acquisition through December 31, 2007.

	Stock Awards
Name	Number of Shares Acquired On Vesting	Value Realized Upon Vesting (1)
James E. Schuster	37,730.82	$377,308
James K. Sanders	3,595.05	$35,950
Bradley A. Hatt	6,937.32	$69,373
Sharad B. Jiwanlal	2,785.70	$27,857
Edgar R. Nelson	8,219.90	$82,199
(1)	The value realized on vesting is based on a value of $10.00 per share, which was the fair value on the date of vesting.

Pension Benefits

Our named executive officers participate in the Hawker Beechcraft Corporation Retirement Income Plan for Salaried Employees (“Hawker Beechcraft Corporation RIP”). The plan generally provides benefits based upon eligible final average earnings and years of credited service. Final average earnings generally are based on the highest amount obtainable by averaging a participant’s monthly earnings for any 60 consecutive months of employment within the last 120 consecutive months of employment, exclusive of amounts that would exceed annual limits prescribed by the Department of the Treasury ($225,000 for 2007). We also have an Excess Pension Plan that provides our executive officers with supplemental defined benefits that, when taken together with the benefits provided under the Hawker Beechcraft Corporation RIP, provide the benefits that the executive officer would have received under the Hawker Beechcraft Corporation RIP if the annual limits prescribed by the Department of the Treasury did not apply. Raytheon provided a similar supplemental plan to our executives who were Raytheon employees, and, under the terms of the Acquisition, we were required to provide equivalent benefits for a period of six months following the date of the Acquisition. We have determined to continue these benefits beyond the six month period for all of our executive officers.

Monthly benefits under the Hawker Beechcraft Corporation RIP, for persons who retire on or after the normal retirement date, are computed based on the sum of:

•

1.8% of the participant’s final average earnings in excess of the monthly Social Security retirement benefit that the participant would be entitled to receive at the participant’s normal retirement date under the plan (the “estimated Social Security benefit”) multiplied by 1.8% of the number of years of the participant’s credited service, but not in excess of 20 years; plus

•

1.2% of the participant’s final average earnings in excess of the estimated Social Security benefit multiplied by 1.2% of the number of years of the participant’s credited service in excess of 20 years, but not in excess of 49 years.

However, the aggregate adjustment for Social Security may not exceed 60% of the participant’s estimated Social Security benefit.

Normal retirement under the plan will occur if the participant has reached age 65 and has five years of credited service. Participants may retire as early as age 55 with five years of credited service, subject to a reduction in benefits depending on the actual age of retirement and the time that payment of benefits commence. Benefits are paid in the form of a joint and survivor annuity unless, at the option of the participant with the consent of the participant’s spouse, a different form of benefits is selected, in which case benefits may be provided through a straight life annuity option payable until the participant’s death, or through one of several variations on the joint and survivor annuity or straight life annuity alternatives.

Pension Benefits—2007

Name	Plan Name	Numbers of Year Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
James E. Schuster	Retirement Income Plan for Salaried Employees - Qualified	8.3	$192,377	$—
	Retirement Income Plan for Salaried Employees - Non Qualified	8.3	$1,012,166	$—
James K. Sanders	Retirement Income Plan for Salaried Employees - Qualified	22.1	$344,383	$—
	Retirement Income Plan for Salaried Employees - Non Qualified	22.1	$191,286	$—
Bradley A. Hatt	Retirement Income Plan for Salaried Employees - Qualified	15.3	$229,704	$—
	Retirement Income Plan for Salaried Employees - Non Qualified	15.3	$345,521	$—
Sharad B. Jiwanlal	Retirement Income Plan for Salaried Employees - Qualified	1.5	$56,317	$—
	Retirement Income Plan for Salaried Employees - Non Qualified	1.5	$35,104	$—
Edgar R. Nelson	Retirement Income Plan for Salaried Employees - Qualified	2.5	$48,433	$—
	Retirement Income Plan for Salaried Employees - Non Qualified	2.5	$62,605	$—

Nonqualified Deferred Compensation

Under the Hawker Beechcraft Excess Savings and Deferred Compensation Plan, selected members of management, including the named executive officers, may defer up to 50% of their salary and 90% of the bonus payable under our management incentive plan. We provide a contribution equal to a maximum of four percent consistent with our matching contribution under the Savings Plan for Salaried Employees. For the initial period under the plan (March 26—December 31, 2007), the named executive officers were deemed to make the same salary reduction elections as they made under one or both of similar plans administered by Raytheon prior to the date of the Acquisition. Beginning with respect to 2008, elections or changes from previous year elections for salary reduction are made in November of the prior year, and elections or changes from previous year elections regarding deferral of bonuses under the management incentive plan must be made no later than November of the year preceding payment. Amounts deferred are invested, as determined by the executive, in one or more notional investments, and the value of the participant’s account is adjusted to reflect the performance of the notional investments. Payment of amounts held for the account of a participant commence in January following the year that the participant’s employment terminates and may be made in a lump sum or in installments payable over five, 10 or 15 years. Under the deferred compensation program for directors, directors who are not our employees or employees of the GS entities, the Onex entities, or their respective affiliates, may participate and defer up to 100% of their annual cash compensation.

The following table provides details regarding nonqualified deferred compensation under the plan for the named executive officers from the date of the Acquisition through December 31, 2007

Nonqualified Deferred Compensation—2007

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2007
James E. Schuster	$61,738	$61,738	$1,939	$—	$125,415
James K. Sanders	$—	$—	$—	$—	$—
Bradley A. Hatt	$—	$—	$—	$—	$—
Sharad B. Jiwanlal	$10,876	$10,876	$818	$—	$22,570
Edgar R. Nelson	$20,900	$10,450	$630	$—	$31,980
(1)	Includes, for Messrs. Schuster, Jiwanlal, and Nelson, the following amounts that are also reported in the Summary Compensation Table: Mr. Schuster, $61,738; Mr. Jiwanlal, $10,876; and Mr. Nelson, $10,450.
(2)	Includes, for Messrs. Schuster, Jiwanlal, and Nelson, the following amounts that are also reported in the Summary Compensation Table: Mr. Schuster, $969; Mr. Jiwanlal, $408; and Mr. Nelson, $210.

Potential Payments Upon Termination or Change of Control

In this section, we describe payments that may be made to our named executive officers upon several events of termination, assuming the termination event occurred on December 31, 2007 (except as otherwise noted). The information in this section does not include information relating to the following:

•	Distributions under the Hawker Beechcraft Excess Savings and Deferred Compensation Plan—see “—Nonqualified Deferred Compensation” above for information regarding this plan;

•

Other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including under our tax-qualified defined contribution and benefit plans; and

•	Short-term incentive payments that would not be increased due to the termination event.

Termination Provisions in Messrs. Schuster’s and Sanders’ Employment Agreements

Messrs. Schuster’s and Sanders’ employment agreements provide that if the executive’s employment is terminated by HBI other than for “cause,” or for “good reason,” in each case as defined in the agreements, the executive will receive a severance payment equal to (i) two times the annual base salary then in effect in the case of Mr. Schuster, and 1.5 times the annual base salary then in effect in the case of Mr. Sanders, (ii) the executive’s target annual bonus opportunity for the year in which his termination occurred (we refer to the amounts described in (i) and (ii) as the “severance payment”), and (iii) a pro-rata bonus based on HBI’s actual performance for the full year, for the portion of the year prior to the executive’s termination (we refer to this bonus as the “pro rata bonus”). The executive also will receive continued health and welfare benefits for himself and his eligible dependents until the first anniversary date of his termination; we refer to these benefits below as the “health and welfare benefits.” The severance payment is conditioned on the executive’s providing a general release to HBI and adherence to confidentiality, non-competition, non-solicitation and other covenants in his agreement. Moreover, if the executive’s employment terminates prior to March 26, 2009 (March 26, 2008 in the case of Mr. Sanders), the severance payment and pro-rata bonus will be reduced by the amount of the retention bonus described above under “Raytheon Retention Bonus,” if it has been paid, and by an amount previously paid to the executive by Raytheon in consideration of the executive’s retention by Raytheon until the date of the Acquisition; this amount is equal to one-half of the amount of the retention bonus in the case of Mr. Schuster, and the amount of the retention bonus in the case of Mr. Sanders.

If the executive’s employment is terminated due to death or disability, he, or in the case of his death, his heirs, will receive the pro-rata bonus, and in the event of his death, his eligible dependents will receive the health and welfare benefits. In the event termination results from non-extension of the agreement, the executive will receive the health and welfare benefits. The agreement also provides that if any payment by HBI to or for the benefit of the executive becomes subject to excise taxes under section 4999 of the Internal Revenue Code, or interest or penalties are incurred by the executive with respect to such excise tax, HBI will make an additional payment for the excise taxes, interest and penalties, and for additional taxes payable by him as a result of this payment. However, this provision will not apply if a 25% or lower reduction in the payments and benefits would cause no excise tax to be payable, in which case the payments and benefits would be so reduced.

Acceleration of Vesting Provisions Pertaining to Stock Options, Restricted Stock and HBC Retention Program Accounts

Under the HBI 2007 Stock Option Plan, in the event of merger, consolidation, statutory exchange of shares or sale or other disposition of 80% or more of the consolidated assets of HBI, all unexercisable or otherwise unvested options generally will immediately be deemed exercisable or otherwise vested and the committee may either (i) cancel the option and make payment to the option holder equal to the excess of the fair market value of the underlying shares over the aggregate exercise price of the option or (ii) provide for the issuance of substitute options or other awards that will preserve, as nearly as practicable, the economic terms of the options. The HBI 2007 Stock Option Plan also provides that in the event of the death or disability of a participant, a pro rata share of an additional 20% of the shares underlying the option will vest based on the number of days elapsed in the year prior to the termination of employment, but in the case of performance–vesting options, only if the EBITDA target for that year is met. If a participant’s employment is terminated by HBI or a subsidiary without “cause,” as defined in the plan, an additional 20% of the shares underlying the option that have not yet vested will vest, but, in the case of the performance–vesting options, only if the EBITDA target for the year in which the termination occurs is met. In connection with any other termination, all unvested options, and in the case of a participant whose employment has been terminated for cause, all vested but unexercised options, will be cancelled.

Under the HBC Retention Program, and with respect to HBI restricted stock awards, a participant’s account in the program or the participant’s shares of restricted stock will become fully vested if the participant’s employment is terminated without “cause,” or for “good reason,” in each case as defined in the program.

Summary of Estimated Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated amounts due each of our named executive officers in the each of the events described, assuming the termination occurred on December 31, 2007.

Name and benefits	Change in Control	Involuntary Termination not for Cause or Termination for Good Reason	Termination For Cause	Disability	Death
James E. Schuster
Severance Payment (salary plus target bonus)	$1,890,000	$1,890,000	$—	$—	$—
Pro-rata Bonus Opportunity	831,600	831,600	831,600	831,600	831,600
Reduced Benefit Related to Raytheon Retention	(541,528)	(541,528)	—	—	—
Benefit Continuance for one year (estimated)	315,500	315,500	—	315,500	315,500
Accelerated Vesting of Restricted Shares and HBC Retention Program	3,842,714	3,842,714	—	—	—
Accelerated Vesting of Options (1)	—	—	—	—	—
Death Benefit Under Executive Life Insurance Policy	—	—	—	—	50,000

Total estimated potential payments	$6,338,286	$6,338,286	$831,600	$1,147,100	$1,197,100

James K. Sanders
Severance Payment (salary plus target bonus)	$618,750	$618,750	$618,750	$618,750	$—
Pro-rata Bonus Opportunity	272,300	272,300	272,300	272,300	272,300
Reduced Benefit Related to Raytheon Retention	(168,008)	(168,008)	(168,008)	(168,008)	—
Benefit Continuance for one year (estimated)	137,775	137,775	137,775	137,775	137,775
Accelerated Vesting of Restricted Shares and HBC Retention Program	189,585	189,585	189,585	189,585	—
Accelerated Vesting of Options (1)	—	—	—	—	—
Death Benefit Under Executive Life Insurance Policy	—	—	—	—	50,000

Total estimated potential payments	$1,050,402	$1,050,402	$1,050,402	$1,050,402	$460,075

Bradley A. Hatt
Acceleration of Raytheon Retention	$223,252	$223,252	$223,252	$223,252	$—
Pro-rata Bonus Opportunity	250,000	250,000	250,000	250,000	250,000
Accelerated Vesting of Restricted Shares and HBC Retention Program	386,945	386,945	386,945	386,945	386,945
Accelerated Vesting of Options (1)	—	—	—	—	—
Death Benefit Under Executive Life Insurance Policy	—	—	—	—	948,543

Total estimated potential payments	$860,197	$860,197	$860,197	$860,197	$1,585,488

Sharad B. Jiwanlal
Acceleration of Raytheon Retention	$140,009	$140,009	$140,009	$140,009	$—
Pro-rata Bonus Opportunity	200,000	200,000	200,000	200,000	200,000
Accelerated Vesting of Restricted Shares and HBC Retention Program	239,149	239,149	239,149	239,149	239,149
Accelerated Vesting of Options (1)	—	—	—	—	—
Death Benefit Under Executive Life Insurance Policy	—	—	—	—	856,554

Total estimated potential payments	$579,158	$579,158	$579,158	$579,158	$1,295,703

Edgar R. Nelson
Acceleration of Raytheon Retention	$187,512	$187,512	$187,512	$187,512	$—
Pro-rata Bonus Opportunity	135,000	135,000	135,000	135,000	135,000
Accelerated Vesting of Restricted Shares and HBC Retention Program	278,274	278,274	278,274	278,274	278,274
Accelerated Vesting of Options (1)	—	—	—	—	—
Death Benefit Under Executive Life Insurance Policy	—	—	—	—	805,584

Total estimated potential payments	$600,786	$600,786	$600,786	$600,786	$1,218,858

(1)	The value of any accelerated vesting of options at December 31, 2007 is zero based on the value of the equity and the option price for any of the options granted to the named executives. Accelerated vesting of options occurs in varying percentages ranging from zero to 100% depending on the nature of the termination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Hawker Beechcraft, Inc. Employee Equity Investment Plan

In connection with the Acquisition, HBI offered to certain employees, including all of the named executive officers other than Mr. Schuster, the opportunity to participate in the HBI Employee Equity Investment Plan, which we refer to as the “investment plan.” Mr. Schuster’s acquisition of HBI common stock and restricted stock are governed by the terms of his employment agreement as described in “—Employment Agreements” in the narrative accompanying the Summary Compensation Table. Under the investment plan, participants were provided the opportunity to invest in HBI common stock at a purchase price of $10.00 per share. The participants were given the opportunity to (i) purchase the shares in cash, including by allocating amounts on an after-tax basis payable to them on the date of the Acquisition by Raytheon under a Raytheon bonus program, and (ii) forego amounts due under the HBC Retention Program and apply the estimated after-tax amount of the foregone retention program amounts to the acquisition of HBI restricted stock, as described above under “—Hawker Beechcraft Corporation Retention Program” in the narrative accompanying the Summary Compensation Table. In addition, if purchases of common stock and amounts applied to acquisition of restricted stock exceeded, in the aggregate, a designated threshold amount, participants were entitled to receive stock options under the HBI 2007 Stock Option Plan for a number of shares of HBI common stock equal to 3.5 times the sum of the number of shares of common stock and the number of restricted shares acquired by the participant under the investment plan. All named executive officers exceeded their respective designated threshold amounts. Purchases by the named executive officers of common stock in cash were as follows:

Name	Date of Purchase	Number of Shares Purchased	Purchase Price Paid
James E. Schuster	March 26, 2007	—	—
	April 26, 2007	—	—

James K. Sanders	March 26, 2007	28,564.9	$285,649
	April 26, 2007	10,638.0	$106,380

Bradley A. Hatt	March 26, 2007	23,975.7	$239,757
	April 26, 2007	13,194.1	$131,941

Sharad B. Jiwanlal	March 26, 2007	14,913.2	$149,132
	April 26, 2007	8,974.4	$89,744

Edgar R. Nelson	March 26, 2007	1,755.3	$17,553
	April 26, 2007	11,081.2	$110,812

See “Management — Hawker Beechcraft Corporation Retention Program” and “Management — Hawker Beechcraft, Inc. 2007 Stock Option Plan” in the narrative accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table, for further information regarding restricted stock and stock options granted as a result of purchases of HBI common stock and application of amounts payable under the HBC Retention Program to the acquisition of restricted shares.

Shareholders Agreement

The shareholders agreement among the GS entities, the Onex entities and the management HBI shareholders described in “—Directors and Executive Officers of HBI” includes limitations on the transferability of the parties’ respective holdings of HBI equity securities. In addition, the agreement generally provides preemptive rights to the parties with respect to new issues of HBI equity securities; the right to participate in sales of HBI shares by the GS entities or the Onex entities; and the right of the holders of at least 65% of HBI common stock who wish to sell all of their HBI equity securities to compel the other holders to sell all of their HBI equity securities.

In addition, the shareholders agreement provides certain demand registration rights to the GS entities and the Onex entities and piggyback registration rights to the parties to the agreement. The agreement generally also provides to HBI the ability to purchase shares held by a management shareholder upon termination of the management shareholder’s employment and provides a management shareholder the right to sell his or her HBI shares to HBI upon termination of his or her employment. The agreement also requires the consent of the GS and Onex entities in connection with a variety of material corporate transactions, and the consent of the GS entities with respect to specified strategic planning, budgeting, contractual and business expansion matters.

Some of the provisions of shareholders agreement described above will terminate upon an initial public offering of equity securities of HBI or any of its subsidiaries.

Transactions with the GS Entities and Their Affiliates

GS Capital Partners VI, L.P. and other private equity funds affiliated with Goldman, Sachs & Co. own approximately 49% of the issued and outstanding common stock of HBI. We have filed a “market-making” registration statement under the Securities Act in order to enable Goldman, Sachs & Co. to engage in market-making activities for the notes. Goldman Sachs & Co., acted as an Initial Purchaser in the 2007 offering of the outstanding notes. Goldman Sachs Credit Partners L.P., an affiliate of GS Capital Partners VI, L.P. and its related investment funds, acted as the joint lead arranger, joint book runner, syndication agent and a lender under our senior secured credit facilities. In addition, Goldman, Sachs & Co., Goldman Sachs Credit Partners L.P. and its affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates.

Transactions with the Onex Entities and Their Affiliates

Onex Partners II LP and its affiliated entities own approximately 49% of the issued and outstanding common stock of HBI.

Affiliates of Onex Partners II LP currently own a controlling interest in Spirit AeroSystems Holdings, Inc. (“Spirit”), one of our suppliers. Spirit supplies certain components for our Hawker aircraft. We believe that purchases of components from Spirit are based on standard market terms. Onex has advised us that less than 1% of Spirit’s revenues are derived from sales to us.

Management Services Arrangement

We entered into a management services arrangement with the investment managers of GS Capital Partners VI, L.P., and its related funds, and of Onex Partners II LP, respectively, effective upon the closing of the Acquisition. Under the arrangement, we pay these parties an annual aggregate fee of $2.0 million, plus reasonable out-of-pocket expenses, as compensation for various advisory services. This fee is shared equally by the two sets of investment managers. We also agreed to indemnify these parties and their affiliates for liabilities arising from their actions under the management services arrangement. In addition, in consideration of services performed in connection with the Acquisition, we paid GS Capital Partners VI, L.P. and Onex Partners II LP an aggregate one-time fee of $25.0 million upon closing of the Acquisition.

Related Party Transaction Limitations

The shareholders agreement provides that, unless approved by one of the outside directors, we will not enter into any transaction with an HBI shareholder or any of the shareholder’s affiliates. This prohibition, which relates to the GS entities, the Onex entities, all HBI directors and the named executive officers, does not apply to the following transactions:

•

A transaction consummated in good faith on terms that are no less favorable to us than would have been obtained in a comparable transaction with an unrelated third party, and that has been approved by a majority of the members of the HBI Board of Directors who do not have any direct or indirect interest in the transaction and are not affiliated with any person that has a direct or indirect interest in the transaction;

•	Any employment agreement entered in the ordinary course of business with the approval of the HBI Board of Directors;

•	The fees payable to the GS entities and the Onex entities under the management services arrangement described above under “Management Services Arrangement”;

•	Several agreements entered into in connection with the Acquisition that are described elsewhere in this prospectus;

•

Specified transactions with any nationally recognized commercial or investment bank or their affiliates, including those commercial banking, investment banking or other financial advisory transactions and contemplated transactions described above under “Transactions with the GS Entities and Their Affiliates”; and

•

Transactions with Spirit of the nature described above under “Transactions with the Onex Entities and Their Affiliates,” which a majority of the disinterested members of the HBI Board of Directors reasonably determines are on commercially reasonable terms.

In addition, HBI has a conflict of interest policy covering, among others, employees and HBI directors, including the named executive officers. If a person covered by the policy is involved in any current or contemplated financial or other interest, relationship, transaction, activity or situation which gives rise to an actual or potential conflict of interest, the person must report the conflict of interest to the Ethics Officer designated by HBI. In the case of employees, our Vice President, General Counsel has the authority regarding determinations, resolutions and corrective actions with respect to conflicts of interest. With regard to HBI directors, our Vice President, General Counsel will consult with members of management reporting directly to the Chief Executive Officer (“Senior Leadership”) as necessary to address any conflicts.

Under the policy, a “conflict of interest” generally may exist when a person covered by the policy has a direct or indirect personal interest in a transaction or situation that appears to affect his or her judgment and divides his or her loyalties between two or more competing interests. For the purposes of determining whether a conflict of interest exists, a family member’s activities and interests will be deemed to be the same as those of the person covered by the policy. Family members include spouses or domestic partners, parents, grandparents, or an individual who acts in any of those capacities, children or grandchildren (including through adoptive or foster relationships), siblings, dependent relatives, or those similar relationships created by marriage (in-laws).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

All of the issued and outstanding capital stock of Hawker Beechcraft Notes Company is owned by Hawker Beechcraft Acquisition Company, LLC, and all of the limited liability company interests of Hawker Beechcraft Acquisition Company, LLC are owned by Hawker Beechcraft, Inc. (“HBI”). The following table sets forth information with respect to the ownership of HBI as of February 28, 2008 for:

•	each person who owns beneficially more than a 5% of HBI’s outstanding common stock;

•	each member of the HBI board of directors;

•	each of our named executive officers; and

•	all our executive officers and directors as a group.

Name and Address of Beneficial Owner: (1)	Number of Shares Beneficially Owned(2)	Percentage Owned(2)
GS Capital Partners(3) 85 Broad Street, New York, NY 10004	52,000,000.0	49%
Onex Investment Corp.(4) 712 Fifth Avenue, New York, NY 10019	52,000,000.0	49%
Sanjeev K. Mehra, Director and Chairman of the Board(5)	52,000,000.0	49%
Brian Barents, Director	—	*
Donald G. Cook, Director	—	*
John F.X. Daly, Director(5)	52,000,000.0	49%
David R. Hirsch, Director(6)	52,000,000.0	49%
Leo F. Mullin, Director(7)	60,000.0	*
Nigel S. Wright, Director(6)	52,000,000.0	49%
James E. Schuster(8)	792,785.6	*
James K. Sanders(9)	112,980.1	*
Bradley A. Hatt(10)	129,740.4	*
Sharad B. Jiwanlal(11)	79,345.6	*
Edgar R. Nelson(12)	69,048.0	*
All directors and executive officers as a group (17) persons	105,444,383.2	100%
(*)	Less than one percent
(1)	Unless otherwise indicated, the address of each person listed is c/o Hawker Beechcraft Acquisition Company, LLC, 10511 East Central, Wichita, Kansas 67206.

(2)	The amounts and percentages of common stock beneficially owned are reported on the basis of 105,276,153.5 outstanding shares of common stock (including 564,799.2 shares of restricted stock) on February 28, 2008, and in accordance with regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities to which that person has a right to acquire beneficial ownership within 60 days of February 28, 2008. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.
(3)

Shares held include shares held by the following entities (collectively, the “GS Funds”): GS Capital Partners VI Fund, L.P., 24,273,116 shares; GS Capital Partners VI Offshore Fund, L.P., 20,189,524 shares; GS Capital Partners VI Parallel, L.P., 6,674,693 shares; and GS Capital Partners VI GmbH & Co. KG, 862,667 shares. Each of the GS Funds has a mailing address c/o Goldman, Sachs & Co., 85 Broad Street, 10th Floor, New York, NY 10004. Affiliates of The Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager of each of the GS Funds, and each of the GS Funds shares voting and investment power with certain of its respective affiliates. Each of the GS Funds is affiliated with or managed by Goldman, Sachs & Co., a wholly owned subsidiary of The Goldman Sachs Group, Inc. Each of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. disclaims beneficial ownership of the shares owned by each of the GS Funds, except to the extent of their pecuniary interest therein, if any.

(4)	Shares held include shares held by the following Onex entities: 1597257 Ontario, Inc., 1,057,253.62 shares; Onex Partners II LP, 29,875,678 shares; Onex Partners II GP LP, 453,866.38 shares; Onex US Principals LP, 583,855 shares; and Onex HBI Holdings II Limited S.a.r.l., 20,029,347 shares. Voting and investment decisions with regard to all of the HBI shares held by the Onex entities are made by Onex Corporation.
(5)	Messrs. Mehra and Daly, Managing Directors of Goldman, Sachs & Co., disclaim beneficial ownership of shares held by the GS Funds except to the extent of their pecuniary interests in these shares, if any.
(6)	Messrs. Hirsch and Wright disclaim beneficial ownership of shares held by the Onex entities except to the extent of their pecuniary interests in these shares, if any.
(7)	Includes 10,000.0 shares underlying stock options that are currently exercisable or exercisable within 60 days of February 28, 2008.
(8)	Includes 257,149.8 shares of restricted stock, as to all of which Mr. Schuster has voting power, 410,701.4 shares underlying stock options that are currently exercisable or exercisable within 60 days of February 28, 2008, and 124,934.4 shares of common stock that Mr. Schuster has the obligation to purchase in accordance with the terms of his employment agreement.
(9)	Includes 14,799.5 shares of restricted stock, as to all of which Mr. Sanders has voting power. Also includes 58,977.7 shares underlying stock options that are currently exercisable or exercisable within 60 days of February 28, 2008.
(10)	Includes 29,805.7 shares of restricted stock, as to all of which Mr. Hatt has voting power. Also includes 62,764.9 shares underlying stock options that are currently exercisable or exercisable within 60 days of February 28, 2008.
(11)	Includes 18,115.1 shares of restricted stock, as to all of which Mr. Jiwanlal has voting power. Also includes 37,342.9 shares underlying stock options that are currently exercisable or exercisable within 60 days of February 28, 2008.
(12)	Includes 24,665.9 shares of restricted stock, as to all of which Mr. Nelson has voting power. Also includes 31,545.6 shares underlying stock options that are currently exercisable or exercisable within 60 days of February 28, 2008.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Credit Facilities

In connection with the Acquisition, we entered into our senior credit facilities with a syndicate of financial institutions led by Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P., as joint lead arrangers and in other capacities.

Borrowers; Amounts and Final Maturities. The senior credit facilities provide for senior secured financing of up to $1,810.0 million, consisting of:

•

a $400.0 million revolving credit facility (which includes a letter of credit sub-facility) available to us in U.S. dollars in an amount up to $390.0 million and available to Hawker Beechcraft Limited or us in U.S. dollars or U.K. pound sterling in an amount up to $10.0 million, or the pound sterling equivalent amount thereof, as applicable, with a final maturity of six years;

•	a $110.0 million synthetic letter of credit facility available to us in U.S. dollars, with a final maturity of seven years; and

•	a $1,300.0 million term loan available to us in U.S. dollars, with a final maturity of seven years.

Conditions Precedent. All borrowings under our senior credit facilities are subject to the satisfaction of customary conditions, including absence of any material adverse effect and delivery of customary certificates and legal opinions.

Use of Proceeds. Proceeds from the term loan and proceeds of the issuance of the outstanding notes and the equity contributions to HBI were used to finance the Acquisition, including payment of the purchase price to Raytheon and paying related fees, commissions and expenses. Proceeds of the revolving credit facility will be used from time to time to provide financing for general corporate purposes. Letters of credit will be issued in dollars and other specified currencies and will be used for general corporate purposes.

Interest and Fees. The interest rates applicable to loans under our senior credit facilities are equal to either a base rate or an adjusted Eurodollar bank deposit rate plus, in each case, an applicable margin percentage. We may elect interest periods of one, two, three, six and, if agreed to by each of the applicable lenders, nine or twelve months for Eurodollar borrowings.

The applicable margin for the multi-currency revolving credit facility will be determined from time to time based on our “consolidated secured debt ratio,” defined in our senior credit facilities generally as the ratio of our consolidated net secured indebtedness to our consolidated EBITDA for the period of the most recently ended consecutive four full fiscal quarters. In addition, the applicable margin for the term loan facility will be subject to a one-time reduction upon the achievement of certain ratings of our corporate and family credit.

We have agreed to pay various fees with respect to the senior credit facilities, including:

•

facility fees equal to 0.50% (subject to a reduction to) .375% if a certain consolidated secured debt ratio level is achieved) per annum times the aggregate commitments under the revolving credit facility;

•

letter of credit fees in respect of letters of credit issued under the revolving credit facility in an amount equal to the applicable margin then in effect with respect to loans under the revolving credit facility times the maximum aggregate amount available to be drawn under all letters of credit issued under the revolving credit facility; the issuer of any such letter of credit will also receive a fronting fee and other customary processing charges in amounts to be agreed;

•

letter of credit fees in respect of letters of credit issued under the synthetic letter of credit facility in an amount equal to the product of (x) the sum of (i) the applicable margin then in effect with respect to Eurodollar rate loans under the term credit facility plus (ii) 10 basis points multiplied by (y) the amount on deposit in respect of the synthetic letter of credit facility; the issuer of any such letter of credit will also receive a fronting fee and other customary processing charges in amounts to be agreed;

•	an annual administrative agent fee of $150,000; and

•	agent, arrangement and other similar fees that were paid on or prior to the closing of the Acquisition.

Amortization of Principal. The term loan is repayable in quarterly installments equal to 0.25% of the outstanding principal amount of the term loans for the first six years and nine months, with the balance payable on the maturity date.

Prepayments. Our senior credit facilities require mandatory prepayments of the term loans, subject to specified exceptions, as well as exclusions used in the calculation of net cash proceeds, in amounts equal to:

•

100% of the net cash proceeds (excluding proceeds reinvested in assets used in our business) from specified asset sales or other dispositions of property of our and our subsidiaries, including insurance proceeds, other than certain dispositions in the ordinary course of business;

•	100% of the net cash proceeds from the issuance of specified debt obligations by us or our subsidiaries; and

•

50% of “excess cash flow” as defined in the senior credit facilities; provided that this percentage will be reduced upon achievement of performance targets based upon our consolidated secured debt ratio.

Mandatory prepayments will be applied to the remaining scheduled amortization installments of the term loan facility in an order to be determined at our option.

Voluntary prepayments of loans under our senior credit facilities are permitted, in whole or in part, at our option, without premium or penalty. Any voluntary prepayment of loans will be subject to reimbursement of the lender’s breakage costs in the case of a prepayment of Eurodollar rate borrowings other than on the last day of the relevant interest period. Voluntary prepayments of the term loan will be applied to remaining scheduled amortization installments in an order to be determined at our option.

Collateral and Guarantors. Indebtedness under our senior credit facilities is guaranteed by HBI and each existing and subsequently acquired or organized domestic subsidiary, other than certain “unrestricted subsidiaries” or immaterial subsidiaries. Indebtedness under our senior credit facilities is secured by a first priority security interest in substantially all of our and the guarantors’ tangible and intangible assets, including personal property, real property and all capital stock owned by HBI, us and such guarantors, limited to 65% of such capital stock in the case of foreign subsidiaries, and all intercompany indebtedness.

Financial and Restrictive Covenants. Our revolving credit facility requires that we comply with a maximum consolidated secured debt ratio financial covenant at the following levels:

Fiscal Quarter Ending	Maximum Consolidated Secured Debt Ratio
March 31, 2008	4.63 to 1.00
June 30, 2008	4.63 to 1.00
September 30, 2008	4.38 to 1.00
December 31, 2008	4.38 to 1.00
March 31, 2009	4.13 to 1.00
June 30, 2009	3.88 to 1.00
September 30, 2009	3.88 to 1.00
December 31, 2009	3.63 to 1.00
March 31, 2010	3.38 to 1.00
June 30, 2010	3.38 to 1.00
September 30, 2010	3.38 to 1.00
December 31, 2010	3.38 to 1.00
March 31, 2011	3.38 to 1.00
June 30, 2011	3.38 to 1.00
September 30, 2011	3.38 to 1.00
December 31, 2011	3.38 to 1.00
March 31, 2012	3.38 to 1.00
June 30, 2012	3.38 to 1.00
September 30, 2012	3.38 to 1.00
December 31, 2012 and thereafter	3.38 to 1.00

Our senior credit facilities contain covenants that restrict our ability to incur additional indebtedness, grant liens, make investments, loans, guarantees or advances, make restricted junior payments, including dividends, redemptions or repurchases of capital stock and voluntary prepayments or repurchase of certain other indebtedness, engage in mergers, acquisitions or sales of assets, enter into sale and leaseback transactions or engage in certain transactions with affiliates and otherwise restrict certain corporate activities.

Events of Default. The senior credit facilities contain customary events of default, subject to grace periods and materiality thresholds specified therein and not to apply to “unrestricted subsidiaries” and certain immaterial subsidiaries, including:

•	failure to make payments when due;

•	defaults under other material indebtedness;

•	noncompliance with covenants including a default for breach of the financial ratio test applicable to our revolving credit facility;

•	incorrectness of representations and warranties in any material respect;

•	bankruptcy or insolvency events;

•	material judgments;

•	certain events related to ERISA;

•	impairment of security interests in collateral or invalidity of guarantees; and

•	a “change of control.”

DESCRIPTION OF SENIOR NOTES

General

You can find the definitions of certain capitalized terms used in this description under the subheading “Certain definitions.” In this description, the “Company” refers to Hawker Beechcraft Notes Company (“HBNC”) and Hawker Beechcraft Acquisition Company, LLC (“HBAC”) and not to any of their Subsidiaries.

The senior notes were issued under an indenture (the “Senior Indenture”) among the Company, Wells Fargo Bank, N.A., as trustee, and the Guarantors. The terms of the Senior Notes include those stated in the Senior Indenture and those made part of the Senior Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As of the Issue Date, the Senior Notes have been guaranteed on a senior unsecured basis by each direct and indirect Restricted Subsidiary of the Company that is a Domestic Subsidiary and that guarantees the obligations of the Company under HBAC’s Senior Credit Facilities (other than Immaterial Subsidiaries). The Senior Indenture provides that any direct or indirect parent company of the Company may guarantee the Senior Notes and in such case will allow the Company to satisfy its reporting obligations under the Senior Indenture by furnishing financial information relating to the parent. To the extent any such parent company is a holding company with no operations or assets (other than the stock of the Company or a direct or indirect parent), you should not assign any value to the parent’s guarantee.

The following description is only a summary of the material provisions of the Senior Notes and the Senior Indenture. We urge you to read the Senior Indenture because it, and not this description, defines your rights as a Holder of Senior Notes. Copies of the Senior Indenture are available upon request to the Company.

Brief description of the Senior Notes and the Guarantees

Following the issuance of the Senior Notes and the application of the use of proceeds therefrom, the Senior Notes:

•	are general unsecured, senior obligations of the Company;

•	rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company, including Indebtedness under HBAC’s Senior Credit Facilities;

•	are effectively subordinated to all Secured Indebtedness of the Company, including Indebtedness under HBAC’s Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of HBAC that do not guarantee the Senior Notes;

•	rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company, including the Senior Subordinated Notes; and

•	are guaranteed on a senior unsecured basis by the Guarantors that guarantee HBAC’s Senior Credit Facilities (other than Immaterial Subsidiaries).

The Guarantee of each Guarantor:

•	is a general, unsecured, senior obligation of such Guarantor;

•	rank pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, including its guarantees under HBAC’s Senior Credit Facilities;

•	is effectively subordinated to all Secured Indebtedness of such Guarantor, including its guarantee under HBAC’s Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

•	is structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of such Guarantor that do not guarantee the Senior Subordinated Notes; and

•	is senior in right of payment to any future Subordinated Indebtedness of such Guarantor, including the guarantee of the Senior Subordinated Notes.

Holding Company Structure

HBAC is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, HBAC is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Hawker Beechcraft Notes Company

HBNC is a wholly-owned subsidiary of HBAC, incorporated in Delaware for the purpose of serving as a co-issuer of the notes. We do not expect HBNC to have any operations, assets or any revenues. Additionally, HBNC may be dissolved in the event of a future conversion of HBAC into a corporation. As a result, prospective purchasers of the notes should not expect HBNC to participate in servicing the interest and principal obligations on the Senior Notes.

Principal, maturity and interest

The Company issued $800.0 million in aggregate principal amount of Senior Notes, of which $400.0 million in aggregate principal amount are fixed rate cash pay notes (the “Initial Senior Fixed Rate Notes”) and $400.0 million in aggregate principal amount are optional PIK-interest fixed rate notes (the “Initial Senior PIK-election Notes” and, together with the Initial Senior Fixed Rate Notes, the “Initial Senior Notes”). The Company may issue additional Senior Fixed Rate Notes (the “Additional Senior Fixed Rate Notes” and, together with the Initial Senior Fixed Rate Notes, the “Senior Fixed Rate Notes”) and/or Senior PIK-election Notes (the “Additional Senior PIK-election Notes” and, together with the Initial Senior PIK-election Notes, the “Senior PIK-election Notes” and, together with the Senior Fixed Rate Notes, the “Senior Notes”) under the Senior Indenture from time to time subject to the covenant described below under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided, that in connection with the payment of PIK-interest (as defined under “—Senior PIK-election Notes”), the Company may, without the consent of the Holders (and without regard to any restrictions or limitations set forth under “Certain Covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”), increase the outstanding principal amount of the Senior PIK-election Notes or issue Additional Senior PIK-election Notes (“PIK Notes”) under the Senior Indenture on the same terms and conditions as the Initial Senior PIK-election Notes (in each case, the “PIK Payment”). The Initial Senior Fixed Rate Notes and the Initial Senior PIK-election Notes are each a separate series of Senior Notes, but will be, together with any Additional Senior Fixed Rate Notes or Additional Senior PIK-election Notes, as applicable, subsequently issued under the Senior Indenture treated as a single class under the Senior Indenture except as otherwise stated herein. As a result, Holders of Senior Fixed Rate Notes and Senior PIK-election Notes will not have separate rights to, among other things, give notice of Defaults or direct the Trustee to exercise remedies during an Event of Default. Unless the context requires otherwise, references to “Senior Notes” for all purposes of the Senior Indenture and this “Description of senior notes” include any Additional Senior Notes that are actually issued, including any Additional PIK-election Notes that are issued and any increase in the principal amount of the outstanding Senior PIK-election Notes as a result of a PIK Payment, and references to “principal amount” of the Senior Notes or the Senior PIK-election Notes include any increase in the principal amount of the outstanding Senior PIK-election Notes as a result of a PIK Payment. Subject to the issuance of certificated PIK Notes as indicated under “—Senior PIK-election Notes,” the Senior Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Senior Fixed Rate Notes

Interest on the Senior Fixed Rate Notes accrues at the rate of 8.5% per annum and is payable semi-annually in arrears on each April 1 and October 1 commencing October 1, 2007. The Company will make each interest payment to the Holders of record of the Senior Fixed Rate Notes on the immediately preceding March 15 and September 15. Interest on the Senior Fixed Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Senior Fixed Rate Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Senior Fixed Rate Notes will mature on April 1, 2015.

Senior PIK-election Notes

Interest on the Senior PIK-election Notes is payable semi-annually in arrears on each April 1 and October 1 commencing October 1, 2007. The Company will make each interest payment to the Holders of record of the Senior PIK-election Notes on the immediately preceding March 15 and September 15. Interest on the Senior PIK-election Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Senior PIK-election Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Senior PIK-election Notes will mature on April 1, 2015.

        For any interest period following the initial interest period and through April 1, 2011, the Company may, at its option, elect to pay interest on the Senior PIK-election Notes (i) entirely in cash (“Cash Interest”), (ii) entirely by increasing the principal amount of the outstanding Senior PIK-election Notes or by issuing PIK Notes (“PIK-interest”) or (iii) 50% as Cash Interest and 50% as PIK-interest. The Company must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Senior PIK-election Notes will be payable in the form of the interest payment for the prior interest period. Interest for the first period commencing on the Issue Date shall be payable in cash. After April 1, 2011, the Company will make all interest payments on the Senior PIK-election Notes in cash.

Cash Interest on the Senior PIK-election Notes accrues at the rate of 8.875% per annum and is payable in cash. PIK-interest on the Senior PIK-election Notes will accrue at the Cash Interest rate per annum plus 0.75% and be payable (x) with respect to the Senior PIK-election Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding Senior PIK-election Notes represented by such global notes by an amount equal to the amount of PIK-interest for the applicable interest period (rounded up to the nearest $1,000) and (y) with respect to Senior PIK-election Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK-interest for the applicable interest period (rounded up to the nearest whole dollar) and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the Register.

Following an increase in the principal amount of the outstanding Senior PIK-election Notes represented by global notes as a result of a PIK Payment, such Senior PIK-election Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will mature on April 1, 2015 and will be governed by, and subject to the terms, provisions and conditions of, the Senior Indenture and shall have the same rights and benefits as the Senior PIK-election Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

Payment of Interest

Cash payments of principal of, premium, if any, and interest on the Senior Notes is payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, cash payments of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and cash interest with respect to Senior Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee maintained for such purpose.

Special Interest may accrue on the Senior Notes in certain circumstances pursuant to the Registration Rights Agreement as described under “Registration Rights; Special Interest.” Any Special Interest on the Senior PIK-election Notes will be payable in the same form of payment elected by the Company for the payment of interest with respect to the applicable interest period. All references in the Senior Indenture and this “Description of Senior Notes,” in any context, to any interest or other amount payable on or with respect to the Senior Notes shall be deemed to include any Special Interest pursuant to the Registration Rights Agreement.

Guarantees

Each direct and indirect Restricted Subsidiary of HBAC that is a Domestic Subsidiary and that guarantees the obligations of HBAC under HBAC’s Senior Credit Facilities (other than Immaterial Subsidiaries) will jointly and severally fully and unconditionally guarantee, as a primary obligor and not merely as a surety, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Senior Indenture and the Senior Notes, whether for payment of principal of, or interest on or Special Interest in respect of the Senior Notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Indenture by executing the Senior Indenture. None of our Restricted Subsidiaries that are Foreign Subsidiaries or any Receivables Subsidiary guarantee the Senior Notes. Each Guarantee is a general unsecured senior obligation of the applicable Guarantor, rank pari passu in right of payment with all existing and any future Senior Indebtedness of such Guarantor, is effectively subordinated to all Secured Indebtedness of such Guarantor to the extent of the value of the collateral securing such Indebtedness, and ranks senior in right of payment to all existing and any future Subordinated Indebtedness of such Guarantor (including the Senior Subordinated Notes). The Senior Notes are structurally subordinated to Indebtedness of Subsidiaries of HBAC that do not guarantee the Senior Notes. See also “Brief description of the Senior Notes and the Guarantees.”

Each Guarantee contains a provision intended to limit the Guarantor’s liability thereunder to the maximum amount that it could incur without causing the incurrence of obligations under its Guarantee to be a fraudulent transfer. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. See “Risk factors—Risks Relating to the Notes—Federal and state laws permit courts to void guarantees under certain circumstances.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Senior Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantor may consolidate with or merge into or sell all or substantially all its assets to (A) HBAC or another Guarantor without limitation or (B) any other Person upon the terms and conditions set forth in the Senior Indenture. See “Certain covenants—Merger, consolidation or sale of all or substantially all assets.”

The Guarantee of a Guarantor will automatically and unconditionally be released and discharged upon:

(1) (a) the sale, disposition or other transfer (including through merger or consolidation or otherwise) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Guarantor (other than a sale, disposition or other transfer to a Restricted Subsidiary) if such sale, disposition or other transfer is made in compliance with the applicable provisions of the Senior Indenture;

(b) the designation by HBAC of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Senior Indenture as described under “Certain covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(c) the release or discharge of such Guarantor from its guarantee of Indebtedness under the Senior Credit Facilities or the guarantee that resulted in the obligation of such Guarantor to guarantee the Senior Notes, in each case, if such Guarantor would not then otherwise be required to guarantee the Senior Notes pursuant to the covenant described under “Certain covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” (treating any guarantees of such Guarantor that remain outstanding as incurred at least 30 days prior to such release or discharge) except, in each case, a release or discharge by, or as a result of, payment under such guarantee or payment in full of the Indebtedness under the Senior Credit Facilities; or

(d) the exercise by the Company of its legal defeasance option or its covenant defeasance option, as described under “Legal Defeasance and Covenant Defeasance” or if the Company’s obligations under the Senior Indenture are discharged in accordance with the terms of the Senior Indenture;

(2) in the case of clause (1)(a) above, the release or discharge of such Guarantor from its guarantee, if any, of all pledges and security, if any, granted in connection with, the Senior Credit Facilities, the Senior Notes and any other Indebtedness of HBAC or any Restricted Subsidiary; and

(3) such Guarantor delivering to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in the Senior Indenture relating to such transaction have been complied with.

Ranking

Senior Secured Indebtedness versus Senior Notes

Payments of principal of, and premium, if any, and interest on the Senior Notes and the payment of any Guarantee will be pari passu in right of payment to all Senior Indebtedness of the Company and the Guarantors, including the obligations of HBAC and, to the extent applicable, the Guarantors under the Senior Credit Facilities. However, the Senior Notes will be effectively subordinated in right of payment to all of HBAC’s and the Guarantors’ existing and future Secured Indebtedness (including Indebtedness under the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness.

As of December 31, 2007:

(1) the Company’s Senior Indebtedness including the Senior Credit Facilities and the Senior Notes, was $2,090.3 million (excluding up to $400.0 million of available borrowings under HBAC’s revolving credit facility and $110 million letter of credit issuances available under our synthetic letter of credit facility), of which $1,290.3 million was Secured Indebtedness; and

(2) the Guarantors’ Senior Indebtedness, consisting principally of their respective guarantees of Senior Indebtedness of HBAC under the Senior Credit Facilities and the Senior Notes, was $2,090.3 million in the aggregate (excluding up to $400.0 million of available borrowings under HBAC’s revolving credit facility and $110 million letter of credit issuances available under our synthetic letter of credit facility), of which $1,290.3 million, was Secured Indebtedness.

Although the Senior Indenture contains limitations on the amount of additional Senior Indebtedness that the Company and its Restricted Subsidiaries may incur and the amount of additional Secured Indebtedness that HBAC and the Guarantors may incur, under certain circumstances the amount of such Senior Indebtedness and Secured Indebtedness could be substantial. See “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and “Certain covenants—Liens.”

Liabilities of Subsidiaries versus Senior Notes

        HBAC conducts all of its operations through its Subsidiaries. Some of HBAC’s Subsidiaries are not guaranteeing the Senior Notes, and Guarantees may be released under certain circumstances, as described under “Guarantees.” In addition, HBAC’s future Subsidiaries may not be required to guarantee the Senior Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of HBAC’s creditors, including Holders. Accordingly, the Senior Notes will be structurally subordinated to claims of creditors (including trade creditors) and holders of Preferred Stock, if any, of such non-guarantor Subsidiaries.

As of December 31, 2007, HBAC’s non-guarantor Subsidiaries had consolidated total liabilities (excluding intercompany liabilities of Subsidiaries that are not Guarantors) of approximately $15.5 million, including trade payables, and consolidated total assets of $36.7 million, which represented less than 1% of the consolidated total assets of HBAC and its Subsidiaries. In addition, for the nine months ended

December 31, 2007, HBAC’s non-guarantor Subsidiaries had consolidated total revenue of $53.3 million, which represented 1.9% of the consolidated total revenue of HBAC and its Subsidiaries. Although the Senior Indenture generally limits the incurrence of Indebtedness and Preferred Stock by Restricted Subsidiaries, such limitation is subject to a number of significant exceptions. Moreover, the Senior Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Senior Indenture, such as trade payables. See “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock.”

Paying agent and registrar for the Senior Notes

The Company will maintain one or more paying agents for the Senior Notes. The initial paying agent for the Senior Notes is the Trustee.

The Company will also maintain a registrar. The initial registrar is the Trustee. The registrar will maintain a register reflecting ownership of the Senior Notes outstanding from time to time and will make payments on and facilitate transfer of Senior Notes on behalf of the Company.

The Company may change the paying agents or the registrars without prior notice to the Holders. The Company or any of its Subsidiaries may act as a paying agent or registrar.

Mandatory redemption; offer to purchase; open market purchases

The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes. However, under certain circumstances, the Company may be required to offer to purchase Senior Notes as described under “Repurchase of Senior Notes at the option of Holders.” The Company may from time to time acquire any Senior Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional redemption

Senior Fixed Rate Notes

Except as described below, the Senior Fixed Rate Notes are not redeemable at the Company’s option prior to April 1, 2011. From and after April 1, 2011, the Company may redeem the Senior Fixed Rate Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount of the Senior Fixed Rate Notes to be redeemed) set forth below, plus accrued and unpaid interest, and Special Interest, if any, thereon to the applicable redemption date, subject to the right of Holders of Senior Fixed Rate Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 1 of each of the years indicated below:

Year	Percentage
2011	104.250%
2012	102.125%
2013 and thereafter	100.000%

Prior to April 1, 2010, the Company may, at its option, on one or more occasions, redeem up to 35% of the sum of the aggregate principal amount of all Senior Fixed Rate Notes (and the principal amount of any Additional Senior Fixed Rate Notes) issued under the Senior Indenture at a redemption price equal to 108.5% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Special Interest, if any, thereon to the redemption date, subject to the right of Holders of Senior Fixed Rate Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of HBAC or any direct or indirect parent of the Company to the extent such net proceeds are contributed to HBAC; provided that:

•

at least 50% of the sum of the aggregate principal amount of Senior Fixed Rate Notes originally issued under the Senior Indenture and any Additional Senior Fixed Rate Notes issued under the Senior Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and

•	each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At any time prior to April 1, 2011, the Company may also redeem all or a part of the Senior Fixed Rate Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Senior Fixed Rate Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the redemption date, subject to the rights of Holders of Senior Fixed Rate Notes on the relevant record date to receive interest due on the relevant interest payment date.

        Notice of any redemption upon any Equity Offerings or in connection with a transaction (or series of related transactions) that constitutes a Change of Control may be given prior to the redemption thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control as the case may be.

Senior PIK-election Notes

Except as described below, the Senior PIK-election Notes are not redeemable at the Company’s option prior to April 1, 2011. From and after April 1, 2011, the Company may redeem the Senior PIK-election Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount of the Senior PIK-election Notes to be redeemed) set forth below, plus accrued and unpaid interest, and Special Interest, if any, thereon to the applicable redemption date, subject to the right of Holders of Senior PIK-election Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 1 of each of the years indicated below:

Year	Percentage
2011	104.438%
2012	102.219%
2013 and thereafter	100.000%

Prior to April 1, 2010, the Company may, at its option, on one or more occasions, redeem up to 35% of the sum of the aggregate principal amount of all Senior PIK-election Notes (and the principal amount of any Additional Senior PIK-election Notes) issued under the Senior Indenture at a redemption price equal to 108.875% of the aggregate principal amount thereof, plus a premium equal to the Cash Interest rate per annum on the Senior PIK-election Notes, plus accrued and unpaid interest, and Special Interest, if any, thereon to the redemption date, subject to the right of Holders of Senior PIK-election Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of HBAC or any direct or indirect parent of the Company to the extent such net proceeds are contributed to HBAC; provided that:

•

at least 50% of the sum of the aggregate principal amount of Senior PIK-election Notes originally issued under the Senior Indenture and any Additional Senior PIK-election Notes issued under the Senior Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and

•	each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At any time prior to April 1, 2011, the Company may also redeem all or a part of the Senior PIK-election Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Senior PIK-election Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the redemption date, subject to the rights of Holders of Senior PIK-election Notes on the relevant record date to receive interest due on the relevant interest payment date.

Notice of any redemption upon any Equity Offerings or in connection with a transaction (or series of related transactions) that constitutes a Change of Control may be given prior to the redemption thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control as the case may be.

Selection and notice

If the Company is redeeming less than all of a series of Senior Notes at any time, the Trustee will select the Senior Notes of such series to be redeemed (a) if the Senior Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Senior Notes are listed or (b) if such Senior Notes are not so listed, on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee shall deem fair and appropriate and in any such case in accordance with the procedures of DTC; provided that no Senior Notes of $2,000 or less shall be redeemed in part.

Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Senior Indenture. If any Senior Note is to be redeemed in part only, any notice of redemption that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed.

A new Senior Note in principal amount equal to the unredeemed portion of any Senior Note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. Senior Notes called for redemption become due and payable on the date fixed for redemption. On and after the redemption date, unless the Company defaults in the redemption payment, interest shall cease to accrue on the Senior Note or portions thereof called for redemption.

Repurchase of Senior Notes at the option of Holders

Change of Control

If a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding Senior Notes as described under “Optional redemption,” the Company will make an offer to purchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of the Senior Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Special Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and all Senior Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) any Senior Note not properly tendered will remain outstanding and continue to accrue interest;

(4) unless the Company defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Senior Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) Holders will be entitled to withdraw their tendered Senior Notes and their election to require the Company to purchase such Senior Notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Senior Notes and its election to have such Senior Notes purchased;

(7) Holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by HBAC, consistent with the covenant described hereunder, that a Holder must follow.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Indenture by virtue thereof.

On the Change of Control Payment Date, the Company will, to the extent permitted by law,

(1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Senior Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Senior Notes or portions thereof have been tendered to and purchased by the Company.

The paying agent will promptly mail to each Holder the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or promptly after the Change of Control Payment Date.

        The Senior Credit Facilities will (subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may, prohibit or limit the Company from purchasing any Senior Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Senior Notes, the Company could seek the consent of its lenders and noteholders to permit the purchase of the Senior Notes or could attempt to refinance the borrowings and notes that contain such prohibition. If the Company does not obtain such consent or repay such borrowings or notes, the Company will remain prohibited from purchasing the Senior Notes. In such case, the Company’s failure to purchase tendered Senior Notes would constitute an Event of Default under the Senior Indenture.

The Senior Credit Facilities provide that certain change of control events with respect to HBAC (including a Change of Control under the Senior Indenture) would constitute a default thereunder. If HBAC experiences a change of control that triggers a default under the Senior Credit Facilities or cross-defaults under any other Indebtedness or the Receivables Facility, the Company could seek a waiver of such defaults or seek to refinance the Indebtedness outstanding under the Senior Credit Facilities and such other Indebtedness. In the event the Company does not obtain such a waiver or refinance the Indebtedness outstanding under the Senior Credit Facilities and such other Indebtedness, such defaults could result in amounts outstanding under the Senior Credit Facilities and such other Indebtedness being declared due and payable and cause the Receivables Facility to be wound down. The Company’s ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by its then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers.

The Company is not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Senior Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary in the Senior Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under “Certain Covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock.” Such restrictions can be waived with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. Except for the limitations contained in such covenant, however, the Senior Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of HBAC to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of HBAC. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the Senior Notes as described above.

The provisions under the Senior Indenture relating to the Company’s obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes.

Asset Sales

The Senior Indenture provides that HBAC will not, and will not permit any Restricted Subsidiary to consummate, directly or indirectly, an Asset Sale, unless:

(1) HBAC or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by HBAC or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on HBAC’s or such Restricted Subsidiary’s most recent consolidated balance sheet or in the footnotes thereto) of HBAC or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which HBAC or such Restricted Subsidiary has been validly released by all creditors,

(b) any securities, notes or other obligations or assets received by HBAC or such Restricted Subsidiary from such transferee that are converted by HBAC or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

        (c) any Designated Non-cash Consideration received by HBAC or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $120.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after any of HBAC’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, HBAC or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

(1) to permanently reduce:

(x) Obligations under the Senior Notes or any other Senior Indebtedness of the Company or any Guarantor (other than Obligations owed to the Company or a Restricted Subsidiary) and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto; provided that if the Company or any Restricted Subsidiary shall so reduce Obligations under any Senior Indebtedness that is not secured by a Lien, the Company or such Guarantor will, equally and ratably, reduce Obligations under the Senior Notes by, at its option, (A) redeeming Senior Notes, (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Senior Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Special Interest, if any, on the principal amount of Senior Notes to be repurchased or (C) purchasing Senior Notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Senior Indenture and applicable securities law; or

(y) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary (or any Affiliate thereof); or

(2) to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in HBAC or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an investment in properties, (c) capital expenditures and (d) acquisitions of other assets, that in each of (a), (b), (c) and (d), are used or useful in a Company Business or replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from the Asset Sale that are not invested or applied in accordance with the preceding paragraph within 450 days from the date of the receipt of such Net Proceeds will be deemed to constitute “Excess Proceeds”; provided that if during such 450-day period HBAC or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the immediately preceding paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement). When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company shall make an offer to all Holders and, if required by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Senior Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the Senior Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $50.0 million or less.

To the extent that the aggregate amount of Senior Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Senior Indenture. If the aggregate principal amount of Senior Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Company shall select or cause to be selected the Senior Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Notes or such Senior Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Indenture by virtue thereof.

The Senior Credit Facilities prohibit or limit (subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may limit or prohibit, the Company from purchasing any Senior Notes as a result of an Asset Sale Offer. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from purchasing the Senior Notes, the Company could seek the consent of its lenders to permit the purchase of the Senior Notes or could attempt to refinance the borrowings and Senior Notes that contain such prohibition. If the Company does not obtain such consent or repay such borrowings or Senior Notes, the Company will remain prohibited from purchasing the Senior Notes. In such case, the Company’s failure to purchase tendered Senior Notes would constitute an Event of Default under the Senior Indenture.

The provisions under the Senior Indenture relative to the Company’s obligation to make an offer to repurchase the Senior Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes.

Certain covenants

Changes in Covenants When Senior Notes Rated Investment Grade

Set forth below are summaries of certain covenants contained in the Senior Indenture. During any period of time that (i) the Senior Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Senior Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) then, the covenants specifically listed under the following captions in this “Description of Senior Notes” section of this prospectus will be suspended with respect to the Senior Notes (collectively, the “Suspended Covenants”):

(1) “Repurchase of Senior Notes at the option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, consolidation or sale of all or substantially all assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and other payment restrictions affecting Restricted Subsidiaries”;

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”; and

(8) “—Limitation on line of business.”

During any period that the foregoing covenants have been suspended, HBAC may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

If and while HBAC and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Senior Notes will be entitled to substantially less covenant protection. In the event that HBAC and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Senior Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Notes below an Investment Grade Rating, then HBAC and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Senior Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” The Guarantees of the Guarantors will be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

In addition, during any Suspension Period, HBAC and its Restricted Subsidiaries will not be subject to the covenant described under “Repurchase of Senior Notes at the option of Holders—Change of Control”; provided that for purposes of determining the applicability of this covenant, the Reversion Date shall be defined as the date that (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Notes below an Investment Grade Rating and/or (b) HBAC or any of its Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Senior Notes below an Investment Grade Rating. On and after the Reversion Date as defined with respect to the covenant described under “Repurchase of Senior Notes at the option of Holders—Change of Control,” HBAC and its Restricted Subsidiaries will thereafter again be subject to the such covenant under the Senior Indenture including, without limitation, with respect to a proposed transaction described in clause (b) above.

        Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by HBAC or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Senior Indenture with respect to the Senior Notes; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described above under the caption “Certain covenants—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension

Period will be classified to have been incurred or issued pursuant to clause (d) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock.” In addition, for purposes of clause (3) of the first paragraph under the caption “—Limitation on Restricted Payments,” all events set forth in such clause (3) occurring during a Suspension Period shall be disregarded for purposes of determining the amount of Restricted Payments HBAC or any Restricted Subsidiary is permitted to make pursuant to such clause (3).

There can be no assurance that the Senior Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

HBAC will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of HBAC’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends or distributions by HBAC payable in Equity Interests (other than Disqualified Stock) of HBAC; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-owned Subsidiary, HBAC or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of HBAC or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(x) Indebtedness permitted under clauses (h) and (i) of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; or

(y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “ Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, HBAC could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by HBAC and its Restricted Subsidiaries after the Issue Date pursuant to the first paragraph of this covenant or clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(C), (8) and (12) of the next succeeding paragraph (and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to the next succeeding paragraph), is less than the sum, without duplication, of:

(1) 50% of the Consolidated Net Income of HBAC for the period (taken as one accounting period) from the beginning of the first fiscal quarter after the Issue Date to the end of HBAC’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(2) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by HBAC, of marketable securities or other property received by HBAC after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness, or issuance of Disqualified Stock or Preferred Stock pursuant to clause (u)(ii) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”) from the issue or sale, in each case after the Issue Date, of:

(x)(I) Equity Interests of HBAC, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by HBAC, of marketable securities or other property received from the sale of:

        (A) Equity Interests to any future, current or former employees, directors, managers or consultants of HBAC, any direct or indirect parent company of HBAC or any of HBAC’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(B) Designated Preferred Stock; and

(II) to the extent net cash proceeds are actually contributed to HBAC, Equity Interests of HBAC’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph), or

(y) debt securities of HBAC that have been converted into or exchanged for such Equity Interests of HBAC;

provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests of HBAC or convertible debt securities of HBAC sold to a Restricted Subsidiary or HBAC, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions; plus

(3) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by HBAC, of marketable securities or other property contributed to the capital of HBAC after the Issue Date other than the amount of such proceeds to the extent such amount (i) has been relied upon to permit the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock pursuant to clause (u)(ii) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” (ii) are contributed by a Restricted Subsidiary and (iii) any Excluded Contributions; plus

(4) to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received by HBAC or a Restricted Subsidiary in cash and the fair market value, as determined in good faith by HBAC, of marketable securities or other property received after the Issue Date by means of:

(A) the sale or other disposition (other than to HBAC or a Restricted Subsidiary) of Restricted Investments made by HBAC or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from HBAC or any Restricted Subsidiary and repayments of loans or advances, and releases of guarantees that constitute Restricted Investments by HBAC or any Restricted Subsidiary; or

(B) the sale (other than to HBAC or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by HBAC or a Restricted Subsidiary pursuant to clause (9) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment); plus

(5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by HBAC in good faith (or if such fair market value exceeds $100.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by HBAC or a Restricted Subsidiary pursuant to clause (9) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Indenture;

(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of HBAC or any Equity Interests of any direct or indirect parent company of HBAC, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of HBAC or any direct or indirect parent company of HBAC to the extent contributed to HBAC (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of HBAC) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of (a) Subordinated Indebtedness of HBAC or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of such Person or (b) Disqualified Stock of HBAC or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness or Issuance of Disqualified Stock of such Person that, in each case, is incurred in compliance with the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” so long as:

        (A) the principal amount (or accreted value) of such new Indebtedness or liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or liquidation preference of such new Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(B) such new Indebtedness is subordinated to the Senior Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired;

(C) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired; and

(D) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of HBAC or any of its direct or indirect parent companies held by any future, current or former employee, director, manager or consultant of HBAC (or their Controlled Investment Affiliates), any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which HBAC or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of HBAC (or the compensation committee thereof), in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed $20.0 million in the first calendar year following the Issue Date (which amount shall be increased by $2.0 million each calendar year thereafter and, if applicable, will be increased to $40.0 million following the consummation of an underwritten public Equity Offering by HBAC or any direct or indirect parent entity of HBAC) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $40.0 million in any calendar year (which amount shall be increased to $50.0 million following the consummation of an underwritten public Equity Offering by HBAC or any direct or indirect parent entity of HBAC); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of HBAC and, to the extent contributed to HBAC, Equity Interests of any of HBAC’s direct or indirect parent companies, in each case to members of management, directors, managers or consultants of HBAC (or their Controlled Investment Affiliates), any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(B) the cash proceeds of key man life insurance policies received by HBAC and its Restricted Subsidiaries after the Issue Date; less

(C) the amount of any Restricted Payments made in any prior calendar year pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to HBAC or any Restricted Subsidiary from members of management, directors, managers or consultants of HBAC, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of HBAC or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of HBAC or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by HBAC on or after the Issue Date;

(B) the declaration and payment of dividends to a direct or indirect parent company of HBAC, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to HBAC from the sale of such Designated Preferred Stock; or

(C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, HBAC and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) the declaration and payment of dividends on HBAC’s common stock following the first public offering of HBAC’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to HBAC in or from any such public offering, other than public offerings with respect to HBAC’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(9) Restricted Payments that are made with Excluded Contributions;

(10) the declaration and payment of dividends by HBAC to, or the making of loans to, its direct or indirect parent companies in amounts required for HBAC’s direct or indirect parent companies to pay, in each case without duplication:

(A) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B) so long as HBAC is treated as a pass-through entity or as a member of a consolidated, combined, unitary or similar group with such direct or indirect parent company for U.S. federal, state, local or foreign income tax purposes, such foreign, federal, state and local income taxes, as the case may be, (1) to the extent such income taxes are attributable to the combined net income of HBAC and its Restricted Subsidiaries and (2) to the extent such taxes are attributable to the combined net income of such Unrestricted Subsidiaries (but only in an amount not to exceed the amount actually received from its Unrestricted Subsidiaries and not otherwise distributed to HBAC’s direct or indirect parent companies), in each case, taking into account any carryovers of any combined net losses of HBAC and its Restricted Subsidiaries or Restricted Subsidiaries, as the case may be; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that HBAC and its Restricted Subsidiaries would have been required to pay in respect of such foreign, federal, state and local taxes for such fiscal year were HBAC not treated as a pass-through entity or a member of a consolidated, combined, unitary or similar group with the direct or indirect parent company;

(C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of HBAC to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of HBAC and its Restricted Subsidiaries;

(D) general corporate operating and overhead costs and expenses of any direct or indirect parent company of HBAC to the extent such costs and expenses are attributable to the ownership or operation of HBAC and its Restricted Subsidiaries, including payments pursuant to retention programs described in this prospectus; and

(E) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or acquisition by such direct or indirect parent company of HBAC;

(11) any Restricted Payments made in connection with the Transactions and the fees and expenses related thereto, including those owed to Affiliates (including dividends to any direct or indirect parent company of HBAC to permit payment by such parent company of such amount), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under “—Repurchase of Senior Notes at the option of Holders—Change of Control” and “—Repurchase of Senior Notes at the option of Holders—Asset Sales”; provided that, prior to such repurchase, redemption or other acquisition, HBAC (or a third party to the extent permitted by the Senior Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Senior Notes and shall have repurchased all Senior Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

(13) payments made by HBAC or any Restricted Subsidiary (including payments to any direct or indirect parent company of HBAC) in respect of withholding or similar taxes of any future, present or former employee, director, manager or consultant of such entities or their respective estates, investment funds or investment vehicles and any repurchases of Equity Interests of HBAC or any Restricted Subsidiary or any direct or indirect parent company of HBAC in consideration of such payments, including deemed repurchases;

(14) distributions or payments of Receivables Fees or purchases of Receivables Assets pursuant to a Receivables Repurchase Obligation pursuant to a Receivables Facility;

(15) the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of Equity Interests of, or Indebtedness owed to HBAC or a Restricted Subsidiary by, any Unrestricted Subsidiary (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(16) other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (16), does not exceed the greater of (x) $100.0 million and (y) 2.0% of Total Assets;

(17) Restricted Payments in an amount equal to any reduction in taxes actually realized by HBAC and its Restricted Subsidiaries in the form of refunds or credits or from deductions when applied to offset income or gain as a direct result of (i) transaction fees and expenses, (ii) commitment and other financing fees or (iii) severance, change in control and other compensation expense incurred in connection with the exercise, repurchase, rollover or payment of stock options or bonuses, in each case in connection with the Transactions; and

(18) the payment of fees and expenses pursuant to the Management Agreement, and the payment of any termination fees pursuant to the Management Agreement, or any amendment thereto so long as any such amendment is not disadvantageous (in the good faith judgment of HBAC) to the Holders when taken as a whole, as compared to the Management Agreement as in effect on the Issue Date, to the extent any such fees and expenses constitute Restricted Payments;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (8), (15), (16) and (17) of this paragraph, no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of HBAC’s Subsidiaries are Restricted Subsidiaries. HBAC will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by HBAC and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (9), (11) or (16), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not be subject to any of the restrictive covenants set forth in the Senior Indenture.

Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock

HBAC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and HBAC will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that HBAC may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for HBAC’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing and clauses (o), (r) and (u)(i) below, in each case by Restricted Subsidiaries that are not Guarantors shall not exceed $250.0 million at any one time outstanding.

The foregoing limitations will not apply to any of the following items (collectively, “Permitted Debt”):

(a) Indebtedness incurred under Senior Credit Facilities by HBAC or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $2,200.0 million at any one time outstanding, plus an additional aggregate principal amount outstanding at any one time that does not cause the Consolidated Secured Debt Ratio of HBAC to exceed 3.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom);

(b) the incurrence by the Company and any Guarantor of Indebtedness represented by the Senior Notes (including any Guarantees thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Senior Notes and the Guarantees pursuant to the Registration Rights Agreement (other than any Additional Senior Notes, but including exchange notes and related exchange guarantees to be issued in exchange for Additional Senior Notes otherwise permitted to be incurred hereunder pursuant to a registration rights agreement);

(c) the incurrence by the Company and any Guarantor of Indebtedness represented by the Senior Subordinated Notes issued on the Issue Date (including any guarantee thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Senior Subordinated Notes pursuant to the Registration Rights Agreement (other than any Additional Senior Subordinated Notes (as defined in the Senior Subordinated Indenture));

(d) Existing Indebtedness (other than Indebtedness described in clauses (a), (b) and (c));

(e) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by HBAC or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease (other than the lease, pursuant to Sale and Lease Back Transactions, of property (real or personal), equipment or other fixed or capital assets owned by HBAC or any Restricted Subsidiary as of the Issue Date or acquired by HBAC or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by HBAC or any Restricted Subsidiary as of the Issue Date), repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (e) when aggregated with then outstanding amount of Indebtedness under clause (n) incurred to refinance Indebtedness initially incurred in reliance on this clause (e) does not exceed the greater of (x) $150.0 million and (y) 3.5% of Total Assets at any one time outstanding;

(f) Indebtedness incurred by HBAC or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(g) Indebtedness arising from agreements of HBAC or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness (other than for those indemnification obligations that are not customarily subject to a cap) shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by HBAC and its Restricted Subsidiaries in connection with such disposition;

(h) Indebtedness of HBAC to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor (other than HBNC) is subordinated in right of payment to the Senior Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to HBAC or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(i) Indebtedness of a Restricted Subsidiary to HBAC or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (other than HBNC), such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to HBAC or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(j) shares of Preferred Stock of a Restricted Subsidiary issued to HBAC or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to HBAC or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause;

(k) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting: (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity pricing risk with respect to any commodity;

(l) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by HBAC or any Restricted Subsidiary in the ordinary course of business;

(m)(x) any guarantee by HBAC or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as in the case of any guarantee of Indebtedness, the incurrence of such Indebtedness is permitted under the terms of the Senior Indenture or (y) any guarantee by a Restricted Subsidiary of Indebtedness of HBAC permitted to be incurred under the terms of the Senior Indenture; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(n) the incurrence or issuance by HBAC or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock of HBAC or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (b), (c) and (d) above, this clause (n) and clauses (o) and (u)(ii) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

(2) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated to the Senior Notes or any Guarantee, such Refinancing Indebtedness is subordinated to the Senior Notes or such Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(3) shall not include:

(x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor (other than HBNC) that refinances Indebtedness, Disqualified Stock or Preferred Stock of HBAC;

(y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of HBAC that is not a Guarantor (other than HBNC) that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(z) Indebtedness, Disqualified Stock or Preferred Stock of HBAC or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

provided further, that any incurrence of Indebtedness (including Acquired Indebtedness) or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (n) that refinances Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock initially incurred or issued and outstanding under clauses (o), (r) or (u)(i) shall be subject to the proviso of section (o), (r) or (u)(i), as the case may be;

(o) Indebtedness, Disqualified Stock or Preferred Stock (x) of HBAC or any Restricted Subsidiary incurred to finance the acquisition of any Person or assets or (y) of Persons that are acquired by HBAC or any Restricted Subsidiary or merged into HBAC or a Restricted Subsidiary in accordance with the terms of the Senior Indenture; provided that either:

(1) after giving effect to such acquisition or merger either

(A) HBAC would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(B) the Fixed Charge Coverage Ratio of HBAC and its Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such acquisition or merger; or

(2) such Indebtedness, Disqualified Stock or Preferred Stock (A) is not Secured Indebtedness and is Senior Indebtedness or Subordinated Indebtedness with subordination terms no more favorable to the holders thereof than the subordination terms set forth in the Senior Indenture as in effect on the Issue Date, (B) is not incurred while a Default exists and no Default shall result therefrom, (C) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the Senior Notes and (D) in the case of subclause (y) above only, is not incurred in contemplation of such acquisition or merger;

provided that together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (r) and (u)(i), no more than $250.0 million of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (o) shall be incurred and outstanding;

(p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 10 Business Days of its incurrence;

(q) Indebtedness of HBAC or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(r) Indebtedness, Disqualified Stock or Preferred Stock of HBAC or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition or minority investments in any non-wholly-owned Restricted Subsidiary which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (r) and then outstanding, does not exceed the greater of (x) $100.0 million or (y) 2.0% of Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (r) shall cease to be deemed incurred or outstanding for purposes of this clause (r) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which HBAC or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (r)); provided that together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (o) and (u)(i), no more than $250.0 million of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (r) shall be incurred and outstanding;

(s) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (s) and then outstanding, does not exceed the greater of (x) $25.0 million and (y) 5.0% of Foreign Subsidiary Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which HBAC or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (s));

(t) Indebtedness, Disqualified Stock or Preferred Stock issued by HBAC or any Restricted Subsidiary to current or former officers, managers, directors and employees thereof, their respective trusts or estates, in each case to finance the purchase or redemption of Equity Interests of HBAC or any direct or indirect parent company of HBAC to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments”;

(u) Indebtedness and Disqualified Stock of HBAC and Indebtedness, Disqualified Stock and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (u) and then outstanding, does not at any one time outstanding exceed the sum of:

(i) the greater of (x) $100.0 million and (y) 2.5% of Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (u)(i) shall cease to be deemed incurred or outstanding for purposes of this clause (u)(i) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which HBAC or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (u)(i)); provided that together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (o) and (r), no more than $250.0 million of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (u)(i) shall be incurred and outstanding; plus

(ii) 200% of the net cash proceeds received by HBAC since after the Issue Date from the issue or sale of Equity Interests of HBAC or cash contributed to the capital of HBAC (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to HBAC or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of the covenant described under “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof);

(v) Attributable Debt incurred by HBAC or any Restricted Subsidiary pursuant to Sale and Lease Back Transactions of property (real or personal), equipment or other fixed or capital assets owned by HBAC or any Restricted Subsidiary as of the Issue Date or acquired by HBAC or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by HBAC or any Restricted Subsidiary as of the Issue Date, provided that the aggregate amount of Attributable Debt incurred under this clause (v) does not exceed the greater of (x) $70.0 million and (y) 1.5% of Total Assets;

(w) Indebtedness of HBAC or any of its Restricted Subsidiaries consisting of (i) the financing or insurance premiums, or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(x) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(y) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a recourse basis.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (y) above or is entitled to be incurred pursuant to the first paragraph of this covenant, HBAC, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses or under the first paragraph of this covenant at such time; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clause (a) of the definition of Permitted Debt, all Indebtedness outstanding under the Senior Notes on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clause (b) of the definition of Permitted Debt, and all Indebtedness outstanding under the Senior Subordinated Notes on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clause (c) of the definition or Permitted Debt.

The accrual of interest or dividends, the accretion of accreted value, the accretion of amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

Liens

The Company will not, and will not permit any of the Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company or any Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Senior Notes or the applicable Guarantee of a Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2) in all other cases, the Senior Notes or the applicable Guarantee of a Guarantor, as the case may be, are equally and ratably secured or are secured by a Lien on such assets or property that is senior in priority to such Lien;

provided that any Lien which is granted to secure the Senior Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Senior Notes.

Limitation on Sale and Lease-Back Transactions

HBAC will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any property unless:

(1) HBAC or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction pursuant to the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Senior Notes pursuant to the covenant described under “—Liens”;

(2) the consideration received by HBAC or any Restricted Subsidiary in connection with such Sale and Lease-Back Transaction is at least equal to the fair market value (as determined in good faith by HBAC) of such property; and

(3) HBAC applies the proceeds of such transaction in compliance with the terms described under “Repurchase of Senior Notes at the option of Holders—Asset Sales.”

Merger, consolidation or sale of all or substantially all assets

HBAC may not consolidate or merge with or into or wind up into (whether or not HBAC is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of HBAC and its Subsidiaries taken as a whole, in one or more related transactions, to any entity unless:

(1) HBAC is the surviving entity or the entity formed by or surviving any such consolidation or merger (if other than HBAC) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (HBAC or such entity, as the case may be, being herein called the “Successor Company”) provided that in the case where the surviving entity is not a corporation, a co-obligor of the Senior Notes is a corporation;

(2) the Successor Company, if other than HBAC, expressly assumes all the obligations of HBAC under the Senior Indenture and the Senior Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,” or

(B) the Fixed Charge Coverage Ratio for the Successor Company, HBAC and its Restricted Subsidiaries on a consolidated basis would be greater than such ratio for HBAC and its Restricted Subsidiaries immediately prior to such transaction.

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (A)(2) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such entity’s obligations under the Senior Indenture and the Senior Notes; and

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the provisions described in this paragraph.

Subject to certain limitations described in the Senior Indenture, the Successor Company will succeed to, and be substituted for, HBAC under the Senior Indenture and the Senior Notes. Notwithstanding the foregoing clauses (3) and (4),

(a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, HBAC, and

(b) HBAC may merge with an Affiliate of HBAC incorporated solely for the purpose of reincorporating HBAC in another state of the United States of America or the District of Columbia or any territory thereof or converting HBAC into a corporation, in each case, so long as the amount of Indebtedness of HBAC and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Senior Indenture governing the release of a Guarantee upon the sale, disposition or transfer of a Guarantor, each Guarantor will not, and the Company will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(A) (1) such Guarantor is the surviving entity or the entity formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such entity, as the case may be, being herein called the “Successor Entity”);

(2) the Successor Entity, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Senior Indenture and such Guarantor’s Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists; and

(4) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the provisions described in this paragraph; or

(B) the transaction is made in compliance with the covenant described under “Repurchase of Senior Notes at the option of Holders—Asset Sales.”

Subject to certain limitations described in the Senior Indenture, the Successor Entity will succeed to, and be substituted for, such Guarantor under the Senior Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or HBAC and any Guarantor may merge with a Subsidiary of HBAC solely for the purpose of reincorporating the Guarantor in another jurisdiction so long as the amount of Indebtedness of HBAC and its Restricted Subsidiaries is not increased thereby and so long as the Successor Entity (if not the Guarantor) assumes all of the Guarantor’s obligations under its Guarantee in connection with such reincorporation.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of HBAC which properties and assets, if held by HBAC instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of HBAC and its Subsidiaries on a consolidated basis shall be deemed to be the transfer of all or substantially all of the properties and assets of HBAC.

Transactions with Affiliates

HBAC will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of HBAC (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable to HBAC or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by HBAC or such Restricted Subsidiary with an unrelated Person; and

(b) HBAC delivers to the Trustee:

(1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of HBAC approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $100.0 million, an opinion as to the fairness to HBAC or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The foregoing provisions will not apply to the following:

(1) transactions between or among HBAC or any of the Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Senior Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, managers, employees or consultants of HBAC, any of its direct or indirect parent companies or any Restricted Subsidiary;

(4) payments by HBAC or any Restricted Subsidiary to any of the Sponsors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of HBAC in good faith;

(5) transactions in which HBAC or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to HBAC or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(6) payments and Indebtedness, Disqualified Stock and Preferred Stock (and cancellation of any thereof) of HBAC and its Restricted Subsidiaries to any current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds or investment vehicles) of HBAC, any of its subsidiaries or any of its direct or indirect parent companies pursuant to (A) any management equity plan or stock option plan or any other management or employee benefit, plan or agreement; and (B) any employment agreements, stock option plans and other compensatory arrangements and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, managers or consultants (or their respective trusts, estates, investment funds or investment vehicles) that are, in each case, approved by HBAC in good faith;

(7) any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined by HBAC in good faith);

(8) the existence of, or the performance by, HBAC or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by HBAC or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders when taken as a whole as compared to any such agreement in effect on the Issue Date as reasonably determined in good faith by HBAC;

(9) the Transactions, and the payment of all fees and expenses related to the Transactions as disclosed in this prospectus;

(10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Indenture that are fair to HBAC and its Restricted Subsidiaries, as reasonably determined in good faith by HBAC, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11) the issuance or transfer of Equity Interests (other than Disqualified Stock) of HBAC to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of HBAC, any of its Subsidiaries or any direct or indirect parent company thereof;

(12) sales of Receivables Assets or related assets, or participations therein, in connection with any Receivables Facility;

(13) investments by any of the Sponsors in securities of HBAC or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Sponsors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(14) payments to or from, and transactions with, any joint ventures in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(15) payments by HBAC (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among HBAC (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of HBAC and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that HBAC, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received by HBAC or a Restricted Subsidiary from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were HBAC and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(16) the payment of fees and expenses pursuant to the Management Agreement, and the payment of any termination fees pursuant to the Management Agreement, or any amendment thereto so long as any such amendment is not more disadvantageous (in the good faith judgment of HBAC) to the Holders when taken as a whole, as compared to the Management Agreement as in effect on the Issue Date; and

(17) any transactions with Affiliates solely in their capacity as holders of any class of Indebtedness or Equity Interests of HBAC or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally.

Dividend and other payment restrictions affecting Restricted Subsidiaries

HBAC will not, and will not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to HBAC or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(2) pay any Indebtedness owed to HBAC or any Restricted Subsidiary;

(b) make loans or advances to HBAC or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to HBAC or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation (including security documents) and Hedging Obligations;

(2) the Indentures, the Notes and the guarantees thereof;

(3) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by HBAC or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into HBAC or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and “—Liens”;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(10) customary provisions in joint venture agreements and other similar agreements;

(11) customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(12) encumbrances or restrictions applicable to any Receivables Subsidiary created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of HBAC, to effect the transactions contemplated under such Receivables Facility;

(13) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which HBAC or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of HBAC or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of HBAC or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(14) encumbrances pursuant to the subordination provisions of any Indebtedness permitted to be incurred by clause (d) of the definition of Permitted Debt;

(15) loans or related agreements entered into in connection with industrial revenue or similar bonds permitted to be incurred under the Senior Indenture; and

(16) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of HBAC, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

Limitation on guarantees of Indebtedness by Restricted Subsidiaries

HBAC will not permit any of its Wholly-owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-owned Subsidiaries if such non-Wholly-owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Indenture providing for a Guarantee by such Restricted Subsidiary; provided that no such guarantee shall be required unless otherwise permitted by applicable law, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor that is by its express terms subordinated in right of payment to the Senior Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Notes;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Designation of “Designated Senior Indebtedness”

The Company shall designate the Senior Notes to be “Designated Senior Indebtedness” under the Senior Subordinated Indenture.

Restrictions on activities of Hawker Beechcraft Notes Company

HBNC will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that HBNC may be a co-obligor or guarantor with respect to Indebtedness if HBAC is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by HBAC or one or more of HBAC’s Restricted Subsidiaries other than HBNC.

Limitation on line of business

The Senior Indenture provides that HBAC and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantially alter the character of their business, taken as a whole, from the business conducted by HBAC and its Restricted Subsidiaries, taken as a whole, on the Issue Date.

Reports and other information

Whether or not required by the rules and regulations of the SEC, from and after the Issue Date, for so long as any Senior Notes are outstanding, the Senior Indenture will require HBAC to file with the SEC, and make available to the Trustee and Holders of the Senior Notes (without exhibits), without cost to any Holder, within 15 days after it is required to file them with the SEC pursuant to this covenant:

(1) within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form; provided that no such report shall be required pursuant to this clause (2) for 75 days following the Issue Date;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which HBAC would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that HBAC shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event HBAC will make available such information to prospective purchasers of Senior Notes, in addition to providing such information to the Trustee and the Holders of the Senior Notes, in each case within 15 days after the time periods specified above. In addition, to the extent not satisfied by the foregoing, HBAC will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of HBAC becomes a Guarantor of the Senior Notes, the Senior Indenture permits HBAC to satisfy its obligations in this covenant with respect to financial information relating to HBAC by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to HBAC and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the HBAC’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time periods specified above, the financial information (including a “Management’s discussion and analysis of results of operations and financial condition” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above. Notwithstanding anything herein to the contrary, HBAC will not be deemed to have failed to comply with any of its agreements set forth under this covenant for purposes of clause (3) under “Events of Default and remedies” until 120 days after the date any report required to be provided by this covenant is due.

Events of Default and remedies

The following events will constitute Events of Default under the Senior Indenture:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the Senior Notes issued under the Senior Indenture;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Senior Notes issued under the Senior Indenture;

(3) failure by the Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then outstanding Senior Notes issued under the Senior Indenture to comply with any of its agreements (other than a default referred to in clauses (1) and (2) above) in the Senior Indenture or the Senior Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Senior Notes, if both:

(A) such default either:

(i) results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods), or

(ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5) failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments or orders for the payment of money in an aggregate amount exceeding $50.0 million (to the extent not covered by independent third party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage, it being understood for purposes of the Senior Indenture that the issuance of reservation of rights letter will not be considered a denial of coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days;

(6) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

(7) the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Indenture or the release of any such Guarantee in accordance with the Senior Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Senior Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Senior Notes issued under the Senior Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes issued under the Senior Indenture to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the Senior Notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Senior Notes will become due and payable without further action or notice. The Senior Indenture provides that the Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of and premium, if any, and interest on the Senior Notes if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Senior Notes if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of such Senior Notes.

The Senior Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes issued thereunder by notice to the Trustee may, on behalf of the Holders of all of such Senior Notes, waive any existing Default and its consequences under the Senior Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such Senior Notes held by a non-consenting Holder, and rescind any acceleration with respect to the Senior Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Notes) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

(x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Senior Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Senior Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Senior Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Except to enforce the right to receive payments of principal of and premium, if any, and interest on the Senior Notes when due, no Holder may pursue any remedy with respect to the Senior Indenture or the Senior Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the then outstanding Senior Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Senior Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Senior Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor (other than in the case of stockholders of any Guarantor, the Company or another Guarantor) or any of their parent companies shall have any liability for any obligations of the Company or the Guarantors under the Senior Notes, the Guarantees and the Senior Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

Legal Defeasance and Covenant Defeasance

Most of the obligations of the Company and the Guarantors under the Senior Indenture will terminate and will be released upon payment in full of all of the Senior Notes issued under the Senior Indenture. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Notes issued under the Senior Indenture and have each Guarantor’s obligation discharged with respect to its Guarantee (“ Legal Defeasance “) and cure all then existing Events of Default except for:

(1) the rights of Holders of Senior Notes issued under the Senior Indenture to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due solely out of the trust created pursuant to the Senior Indenture;

(2) the Company’s obligations with respect to Senior Notes issued under the Senior Indenture concerning issuing temporary notes, registration of such Senior Notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Senior Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Senior Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) described under “Events of Default and remedies” will no longer constitute an Event of Default with respect to the Senior Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Notes issued under the Senior Indenture:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Notes issued under the Senior Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the Senior Notes, and the Company must specify whether such Senior Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the original issuance of the Senior Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States of America shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any of the Senior Credit Facilities, the Senior Subordinated Indenture, the Senior Subordinated Notes or any other material agreement or instrument (other than the Senior Indenture) to which, the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than any such breach or violation resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

(6) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, or any Guarantor or others; and

(7) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States of America (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

The Senior Indenture will be discharged and will cease to be of further effect as to all Senior Notes issued thereunder, when either:

(a) all such Senior Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Notes which have been replaced or paid and Senior Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b) (1) all such Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(2) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Senior Indenture or the Senior Notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, the Senior Subordinated Indenture, the Senior Subordinated Notes or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than any such default resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

(3) the Company has paid or caused to be paid all sums payable by it under the Senior Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Senior Indenture to apply the deposited money toward the payment of such Senior Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and exchange

A Holder may transfer or exchange Senior Notes in accordance with the Senior Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Indenture. The Company is not required to transfer or exchange any Senior Note selected for redemption. Also, the Company is not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

The registered Holder of a Senior Note may be treated as the owner of the Senior Note for all purposes.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the Senior Indenture, any related Guarantee and the Senior Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding and issued under the Senior Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes, and any existing Default or Event of Default or compliance with any provision of the Senior Indenture or the Senior Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes issued under the Senior Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes, in each case other than Senior Notes beneficially owned by the Company or its Affiliates; provided, that (i) if any amendment, waiver or other modification would by its terms disproportionately affect the Senior Fixed Rate Notes or the Senior PIK-election Notes, such amendment, waiver or other modification shall also require the consent of the holders of at least a majority in aggregate principal amount of the then outstanding Senior Fixed Rate Notes or the Senior PIK-election Notes, as the case may be, and (ii) if any amendment, waiver or other modification would only affect the Senior Fixed Rate Notes or the Senior PIK-election Notes, only the consent of the holders of at least a majority in aggregate principal amount of the then outstanding Senior Fixed Rate Notes or Senior PIK-election Notes (and not the consent of at least a majority of all Senior Notes), as the case may be, shall be required.

The Senior Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any Senior Notes issued under the Senior Indenture and held by a non-consenting Holder:

(1) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Senior Note or alter or waive the provisions with respect to the redemption of the Senior Notes (other than provisions relating to the covenants described above under “Repurchase of Senior Notes at the option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Senior Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Senior Notes issued under the Senior Indenture, except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders;

(5) make any Senior Note payable in money other than that stated in the Senior Notes;

(6) make any change in the provisions of the Senior Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on Senior Notes;

(7) make any change in the ranking provisions of the Senior Indenture or Senior Notes that would adversely affect the Holders;

(8) except as expressly permitted by the Senior Indenture, modify the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders;

(9) make any change in these amendment and waiver provisions; or

(10) impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Senior Notes.

Notwithstanding the foregoing, without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or the Senior Indenture to which it is a party) and the Trustee may amend or supplement the Senior Indenture, any Guarantee or the Senior Notes:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets and to provide for the assumption of the Company’s, or any Guarantor’s obligations to Holders in connection therewith;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Indenture of any such Holder;

(5) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or a Guarantor;

(6) to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Indenture under the Trust Indenture Act;

(7) to evidence and provide for the acceptance and appointment under the Senior Indenture of a successor Trustee pursuant to the requirements thereof;

(8) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(9) to add a Guarantor or other guarantor under the Senior Indenture;

(10) to conform the text of the Senior Indenture, the Guarantees or the Senior Notes to any provision of this “Description of senior notes” to the extent that such provision in this “Description of senior notes” was intended to be a verbatim recitation of a provision of the Senior Indenture, the Guarantees or the Senior Notes;

(11) in the event that PIK Notes are issued in certificated form, to make appropriate amendments to the Senior Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes; or

(12) to make any amendment to the provisions of the Senior Indenture relating to the transfer and legending of Senior Notes; provided, however, that (a) compliance with the Senior Indenture as so amended would not result in Senior Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Notes.

The consent of the Holders is not necessary under the Senior Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Senior Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Senior Indenture provides that the Holders of a majority in principal amount of the outstanding Senior Notes issued thereunder have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Senior Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing law

The Senior Indenture, the Senior Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the Senior Indenture. Reference is made to the Senior Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Senior Indenture, unless otherwise specifically indicated, (1) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person and (2) the term “including” means “including, without limitation.”

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Senior Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of such Senior Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Senior Fixed Rate Note and/or Senior PIK-election Note at April 1, 2011, as the case may be (each such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Senior Fixed Rate Note and/or Senior PIK-election Note through April 1, 2011, as the case may be (assuming with respect to Senior PIK-election Notes, that the rate of interest will be calculated based on the Cash Interest rate) (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Senior Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of HBAC or any Restricted Subsidiary (each referred to in this definition as a “disposition”); and

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”), in each case, other than:

(a) a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete or worn-out equipment, vehicles or other similar assets in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used or that are held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of HBAC in a manner permitted pursuant to the provisions described above under “Certain covenants—Merger, consolidation or sale of all or substantially all assets” or any disposition that constitutes a Change of Control pursuant to the Senior Indenture;

(c) the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by the covenant described under “Certain covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to HBAC or by HBAC or a Restricted Subsidiary to a Restricted Subsidiary (including through the dissolution of a Restricted Subsidiary);

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 (or comparable or successor provision), any exchange of like property (excluding any boot thereon) for use in a Company Business;

(g) the lease, assignment, license or sublease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnations or similar actions on assets;

(j) sales, contributions or transfers of Receivables Assets and related assets (or a fractional undivided interest therein), or participations therein, in connection with any Receivables Facility;

(k) the unwinding of any Hedging Obligations;

(l) dispositions of assets in connection with Sale and Lease Back Transactions to the extent that the Attributable Debt associated therewith outstanding at any one time does not exceed the greater of (x) $70.0 million and (y) 1.5% of Total Assets;

(m) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business (including the resale of any plane purchased by the Company or any of its Subsidiaries pursuant to trade-in guarantees and other similar agreements and any sale of vendor financing provided to customers); and

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims of any kind.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the cash interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to HBAC, a duly adopted resolution of the Board of Directors of HBAC or any committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock ” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenses” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States of America dollars, Canadian dollars, U.K. pound sterling, euros or any national currency of any participating member state of the EMU, yen, or in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million in the case of U.S. banks and in excess of $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of issuance thereof;

(6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) above;

(7) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or if at any time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) with maturities of 24 months or less from the date of acquisition; and

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into one or more of the currencies set forth in clause (1) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of HBAC and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) the first day on which Hawker Beechcraft Corporation ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of HBNC; provided that no Change of Control will be deemed to have occurred pursuant to this clause (2) if Hawker Beechcraft Corporation ceases to own such Equity Interests due to the dissolution of HBNC following the conversion of HBAC into a corporation; or

(3) HBAC becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of HBAC or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of HBAC.

“Company” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Indenture, the term “Company” and the term “HBAC,” as applicable, shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of HBAC when the fair market value of such asset or liability is equal to or in excess of $100.0 million.

“Company Business ” means any business conducted by HBAC and its Restricted Subsidiaries on the Issue Date and any reasonable extension thereof or any business that is similar, reasonably related, incidental or ancillary thereto.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenses, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness and (f) commissions, discounts, yield and other fees and charges in the nature of interest expense related to any Receivables Facility, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees), plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, consolidation and closing costs, integration and facilities opening costs, business optimization costs, inventory optimization programs, systems establishment costs, transition costs, including costs related to a transition to a stand-alone company, restructuring costs, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternative uses, plant shutdown costs, acquisition integration costs, or any multi-year strategic initiatives, expenses or charges related to any offering of Equity Interests of HBAC, costs relating to any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including fees and expenses for consultants for any of the foregoing, signing, retention or completion bonuses, curtailments or modifications to pension and post-retirement employee benefit plans, unusual contract terminations, one time compensation charges, warrants or options to purchase Capital Stock of a direct or indirect parent of the Company and costs of the Transactions) shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, in accordance with GAAP,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any after-tax effect of gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by HBAC, shall be excluded,

(5) the Consolidated Net Income of HBAC shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below),

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “Certain covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of HBAC will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to HBAC or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP and the amortization of a prepaid cash item that was paid in a prior period to the extent Consolidated Net Income was reduced by the full amount of such cash payment in such period shall be excluded (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income to such extent),

(10) any non-cash compensation expense resulting from the application of Financial Accounting Standards No. 123R “Share-Based Payment” or any deferred compensation charges net of any cash payments made under such deferred compensation plans during such period to officers, directors, managers, consultants or employees (or their estates or Controlled Investment Affiliates) shall be excluded,

(11) any non-cash compensation charge or expense, including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(12)(i) all lot accounting adjustments shall be excluded, and (ii) all project start up, ramp up and launch costs and expenses, including those associated with the development and production of new aircraft, shall be excluded,

(13) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established or adjusted as a result of the Transactions in accordance with GAAP shall be excluded,

(14) the following items shall be excluded:

(i) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

(ii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those (i) related to currency remeasurements of Indebtedness and (ii) resulting from hedge agreements for currency exchange risk,

(15) to the extent covered by insurance and actually reimbursed, or, so long as HBAC has made a good faith determination that there exists evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is not denied by the applicable carrier in writing within 180 days, expenses with respect to liability or casualty events or business interruption shall be excluded, and

(16) any fees and expenses incurred during such period, or any amortization thereof for such period, directly related to any acquisition, Permitted Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, in each case permitted by the Senior Indenture.

In addition, to the extent not already accounted for in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain covenants—Limitation on Restricted Payments” only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by HBAC and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from HBAC and its Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by HBAC or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (a) Consolidated Total Indebtedness of the HBAC and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (b) the aggregate amount of EBITDA of the HBAC and its Restricted Subsidiaries for the period of the most recently ended consecutive four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate amount of all outstanding Indebtedness of HBAC and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (excluding any undrawn letters of credit), in each case determined on a consolidated basis in accordance with GAAP (and excluding, for the avoidance of doubt, any Obligations of a Receivables Subsidiary pursuant to a Receivables Facility that is without recourse to the Company or to any other Subsidiary of the Company or their respective assets (other than such Receivables Subsidiary and its assets) and is not guaranteed by any such Person), (2) the aggregate amount of all outstanding Disqualified Stock of HBAC and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP, and (3) the aggregate amount of advances relating to any Receivables Facility.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Senior Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by HBAC.

“Contingent Obligations ” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(A) for the purchase or payment of any such primary obligation, or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in HBAC and/or other companies.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by HBAC or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of HBAC, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock ” means Preferred Stock of HBAC or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by HBAC or any of its Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate executed by the principal financial officer of HBAC or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain covenants—Limitation on Restricted Payments.”

“Disqualified Stock ” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is convertible or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Senior Notes and the date the Senior Notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of HBAC or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by HBAC or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, manager or consultant, (or their respective trusts, estates, investment funds or investment vehicles) of HBAC, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which HBAC or a Restricted Subsidiary has an investment and is designated in good faith as an “affiliate” by the Board of Directors of HBAC (or the Compensation Committee thereof), in each case pursuant to any stockholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by HBAC or its subsidiaries.

“Domestic Subsidiary ” means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Subsidiary of a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1) increased by (without duplication):

(a) provision for taxes based on income or profits or capital, including, without limitation, foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations), of such Person for such period deducted (and not added back) in computing Consolidated Net Income in such period; plus

(b) consolidated Fixed Charges of such Person for such period to the extent the same were deducted (and not added back) in calculating Consolidated Net Income in such period; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted (and not added back) in computing Consolidated Net Income in such period; plus

(d) the amount of any minority interest expense deducted (and not added back) in calculating Consolidated Net Income for such period; plus

(e) any other non-cash charges; provided that, for purposes of this subclause (e) of this clause (1), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made; plus

(f) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid (or any accruals related to such fees or related expenses) during such period to the Sponsors to the extent permitted under “Certain covenants—Transactions with Affiliates” to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(g) the amount of net cost savings, operational improvements and synergies projected by HBAC in good faith to be realized and in effect during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any Investment, acquisition, disposition business restructuring or operational change by HBAC or a Restricted Subsidiary, net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 18 months after the Issue Date or the date of such Investment, acquisition or disposition; plus

(h) the amount of reduction in corporate or overhead expense as a result of the transition to operating as a stand-alone entity for all periods prior to the Issue Date; plus

(i) any costs or expenses incurred by HBAC or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of HBAC or net cash proceeds of issuance of Equity Interests of HBAC (other than Disqualified Stock that is Preferred Stock) in each case, solely to the extent that such cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain covenants—Limitation on Restricted Payments”; plus

(j) the amount of cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted (and not added back) in the calculation of EBITDA pursuant to clause (2) below; plus

(k) the amount of loss on sale of Receivables Assets and related assets to the Restricted Subsidiary in connection with a Receivables Facility; plus

(l) Receivables Fees to the extent deducted (and not added back) in calculating Consolidated Net Income; plus

(m) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables to the extent deducted (and not added back) in computing Consolidated Net Income;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period in excess of $2.0 million individually, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and

(3) increased (by losses) or decreased (by gains) by (without duplication):

(a) any net non-cash gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards #133; and

(b) any net non-cash gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness.

“EMU” means the economic and monetary union contemplated by the Treaty of the European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of HBAC or any of its direct or indirect parent companies to the extent contributed to HBAC (excluding Disqualified Stock), other than

(a) public offerings with respect to HBAC’s or any direct or indirect parent company’s common stock registered on Form S-8;

(b) any such public or private sale that constitutes an Excluded Contribution; and

(c) an issuance to any Subsidiary of HBAC.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by HBAC after the Issue Date from:

(a) contributions to its common equity capital (other than from the proceeds of Designated Preferred Stock); and

(b) the sale (other than to a Subsidiary of HBAC or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of HBAC) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of HBAC,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of HBAC on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain covenants—Limitation on Restricted Payments.”

“Existing Indebtedness” means Indebtedness of HBAC or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that HBAC or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by HBAC or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into HBAC or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, Investment, acquisition, disposition, merger or consolidation (including the Transactions) and the amount of income earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of HBAC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of HBAC to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as HBAC may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):

(a) Consolidated Interest Expense of such Person for such period;

(b) all cash dividend payments or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock (including any dividends paid to any direct or indirect parent company of HBAC in order to permit the payment of dividends by such parent company on its Designated Preferred Stock) during such period; and

(c) all cash dividend payments or other distributions (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“Foreign Subsidiary Total Assets” means the total amount of all assets of Foreign Subsidiaries of HBAC and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of HBAC.

“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the Issue Date.

“Government Securities” means securities that are:

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under the Senior Indenture and the Senior Notes.

“Guarantor” means each Restricted Subsidiary of the Company that executes the Senior Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the Senior Notes pursuant to the terms of the Senior Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity protection agreement, currency exchange, interest rate or commodity future agreement, currency exchange, interest rate or commodity option agreement, currency exchange, interest rate or commodity hedge agreement, currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case providing for the transfer or mitigation of interest rate, currency exchange or commodity price risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Senior Note is registered on the registrar’s books.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $1.0 million and whose total revenues for the most recent twelve month period do not exceed $1.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any other Indebtedness of HBAC.

“Indebtedness” means, with respect to any Person, without duplication,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable; or

(4) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business;

(c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such obligations are assumed by such first Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured; and

(d) Attributable Debt in respect of Sale and Lease-Back Transactions;

provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business and (B) Obligations under, or in respect of, any Receivables Facility.

“Indentures” means the Senior Indenture and the Senior Subordinated Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Company Businesses of nationally recognized standing that is, in the good faith judgment of HBAC, qualified to perform the task for which it has been engaged and that is independent from HBAC and its Affiliates.

“Initial Purchasers” means Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc., Citigroup Global Markets, Inc., Daiwa Securities America Inc., GE Capital Markets, Inc., Natexis Bleichroeder Inc., Scotia Capital (USA) Inc. and UBS Securities LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among HBAC and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to HBAC’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of HBAC at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, HBAC shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(x) HBAC’s “Investment” in such Subsidiary at the time of such redesignation, less

(y) the portion (proportionate to HBAC’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by HBAC.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by HBAC or a Restricted Subsidiary in respect of such Investment.

For the avoidance of doubt, a guarantee by a specified Person of the obligations of another Person (the “ primary obligor “) shall be deemed to be an Investment by such specified Person in the primary obligor to the extent of such guarantee except that any guarantee by HBAC or any Guarantor of the obligations of a primary obligor in favor of HBAC or any Guarantor shall be deemed to be an Investment by HBAC or any Guarantor in HBAC or any Guarantor.

“Issue Date” means March 26, 2007.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreement” means the Management Agreement dated as of the Issue Date by and between the Company and certain Affiliates of the Sponsors, as in effect on the Issue Date.

        “Management Stockholders” means the members of management (and their Controlled Investment Affiliates) of HBAC (or its direct or indirect parent companies) who are holders of Equity Interests of any direct or indirect parent companies of HBAC on the Issue Date or will become holders of such Equity Interests in connection with the Transactions.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by HBAC or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by clause (1) of the second paragraph of “Repurchase of Senior Notes at the option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by HBAC or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by HBAC or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” means the Senior Notes and the Senior Subordinated Notes.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, penalties, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Senior Notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of HBAC.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of HBAC, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of HBAC, that meets the requirements set forth in the Senior Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee; provided that such legal counsel may rely on an Officer’s Certificate, with respect to matters of fact that are the basis for such opinion when rendering an Opinion of Counsel. The counsel may be an employee of or counsel to HBAC or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between HBAC or any of its Restricted Subsidiaries and another Person that is not HBAC or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase of Senior Notes at the option of Holders—Asset Sales.”

“Permitted Holders” means each of (1) the Sponsors, (2) Management Stockholders, (3) such assignees of the equity commitments of the Sponsors who are holders of Equity Interests of HBAC or any direct or indirect parent companies of HBAC on the Issue Date and (4) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors and Management Stockholders and such assignees of the equity commitments of the Sponsors on the Issue Date who are holders of Equity Interests of HBAC, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of HBAC or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a) any Investment in HBAC or any Restricted Subsidiary;

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c) (i) any Investment by HBAC or any Restricted Subsidiary of HBAC in a Person that is engaged in a Company Business if as a result of such Investment:

(1) such Person becomes a Restricted Subsidiary of HBAC, or

(2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, HBAC or a Restricted Subsidiary of HBAC, and

(ii) any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under “Repurchase of Senior Notes at the option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Issue Date or made pursuant to a legally binding written commitments in existence on the Issue Date;

(f) loans and advances to, and guarantees of Indebtedness of, employees not in excess of $8.0 million outstanding at any one time, in the aggregate;

(g) any Investment acquired by HBAC or any Restricted Subsidiary:

(1) in exchange for any other Investment or accounts receivable held by HBAC or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable (including any trade creditor or customer),

(2) in satisfaction of judgments against other Persons, or

(3) as a result of a foreclosure by HBAC or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) Hedging Obligations permitted under clause (k) of the covenant described in “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(i) reasonable loans and advances to officers, directors and employees for payroll, business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of HBAC or any direct or indirect parent company thereof under compensation plans approved by a majority of the Board of Directors of HBAC (or the Compensation Committee thereof) in good faith; provided that to the extent that the net proceeds of any such purchase are made to any direct or indirect parent of the Company, such net proceeds are contributed to HBAC;

(j) Investments the payment for which consists of Equity Interests of HBAC, or any of its direct or indirect parent companies (exclusive of Disqualified Stock);

(k) guarantees of Indebtedness permitted under the covenant described in “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,” performance guarantees in the ordinary course of business and guarantees of HBAC or any Restricted Subsidiary to any employee benefit plan of HBAC and its Restricted Subsidiaries or any employee benefit plan of any direct or indirect parent company of HBAC to the extent the benefits under such plan are attributable to the ownership or operation of HBAC and its Restricted Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary of any such plan;

(l) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain covenants—Transactions with Affiliates” (except transactions described in clauses (2) and (10) of such paragraph);

(m) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(n) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $300.0 million and (y) 7.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that the aggregate fair market value of Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) in Unrestricted Subsidiaries under this clause (n) shall not exceed the greater of (x) $170.0 million and (y) 4.0% of Total Assets;

(o) Investments relating to a Receivables Facility;

(p) Investments in, and solely to the extent contemplated by the organizational documents (as in existence on the Issue Date) of, joint ventures to which HBAC or its Restricted Subsidiaries is a party on the Issue Date;

(q) Any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(r) Investments resulting from the disposition of assets in transaction excluded from the definition of “Asset Sale” pursuant to the exclusions from such definition;

(s) Investments made by a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by HBAC or any Restricted Subsidiary (other than Investments that were made in connection with or in contemplation of the transaction or series of transactions pursuant to which such Restricted Subsidiary was acquired);

(t) repurchases of the Senior Notes; and

(u) Investments consisting of purchases and acquisition of assets or services in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) Liens to secure Indebtedness incurred under clause (a) of the second paragraph of the covenant described under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” (and any related Obligations);

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits, prepayments or cash pledges to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(5) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by HBAC or any Restricted Subsidiary;

(9) Liens on property or other assets at the time HBAC or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger or consolidation with or into HBAC or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by HBAC or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to HBAC or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(11) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of HBAC or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(13) Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by HBAC and its Restricted Subsidiaries in the ordinary course of business;

(14) Liens in favor of HBAC or any Guarantor;

(15) Liens on inventory or equipment of HBAC or any Restricted Subsidiary granted in the ordinary course of business to HBAC’s client at which such inventory or equipment is located;

(16) Liens on Receivables Assets and related assets incurred in connection with a Receivables Facility;

(17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9) and the following clause (18); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9) and the following clause (18) at the time the original Lien became a Permitted Lien under the Senior Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18) Liens securing Indebtedness permitted to be incurred pursuant to clauses (e), (n) and (s) of the second paragraph under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided (A) Liens securing Indebtedness permitted to be incurred pursuant to clause (e) of the second paragraph under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” only relate to the assets being financed, (B) Liens securing Indebtedness permitted to be incurred pursuant to clause (n) of the second paragraph under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stocks and Preferred Stock” related only to Refinancing Indebtedness in respect of Indebtedness incurred under clauses (e) or (s) of the second paragraph under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and (C) that Liens securing Indebtedness permitted to be incurred pursuant to clause (s) extend only to the assets of Foreign Subsidiaries;

(19) deposits in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and remedies,” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of HBAC or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of HBAC and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of HBAC or any of its Restricted Subsidiaries in the ordinary course of business;

(24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;

(26) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed the greater of (x) $40.0 million and (y) 1.0% of Total Assets at any one time outstanding;

(27) Liens securing Hedging Obligations; provided that to the extent any such Hedging Obligation is related to any Indebtedness, such related Indebtedness is, and is permitted to be under the Senior Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(28) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by HBAC or any Restricted Subsidiary in the ordinary course of business;

(29) Liens securing obligations owed by HBAC or any Restricted Subsidiary to any lender under the Senior Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds; and

(30) Liens securing the Senior Notes and the Guarantees.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Company Business; provided that the fair market value of any such assets or Capital Stock shall be determined by HBAC in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by HBAC which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Assets” means any accounts receivable, instruments, chattel paper, general intangibles or revenue streams subject to a Receivables Facility and any assets related thereto, including, without limitation, all collateral securing such assets, all contracts and all guarantees or other supporting obligations in respect of such assets and all proceeds of the foregoing.

“Receivables Facility” means one or more receivables facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the indebtedness of which is non-recourse, by virtue of direct obligation, guarantee, pledge of assets or otherwise (except for Standard Receivables Undertakings), to HBAC and its Restricted Subsidiaries (other than any Receivables Subsidiary) pursuant to which HBAC or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by HBAC or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Assets (whether now existing or arising in the future) of HBAC or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables Assets, all contracts and all guarantees or other supporting obligations in respect of such Receivables Assets, proceeds of such Receivables Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables Assets and any Hedging Obligations entered into by HBAC or any such Subsidiary in connection with such Receivables Assets. The grant of a security interest in any Receivables Assets of HBAC or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Indebtedness under the Senior Credit Facilities and any refinancing Indebtedness with respect thereto shall not be deemed a Receivables Facility.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables Assets in a Receivable Facility to repurchase Receivables Assets arising as a result of a breach of a Standard Receivables Undertaking, including as a result of a Receivables Asset or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means any Subsidiary of HBAC formed for the purpose of engaging, and that engages only, in one or more Receivables Facilities and other activities reasonably related thereto and with which neither HBAC nor any Subsidiary of HBAC has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operational results (other than in connection with a Standard Receivables Undertaking).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Company Business; provided that any assets received by HBAC or a Restricted Subsidiary in exchange for assets transferred by HBAC or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means, with respect to a person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of HBAC (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by HBAC or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by HBAC or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the credit facilities provided under the senior secured credit agreement, to be entered into as of the Issue Date, among HBAC, the guarantors party thereto, the lenders party thereto in their capacity as lenders and Credit Suisse, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” above). No Receivables Facility shall be considered a Senior Credit Facility.

“Senior Indebtedness” means with respect to any Person:

(1) all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to or pari passu in right of payment with the Senior Notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1) any obligation of such Person to HBAC or any Subsidiary or to any joint venture in which HBAC or any Restricted Subsidiary has an interest;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

(4) any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(5) any Capital Stock; or

(6) that portion of any Indebtedness that at the time of incurrence is incurred in violation of the Senior Indenture.

“Senior Subordinated Indenture” means the Senior Subordinated Indenture dated as of the Issue Date, among the Company, as issuers, the Guarantors, as guarantors and the Trustee, as trustee, pursuant to which the Senior Subordinated Notes are issued.

“Senior Subordinated Notes” means the $300.0 million aggregate principal amount of 9.75% Senior Subordinated Notes due 2017 issued by the Company under the Senior Subordinated Indenture on the Issue Date.

“Significant Subsidiary” means any Restricted Subsidiary of HBAC that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Special Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Sponsors” means GS Capital Partners VI, L.P. and Onex Partners II L.P. and their respective Affiliates.

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by HBAC or any Subsidiary of HBAC which have been determined by HBAC in good faith to be reasonably customary in a Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivables Undertaking. For the avoidance of doubt, Standard Receivables Undertakings shall not be considered a guarantee of Indebtedness or otherwise.

“Subordinated Indebtedness” means,

(a) with respect to HBAC, any Indebtedness of HBAC that is by its terms subordinated in right of payment to the Senior Notes, and

(b) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time, and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total amount of all assets of HBAC and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of HBAC.

“Transactions” means the acquisition of all of the outstanding capital stock of HBAC, including the payment of the acquisition consideration in connection therewith, the equity investment by the Sponsors and members of management, the issuance of the Notes and the execution of, and borrowings on the Issue Date under, the Senior Credit Facilities and, in each case as in effect on the Issue Date, the pledge and security arrangements in connection with the foregoing, the refinancing of certain Indebtedness in connection with the foregoing and the related transactions described in this prospectus under the section thereof entitled “The Acquisition.”

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2011; provided, however, that if the period from the redemption date to April 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wells Fargo Bank, N.A. until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means

(1) any Subsidiary of HBAC that at the time of determination is an Unrestricted Subsidiary (as designated by HBAC, as provided below), and

(2) any Subsidiary of an Unrestricted Subsidiary.

HBAC may designate any Subsidiary other than HBNC (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, HBAC or any Subsidiary of HBAC (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by HBAC,

(b) such designation complies with the covenant described under “Certain covenants—Limitation on Restricted Payments,” and

(c) each of:

(1) the Subsidiary to be so designated, and

(2) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of HBAC or any Restricted Subsidiary.

HBAC may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1) HBAC could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” or

(2) the Fixed Charge Coverage Ratio for HBAC and its Restricted Subsidiaries would be greater than such ratio for HBAC and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by HBAC shall be notified by HBAC to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly-owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-owned Subsidiaries of such Person.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

General

You can find the definitions of certain capitalized terms used in this description under the subheading “Certain definitions.” In this description, the “Company” refers to Hawker Beechcraft Notes Company (“HBNC”) and Hawker Beechcraft Acquisition Company, LLC (“HBAC”) and not to any of their Subsidiaries.

The senior subordinated notes were issued under an indenture (the “Senior Subordinated Indenture”) among the Company, Wells Fargo Bank, N.A., as trustee, and the Guarantors. The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Indenture and those made part of the Senior Subordinated Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As of the Issue Date, the Senior Subordinated Notes have been guaranteed on a senior subordinated basis by each direct and indirect Restricted Subsidiary of the Company that is a Domestic Subsidiary and that guarantees the obligations of the Company under HBAC’s Senior Credit Facilities (other than Immaterial Subsidiaries). The Senior Subordinated Indenture provides that any direct or indirect parent company of the Company may guarantee the Senior Subordinated Notes and in such case will allow the Company to satisfy its reporting obligations under the Senior Subordinated Indenture by furnishing financial information relating to the parent. To the extent any such parent company is a holding company with no operations or assets (other than the stock of the Company or a direct or indirect parent), you should not assign any value to the parent’s guarantee.

The following description is only a summary of the material provisions of the Senior Subordinated Notes and the Senior Subordinated Indenture. We urge you to read the Senior Subordinated Indenture because it, and not this description, defines your rights as a Holder of Senior Subordinated Notes. Copies of the Senior Subordinated Indenture are available upon request to the Company.

Brief description of the Senior Subordinated Notes and the Guarantees

The Senior Subordinated Notes:

•	are general unsecured, senior subordinated obligations of the Company;

•	are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including Indebtedness under HBAC’s Senior Credit Facilities and the Company’s new Senior Notes;

•	rank pari passu in right of payment with all future Senior Subordinated Indebtedness of the Company;

•	are effectively subordinated to all Secured Indebtedness of the Company, including Indebtedness under HBAC’s Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of HBAC that do not guarantee the Senior Subordinated Notes;

•	rank senior in right of payment to all future Subordinated Indebtedness of the Company; and

•	are guaranteed on a senior subordinated basis by the Guarantors that guarantee HBAC’s Senior Credit Facilities (other than Immaterial Subsidiaries).

The Guarantee of each Guarantor:

•	is a general, unsecured, senior subordinated obligation of such Guarantor;

•	is subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor, including its guarantees under HBAC’s Senior Credit Facilities and the Company’s Senior Notes;

•	rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Guarantor;

•	is effectively subordinated to all Secured Indebtedness of such Guarantor, including its guarantee under HBAC’s Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

•	is structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of such Guarantor that do not guarantee the Senior Subordinated Notes; and

•	rank senior in right of payment to any future Subordinated Indebtedness of such Guarantor.

Holding Company Structure

HBAC is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, HBAC is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Hawker Beechcraft Notes Company

HBNC is a wholly-owned subsidiary of HBAC, incorporated in Delaware for the purpose of serving as a co-issuer of the notes. We do not expect HBNC to have any operations, assets or any revenues. Additionally, HBNC may be dissolved in the event of a future conversion of HBAC into a corporation. As a result, prospective purchasers of the notes should not expect HBNC to participate in servicing the interest and principal obligations on the Senior Subordinated Notes.

Principal, maturity and interest

The Company issued $300.0 million in aggregate principal amount of Senior Subordinated Notes (the “Senior Subordinated Notes”). The Company may issue additional Senior Subordinated Notes under the Senior Subordinated Indenture from time to time subject to the covenant described below under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” (the “Additional Senior Subordinated Notes”). The Senior Subordinated Notes offered hereby and any Additional Senior Subordinated Notes subsequently issued under the Senior Subordinated Indenture will be treated as a single class for all purposes under the Senior Subordinated Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Senior Subordinated Notes” for all purposes of the Senior Subordinated Indenture and this “Description of senior subordinated notes” include any Additional Senior Subordinated Notes that are actually issued.

Interest on the Senior Subordinated Notes accrues at the rate of 9.75% per annum and is payable semi-annually in arrears on each April 1 and October 1 commencing October 1, 2007. The Company will make each interest payment to the Holders of record of the Senior Subordinated Notes on the immediately preceding March 15 and September 15. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Senior Subordinated Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Senior Subordinated Notes will mature on April 1, 2017. Special Interest may accrue on the Senior Subordinated Notes in certain circumstances pursuant to the Registration Rights Agreement as described under “Registration Rights; Special Interest.” All references in the Senior Subordinated Indenture and this “Description of senior subordinated notes,” in any context, to any interest or other amount payable on or with respect to the Senior Subordinated Notes shall be deemed to include any Special Interest pursuant to the Registration Rights Agreement.

Principal of, premium, if any, and interest on the Senior Subordinated Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payments of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to Senior Subordinated Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee maintained for such purpose. The Senior Subordinated Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Guarantees

Each direct and indirect Restricted Subsidiary of HBAC that is a Domestic Subsidiary and that guarantees the obligations of HBAC under HBAC’s Senior Credit Facilities (other than Immaterial Subsidiaries) will jointly and severally fully and unconditionally guarantee, as a primary obligor and not merely as a surety, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Senior Subordinated Indenture and the Senior Subordinated Notes, whether for payment of principal of, or interest on or Special Interest in respect of the Senior Subordinated Notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Subordinated Indenture by executing the Senior Subordinated Indenture. None of our Restricted Subsidiaries that are Foreign Subsidiaries or any Receivables Subsidiary guarantee the Senior Subordinated Notes. Each Guarantee is a general unsecured senior subordinated obligation of the applicable Guarantor, will rank pari passu in right of payment with all existing and any future Senior Subordinated Indebtedness of such Guarantor, is effectively subordinated to all Secured Indebtedness of such Guarantor to the extent of the value of the collateral securing such Indebtedness, ranks senior in right of payment to all existing and any future Subordinated Indebtedness of such Guarantor. The Senior Subordinated Notes are structurally subordinate to Indebtedness of Subsidiaries of HBAC that do not guarantee the Senior Subordinated Notes. See also “Brief description of the Senior Subordinated Notes and the Guarantees.”

Each Guarantee contains a provision intended to limit the Guarantor’s liability thereunder to the maximum amount that it could incur without causing the incurrence of obligations under its Guarantee to be a fraudulent transfer. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. See “Risk factors—Risks Relating to the Notes—Federal and state laws permit courts to void guarantees under certain circumstances.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Senior Subordinated Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantor may consolidate with or merge into or sell all or substantially all its assets to (A) HBAC or another Guarantor without limitation or (B) any other Person upon the terms and conditions set forth in the Senior Subordinated Indenture. See “Certain covenants—Merger, consolidation or sale of all or substantially all assets.”

The Guarantee of a Guarantor will automatically and unconditionally be released and discharged upon:

(1) (a) the sale, disposition or other transfer (including through merger or consolidation or otherwise) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Guarantor (other than a sale, disposition or other transfer to a Restricted Subsidiary) if such sale, disposition or other transfer is made in compliance with the applicable provisions of the Senior Subordinated Indenture;

(b) the designation by HBAC of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Senior Subordinated Indenture as described under “Certain covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(c) the release or discharge of such Guarantor from its guarantee of Indebtedness under the Senior Credit Facilities or the guarantee that resulted in the obligation of such Guarantor to guarantee the Senior Subordinated Notes, in each case, if such Guarantor would not then otherwise be required to guarantee the Senior Subordinated Notes pursuant to the covenant described under “Certain covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” (treating any guarantees of such Guarantor that remain outstanding as incurred at least 30 days prior to such release or discharge) except, in each case, a release or discharge by, or as a result of, payment under such guarantee or payment in full of the Indebtedness under the Senior Credit Facilities; or

(d) the exercise by the Company of its legal defeasance option or its covenant defeasance option, as described under “Legal Defeasance and Covenant Defeasance” or if the Company’s obligations under the Senior Subordinated Indenture are discharged in accordance with the terms of the Senior Subordinated Indenture;

(2) in the case of clause (1)(a) above, the release or discharge of such Guarantor from its guarantee, if any, of all pledges and security, if any, granted in connection with, the Senior Credit Facilities, the Senior Notes and any other Indebtedness of HBAC or any Restricted Subsidiary; and

(3) such Guarantor delivering to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in the Senior Subordinated Indenture relating to such transaction have been complied with.

Ranking

Senior Indebtedness versus Senior Subordinated Notes

Payments of principal of, and premium, if any, and interest on the Senior Subordinated Notes and the payment of any Guarantee will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company and the Guarantors, including the obligations of HBAC and, to the extent applicable, the Guarantors under the Senior Credit Facilities and the obligations of the Company and, to the extent applicable, the Guarantors under the Senior Notes. In addition, the Senior Subordinated Notes will be effectively subordinated in right of payment to all of HBAC’s and the Guarantors’ existing and future Secured Indebtedness (including Indebtedness under the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness.

As of December 31, 2007:

(1) the Company’s Senior Indebtedness including the Senior Credit Facilities and the Senior Notes, was $2,090.3 million (excluding up to $400.0 million of available borrowings under HBAC’s revolving credit facility and $110.0 million letter of credit issuance under our synthetic letter of credit facility), of which $1,290.3 million was Secured Indebtedness; and

(2) the Guarantors’ Senior Indebtedness, consisting principally of their respective guarantees of Senior Indebtedness of HBAC under the Senior Credit Facilities and the Senior Notes, was $2,090.3 million in the aggregate (excluding up to $400.0 million of available borrowings under HBAC’s revolving credit facility and $110.0 million letter of credit issuance under our synthetic letter of credit facility), of which $1,290.3 million, was Secured Indebtedness.

Although the Senior Subordinated Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may incur and the amount of additional Secured Indebtedness that HBAC and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and “Certain covenants—Liens.”

Liabilities of Subsidiaries versus Senior Subordinated Notes

HBAC conducts all of its operations through its Subsidiaries. Some of HBAC’s Subsidiaries are not guaranteeing the Senior Subordinated Notes, and Guarantees may be released under certain circumstances, as described under “Guarantees.” In addition, HBAC’s future Subsidiaries may not be required to guarantee the Senior Subordinated Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of HBAC’s creditors, including Holders. Accordingly, the Senior Subordinated Notes will be structurally subordinated to claims of creditors (including trade creditors) and holders of Preferred Stock, if any, of such non-guarantor Subsidiaries.

As of December 31,2007, HBAC’s non-guarantor Subsidiaries had consolidated total liabilities (excluding intercompany liabilities of Subsidiaries that are not Guarantors) of approximately $15.5 million, including trade payables, and consolidated total assets of $36.7 million, which represented less than one of the consolidated total assets of HBAC and its Subsidiaries. In addition, for the nine months ended December 31, 2007, HBAC’s non-guarantor Subsidiaries had consolidated total revenue of $53.3 million, which represented 1.9% of the consolidated total revenue of HBAC and its Subsidiaries. Although the Senior Subordinated Indenture generally limits the incurrence of Indebtedness and Preferred Stock by Restricted Subsidiaries, such limitation is subject to a number of significant exceptions. Moreover, the Senior Subordinated Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Senior Subordinated Indenture, such as trade payables. See “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock.”

Other Senior Subordinated Indebtedness versus Senior Subordinated Notes

Only Indebtedness of the Company or a Guarantor that is Senior Indebtedness ranks senior to the Senior Subordinated Notes and the Guarantees in accordance with the provisions of the Senior Subordinated Indenture. The Senior Subordinated Notes and the Guarantees in all respects rank pari passu with all future Senior Subordinated Indebtedness of the Company and the Guarantors.

The Company and the Guarantors agree in the Senior Subordinated Indenture that they will not incur any Indebtedness that is subordinate or junior in right of payment to their Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such person. The Senior Subordinated Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Payment of Senior Subordinated Notes

Neither the Company nor any Guarantor will be permitted to make payments of principal of or premium, if any, or interest on the Senior Subordinated Notes (or pay any other obligations relating to the Senior Subordinated Notes, including Special Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” below and may not purchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, “pay the Senior Subordinated Notes”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):

(1) any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due (after giving effect to any applicable grace period); or

(2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Notwithstanding the foregoing, the Company is permitted to pay the Senior Subordinated Notes if it and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default other than a Payment Default (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company is not permitted to pay the Senior Subordinated Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Company is permitted to resume paying the Senior Subordinated Notes after the end of such Payment Blockage Period. The Senior Subordinated Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Payment Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Company (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Payment Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Senior Subordinated Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

Upon any payment or distribution of the assets of HBAC upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to HBAC or its property:

(1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders are entitled to receive any payment;

(2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of the Senior Subordinated Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities; and

(3) if a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Senior Subordinated Indenture upon the failure of the Company to pay principal, premium, if any, or interest with respect to the Senior Subordinated Notes when due by their terms. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. So long as there shall remain outstanding Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice with respect to the Senior Credit Facilities may only be given by the respective administrative agents thereunder unless otherwise agreed to in writing by the respective requisite lenders named therein. If any Designated Senior Indebtedness is outstanding, neither the Company nor any Guarantor may pay the Senior Subordinated Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the Senior Subordinated Indenture otherwise permits payment at that time.

A Guarantor’s obligations under its Guarantee are senior subordinated obligations. As such, the rights of Holders to receive payment by a Guarantor pursuant to its Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Company’s obligations under the Senior Subordinated Notes apply equally to a Guarantor and the obligations of such Guarantor under its Guarantee.

A Holder by its acceptance of Senior Subordinated Notes agrees to be bound by these subordination provisions and authorizes and expressly directs the Trustee under the Senior Subordinated Indenture, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Senior Subordinated Indenture and appoints the Trustee under the Senior Subordinated Indenture its attorney-in-fact for such purpose.

By reason of the subordination provisions contained in the Senior Subordinated Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Guarantor who are holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, may recover more, ratably, than the Holders, and creditors of the Company or a Guarantor who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness of the Company or such Guarantor and may recover more, ratably, than the Holders. See “Risk factors—Risks Relating to the Notes—Your right to receive payments on the senior subordinated notes will be junior to our existing and future senior indebtedness, including borrowings under our senior secured credit facilities and the senior notes.”

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities deposited in trust or with the Trustee, as applicable, for the payment of principal of and interest on the Senior Subordinated Notes pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge,” if the subordination provisions described in this section were not violated at the time the applicable amounts were deposited in trust or with the Trustee, as applicable, pursuant to such sections.

Paying agent and registrar for the Senior Subordinated Notes

The Company will maintain one or more paying agents for the Senior Subordinated Notes. The initial paying agent for the Senior Subordinated Notes is the Trustee.

The Company will also maintain a registrar. The initial registrar is the Trustee. The registrar will maintain a register reflecting ownership of the Senior Subordinated Notes outstanding from time to time and will make payments on and facilitate transfer of Senior Subordinated Notes on behalf of the Company.

The Company may change the paying agents or the registrars without prior notice to the Holders. The Company or any of its Subsidiaries may act as a paying agent or registrar.

Mandatory redemption; offer to purchase; open market purchases

The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes. However, under certain circumstances, the Company may be required to offer to purchase Senior Subordinated Notes as described under “Repurchase of Senior Subordinated Notes at the option of Holders.” The Company may from time to time acquire any Senior Subordinated Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional redemption

Except as described below, the Senior Subordinated Notes are not redeemable at the Company’s option prior to April 1, 2012. From and after April 1, 2012, the Company may redeem the Senior Subordinated Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount of the Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest, and Special Interest, if any, thereon to the applicable redemption date, subject to the right of Holders of Senior Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 1 of each of the years indicated below:

Year	Percentage
2012	104.875%
2013	103.250%
2014	101.625%
2015 and thereafter	100.000%

Prior to April 1, 2010, the Company may, at its option, on one or more occasions, redeem up to 35% of the sum of the aggregate principal amount of all Senior Subordinated Notes (and the principal amount of any Additional Senior Subordinated Notes) issued under the Senior Subordinated Indenture at a redemption price equal to 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Special Interest, if any, thereon to the redemption date, subject to the right of Holders of Senior Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of HBAC or any direct or indirect parent of the Company to the extent such net proceeds are contributed to HBAC; provided that:

•

at least 50% of the sum of the aggregate principal amount of Senior Subordinated Notes originally issued under the Senior Subordinated Indenture and any Additional Senior Subordinated Notes issued under the Senior Subordinated Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and

•	each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At any time prior to April 1, 2012, the Company may also redeem all or a part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the redemption date, subject to the rights of Holders of Senior Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date.

Notice of any redemption upon any Equity Offerings or in connection with a transaction (or series of related transactions) that constitutes a Change of Control may be given prior to the redemption thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control as the case may be.

Selection and notice

If the Company is redeeming less than all of the Senior Subordinated Notes at any time, the Trustee will select the Senior Subordinated Notes to be redeemed (a) if the Senior Subordinated Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Senior Subordinated Notes are listed or (b) if such Senior Subordinated Notes are not so listed, on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee shall deem fair and appropriate and in any such case in accordance with the procedures of DTC, provided that no Senior Subordinated Notes of $2,000 or less shall be redeemed in part.

Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Subordinated Notes or a satisfaction and discharge of the Senior Subordinated Indenture. If any Senior Subordinated Note is to be redeemed in part only, any notice of redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed.

A new Senior Subordinated Note in principal amount equal to the unredeemed portion of any Senior Subordinated Note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note. Senior Subordinated Notes called for redemption become due and payable on the date fixed for redemption. On and after the redemption date, unless the Company defaults in the redemption payment, interest shall cease to accrue on the Senior Subordinated Note or portions thereof called for redemption.

Repurchase of Senior Subordinated Notes at the option of Holders

Change of Control

If a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding Senior Subordinated Notes as described under “Optional redemption,” the Company will make an offer to purchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of the Senior Subordinated Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Special Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and all Senior Subordinated Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) any Senior Subordinated Note not properly tendered will remain outstanding and continue to accrue interest;

(4) unless the Company defaults in the payment of the Change of Control Payment, all Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) Holders electing to have any Senior Subordinated Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Subordinated Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Senior Subordinated Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) Holders will be entitled to withdraw their tendered Senior Subordinated Notes and their election to require the Company to purchase such Senior Subordinated Notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Subordinated Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Senior Subordinated Notes and its election to have such Senior Subordinated Notes purchased;

(7) Holders whose Senior Subordinated Notes are being purchased only in part will be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by HBAC, consistent with the covenant described hereunder, that a Holder must follow.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

On the Change of Control Payment Date, the Company will, to the extent permitted by law:

(1) accept for payment all Senior Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Senior Subordinated Notes so accepted together with an Officer’s Certificate stating that such Senior Subordinated Notes or portions thereof have been tendered to and purchased by the Company.

The paying agent will promptly mail to each Holder the Change of Control Payment for such Senior Subordinated Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided that each such new Senior Subordinated Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or promptly after the Change of Control Payment Date.

The Senior Credit Facilities and Senior Notes will (in each case, subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may, prohibit or limit the Company from purchasing any Senior Subordinated Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Senior Subordinated Notes, the Company could seek the consent of its lenders and noteholders to permit the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings and notes that contain such prohibition. If the Company does not obtain such consent or repay such borrowings or notes, the Company will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Company’s failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Senior Subordinated Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payments to the Holders under certain circumstances.

The Senior Credit Facilities will provide that certain change of control events with respect to HBAC (including a Change of Control under the Senior Subordinated Indenture) would constitute a default thereunder. If HBAC experiences a change of control that triggers a default under the Senior Credit Facilities or cross-defaults under any other Indebtedness or the Receivables Facility, the Company could seek a waiver of such defaults or seek to refinance the Indebtedness outstanding under the Senior Credit Facilities and such other Indebtedness. In the event the Company does not obtain such a waiver or refinance the Indebtedness outstanding under the Senior Credit Facilities and such other Indebtedness, such defaults could result in amounts outstanding under the Senior Credit Facilities and such other Indebtedness being declared due and payable and cause the Receivables Facility to be wound down. The Company’s ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by its then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Senior Subordinated Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers.

The Company is not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Senior Subordinated Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Subordinated Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under “Certain Covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock.” Such restrictions can be waived with the consent of the Holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. Except for the limitations contained in such covenant, however, the Senior Subordinated Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of HBAC to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of HBAC. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the Senior Subordinated Notes as described above.

The provisions under the Senior Subordinated Indenture relating to the Company’s obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Subordinated Notes.

Asset Sales

The Senior Subordinated Indenture provides that HBAC will not, and will not permit any Restricted Subsidiary to consummate, directly or indirectly, an Asset Sale, unless:

(1) HBAC or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by HBAC or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on HBAC’s or such Restricted Subsidiary’s most recent consolidated balance sheet or in the footnotes thereto) of HBAC or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Subordinated Notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which HBAC or such Restricted Subsidiary has been validly released by all creditors;

(b) any securities, notes or other obligations or assets received by HBAC or such Restricted Subsidiary from such transferee that are converted by HBAC or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by HBAC or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $120.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash

Consideration being measured at the time received and without giving effect to subsequent changes in value;

shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after any of HBAC’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, HBAC or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

(1) to permanently reduce:

(x) Obligations under any Senior Indebtedness, the Senior Subordinated Notes or any other Senior Subordinated Indebtedness, in each case, of the Company or any Guarantor (other than Obligations owed to the Company or a Restricted Subsidiary) and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto; provided that if the Company or any Restricted Subsidiary shall so reduce Obligations under any Senior Subordinated Indebtedness, the Company or such Guarantor will, equally and ratably, reduce Obligations under the Senior Subordinated Notes by, at its option, (A) redeeming Senior Subordinated Notes, (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Senior Subordinated Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Special Interest, if any, on the principal amount of Senior Subordinated Notes to be repurchased or (C) purchasing Senior Subordinated Notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Senior Subordinated Indenture and applicable securities law;

(y) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary (or any Affiliate thereof); or

(2) to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in HBAC or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an investment in properties, (c) capital expenditures and (d) acquisitions of other assets, that in each of (a), (b), (c) and (d), are used or useful in a Company Business or replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from the Asset Sale that are not invested or applied in accordance with the preceding paragraph within 450 days from the date of the receipt of such Net Proceeds will be deemed to constitute “Excess Proceeds”; provided that if during such 450-day period

HBAC or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the immediately preceding paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement). When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company shall make an offer to all Holders and, if required by the terms of any Senior Subordinated Indebtedness, to the holders of such Senior Subordinated Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Senior Subordinated Notes and such Senior Subordinated Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the Senior Subordinated Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $50.0 million or less.

To the extent that the aggregate amount of Senior Subordinated Notes and such Senior Subordinated Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Senior Subordinated Indenture. If the aggregate principal amount of Senior Subordinated Notes or the Senior Subordinated Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Company shall select or cause to be selected the Senior Subordinated Notes and such Senior Subordinated Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Subordinated Notes or such Senior Subordinated Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Subordinated Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Subordinated Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

The Senior Credit Facilities and Senior Notes will prohibit or limit (in each case, subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may limit or prohibit, the Company from purchasing any Senior Subordinated Notes as a result of an Asset Sale Offer. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from purchasing the Senior Subordinated Notes, the Company could seek the consent of its lenders to permit the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings and Senior Notes that contain such prohibition. If the Company does not obtain such consent or repay such borrowings or Senior Notes, the Company will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Company’s failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Senior Subordinated Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payments to the Holders under certain circumstances.

The provisions under the Senior Subordinated Indenture relative to the Company’s obligation to make an offer to repurchase the Senior Subordinated Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Subordinated Notes.

Certain covenants

Changes in Covenants When Senior Subordinated Notes Rated Investment Grade

Set forth below are summaries of certain covenants contained in the Senior Subordinated Indenture. During any period of time that (i) the Senior Subordinated Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Senior Subordinated Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) then, the covenants specifically listed under the following captions in this “Description of Senior Subordinated Notes” section of this prospectus will be suspended with respect to the Senior Subordinated Notes (collectively, the “Suspended Covenants”):

(1) “Repurchase of Senior Subordinated Notes at the option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, consolidation or sale of all or substantially all assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and other payment restrictions affecting Restricted Subsidiaries”;

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”; and

(8) “—Limitation on line of business.”

During any period that the foregoing covenants have been suspended, HBAC may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

If and while HBAC and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Senior Subordinated Notes will be entitled to substantially less covenant protection. In the event that HBAC and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Senior Subordinated Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Subordinated Notes below an Investment Grade Rating, then HBAC and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Senior Subordinated Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” The Guarantees of the Guarantors will be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

In addition, during any Suspension Period, HBAC and its Restricted Subsidiaries will not be subject to the covenant described under “Repurchase of Senior Subordinated Notes at the option of Holders—Change of Control”; provided that for purposes of determining the applicability of this covenant, the Reversion Date shall be defined as the date that (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Subordinated Notes below an Investment Grade Rating and/or (b) HBAC or any of its Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Senior Subordinated Notes below an Investment Grade Rating. On and after the Reversion Date as defined with respect to the covenant described under “Repurchase of Senior Subordinated Notes at the option of Holders—Change of Control,” HBAC and its Restricted Subsidiaries will thereafter again be subject to the such covenant under the Senior Subordinated Indenture including, without limitation, with respect to a proposed transaction described in clause (b) above.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by HBAC or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Senior Subordinated Indenture with respect to the Senior Subordinated Notes; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described above under the caption “Certain covenants—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (d) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock.” In addition, for purposes of clause (3) of the first paragraph under the caption “—Limitation on Restricted Payments,” all events set forth in such clause (3) occurring during a Suspension Period shall be disregarded for purposes of determining the amount of Restricted Payments HBAC or any Restricted Subsidiary is permitted to make pursuant to such clause (3).

There can be no assurance that the Senior Subordinated Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

HBAC will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of HBAC’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends or distributions by HBAC payable in Equity Interests (other than Disqualified Stock) of HBAC; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-owned Subsidiary, HBAC or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of HBAC or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(x) Indebtedness permitted under clauses (h) and (i) of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; or

(y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment; (all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, HBAC could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by HBAC and its Restricted Subsidiaries after the Issue Date pursuant to the first paragraph of this covenant or clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(C), (8) and (12) of the next succeeding paragraph (and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to the next succeeding paragraph), is less than the sum, without duplication, of:

(1) 50% of the Consolidated Net Income of HBAC for the period (taken as one accounting period) from the beginning of the first fiscal quarter after the Issue Date to the end of HBAC’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(2) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by HBAC, of marketable securities or other property received by HBAC after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness, or issuance of Disqualified Stock or Preferred Stock pursuant to clause (u)(ii) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”) from the issue or sale, in each case after the Issue Date, of:

(x)(I) Equity Interests of HBAC, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by HBAC, of marketable securities or other property received from the sale of:

(A) Equity Interests to any future, current or former employees, directors, managers or consultants of HBAC, any direct or indirect parent company of HBAC or any of HBAC’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(B) Designated Preferred Stock; and

(II) to the extent net cash proceeds are actually contributed to HBAC, Equity Interests of HBAC’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph), or

(y) debt securities of HBAC that have been converted into or exchanged for such Equity Interests of HBAC;

provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests of HBAC or convertible debt securities of HBAC sold to a Restricted Subsidiary or HBAC, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions; plus

(3) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by HBAC, of marketable securities or other property contributed to the capital of HBAC after the Issue Date other than the amount of such proceeds to the extent such amount (i) has been relied upon to permit the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock pursuant to clause (u)(ii) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary and (iii) any Excluded Contributions; plus

(4) to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received by HBAC or a Restricted Subsidiary in cash and the fair market value, as determined in good faith by HBAC, of marketable securities or other property received after the Issue Date by means of:

(A) the sale or other disposition (other than to HBAC or a Restricted Subsidiary) of Restricted Investments made by HBAC or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from HBAC or any Restricted Subsidiary and repayments of loans or advances, and releases of guarantees that constitute Restricted Investments by HBAC or any Restricted Subsidiary; or

(B) the sale (other than to HBAC or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by HBAC or a Restricted Subsidiary pursuant to clause (9) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment); plus

(5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by HBAC in good faith (or if such fair market value exceeds $100.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by HBAC or a Restricted Subsidiary pursuant to clause (9) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Subordinated Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of HBAC or any Equity Interests of any direct or indirect parent company of HBAC, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of HBAC or any direct or indirect parent company of HBAC to the extent contributed to HBAC (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of HBAC) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of (a) Subordinated Indebtedness of HBAC or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of such Person or (b) Disqualified Stock of HBAC or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness or Issuance of Disqualified Stock of such Person that, in each case, is incurred in compliance with the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” so long as:

(A) the principal amount (or accreted value) of such new Indebtedness or liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or liquidation preference of such new Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(B) such new Indebtedness is subordinated to the Senior Subordinated Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired;

(C) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired; and

(D) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of HBAC or any of its direct or indirect parent companies held by any future, current or former employee, director, manager or consultant of HBAC (or their Controlled Investment Affiliates), any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which HBAC or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of HBAC (or the compensation committee thereof), in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed $20.0 million in the first calendar year following the Issue Date (which amount shall be increased by $2.0 million each calendar year thereafter and, if applicable, will be increased to $40.0 million following the consummation of an underwritten public Equity Offering by HBAC or any direct or indirect parent entity of HBAC) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $40.0 million in any calendar year (which amount shall be increased to $50.0 million following the consummation of an underwritten public Equity Offering by HBAC or any direct or indirect parent entity of HBAC); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of HBAC and, to the extent contributed to HBAC, Equity Interests of any of HBAC’s direct or indirect parent companies, in each case to members of management, directors, managers or consultants of HBAC (or their Controlled Investment Affiliates), any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(B) the cash proceeds of key man life insurance policies received by HBAC and its Restricted Subsidiaries after the Issue Date; less

(C) the amount of any Restricted Payments made in any prior calendar year pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to HBAC or any Restricted Subsidiary from members of management, directors, managers or consultants of HBAC, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of HBAC or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Subordinated Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of HBAC or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by HBAC on or after the Issue Date;

(B) the declaration and payment of dividends to a direct or indirect parent company of HBAC, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to HBAC from the sale of such Designated Preferred Stock; or

(C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, HBAC and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) the declaration and payment of dividends on HBAC’s common stock following the first public offering of HBAC’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to HBAC in or from any such public offering, other than public offerings with respect to HBAC’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(9) Restricted Payments that are made with Excluded Contributions;

(10) the declaration and payment of dividends by HBAC to, or the making of loans to, its direct or indirect parent company in amounts required for HBAC’s direct or indirect parent companies to pay, in each case without duplication:

(A) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B) so long as HBAC is treated as a pass-through entity or as a member of a consolidated, combined, unitary or similar group with such direct or indirect parent company for U.S. federal, state, local or foreign income tax purposes, such foreign, federal, state and local income taxes, as the case may be, (1) to the extent such income taxes are attributable to the combined net income of HBAC and its Restricted Subsidiaries and (2) to the extent such taxes are attributable to the combined net income of such Unrestricted Subsidiaries (but only in an amount not to exceed the amount actually received from its Unrestricted Subsidiaries and not otherwise distributed to HBAC’s direct or indirect parent companies), in each case, taking into account any carryovers of any combined net losses of HBAC and its Restricted Subsidiaries or Restricted Subsidiaries, as the case may be; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that HBAC and its Restricted Subsidiaries would have been required to pay in respect of such foreign, federal, state and local taxes for such fiscal year were HBAC not treated as a pass-through entity or a member of a consolidated, combined, unitary or similar group with the direct or indirect parent company;

(C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of HBAC to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of HBAC and its Restricted Subsidiaries;

(D) general corporate operating and overhead costs and expenses of any direct or indirect parent company of HBAC to the extent such costs and expenses are attributable to the ownership or operation of HBAC and its Restricted Subsidiaries, including payments pursuant to retention programs described in this prospectus; and

(E) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or acquisition by such direct or indirect parent company of HBAC;

(11) any Restricted Payments made in connection with the Transactions and the fees and expenses related thereto, including those owed to Affiliates (including dividends to any direct or indirect parent company of HBAC to permit payment by such parent company of such amount), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under “—Repurchase of Senior Subordinated Notes at the option of Holders—Change of Control” and “—Repurchase of Senior Subordinated Notes at the option of Holders—Asset Sales”; provided that, prior to such repurchase, redemption or other acquisition, HBAC (or a third party to the extent permitted by the Senior Subordinated Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Senior Subordinated Notes and shall have repurchased all Senior Subordinated Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

(13) payments made by HBAC or any Restricted Subsidiary (including payments to any direct or indirect parent company of HBAC) in respect of withholding or similar taxes of by any future, present or former employee, director, manager or consultant of such entities or their respective estates, investment funds or investment vehicles and any repurchases of Equity Interests of HBAC or any Restricted Subsidiary or any direct or indirect parent company of HBAC in consideration of such payments, including deemed repurchases;

(14) distributions or payments of Receivables Fees or purchases of Receivables Assets pursuant to a Receivables Repurchase Obligation pursuant to a Receivables Facility;

(15) the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of Equity Interests of, or Indebtedness owed to HBAC or a Restricted Subsidiary by, any Unrestricted Subsidiary (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(16) other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (16), does not exceed the greater of (x) $100.0 million and (y) 2.0% of Total Assets;

(17) Restricted Payments in an amount equal to any reduction in taxes actually realized by HBAC and its Restricted Subsidiaries in the form of refunds or credits or from deductions when applied to offset income or gain as a direct result of (i) transaction fees and expenses, (ii) commitment and other financing fees or (iii) severance, change in control and other compensation expense incurred in connection with the exercise, repurchase, rollover or payment of stock options or bonuses, in each case in connection with the Transactions; and

(18) the payment of fees and expenses pursuant to the Management Agreement, and the payment of any termination fees pursuant to the Management Agreement, or any amendment thereto so long as any such amendment is not disadvantageous (in the good faith judgment of HBAC) to the Holders when taken as a whole, as compared to the Management Agreement as in effect on the Issue Date, to the extent any such fees and expenses constitute Restricted Payments;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (8), (15), (16) and (17), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of HBAC’s Subsidiaries are Restricted Subsidiaries. HBAC will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by HBAC and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (9), (11) or (16), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Senior Subordinated Indenture.

Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock

HBAC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and HBAC will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that HBAC may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for HBAC’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing and clauses (o), (r) and (u)(i) below, in each case by Restricted Subsidiaries that are not Guarantors shall not exceed $250.0 million at any one time outstanding.

The foregoing limitations will not apply to any of the following items (collectively, “Permitted Debt”):

(a) Indebtedness incurred under Senior Credit Facilities by HBAC or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $2,200.0 million at any one time outstanding, plus an additional aggregate principal amount outstanding at any one time that does not cause the Consolidated Secured Debt Ratio of HBAC to exceed 3.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom);

(b) the incurrence by the Company and any Guarantor of Indebtedness represented by the Senior Subordinated Notes (including any Guarantees thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Senior Subordinated Notes and the Guarantees pursuant to the Registration Rights Agreement (other than any Additional Senior Subordinated Notes, but including exchange notes and related exchange guarantees to be issued in exchange for Additional Senior Subordinated Notes otherwise permitted to be incurred hereunder pursuant to a registration rights agreement);

(c) the incurrence by the Company and any Guarantor of Indebtedness represented by the Senior Notes issued on the Issue Date (including any guarantee thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Senior Notes pursuant to the Registration Rights Agreement (other than any Additional Senior Notes (as defined in the Senior Indenture));

(d) Existing Indebtedness (other than Indebtedness described in clauses (a), (b) and (c));

(e) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by HBAC or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease (other than the lease, pursuant to Sale and Lease Back Transactions, of property (real or personal), equipment or other fixed or capital assets owned by HBAC or any Restricted Subsidiary as of the Issue Date or acquired by HBAC or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by HBAC or any Restricted Subsidiary as of the Issue Date), repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (e) when aggregated with then outstanding amount of Indebtedness under clause (n) incurred to refinance Indebtedness initially incurred in reliance on this clause (e) does not exceed the greater of (x) $150.0 million and (y) 3.5% of Total Assets at any one time outstanding;

(f) Indebtedness incurred by HBAC or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(g) Indebtedness arising from agreements of HBAC or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness (other than for those indemnification obligations that are not customarily subject to a cap) shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by HBAC and its Restricted Subsidiaries in connection with such disposition;

(h) Indebtedness of HBAC to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor (other than HBNC) is subordinated in right of payment to the Senior Subordinated Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to HBAC or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(i) Indebtedness of a Restricted Subsidiary to HBAC or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (other than HBNC), such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to HBAC or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(j) shares of Preferred Stock of a Restricted Subsidiary issued to HBAC or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to HBAC or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause;

(k) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting: (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Subordinated Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity pricing risk with respect to any commodity;

(l) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by HBAC or any Restricted Subsidiary in the ordinary course of business;

(m) (x) any guarantee by HBAC or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as in the case of any guarantee of Indebtedness, the incurrence of such Indebtedness is permitted under the terms of the Senior Subordinated Indenture or (y) any guarantee by a Restricted Subsidiary of Indebtedness of HBAC permitted to be incurred under the terms of the Senior Subordinated Indenture; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(n) the incurrence or issuance by HBAC or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock of HBAC or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (b), (c) and (d) above, this clause (n) and clauses (o) and (u)(ii) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

(2) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated or pari passu to the Senior Subordinated Notes or any Guarantee, such Refinancing Indebtedness is subordinated or pari passu to the Senior Subordinated Notes or such Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(3) shall not include:

(x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor (other than HBNC) that refinances Indebtedness, Disqualified Stock or Preferred Stock of HBAC;

(y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of HBAC that is not a Guarantor (other than HBNC) that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(z) Indebtedness, Disqualified Stock or Preferred Stock of HBAC or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

provided further, that any incurrence of Indebtedness (including Acquired Indebtedness) or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (n) that refinances Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock initially incurred or issued and outstanding under clauses (o), (r) or (u)(i) shall be subject to the proviso of section (o), (r) or (u)(i), as the case may be;

(o) Indebtedness, Disqualified Stock or Preferred Stock (x) of HBAC or any Restricted Subsidiary incurred to finance the acquisition of any Person or assets or (y) of Persons that are acquired by HBAC or any Restricted Subsidiary or merged into HBAC or a Restricted Subsidiary in accordance with the terms of the Senior Subordinated Indenture; provided that either:

(1) after giving effect to such acquisition or merger either

(A) HBAC would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(B) the Fixed Charge Coverage Ratio of HBAC and its Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such acquisition or merger; or

(2) such Indebtedness, Disqualified Stock or Preferred Stock (A) is not Secured Indebtedness and is Senior Subordinated Indebtedness or Subordinated Indebtedness with subordination terms no more favorable to the holders thereof than the subordination terms set forth in the Senior Subordinated Indenture as in effect on the Issue Date, (B) is not incurred while a Default exists and no Default shall result therefrom, (C) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the Senior Subordinated Notes and (D) in the case of subclause (y) above only, is not incurred in contemplation of such acquisition or merger;

provided that together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (r) and (u)(i), no more than $250.0 million of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (o) shall be incurred and outstanding;

(p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 10 Business Days of its incurrence;

(q) Indebtedness of HBAC or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(r) Indebtedness, Disqualified Stock or Preferred Stock of HBAC or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition or minority investments in any non-wholly-owned Restricted Subsidiary which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (r) and then outstanding, does not exceed the greater of (x) $100.0 million or (y) 2.0% of Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (r) shall cease to be deemed incurred or outstanding for purposes of this clause (r) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which HBAC or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (r)); provided that together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (o) and (u)(i), no more than $250.0 million of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock or Preferred Stock at any onetime outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (r) shall be incurred and outstanding;

(s) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (s) and then outstanding, does not exceed the greater of (x) $25.0 million and (y) 5.0% of Foreign Subsidiary Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which HBAC or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (s));

(t) Indebtedness, Disqualified Stock or Preferred Stock issued by HBAC or any Restricted Subsidiary to current or former officers, managers, directors and employees thereof, their respective trusts or estates, in each case to finance the purchase or redemption of Equity Interests of HBAC or any direct or indirect parent company of HBAC to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments”;

(u) Indebtedness and Disqualified Stock of HBAC and Indebtedness, Disqualified Stock and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (u) and then outstanding, does not at any one time outstanding exceed the sum of:

(i) the greater of (x) $100.0 million and (y) 2.5% of Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (u)(i) shall cease to be deemed incurred or outstanding for purposes of this clause (u)(i) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which HBAC or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (u)(i)); provided that together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (o) and (r), no more than $250.0 million of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (u)(i) shall be incurred and outstanding; plus

(ii) 200% of the net cash proceeds received by HBAC since after the Issue Date from the issue or sale of Equity Interests of HBAC or cash contributed to the capital of HBAC (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to HBAC or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of the covenant described under “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof);

(v) Attributable Debt incurred by HBAC or any Restricted Subsidiary pursuant to Sale and Lease Back Transactions of property (real or personal), equipment or other fixed or capital assets owned by HBAC or any Restricted Subsidiary as of the Issue Date or acquired by HBAC or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by HBAC or any Restricted Subsidiary as of the Issue Date, provided that the aggregate amount of Attributable Debt incurred under this clause (v) does not exceed the greater of (x) $70.0 million and (y) 1.5% of Total Assets;

(w) Indebtedness of HBAC or any of its Restricted Subsidiaries consisting of (i) the financing or insurance premiums, or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(x) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(y) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a recourse basis.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (y) above or is entitled to be incurred pursuant to the first paragraph of this covenant, HBAC, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses or under the first paragraph of this covenant at such time; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clause (a) of the definition of Permitted Debt, all Indebtedness outstanding under the Senior Subordinated Notes on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clause (b) of the definition of Permitted Debt, and all Indebtedness outstanding under the Senior Notes on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clause (c) of the definition or Permitted Debt.

The accrual of interest or dividends, the accretion of accreted value, the accretion of amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

Limitation on layering

The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Senior Subordinated Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor’s Guarantee. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Liens

The Company will not, and will not permit any of the Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness on any asset or property of the Company or any Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Senior Subordinated Notes or the applicable Guarantee of a Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2) in all other cases, the Senior Subordinated Notes or the applicable Guarantee of a Guarantor, as the case may be, are equally and ratably secured or are secured by a Lien on such assets or property that is senior in priority to such Lien;

provided that any Lien which is granted to secure the Senior Subordinated Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Senior Subordinated Notes.

Merger, consolidation or sale of all or substantially all assets

HBAC may not consolidate or merge with or into or wind up into (whether or not HBAC is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of HBAC and its Subsidiaries taken as a whole, in one or more related transactions, to any entity unless:

(1) HBAC is the surviving entity or the entity formed by or surviving any such consolidation or merger (if other than HBAC) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (HBAC or such entity, as the case may be, being herein called the “Successor Company”) provided that in the case where the surviving entity is not a corporation, a co-obligor of the Senior Subordinated Notes is a corporation;

(2) the Successor Company, if other than HBAC, expressly assumes all the obligations of HBAC under the Senior Subordinated Indenture and the Senior Subordinated Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period:

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,” or

(B) the Fixed Charge Coverage Ratio for the Successor Company, HBAC and its Restricted Subsidiaries on a consolidated basis would be greater than such ratio for HBAC and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (A)(2) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such entity’s obligations under the Senior Subordinated Indenture and the Senior Subordinated Notes; and

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the provisions described in this paragraph.

Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Company will succeed to, and be substituted for, HBAC under the Senior Subordinated Indenture and the Senior Subordinated Notes. Notwithstanding the foregoing clauses (3) and (4),

(a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, HBAC, and

(b) HBAC may merge with an Affiliate of HBAC incorporated solely for the purpose of reincorporating HBAC in another state of the United States of America or the District of Columbia or any territory thereof or converting HBAC into a corporation, in each case, so long as the amount of Indebtedness of HBAC and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Senior Subordinated Indenture governing the release of a Guarantee upon the sale, disposition or transfer of a Guarantor, each Guarantor will not, and the Company will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(A) (1) such Guarantor is the surviving entity or the entity formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such entity, as the case may be, being herein called the “Successor Entity”);

(2) the Successor Entity, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Senior Subordinated Indenture and such Guarantor’s Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists; and

(4) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the provisions described in this paragraph; or

(B) the transaction is made in compliance with the covenant described under “Repurchase of Senior Subordinated Notes at the option of Holders—Asset Sales.”

Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Entity will succeed to, and be substituted for, such Guarantor under the Senior Subordinated Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or HBAC and any Guarantor may merge with a Subsidiary of HBAC solely for the purpose of reincorporating the Guarantor in another jurisdiction so long as the amount of Indebtedness of HBAC and its Restricted Subsidiaries is not increased thereby and so long as the Successor Entity (if not the Guarantor) assumes all of the Guarantor’s obligations under its Guarantee in connection with such reincorporation.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of HBAC which properties and assets, if held by HBAC instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of HBAC and its Subsidiaries on a consolidated basis shall be deemed to be the transfer of all or substantially all of the properties and assets of HBAC.

Transactions with Affiliates

HBAC will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of HBAC (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable to HBAC or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by HBAC or such Restricted Subsidiary with an unrelated Person; and

(b) HBAC delivers to the Trustee:

(1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of HBAC approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $100.0 million, an opinion as to the fairness to HBAC or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The foregoing provisions will not apply to the following:

(1) transactions between or among HBAC or any of the Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Senior Subordinated Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, managers, employees or consultants of HBAC, any of its direct or indirect parent companies or any Restricted Subsidiary;

(4) payments by HBAC or any Restricted Subsidiary to any of the Sponsors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of HBAC in good faith;

(5) transactions in which HBAC or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to HBAC or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(6) payments and Indebtedness, Disqualified Stock and Preferred Stock (and cancellation of any thereof) of HBAC and its Restricted Subsidiaries to any current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds or investment vehicles) of HBAC, any of its subsidiaries or any of its direct or indirect parent companies pursuant to (A) any management equity plan or stock option plan or any other management or employee benefit, plan or agreement; and (B) any employment agreements, stock option plans and other compensatory arrangements and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, managers or consultants (or their respective trusts, estates, investment funds or investment vehicles) that are, in each case, approved by HBAC in good faith;

(7) any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined by HBAC in good faith);

(8) the existence of, or the performance by, HBAC or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by HBAC or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders when taken as a whole as compared to any such agreement in effect on the Issue Date as reasonably determined in good faith by HBAC;

(9) the Transactions, and the payment of all fees and expenses related to the Transactions as disclosed in this prospectus;

(10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Subordinated Indenture that are fair to HBAC and its Restricted Subsidiaries, as reasonably determined in good faith by HBAC, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11) the issuance or transfer of Equity Interests (other than Disqualified Stock) of HBAC to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of HBAC, any of its Subsidiaries or any direct or indirect parent company thereof;

(12) sales of Receivables Assets or related assets, or participations therein, in connection with any Receivables Facility;

(13) investments by any of the Sponsors in securities of HBAC or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Sponsors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(14) payments to or from, and transactions with, any joint ventures in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(15) payments by HBAC (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among HBAC (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of HBAC and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that HBAC, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received by HBAC or a Restricted Subsidiary from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were HBAC and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(16) the payment of fees and expenses pursuant to the Management Agreement, and the payment of any termination fees pursuant to the Management Agreement, or any amendment thereto so long as any such amendment is not more disadvantageous (in the good faith judgment of HBAC) to the Holders when taken as a whole, as compared to the Management Agreement as in effect on the Issue Date; and

(17) any transactions with Affiliates solely in their capacity as holders of any class of Indebtedness or Equity Interests of HBAC or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally.

Dividend and other payment restrictions affecting Restricted Subsidiaries

HBAC will not, and will not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to HBAC or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(2) pay any Indebtedness owed to HBAC or any Restricted Subsidiary;

(b) make loans or advances to HBAC or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to HBAC or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation (including security documents) and Hedging Obligations;

(2) the Indentures, the Notes and the guarantees thereof;

(3) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by HBAC or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into HBAC or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and “—Liens”;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(10) customary provisions in joint venture agreements and other similar agreements;

(11) customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(12) encumbrances or restrictions applicable to any Receivables Subsidiary created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of HBAC, to effect the transactions contemplated under such Receivables Facility;

(13) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which HBAC or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of HBAC or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of HBAC or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(14) encumbrances pursuant to the subordination provisions of any Indebtedness permitted to be incurred by clause (d) of the definition of Permitted Debt;

(15) loans or related agreements entered into in connection with industrial revenue or similar bonds permitted to be incurred under the Senior Subordinated Indenture; and

(16) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of HBAC, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

Limitation on guarantees of Indebtedness by Restricted Subsidiaries

HBAC will not permit any of its Wholly-owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-owned Subsidiaries if such non-Wholly-owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Subordinated Indenture providing for a Guarantee by such Restricted Subsidiary; provided that no such guarantee shall be required unless otherwise permitted by applicable law, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor, unless:

(a) if the Senior Subordinated Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Senior Subordinated Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Senior Subordinated Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Subordinated Notes;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Restrictions on activities of Hawker Beechcraft Notes Company

HBNC will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that HBNC may be a co-obligor or guarantor with respect to Indebtedness if HBAC is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by HBAC or one or more of HBAC’s Restricted Subsidiaries other than HBNC.

Limitation on line of business

The Senior Subordinated Indenture provides that HBAC and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantially alter the character of their business, taken as a whole, from the business conducted by HBAC and its Restricted Subsidiaries, taken as a whole, on the Issue Date.

Reports and other information

Whether or not required by the rules and regulations of the SEC, from and after the Issue Date, for so long as any Senior Subordinated Notes are outstanding, the Senior Subordinated Indenture will require HBAC to file with the SEC, and make available to the Trustee and Holders of the Senior Subordinated Notes (without exhibits), without cost to any Holder, within 15 days after it is required to file them with the SEC pursuant to this covenant,

(1) within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form; provided that no such report shall be required pursuant to this clause (2) for 75 days following the Issue Date;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which HBAC would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that HBAC shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event HBAC will make available such information to prospective purchasers of Senior Subordinated Notes, in addition to providing such information to the Trustee and the Holders of the Senior Subordinated Notes, in each case within 15 days after the time periods specified above. In addition, to the extent not satisfied by the foregoing, HBAC will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of HBAC becomes a Guarantor of the Senior Subordinated Notes, the Senior Subordinated Indenture permits HBAC to satisfy its obligations in this covenant with respect to financial information relating to HBAC by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to HBAC and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the HBAC’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time periods specified above, the financial information (including a “Management’s discussion and analysis of results of operations and financial condition” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above. Notwithstanding anything herein to the contrary, HBAC will not be deemed to have failed to comply with any of its agreements set forth under this covenant for purposes of clause (3) under “Events of Default and remedies” until 120 days after the date any report required to be provided by this covenant is due.

Events of Default and remedies

The following events will constitute Events of Default under the Senior Subordinated Indenture:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the Senior Subordinated Notes issued under the Senior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Senior Subordinated Notes issued under the Senior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture;

(3) failure by the Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then outstanding Senior Subordinated Notes issued under the Senior Subordinated Indenture to comply with any of its agreements (other than a default referred to in clauses (1) and (2) above) in the Senior Subordinated Indenture or the Senior Subordinated Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Senior Subordinated Notes, if both:

(A) such default either:

(i) results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods), or

(ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5) failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments or orders for the payment of money in an aggregate amount exceeding $50.0 million (to the extent not covered by independent third party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage, it being understood for purposes of the Senior Subordinated Indenture that the issuance of reservation of rights letter will not be considered a denial of coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days;

(6) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

(7) the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Subordinated Indenture or the release of any such Guarantee in accordance with the Senior Subordinated Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Senior Subordinated Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Senior Subordinated Notes issued under the Senior Subordinated Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Subordinated Notes issued under the Senior Subordinated Indenture to be due and payable immediately; provided that, so long as any Indebtedness permitted to be incurred under the Senior Subordinated Indenture as part of the Senior Credit Facilities or any series of the Senior Notes will be outstanding, no such acceleration will be effective until the earlier of:

(1) acceleration of any such Indebtedness under the Senior Credit Facilities and the Senior Notes, and

(2) five Business Days after the giving of written notice of such acceleration to the Company, the administrative agent under each of the Senior Credit Facilities and the trustee under the Senior Indenture.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the Senior Subordinated Notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. The Senior Subordinated Indenture provides that the Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of and premium, if any, and interest on the Senior Subordinated Notes if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Senior Subordinated Notes if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of such Senior Subordinated Notes.

The Senior Subordinated Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes issued thereunder by notice to the Trustee may, on behalf of the Holders of all of such Senior Subordinated Notes, waive any existing Default and its consequences under the Senior Subordinated Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such Senior Subordinated Notes held by a non-consenting Holder, and rescind any acceleration with respect to the Senior Subordinated Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Subordinated Notes) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

(x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Senior Subordinated Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Senior Subordinated Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Senior Subordinated Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Subordinated Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Except to enforce the right to receive payments of principal of and premium, if any, and interest on the Senior Subordinated Notes when due, no Holder may pursue any remedy with respect to the Senior Subordinated Indenture or the Senior Subordinated Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the then outstanding Senior Subordinated Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Senior Subordinated Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Senior Subordinated Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Subordinated Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor (other than in the case of stockholders of any Guarantor, the Company or another Guarantor) or any of their parent companies shall have any liability for any obligations of the Company or the Guarantors under the Senior Subordinated Notes, the Guarantees and the Senior Subordinated Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.

Legal Defeasance and Covenant Defeasance

Most of the obligations of the Company and the Guarantors under the Senior Subordinated Indenture will terminate and will be released upon payment in full of all of the Senior Subordinated Notes issued under the Senior Subordinated Indenture. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Subordinated Notes issued under the Senior Subordinated Indenture and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Senior Subordinated Notes issued under the Senior Subordinated Indenture to receive payments in respect of the principal of, premium, if any, and interest on such Senior Subordinated Notes when such payments are due solely out of the trust created pursuant to the Senior Subordinated Indenture;

(2) the Company’s obligations with respect to Senior Subordinated Notes issued under the Senior Subordinated Indenture concerning issuing temporary notes, registration of such Senior Subordinated Notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Senior Subordinated Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Senior Subordinated Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Subordinated Notes issued under the Senior Subordinated Indenture:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Subordinated Notes issued under the Senior Subordinated Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the Senior Subordinated Notes, and the Company must specify whether such Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the original issuance of the Senior Subordinated Notes, there has been a change in the applicable U.S. Federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel in the United States of America shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any of the Senior Credit Facilities, the Senior Indenture, the Senior Notes or any other material agreement or instrument (other than the Senior Subordinated Indenture) to which, the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than any such breach or violation resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

(6) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, or any Guarantor or others; and

(7) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States of America (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

The Senior Subordinated Indenture will be discharged and will cease to be of further effect as to all Senior Subordinated Notes issued thereunder, when either:

(a) all such Senior Subordinated Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Subordinated Notes which have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b) (1) all such Senior Subordinated Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(2) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Senior Indenture or the Senior Notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, the Senior Subordinated Indenture, the Senior Subordinated Notes or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than any such default resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

(3) the Company has paid or caused to be paid all sums payable by it under the Senior Subordinated Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Senior Subordinated Indenture to apply the deposited money toward the payment of such Senior Subordinated Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and exchange

A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Senior Subordinated Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Indenture. The Company is not required to transfer or exchange any Senior Subordinated Note selected for redemption. Also, the Company is not required to transfer or exchange any Senior Subordinated Note for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed.

The registered Holder of a Senior Subordinated Note may be treated as the owner of the Senior Subordinated Note for all purposes.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the Senior Subordinated Indenture, any related Guarantee and the Senior Subordinated Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding and issued under the Senior Subordinated Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes, and any existing Default or Event of Default or compliance with any provision of the Senior Subordinated Indenture or the Senior Subordinated Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes issued under the Senior Subordinated Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes, in each case other than Senior Subordinated Notes beneficially owned by the Company or its Affiliates.

The Senior Subordinated Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any Senior Subordinated Notes issued under the Senior Subordinated Indenture and held by a non-consenting Holder:

(1) reduce the principal amount of Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Senior Subordinated Note or alter or waive the provisions with respect to the redemption of the Senior Subordinated Notes (other than provisions relating to the covenants described above under “Repurchase of Senior Subordinated Notes at the option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Senior Subordinated Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes issued under the Senior Subordinated Indenture, except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Subordinated Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders;

(5) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes;

(6) make any change in the provisions of the Senior Subordinated Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Subordinated Notes;

(7) except as expressly permitted by the Senior Subordinated Indenture, modify the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders;

(8) make any change in these amendment and waiver provisions; or

(9) impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Senior Subordinated Notes.

In addition, any amendment to, or waiver of, the provisions of the Senior Subordinated Indenture relating to subordination that adversely affects the rights of the Holders of the Senior Subordinated Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Senior Subordinated Notes then outstanding.

Notwithstanding the foregoing, without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or the Senior Subordinated Indenture to which it is a party) and the Trustee may amend or supplement the Senior Subordinated Indenture, any Guarantee or the Senior Subordinated Notes:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets and to provide for the assumption of the Company’s, or any Guarantor’s obligations to Holders in connection therewith;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Subordinated Indenture of any such Holder;

(5) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or a Guarantor;

(6) to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Indenture under the Trust Indenture Act;

(7) to evidence and provide for the acceptance and appointment under the Senior Subordinated Indenture of a successor Trustee pursuant to the requirements thereof;

(8) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(9) to add a Guarantor or other guarantor under the Senior Subordinated Indenture;

(10) to conform the text of the Senior Subordinated Indenture, the Guarantees or the Senior Subordinated Notes to any provision of this “Description of senior subordinated notes” to the extent that such provision in this “Description of senior subordinated notes” was intended to be a verbatim recitation of a provision of the Senior Subordinated Indenture, the Guarantees or the Senior Subordinated Notes; or

(11) to make any amendment to the provisions of the Senior Subordinated Indenture relating to the transfer and legending of Senior Subordinated Notes; provided, however, that (a) compliance with the Senior Subordinated Indenture as so amended would not result in Senior Subordinated Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Subordinated Notes.

The consent of the Holders is not necessary under the Senior Subordinated Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Senior Subordinated Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Senior Subordinated Indenture provides that the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes issued thereunder have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Subordinated Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Senior Subordinated Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing law

The Senior Subordinated Indenture, the Senior Subordinated Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the Senior Subordinated Indenture. Reference is made to the Senior Subordinated Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Senior Subordinated Indenture, unless otherwise specifically indicated, (1) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person and (2) the term “including” means “including, without limitation.”

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Senior Subordinated Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Senior Subordinated Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of the Senior Subordinated Note at April 1, 2012 (such redemption price being set forth in the table appearing above under “Optional redemption”), plus (ii) all required interest payments due on the Senior Subordinated Note through April 1, 2012 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Senior Subordinated Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of HBAC or any Restricted Subsidiary (each referred to in this definition as a “disposition”); and

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”), in each case, other than:

(a) a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete or worn-out equipment, vehicles or other similar assets in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used or that are held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of HBAC in a manner permitted pursuant to the provisions described above under “Certain covenants—Merger, consolidation or sale of all or substantially all assets” or any disposition that constitutes a Change of Control pursuant to the Senior Subordinated Indenture;

(c) the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by the covenant described under “Certain covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to HBAC or by HBAC or a Restricted Subsidiary to a Restricted Subsidiary (including through the dissolution of a Restricted Subsidiary);

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 (or comparable or successor provision), any exchange of like property (excluding any boot thereon) for use in a Company Business;

(g) the lease, assignment, license or sublease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnations or similar actions on assets;

(j) sales, contributions or transfers of Receivables Assets and related assets (or a fractional undivided interest therein), or participations therein, in connection with any Receivables Facility;

(k) the unwinding of any Hedging Obligations;

(l) dispositions of assets in connection with Sale and Lease Back Transactions to the extent that the Attributable Debt associated therewith outstanding at any one time does not exceed the greater of (x) $70.0 million and (y) 1.5% of Total Assets;

(m) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business (including the resale of any plane purchased by the Company or any of its Subsidiaries pursuant to trade-in guarantees and other similar agreements and any sale of vendor financing provided to customers); and

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims of any kind.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the cash interest rate borne by the Senior Subordinated Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to HBAC, a duly adopted resolution of the Board of Directors of HBAC or any committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenses” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States of America dollars, Canadian dollars, U.K. pound sterling, euros or any national currency of any participating member state of the EMU, yen, or in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million in the case of U.S. banks and in excess of $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of issuance thereof;

(6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) above;

(7) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or if at any time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) with maturities of 24 months or less from the date of acquisition; and

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into one or more of the currencies set forth in clause (1) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of HBAC and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) the first day on which Hawker Beechcraft Corporation ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of HBNC; provided that no Change of Control will be deemed to have occurred pursuant to this clause (2) if Hawker Beechcraft Corporation ceases to own such Equity Interests due to the dissolution of HBNC following the conversion of HBAC into a corporation; or

(3) HBAC becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of HBAC or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of HBAC.

“Company” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Subordinated Indenture, the term “Company” and the term “HBAC,” as applicable, shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of HBAC when the fair market value of such asset or liability is equal to or in excess of $100.0 million.

“Company Business” means any business conducted by HBAC and its Restricted Subsidiaries on the Issue Date and any reasonable extension thereof or any business that is similar, reasonably related, incidental or ancillary thereto.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenses, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness and (f) commissions, discounts, yield and other fees and charges in the nature of interest expense related to any Receivables Facility, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees), plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, consolidation and closing costs, integration and facilities opening costs, business optimization costs, inventory optimization programs, systems establishment costs, transition costs, including costs related to a transition to a stand-alone company, restructuring costs, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternative uses, plant shutdown costs, acquisition integration costs, or any multi-year strategic initiatives, expenses or charges related to any offering of Equity Interests of HBAC, costs relating to any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including fees and expenses for consultants for any of the foregoing, signing, retention or completion bonuses, curtailments or modifications to pension and post-retirement employee benefit plans, unusual contract terminations, one time compensation charges, warrants or options to purchase Capital Stock of a direct or indirect parent of the Company and costs of the Transactions) shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, in accordance with GAAP,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any after-tax effect of gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by HBAC, shall be excluded,

(5) the Consolidated Net Income of HBAC shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below),

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “Certain covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of HBAC will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to HBAC or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP and the amortization of a prepaid cash item that was paid in a prior period to the extent Consolidated Net Income was reduced by the full amount of such cash payment in such period shall be excluded (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income to such extent),

(10) any non-cash compensation expense resulting from the application of Financial Accounting Standards No. 123R “Share-Based Payment” or any deferred compensation charges net of any cash payments made under such deferred compensation plans during such period to officers, directors, managers, consultants or employees (or their estates or Controlled Investment Affiliates) shall be excluded,

(11) any non-cash compensation charge or expense, including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(12) (i) all lot accounting adjustments shall be excluded, and (ii) all project start up, ramp up and launch costs and expenses, including those associated with the development and production of new aircraft, shall be excluded,

(13) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established or adjusted as a result of the Transactions in accordance with GAAP shall be excluded,

(14) the following items shall be excluded:

(i) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

(ii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those (i) related to currency remeasurements of Indebtedness and (ii) resulting from hedge agreements for currency exchange risk,

(15) to the extent covered by insurance and actually reimbursed, or, so long as HBAC has made a good faith determination that there exists evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is not denied by the applicable carrier in writing within 180 days, expenses with respect to liability or casualty events or business interruption shall be excluded, and

(16) any fees and expenses incurred during such period, or any amortization thereof for such period, directly related to any acquisition, Permitted Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, in each case permitted by the Senior Subordinated Indenture.

In addition, to the extent not already accounted for in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain covenants—Limitation on Restricted Payments” only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by HBAC and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from HBAC and its Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by HBAC or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (a) Consolidated Total Indebtedness of the HBAC and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (b) the aggregate amount of EBITDA of the HBAC and its Restricted Subsidiaries for the period of the most recently ended consecutive four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate amount of all outstanding Indebtedness of HBAC and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (excluding any undrawn letters of credit), in each case determined on a consolidated basis in accordance with GAAP (and excluding, for the avoidance of doubt, any Obligations of a Receivables Subsidiary pursuant to a Receivables Facility that is without recourse to the Company or to any other Subsidiary of the Company or their respective assets (other than such Receivables Subsidiary and its assets) and is not guaranteed by any such Person), (2) the aggregate amount of all outstanding Disqualified Stock of HBAC and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP, and (3) the aggregate amount of advances relating to any Receivables Facility.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Senior Subordinated Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by HBAC.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(A) for the purchase or payment of any such primary obligation, or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in HBAC and/or other companies.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by HBAC or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of HBAC, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of HBAC or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by HBAC or any of its Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate executed by the principal financial officer of HBAC or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain covenants—Limitation on Restricted Payments.”

“Designated Senior Indebtedness” means:

(1) any Indebtedness outstanding under the Senior Credit Facilities;

(2) any Indebtedness outstanding under the Senior Indenture; and

(3) any other Senior Indebtedness permitted under the Senior Subordinated Indenture that, at the date of determination, has an aggregate principal amount outstanding of at least $35.0 million and is specifically designated by the issuer thereof in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the Senior Subordinated Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is convertible or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Senior Subordinated Notes and the date the Senior Subordinated Notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of HBAC or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by HBAC or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, manager or consultant, (or their respective trusts, estates, investment funds or investment vehicles) of HBAC, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which HBAC or a Restricted Subsidiary has an investment and is designated in good faith as an “affiliate” by the Board of Directors of HBAC (or the Compensation Committee thereof), in each case pursuant to any stockholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by HBAC or its subsidiaries.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Subsidiary of a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1) increased by (without duplication):

(a) provision for taxes based on income or profits or capital, including, without limitation, foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations), of such Person for such period deducted (and not added back) in computing Consolidated Net Income in such period; plus

(b) consolidated Fixed Charges of such Person for such period to the extent the same were deducted (and not added back) in calculating Consolidated Net Income in such period; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted (and not added back) in computing Consolidated Net Income in such period; plus

(d) the amount of any minority interest expense deducted (and not added back) in calculating Consolidated Net Income for such period; plus

(e) any other non-cash charges; provided that, for purposes of this subclause (e) of this clause (1), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made; plus

(f) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid (or any accruals related to such fees or related expenses) during such period to the Sponsors to the extent permitted under “Certain covenants—Transactions with Affiliates” to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(g) the amount of net cost savings, operational improvements and synergies projected by HBAC in good faith to be realized and in effect during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any Investment, acquisition, disposition, business restructuring or operational change by HBAC or a Restricted Subsidiary, net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 18 months after the Issue Date or the date of such Investment, acquisition or disposition; plus

(h) the amount of reduction in corporate or overhead expense as a result of the transition to operating as a stand-alone entity for all periods prior to the Issue Date; plus

(i) any costs or expenses incurred by HBAC or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of HBAC or net cash proceeds of issuance of Equity Interests of HBAC (other than Disqualified Stock that is Preferred Stock) in each case, solely to the extent that such cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain covenants—Limitation on Restricted Payments”; plus

(j) the amount of cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted (and not added back) in the calculation of EBITDA pursuant to clause (2) below; plus

(k) the amount of loss on sale of Receivables Assets and related assets to the Restricted Subsidiary in connection with a Receivables Facility; plus

(l) Receivables Fees to the extent deducted (and not added back) in calculating Consolidated Net Income; plus

(m) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables to the extent deducted (and not added back) in computing Consolidated Net Income;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period in excess of $2.0 million individually, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and

(3) increased (by losses) or decreased (by gains) by (without duplication):

(a) any net non-cash gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards #133; and

(b) any net non-cash gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness.

“EMU” means the economic and monetary union contemplated by the Treaty of the European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of HBAC or any of its direct or indirect parent companies to the extent contributed to HBAC (excluding Disqualified Stock), other than

(a) public offerings with respect to HBAC’s or any direct or indirect parent company’s common stock registered on Form S-8;

(b) any such public or private sale that constitutes an Excluded Contribution; and

(c) an issuance to any Subsidiary of HBAC.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by HBAC after the Issue Date from:

(a) contributions to its common equity capital (other than from the proceeds of Designated Preferred Stock); and

(b) the sale (other than to a Subsidiary of HBAC or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of HBAC) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of HBAC,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of HBAC on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain covenants—Limitation on Restricted Payments.”

“Existing Indebtedness” means Indebtedness of HBAC or the Restricted Subsidiaries in existence on the Issue Date plus interest accruing thereon.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that HBAC or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by HBAC or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into HBAC or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, Investment, acquisition, disposition, merger or consolidation (including the Transactions) and the amount of income earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of HBAC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of HBAC to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as HBAC may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):

(a) Consolidated Interest Expense of such Person for such period;

(b) all cash dividend payments or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock (including any dividends paid to any direct or indirect parent company of HBAC in order to permit the payment of dividends by such parent company on its Designated Preferred Stock) during such period; and

(c) all cash dividend payments or other distributions (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“Foreign Subsidiary Total Assets” means the total amount of all assets of Foreign Subsidiaries of HBAC and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of HBAC.

“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the Issue Date.

“Government Securities” means securities that are:

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under the Senior Subordinated Indenture and the Senior Subordinated Notes.

“Guarantor” means each Restricted Subsidiary of the Company that executes the Senior Subordinated Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the Senior Subordinated Notes pursuant to the terms of the Senior Subordinated Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity protection agreement, currency exchange, interest rate or commodity future agreement, currency exchange, interest rate or commodity option agreement, currency exchange, interest rate or commodity hedge agreement, currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case providing for the transfer or mitigation of interest rate, currency exchange or commodity price risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Senior Subordinated Note is registered on the registrar’s books.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $1.0 million and whose total revenues for the most recent twelve month period do not exceed $1.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any other Indebtedness of HBAC.

“Indebtedness” means, with respect to any Person, without duplication,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable; or

(4) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business;

(c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such obligations are assumed by such first Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured; and

(d) Attributable Debt in respect of Sale and Lease-Back Transactions;

provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business and (B) Obligations under, or in respect of, any Receivables Facility.

“Indentures” means the Senior Indenture and the Senior Subordinated Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Company Businesses of nationally recognized standing that is, in the good faith judgment of HBAC, qualified to perform the task for which it has been engaged and that is independent from HBAC and its Affiliates.

“Initial Purchasers” means Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc., Citigroup Global Markets, Inc., Daiwa Securities America Inc., GE Capital Markets, Inc., Natexis Bleichroeder Inc., Scotia Capital (USA) Inc. and UBS Securities LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among HBAC and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to HBAC’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of HBAC at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, HBAC shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(x) HBAC’s “Investment” in such Subsidiary at the time of such redesignation, less

(y) the portion (proportionate to HBAC’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by HBAC.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by HBAC or a Restricted Subsidiary in respect of such Investment.

For the avoidance of doubt, a guarantee by a specified Person of the obligations of another Person (the “primary obligor”) shall be deemed to be an Investment by such specified Person in the primary obligor to the extent of such guarantee except that any guarantee by HBAC or any Guarantor of the obligations of a primary obligor in favor of HBAC or any Guarantor shall be deemed to be an Investment by HBAC or any Guarantor in HBAC or any Guarantor.

“Issue Date” means March 26, 2007.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreement” means the Management Agreement dated as of the Issue Date by and between the Company and certain Affiliates of the Sponsors, as in effect on the Issue Date.

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates) of HBAC (or its direct or indirect parent companies) who are holders of Equity Interests of any direct or indirect parent companies of HBAC on the Issue Date or will become holders of such Equity Interests in connection with the Transactions.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by HBAC or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by clause (1) of the second paragraph of “Repurchase of Senior Subordinated Notes at the option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by HBAC or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by HBAC or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” means the Senior Notes and the Senior Subordinated Notes.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, penalties, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Senior Subordinated Notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of HBAC.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of HBAC, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of HBAC, that meets the requirements set forth in the Senior Subordinated Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee; provided that such legal counsel may rely on an Officer’s Certificate, with respect to matters of fact that are the basis for such opinion when rendering an Opinion of Counsel. The counsel may be an employee of or counsel to HBAC or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between HBAC or any of its Restricted Subsidiaries and another Person that is not HBAC or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase of Senior Subordinated Notes at the option of Holders—Asset Sales.”

“Permitted Holders” means each of (1) the Sponsors, (2) Management Stockholders, (3) such assignees of the equity commitments of the Sponsors who are holders of Equity Interests of HBAC or any direct or indirect parent companies of HBAC on the Issue Date and (4) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors and Management Stockholders and such assignees of the equity commitments of the Sponsors on the Issue Date who are holders of Equity Interests of HBAC, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of HBAC or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Subordinated Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a) any Investment in HBAC or any Restricted Subsidiary;

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c) (i) any Investment by HBAC or any Restricted Subsidiary of HBAC in a Person that is engaged in a Company Business if as a result of such Investment:

(1) such Person becomes a Restricted Subsidiary of HBAC, or

(2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, HBAC or a Restricted Subsidiary of HBAC, and

(ii) any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under “Repurchase of Senior Subordinated Notes at the option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Issue Date or made pursuant to a legally binding written commitments in existence on the Issue Date;

(f) loans and advances to, and guarantees of Indebtedness of, employees not in excess of $8.0 million outstanding at any one time, in the aggregate;

(g) any Investment acquired by HBAC or any Restricted Subsidiary:

(1) in exchange for any other Investment or accounts receivable held by HBAC or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable (including any trade creditor or customer),

(2) in satisfaction of judgments against other Persons, or

(3) as a result of a foreclosure by HBAC or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) Hedging Obligations permitted under clause (k) of the covenant described in “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(i) reasonable loans and advances to officers, directors and employees for payroll, business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of HBAC or any direct or indirect parent company thereof under compensation plans approved by a majority of the Board of Directors of HBAC (or the Compensation Committee thereof) in good faith; provided that to the extent that the net proceeds of any such purchase are made to any direct or indirect parent of the Company, such net proceeds are contributed to HBAC;

(j) Investments the payment for which consists of Equity Interests of HBAC, or any of its direct or indirect parent companies (exclusive of Disqualified Stock);

(k) guarantees of Indebtedness permitted under the covenant described in “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,” performance guarantees in the ordinary course of business and guarantees of HBAC or any Restricted Subsidiary to any employee benefit plan of HBAC and its Restricted Subsidiaries or any employee benefit plan of any direct or indirect parent company of HBAC to the extent the benefits under such plan are attributable to the ownership or operation of HBAC and its Restricted Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary of any such plan;

(l) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain covenants—Transactions with Affiliates” (except transactions described in clauses (2) and (10) of such paragraph);

(m) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(n) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $300.0 million and (y) 7.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that the aggregate fair market value of Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) in Unrestricted Subsidiaries under this clause (n) shall not exceed the greater of (x) $170.0 million and (y) 4.0% of Total Assets;

(o) Investments relating to a Receivables Facility;

(p) Investments in, and solely to the extent contemplated by the organizational documents (as in existence on the Issue Date) of, joint ventures to which HBAC or its Restricted Subsidiaries is a party on the Issue Date;

(q) Any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(r) Investments resulting from the disposition of assets in transaction excluded from the definition of “Asset Sale” pursuant to the exclusions from such definition;

(s) Investments made by a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by HBAC or any Restricted Subsidiary (other than Investments that were made in connection with or in contemplation of the transaction or series of transactions pursuant to which such Restricted Subsidiary was acquired); and

(t) repurchases of the Senior Subordinated Notes; and

(u) Investments consisting of purchases and acquisition of assets or services in the ordinary course of business.

“Permitted Junior Securities” means:

(1) Equity Interests in HBAC, any Guarantor or any direct or indirect parent of the Company; or

(2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the senior subordinated notes and the related Guarantees are subordinated to Senior Indebtedness under the Senior Subordinated Indenture;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the senior subordinated notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of HBAC outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

“Permitted Liens” means, with respect to any Person:

(1) Liens to secure Indebtedness incurred under clause (a) of the second paragraph of the covenant described under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” (and any related Obligations);

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits, prepayments or cash pledges to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(5) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by HBAC or any Restricted Subsidiary;

(9) Liens on property or other assets at the time HBAC or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger or consolidation with or into HBAC or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by HBAC or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to HBAC or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(11) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of HBAC or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(13) Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by HBAC and its Restricted Subsidiaries in the ordinary course of business;

(14) Liens in favor of HBAC or any Guarantor;

(15) Liens on inventory or equipment of HBAC or any Restricted Subsidiary granted in the ordinary course of business to HBAC’s client at which such inventory or equipment is located;

(16) Liens on Receivables Assets and related assets incurred in connection with a Receivables Facility;

(17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9) and the following clause (18); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9) and the following clause (18) at the time the original Lien became a Permitted Lien under the Senior Subordinated Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18) Liens securing Indebtedness permitted to be incurred pursuant to clauses (e), (n) and (s) of the second paragraph under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided (A) Liens securing Indebtedness permitted to be incurred pursuant to clause (e) of the second paragraph under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” only relate to the assets being financed, (B) Liens securing Indebtedness permitted to be incurred pursuant to clause (n) of the second paragraph under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stocks and Preferred Stock” related only to Refinancing Indebtedness in respect of Indebtedness incurred under clauses (e) or (s) of the second paragraph under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and (C) that Liens securing Indebtedness permitted to be incurred pursuant to clause (s) extend only to the assets of Foreign Subsidiaries;

(19) deposits in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and remedies,” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of HBAC or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of HBAC and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of HBAC or any of its Restricted Subsidiaries in the ordinary course of business;

(24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;

(26) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed the greater of (x) $40.0 million and (y) 1.0% of Total Assets at any one time outstanding;

(27) Liens securing Hedging Obligations; provided that to the extent any such Hedging Obligation is related to any Indebtedness, such related Indebtedness is, and is permitted to be under the Senior Subordinated Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(28) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by HBAC or any Restricted Subsidiary in the ordinary course of business;

(29) Liens securing obligations owed by HBAC or any Restricted Subsidiary to any lender under the Senior Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds; and

(30) Liens securing the Senior Subordinated Notes and the Guarantees.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Company Business; provided that the fair market value of any such assets or Capital Stock shall be determined by HBAC in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Senior Subordinated Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by HBAC which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Assets” means any accounts receivable, instruments, chattel paper, general intangibles or revenue streams subject to a Receivables Facility and any assets related thereto, including, without limitation, all collateral securing such assets, all contracts and all guarantees or other supporting obligations in respect of such assets and all proceeds of the foregoing.

“Receivables Facility” means one or more receivables facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the indebtedness of which is non-recourse, by virtue of direct obligation, guarantee, pledge of assets or otherwise (except for Standard Receivables Undertakings), to HBAC and its Restricted Subsidiaries (other than any Receivables Subsidiary) pursuant to which HBAC or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by HBAC or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Assets (whether now existing or arising in the future) of HBAC or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables Assets, all contracts and all guarantees or other supporting obligations in respect of such Receivables Assets, proceeds of such Receivables Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables Assets and any Hedging Obligations entered into by HBAC or any such Subsidiary in connection with such Receivables Assets. The grant of a security interest in any Receivables Assets of HBAC or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Indebtedness under the Senior Credit Facilities and any refinancing Indebtedness with respect thereto shall not be deemed a Receivables Facility.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables Assets in a Receivable Facility to repurchase Receivables Assets arising as a result of a breach of a Standard Receivables Undertaking, including as a result of a Receivables Asset or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means any Subsidiary of HBAC formed for the purpose of engaging, and that engages only, in one or more Receivables Facilities and other activities reasonably related thereto and with which neither HBAC nor any Subsidiary of HBAC has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operational results (other than in connection with a Standard Receivables Undertaking).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Company Business; provided that any assets received by HBAC or a Restricted Subsidiary in exchange for assets transferred by HBAC or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means, with respect to a person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of HBAC (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by HBAC or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by HBAC or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the credit facilities provided under the senior secured credit agreement, to be entered into as of the Issue Date, among HBAC, the guarantors party thereto, the lenders party thereto in their capacity as lenders and Credit Suisse, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” above). No Receivables Facility shall be considered a Senior Credit Facility.

“Senior Indebtedness” means with respect to any Person:

(1) all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to or pari passu in right of payment with the Senior Subordinated Notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1) any obligation of such Person to HBAC or any Subsidiary or to any joint venture in which HBAC or any Restricted Subsidiary has an interest;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

(4) any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(5) any Capital Stock; or

(6) that portion of any Indebtedness that at the time of incurrence is incurred in violation of the Senior Subordinated Indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of the Senior Subordinated Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holders of such Indebtedness or their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Senior Subordinated Indenture and (b) shall have received an Officer’s Certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of the Senior Subordinated Indenture.

“Senior Indenture” means the Senior Indenture dated as of the Issue Date, among the Company, as issuers, the Guarantors, as guarantors and the Trustee, as trustee, pursuant to which the Senior Notes are issued.

“Senior Notes” means the $400.0 million aggregate principal amount of 8.5% Senior Fixed Rate Notes due 2015 and $400.0 million aggregate principal amount of 8.875%/9.625% Senior PIK-election Notes due 2015 issued by the Company under the Senior Indenture on the Issue Date.

“Senior Subordinated Indebtedness” means, with respect to a Person, the Senior Subordinated Notes (in the case of the Company), a Guarantee (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Senior Subordinated Notes or such Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person that is not Senior Indebtedness of such Person.

“Significant Subsidiary” means any Restricted Subsidiary of HBAC that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Special Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Sponsors” means GS Capital Partners VI, L.P. and Onex Partners II L.P. and their respective Affiliates.

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by HBAC or any Subsidiary of HBAC which have been determined by HBAC in good faith to be reasonably customary in a Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivables Undertaking. For the avoidance of doubt, Standard Receivables Undertakings shall not be considered a guarantee of Indebtedness or otherwise.

“Subordinated Indebtedness” means,

(a) with respect to HBAC, any Indebtedness of HBAC that is by its terms subordinated in right of payment to the Senior Subordinated Notes, and

(b) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time, and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total amount of all assets of HBAC and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of HBAC.

“Transactions” means the acquisition of all of the outstanding capital stock of HBAC, including the payment of the acquisition consideration in connection therewith, the equity investment by the Sponsors and members of management, the issuance of the Notes and the execution of, and borrowings on the Issue Date under, the Senior Credit Facilities and, in each case as in effect on the Issue Date, the pledge and security arrangements in connection with the foregoing, the refinancing of certain Indebtedness in connection with the foregoing and the related transactions described in this prospectus under the section thereof entitled “The Acquisition.”

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2012; provided, however, that if the period from the redemption date to April 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wells Fargo Bank, N.A. until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means

(1) any Subsidiary of HBAC that at the time of determination is an Unrestricted Subsidiary (as designated by HBAC, as provided below), and

(2) any Subsidiary of an Unrestricted Subsidiary.

HBAC may designate any Subsidiary other than HBNC (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, HBAC or any Subsidiary of HBAC (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by HBAC,

(b) such designation complies with the covenant described under “Certain covenants—Limitation on Restricted Payments,” and

(c) each of:

(1) the Subsidiary to be so designated, and

(2) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of HBAC or any Restricted Subsidiary.

HBAC may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1) HBAC could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” or

(2) the Fixed Charge Coverage Ratio for HBAC and its Restricted Subsidiaries would be greater than such ratio for HBAC and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by HBAC shall be notified by HBAC to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly-owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

General

The notes are represented by one or more global notes in registered form without interest coupons attached (collectively, the “Global Notes”). Except as set forth below and other than increases in the principal amount of notes in respect of PIK-interest, all the notes will be exchanged in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Global Notes were deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for notes in certificated form and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of notes in certificated form. See “—Exchange of Global Notes for Certificated Notes.”

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes for a series of notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes for such series; and

(2) ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

All interests in a Global Note may be subject to the procedures and requirements of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems as well. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to Persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of an interest in Global Notes will not have notes registered in their names, will not receive physical delivery of definitive notes in registered certificated form (“Certificated Notes”) and will not be considered the registered owners or “Holders” thereof under the Indentures for any purpose.

Payments in respect of the principal of and premium, interest and special interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the applicable Indenture. Under the terms of each Indenture, the Company and the Trustee will treat the Persons in whose names notes, including Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of a given series of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the applicable series of Global Notes and only in respect of the portion of the aggregate principal amount of the applicable series of notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under such series of notes, DTC reserves the right to exchange the applicable Global Notes for legended notes in certificated form, and to distribute those notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither the Company, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a Certificated Note of the same series if:

•

DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the applicable Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

•	the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes; or

•	there has occurred and is continuing a Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes of the same series upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the applicable Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

If Certificated Notes are issued in the future, they will not be exchangeable for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the applicable Indenture) to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the notes being transferred. See “Notice to Investors.”

Same day settlement and payment

The Company will make payments in respect of notes represented by Global Notes, including payments of principal, premium, if any, and interest, other than PIK-interest, by wire transfer of immediately available funds to the accounts specified by the DTC or its nominee. The Company will make all payments of principal of and premium, if any, and interest, other than PIK-interest, on Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no account is specified, by mailing a check to each Holder’s registered address. The Company will make any payments of PIK-interest in respect of notes represented by Global Notes by increasing the principal amount of such Global Notes for the benefit of the accounts of Participants specified by the DTC or its nominee. The Company will make any payments of PIK-interest in respect of notes represented by Certificated Notes by issuing PIK Notes in the form of Certificated Notes and delivering them to holders. See “Description of Senior Notes—Principal, maturity and interest.” Notes represented by Global Notes are expected to be eligible to trade in The PORTAL ® Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in notes represented by Global Notes will, therefore, be required by DTC to be settled in immediately available funds. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences and, in the case of a Non-U.S. Holder (as defined below), the material United States federal estate tax consequences, of purchasing, owning and disposing of the notes.

This summary deals only with notes held as capital assets (generally, investment property) and does not deal with special tax situations such as:

•	dealers in securities or currencies;

•	traders in securities;

•	U.S. Holders (as defined below) whose functional currency is not the United States dollar;

•	persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain United States expatriates;

•	financial institutions;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•	entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities.

If you are a partnership (or an entity or arrangement classified as a partnership for United States federal tax purposes) holding notes or a partner in such a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you should consult your own tax advisor regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of notes.

This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences. This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of notes as set forth in this summary. Before you purchase notes, you should consult your own tax advisor regarding the particular United States federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of notes that may be applicable to you.

As used under the heading “Material United States Federal Income and Estate Tax Considerations,” the term “U.S. Holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•

a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

As used under this heading “Material United States Federal Income and Estate Tax Considerations,” the term “Non-U.S. Holder” means a beneficial owner of a note or notes that is neither a U.S. Holder nor a partnership (or an entity or arrangement classified as a partnership for United States federal tax purposes). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by among other ways, being present in the United States:

•	on at least 31 days in the calendar year; and

•

for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

Resident aliens are subject to United States federal income tax as if they were United States citizens.

The following summary applies equally to all the notes, except where expressly stated otherwise.

Tax Consequences to U.S. Holders

Payments of Interest—Senior Fixed Rate Notes and Senior Subordinated Notes

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to a U.S. Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a note at a single fixed rate of interest, or, subject to certain conditions, based on one or more interest indices. Because we will pay interest in cash unconditionally semiannually with respect to the senior fixed rate notes and the senior subordinated notes, such interest payments will qualify as qualified stated interest.

Payments of Interest and OID—Senior PIK-Election Notes

For any interest period after the initial interest period through April 1, 2011, we may elect to pay interest on the senior PIK-election notes in cash, by increasing the principal amount of the senior PIK-election notes or an evenly split combination of the foregoing. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the senior PIK-election notes will be qualified stated interest even if we never exercise the option to pay interest by increasing the principal amount of such notes. Consequently, the senior PIK-election notes will be treated as issued at a discount and the U.S. Holder will be required to include OID in gross income as it accrues, possibly in advance of the receipt of cash attributable to that income.

In general, a U.S. Holder of a senior PIK-election note, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on such note for all days during the taxable year that the U.S. Holder owns such note. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of the senior PIK-election note, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. The amount of OID on a senior PIK-election note allocable to each accrual period is determined by multiplying the “adjusted issue price” (as defined below) of the senior PIK-election note at the beginning of the accrual period by the yield to maturity of such note (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of the senior PIK-election note is the discount rate that causes the present value of all principal and interest payments on such note as of its original issue date to equal the issue price of such note. For purposes of determining the yield to maturity, a U.S. Holder may assume that we will not exercise the option to pay interest by increasing the principal amount of the senior PIK-election notes, except in respect of any period in which we actually elect to pay interest by increasing the principal amount of such notes. The “adjusted issue price” of a senior PIK-election note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all cash payments made with respect to such note in all prior accrual periods.

Each payment made in cash under a senior PIK-election note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal (which is not includible in income). A U.S. Holder of a senior PIK-election note generally will not be required to include separately in income cash payments received on such note to the extent such payments constitute payments of previously accrued OID.

If for any interest payment period we pay the interest entirely in cash on the senior PIK-election notes, a U.S. Holder will not be required to adjust its OID inclusions. If for any interest payment period we exercise our option to pay interest by increasing the principal amount of the senior PIK-election notes in whole or in part, a U.S. Holder of such note will be required to adjust its OID calculation for future periods by treating such note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the first date of such future interest payment period, and to re-calculate the yield to maturity of the reissued note by treating the amount of interest paid by increasing the principal amount of such notes (and of any prior interest paid by increasing the principal amount of such notes) as a payment that will be made on the maturity date of such reissued note.

Market Discount

If a U.S. Holder purchases a note at a price that is less than its principal amount, or, in the case of a note that is issued with OID, its adjusted issue price, the excess of the principal amount or adjusted issue price (as applicable) over the U.S. Holder’s purchase price will be treated as “market discount.” However, the market discount will be considered to be zero if it is less than  1/4 of 1% of the principal amount or adjusted issue price (as applicable) multiplied by the number of complete years to maturity from the date the U.S. Holder purchased the note.

Under the market discount rules of the Code, a U.S. Holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, the U.S. Holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the U.S. Holder’s interest expense on any indebtedness incurred or continued to purchase or carry the note. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the note to the maturity date of the note, unless the U.S. Holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. The U.S. Holder may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS (as defined below).

Bond Premium

If a U.S. Holder purchases a note for an amount in excess of the sum of all amounts payable after the purchase date of such note (other than payments of qualified stated interest, which exist in the case of the senior fixed rate notes and the senior subordinated notes, but not in the case of the senior PIK-election notes), the U.S. Holder will be considered to have purchased the note with “bond premium” equal to the excess of the U.S. Holder’s purchase price over the amount payable at maturity (or on an earlier call date if it results in a smaller amortizable bond premium). The U.S. Holder that purchases a note with bond premium will not be required to include any OID in its gross income. The U.S. Holder may elect to amortize the bond premium using a constant yield method over the remaining term of the note (or until an earlier call date, as applicable). The amortized amount of the bond premium for a taxable year generally will be treated first as a reduction of interest on the note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. Holder’s prior interest inclusions on the note, and finally as a carryforward allowable against the U.S. Holder’s future interest inclusions on the note. The election, once made, is irrevocable without the consent of the IRS and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired. The U.S. Holder should consult its own tax advisor concerning the computation and amortization of any bond premium on its note.

Acquisition Premium

A U.S. Holder that purchases a senior PIK-election note at a price that is greater than the senior PIK-election note’s adjusted issue price (i.e., the issue price of a senior PIK-election note increased by the total amount of OID that accrued prior to the purchase date) and less than or equal to the sum of all amounts payable on the senior PIK-election note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased such senior PIK-election note at an “acquisition premium.” Under the acquisition premium rules, the OID which such U.S. Holder must otherwise include in its gross income with respect to such senior PIK-election note for any day will be reduced by an amount which would be the daily portion of OID for such day multiplied by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the senior PIK-election note immediately after its purchase over the adjusted issue price of the senior PIK-election note, and the denominator of which is the total OID remaining to be accrued on the senior PIK-election note after the purchase date until its stated maturity date.

Constant Yield Election

As an alternative to the above-described rules for including interest payments, OID and any market discount in income and amortizing any bond premium, a U.S. Holder may elect to include in gross income all interest that accrues on a note, including stated interest, any market discount (including any de minimis market discount) and adjustments for any bond premium or acquisition premium, on the constant yield method. If such an election were made, the U.S. Holder would be deemed to have made an election to amortize bond premium, which as discussed above applies to all debt instruments held or subsequently acquired by the U.S. Holder. Particularly for the U.S. Holders who are on the cash method of accounting, a constant yield election may have the effect of causing them to include interest in income earlier than would be the case if no such election were made, and the election may not be revoked without the consent of the IRS. The U.S. Holder should consult its own tax advisor before making this election.

Purchase, Sale, Exchange and Retirement

A U.S. Holder’s tax basis in a note generally will equal the cost of such note to such holder, (i) increased by any amounts includible in income by the holder as OID and market discount and (ii) reduced by any amortized bond premium and any cash payments other than payments of qualified stated interest made on such note. Upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including accrued qualified stated interest not previously included in income) and the U.S. Holder’s tax basis in such note. Except as discussed above with respect to market discount, such gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations. Payments attributable to accrued qualified stated interest not previously included in income by a U.S. Holder will be taxable as ordinary income.

Information Reporting and Backup Withholding

Under current U.S. federal income tax law, information reporting requirements apply with respect to payments made to U.S. Holders of principal, interest and OID on (and to the proceeds of sales of) the notes unless an exemption exists. In addition, U.S. Holders who are not exempt will be subject to backup withholding tax (currently at a rate of 28%) in respect of such payments if, among other things, they do not provide their taxpayer identification numbers to us or our paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Backup withholding tax is not an additional tax and may be credited against a U.S. Holder’s U.S. federal income tax liability, provided that correct information is timely provided to the Internal Revenue Service (the “IRS”).

Tax Consequences to Non-U.S. Holders

United States Federal Withholding Tax

Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes (including OID) under the “portfolio interest” exception of the Code, provided that in the case of interest:

•

you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our or Hawker Beechcraft, Inc.’s stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

•	you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

•	you are not a bank receiving interest described in section 881(c)(3)(A) of the Code;

•	such interest is not effectively connected with your conduct of a United States trade or business; and

•

you provide a signed written statement, on an IRS Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Code and providing your name and address to:

(A) us or our paying agent; or

(B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to you will be subject to 30% United States federal withholding tax unless you provide us or our paying agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

United States Federal Income Tax

Except for the possible application of United States federal withholding tax (as discussed above under “—United States Federal Withholding Tax”) and backup withholding tax (as discussed below under “—Information Reporting and Backup Withholding”), you generally will not have to pay United States federal income tax on payments of principal of and interest (including OID) on your notes, or on any gain realized from (or accrued interest treated as received in connection with) the sale, redemption, retirement at maturity or other disposition of your notes unless:

•

in the case of interest payments or disposition proceeds representing accrued interest, you cannot satisfy the requirements of the “portfolio interest” exception described above (and your United States federal income tax liability has not otherwise been fully satisfied through the United States federal withholding tax described above);

•

in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% United States federal income tax, even though you are not considered a resident alien under the Code); or

•

the interest or gain is effectively connected with your conduct of a United States trade or business and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you.

If you are engaged in a trade or business in the United States and interest (including OID) or gain in respect of your notes is effectively connected with the conduct of your trade or business (and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you), the interest or gain generally will be subject to United States federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. Holder (although the interest will be exempt from the withholding tax discussed in the preceding paragraphs if you provide a properly executed IRS Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable United States income tax treaty.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes generally will not be subject to the United States federal estate tax, unless, at the time of your death:

•

you directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder; or

•	your interest on the notes is effectively connected with your conduct of a United States trade or business.

Information Reporting and Backup Withholding

U.S. information reporting requirements and backup withholding tax will not apply to payments on a note if the beneficial owner (i) certifies its Non-U.S. Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN, or satisfies documentary evidence requirements for establishing that it is a Non-U.S. Holder, or (ii) otherwise establishes an exemption.

The rules regarding withholding, backup withholding and information reporting for Non-U.S. Holders are complex, may vary depending on a holder’s particular situation and are subject to change. Non-U.S. Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

PLAN OF DISTRIBUTION

This prospectus is to be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions effected from time to time. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

GS Capital Partners VI, L.P. and other private equity funds affiliated with Goldman, Sachs & Co. own approximately 49% of the issued and outstanding common stock of HBI. Under the registration rights agreement, we agreed to file a “market-making” prospectus in order to enable Goldman, Sachs & Co. to engage in market-making activities for the notes. Goldman, Sachs & Co., acted as an Initial Purchaser in the offering of the notes, and received customary fees in connection therewith. See “Certain Relationships and Related Party Transactions.” Goldman Sachs Credit Partners L.P., an affiliate of GS Capital Partners VI, L.P. and its related investment funds, acted as the joint lead arranger, joint book runner, syndication agent and a lender under our senior secured credit facilities. Goldman Sachs Credit Partners L.P. has received customary fees for its services in such capacity. In addition, Goldman, Sachs & Co., Goldman Sachs Credit Partners L.P. and its affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates. We have been advised by Goldman, Sachs & Co. that, subject to applicable laws and regulations, it intends to make a market in the notes. However, Goldman, Sachs & Co. is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice.

We and Goldman, Sachs & Co., among other parties, have entered into registration rights agreements with respect to the use by Goldman, Sachs & Co. of this prospectus. Pursuant to such agreements, we agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act and to contribute to payments which Goldman, Sachs & Co. might be required to make in respect thereof.

WHERE YOU CAN FIND MORE INFORMATION

We and the guarantors have filed with the SEC a registration statement on Form S–1 under the Securities Act with respect to the notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the notes, we refer you to the registration statement, including all amendments, supplements, schedules and exhibits thereto.

We are not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended. However, under the indentures for the notes, we have agreed to make available to the trustee and holders of the notes (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms and (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, within the time periods specified in the SEC’s rules and regulations.

After consummation of the exchange offer, whether or not required by the rules and regulations of the SEC, the indentures for the notes provide that we will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the SEC within the time periods specified in the SEC’s rules and regulations unless the SEC will not accept such a filing.

In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders and to prospective investors designated by any holder, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review the registration statement, as well as our future SEC filings, by accessing the SEC’s Internet site at http://www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

Hawker Beechcraft, Inc.

10511 East Central

Wichita, Kansas 67206

Attention: Chief Financial Officer

(316) 676-7111

LEGAL MATTERS

The validity of the notes offered hereby and the guarantees thereof will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters with respect to Kansas law will be passed upon for us by Foulston Siefkin LLP and certain matters with respect to Arkansas law will be passed on for us by Wright, Lindsey & Jennings LLP.

EXPERTS

The financial statements of the Predecessor company for the period January 1, 2007 through March 25, 2007, as of December 31, 2006 and 2005 and for each of the two years in the period ended December 31, 2006 and the financial statements of the Successor company for the period March 26, 2007 through December 31, 2007 included in this prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, as stated in their reports appearing herein.

Hawker Beechcraft Acquisition Company, LLC

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Hawker Beechcraft Acquisition Company, LLC

In our opinion, the accompanying Consolidated Statement of Financial Position of Hawker Beechcraft Acquisition Company, LLC (the “Company”) and its subsidiaries at December 31, 2007 and the related Consolidated Statements of Operations, Consolidated Statements of Equity and Comprehensive Income and Consolidated Statements of Cash Flows for the period March 26, 2007 through December 31, 2007, (the “Successor” period) present fairly, in all material respects, the financial position of Hawker Beechcraft Acquisition Company, LLC and its subsidiaries at December 31, 2007 and the results of its operations and cash flows for the period from March 26, 2007 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

On March 26, 2007, Hawker Beechcraft, Inc. acquired all of the outstanding membership interests of Raytheon Aircraft, which was later renamed Hawker Beechcraft Acquisition Company, LLC. The “Predecessor” consolidated financial statements included in this report represent the historical consolidated financial statements of Raytheon Aircraft as of December 31, 2006 and the related Consolidated Statements of Operations, Consolidated Statements of Equity and Comprehensive Income and Consolidated Statements of Cash Flows for the periods ended March 25, 2007 and December 31, 2006. Predecessor financial statements do not give effect to the acquisition.

/s/ Pricewaterhouse Coopers LLP

St. Louis, Missouri

February 27, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Hawker Beechcraft Acquisition Company, LLC

(formerly Raytheon Aircraft)

We have audited the accompanying Consolidated Statements of Operations, Consolidated Statements of Invested Equity and Consolidated Statements of Cash Flows for the period January 1, 2007 through March 25, 2007 of Raytheon Aircraft (the “Company”) and its subsidiaries. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for the period January 1, 2007 through March 25, 2007 of Raytheon Aircraft and its subsidiaries in conformity with accounting principles generally accepted in the United States of America.

On March 26, 2007, Hawker Beechcraft, Inc. acquired all of the outstanding membership interests of Raytheon Aircraft, which was later renamed Hawker Beechcraft Acquisition Company, LLC. The financial statements included in this report represent the historical consolidated financial statements of Raytheon Aircraft as of December 31, 2006 and the results of operations and cash flows for the period January 1, 2007 through March 25, 2007 and do not give effect to the acquisition.

/s/ Pricewaterhouse Coopers LLP

St. Louis, Missouri

December 14, 2007, except as it relates to the condensed consolidating financial information discussed in Note 22, as to which the date is February 19, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Raytheon Company:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, statements of equity and comprehensive income and statements of cash flows present fairly, in all material respects, the financial position of Raytheon Aircraft and its subsidiaries (‘RA”) at December 31, 2006, and the results of their operations and their cash flows for the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Raytheon Company’s and RA’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 to the consolidated financial statements, certain costs and expenses presented in the consolidated financial statements represent allocation of interest expense and management’s estimates of the costs of services provided to RA by Raytheon Company. As a result, the consolidated financial statements presented may not be indicative of the financial position or the results of operations that would have been achieved had RA operated as a non-affiliated entity.

/s/ Pricewaterhouse Coopers LLP

St. Louis, Missouri

February 28, 2007, except as it relates to the condensed consolidating financial information discussed in Note 22, as to which the date is November 30, 2007

Hawker Beechcraft Acquisition Company, LLC

Consolidated Statements of Financial Position

(In millions)

	Successor	Predecessor
	December 31, 2007	December 31, 2006

Assets
Current assets
Cash and cash equivalents	$569.5	$25.9
Accounts and notes receivable, net of allowance for doubtful accounts of $5.5 at December 31, 2007 and $1.2 at December 31, 2006	80.1	98.9
Finance receivables, net of allowance for doubtful accounts of $0.8 at December 31, 2006	0.2	57.0
Unbilled revenue	24.1	27.4
Inventories, net (Note 6)	1,289.3	1,437.5
Current deferred income tax asset (Note 9)	47.9	109.0
Prepaid expenses and other current assets	48.8	70.6

Total current assets	2,059.9	1,826.3
Property, plant and equipment, net (Note 7)	655.7	520.8
Goodwill (Note 8)	716.0	—
Intangible assets, net (Note 8)	1,118.2	53.1
Other assets, net	125.4	118.0

Total assets	$4,675.2	$2,518.2

Liabilities and Equity
Current liabilities
Notes payable and current portion of long-term debt (Note 12)	$69.6	$—
Advance payments and billings in excess of costs incurred	541.2	424.5
Accounts payable	323.6	360.5
Accrued salaries and wages	60.5	38.2
Accrued interest payable	25.4	—
Other accrued expenses	171.8	172.8

Total current liabilities	1,192.1	996.0
Long-term debt (Note 12)	2,377.3	—
Accrued retiree benefits and other long-term liabilities	99.9	200.0
Non-current deferred income tax liability (Note 9)	1.5	78.1

Total liabilities	3,670.8	1,274.1
Equity
Successor
Paid-in capital	989.2	—
Accumulated other comprehensive income (Note 4)	14.4	—
Retained earnings	0.8	—
Predecessor
Raytheon's net investment	—	1,330.0
Accumulated other comprehensive (loss) (Note 4)	—	(85.9)

Total equity	1,004.4	1,244.1

Total liabilities and equity	$4,675.2	$2,518.2

The accompanying notes are an integral part of these consolidated financial statements.

Hawker Beechcraft Acquisition Company, LLC

Consolidated Statements of Operations

(In millions)

	Successor	Predecessor
	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005

Sales:
Aircraft and parts	$2,616.7	$603.9	$2,704.5	$2,637.8
Services	176.7	46.4	272.3	217.8
Sales to related parties	—	20.5	118.6	125.2

Total sales	2,793.4	670.8	3,095.4	2,980.8

Cost of sales:
Aircraft and parts	2,193.5	486.4	2,201.8	2,223.9
Services	176.1	51.7	259.0	208.2
Sales to related parties	—	20.5	124.3	155.3

Total cost of sales	2,369.6	558.6	2,585.1	2,587.4

Gross margin	423.8	112.2	510.3	393.4

Selling, general and administrative expenses	205.4	59.5	211.0	197.6

Research and development expenses	70.1	21.3	83.2	73.0

Operating income	148.3	31.4	216.1	122.8

Intercompany interest expense, net	—	15.8	91.6	88.4
Interest expense (income), net	152.3	(0.9)	(14.6)	(14.2)
Other expense (income) , net	1.0	(0.1)	(1.5)	(0.9)

Non-operating expense, net	153.3	14.8	75.5	73.3

(Loss) income before taxes	(5.0)	16.6	140.6	49.5

(Benefit from) provision for income taxes	(5.8)	6.4	50.5	15.8

Net income	$0.8	$10.2	$90.1	$33.7

The accompanying notes are an integral part of these consolidated financial statements.

Hawker Beechcraft Acquisition Company, LLC

Consolidated Statements of Equity and Comprehensive Income

(In millions)

For the Period January 1, 2005 - March 25, 2007 (Predecessor)

	Raytheon’s Net Investment	Accumulated Other Comprehensive (Loss)	Total Invested Equity	Total Comprehensive Income
Balance at January 1, 2005	$1,568.7	$(115.7)	$1,453.0
Net transfers to Raytheon	(44.0)		(44.0)
Net income	33.7		33.7	$33.7
Other comprehensive income (loss), net of tax:
Minimum pension liability adjustment		6.1	6.1	6.1
Unrealized loss on cash flow hedges		(19.7)	(19.7)	(19.7)
Foreign currency translation adjustments		(0.2)	(0.2)	(0.2)
Unrealized gains on investments		1.3	1.3	1.3

Total comprehensive income				21.2

Balance at December 31, 2005	1,558.4	(128.2)	1,430.2

Net transfers to Raytheon	(323.8)		(323.8)
Stock-based compensation	5.3		5.3
Net income	90.1		90.1	90.1
Other comprehensive income (loss), net of tax:
Minimum pension liability adjustment		65.0	65.0	65.0
Unrealized gains on cash flow hedges		23.5	23.5	23.5
Foreign currency translation adjustments		0.9	0.9	0.9
Unrealized losses on investments		(1.2)	(1.2)	(1.2)
Adjustment to initially apply SFAS No. 158		(45.9)	(45.9)

Total comprehensive income				178.3

Balance at December 31, 2006	1,330.0	(85.9)	1,244.1

Net transfers from Raytheon	117.4		117.4
Stock-based compensation	1.2		1.2
Net income	10.2		10.2	10.2
Other comprehensive income (loss), net of tax:
Amortization of pension and other benefits		5.5	5.5	5.5
Unrealized loss on cash flow hedges		(1.1)	(1.1)	(1.1)
Foreign currency translation adjustments		(1.7)	(1.7)	(1.7)
Unrealized losses on investments		(0.3)	(0.3)	(0.3)

Total comprehensive income				$12.6

Balance at March 25, 2007	$1,458.8	$(83.5)	$1,375.3

For the Period March 26, 2007 - December 31, 2007 (Successor)

	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity	Total Comprehensive Income
Balance at March 26, 2007
Net contribution from Hawker Beechcraft, Inc.	$976.7	$—	$—	$976.7
Stock-based compensation	12.5			12.5
Net income		0.8		0.8	$0.8
Other comprehensive income (loss), net of tax:
Net gain on pension and other benefits			27.0	27.0	27.0
Unrealized loss on cash flow hedges			(12.3)	(12.3)	(12.3)
Foreign currency translation adjustments			(0.3)	(0.3)	(0.3)

Total comprehensive income					$15.2

Balance at December 31, 2007	$989.2	$0.8	$14.4	$1,004.4

The accompanying notes are an integral part of these consolidated financial statements.

Hawker Beechcraft Acquisition Company, LLC

Consolidated Statements of Cash Flow

(In millions)

	Successor	Predecessor
	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005

Cash flows from operating activities:
Net income	$0.8	$10.2	$90.1	$33.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115.2	21.9	88.1	85.4
Amortization of debt issuance costs	7.2	—	—	—
Amortization of deferred compensation	6.6	—	—	—
Stock-based compensation	12.5	1.2	5.3	—
Current and deferred income taxes	(7.1)	(10.3)	8.5	(3.8)
Gain on sale of property, plant and equipment	—	—	(0.3)	(2.2)
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	10.1	8.6	38.1	(33.8)
Unbilled revenue, advanced payments and billings in excess of costs incurred	205.4	(81.0)	100.2	6.1
Inventories	131.4	(87.9)	(150.2)	(27.5)
Prepaid expenses and other current assets	(7.6)	33.2	(10.0)	(1.5)
Accounts payable	(25.1)	(6.7)	86.4	(3.2)
Accrued salaries and wages	26.2	0.3	(9.4)	0.1
Other accrued expenses	31.3	(15.9)	(27.7)	46.9
Pension and other changes, net	31.9	3.5	(16.7)	(23.3)
Sale of financing receivables	—	—	102.2	23.8
Origination of financing receivables	—	(20.6)	(210.5)	(292.4)
Collection of financing receivables not sold	40.4	36.2	275.6	283.1

Net cash provided by (used in) operating activities	579.2	(107.3)	369.7	91.4

Cash flows from investing activities:
Expenditures for property, plant and equipment	(61.3)	(26.2)	(46.1)	(39.8)
Acquisition of business, net of cash acquired	(3,216.5)	—	—	—
Proceeds from sale of product line	2.5	—	—	—
Proceeds from sale of property, plant and equipment	0.1	—	0.8	3.0
Additions to computer software	(5.1)	(1.1)	(1.7)	(2.2)

Net cash used in investing activities	(3,280.3)	(27.3)	(47.0)	(39.0)

Cash flows from financing activities:
Equity contributions	976.7	—	—	—
Net transfers from (to) Raytheon	—	117.4	(323.8)	(44.0)
Issuance of long-term debt	2,400.0	—	—	—
Debt issuance costs	(72.0)	—	—	—
Payment of term loan and notes payable	(34.1)	—	—	—

Net cash provided by (used in) financing activities	3,270.6	117.4	(323.8)	(44.0)

Effect of exchange rates on cash and cash equivalents	—	—	1.3	(0.5)
Net increase (decrease) in cash and cash equivalents	569.5	(17.2)	0.2	7.9
Cash and cash equivalents at beginning of period	—	25.9	25.7	17.8

Cash and cash equivalents at end of period	$569.5	$8.7	$25.9	$25.7

Supplemental Disclosures
Cash paid for interest	$128.4	$—	$—	$—
Cash paid for income taxes, net	$1.1	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

1.	Background and Basis of Presentation

Hawker Beechcraft, Inc. (“HBI”) was formed in late 2006 by GS Capital Partners VI, L.P., an affiliate of The Goldman Sachs Group, Inc., and Onex Partners II LP, an affiliate of Onex Corporation, for the purpose of purchasing the Raytheon Aircraft business (“RA” or the “Predecessor”) from Raytheon Company (“Raytheon”) (the “Acquisition”). On March 26, 2007, the first day of the second fiscal quarter, the transaction was completed. HBI acquired all of the outstanding membership interests of Raytheon Aircraft Acquisition Company, LLC, which was renamed Hawker Beechcraft Acquisition Company, LLC (“HBAC”), and substantially all of the assets of Raytheon Aircraft Services Limited. Following the Acquisition, HBI contributed the equity interest of the entity purchasing the assets of Raytheon Aircraft Services Limited to HBAC. HBAC is engaged in the design, development, manufacturing, marketing, selling and servicing of business and general aviation, training and special mission aircraft.

The total consideration for the Acquisition was $3,216.5 million, net of $6.7 million cash acquired, and including direct costs of the acquisition of $33.6 million. The Acquisition was financed with the proceeds from the offerings of HBAC’s and Hawker Beechcraft Notes Company’s (“HBNC”) 8.5% Senior Fixed Rate Notes due 2015, 8.875%/9.625% Senior PIK-Election Notes due 2015, 9.75% Senior Subordinated Notes due 2017, borrowings under HBAC’s senior secured credit facilities, and equity contributions by affiliates of The Goldman Sachs Group, Inc., affiliates of Onex Corporation, and certain members of HBAC management.

Predecessor

The accompanying consolidated financial statements of RA include allocations of certain Raytheon corporate expenses, including legal, human resources, payroll, accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury and other Raytheon corporate and infrastructure costs. The expense and cost allocations were determined on bases that were considered reasonable by RA management in order to reflect the utilization of services provided or the benefit received by RA during the periods presented. The consolidated financial statements included herein do not necessarily reflect the results of operations, financial position, changes in owner’s net investment and cash flows of HBAC in the future or what RA’s financial condition or results of operations would have been had it operated as a separate, stand-alone entity during the periods presented.

Successor

The accompanying consolidated financial statements include the accounts of HBAC and subsidiaries subsequent to the Acquisition. The consolidated financial statements of HBAC as of December 31, 2007 and for the period from March 26, 2007 through December 31, 2007 reflect the Acquisition under the purchase method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations (“SFAS 141”).

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of HBAC and its wholly-owned and majority-owned subsidiaries. The Predecessor information is for the RA business, which represents substantially all of the operations acquired by HBI. All material intercompany transactions have been eliminated. Certain reclassifications, primarily long-term warranty and reserves for receivables associated with core inventory, have been made to prior year amounts to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are used when accounting for certain contracts, including estimates of the extent of progress towards completion, contract revenue and contract completion costs, as well as warranty cost, contingencies and customer and vendor claims. Actual results could differ from those estimates.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Risks and Uncertainties

The highly competitive market for business, training and special mission aircraft is subject to certain business risks. These risks include delays in timely development and certification of new product offerings, the current state of the general aviation aircraft markets and government regulations affecting aircraft.

Sales to the U.S. Government and foreign governments may be affected by changes in procurement policies, budget considerations, changing concepts of national defense, political developments abroad and other factors.

We are highly dependent on the availability of essential materials and purchased components, some of which are available only from a sole source or limited sources. Moreover, we are dependent upon the ability of our suppliers to provide material and components that meet specifications, quality standards and delivery schedules.

Revenue Recognition

Revenue for aircraft sales is recognized in accordance with AICPA Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (“SOP 81-1”). For the majority of our aircraft sales, SOP 81-1 is applied using the units-of-delivery method to measure progress towards completion. Actual sales and cost values for the unit being delivered are used as the basis for recording revenue and its associated margin. Under this method, revenue is recognized when title to an airworthy aircraft is transferred to the customer.

To a lesser extent, SOP 81-1 is applied using the cost-to-cost method to measure progress towards completion. The use of the cost-to-cost method is limited to longer term contracts with substantial contract-specific development or engineering cost. For these contracts, management believes the cost-to-cost method provides a better measure of progress towards completion than the units-of-delivery method. Under this method, incurred cost and estimated margin are recorded as revenue based on the ratio of costs incurred-to-date to total estimated costs at the completion of the contract. Accordingly, management must apply judgment to determine the estimated contract revenue and costs. Contract estimates are reviewed periodically to determine whether revisions to contract values or estimated costs at completion are necessary. The effects of changes in estimates resulting from any such revisions are reflected in the period the estimates are revised using a cumulative catch-up process. Claims are included in revenue estimates only when it is probable that a reliably estimated increase in contract value will be realized. To the extent estimated total costs on a contract exceed the total estimate of revenue to be earned from the contract, the full value of the estimated loss is recorded in the period the loss is identified.

We recognize revenue on aircraft parts and services as the part is shipped or as the service is rendered.

Lot Accounting

RA used lot accounting for new commercial aircraft introductions. Lot accounting involves selecting a lot size at the time a new aircraft begins to be delivered and measuring an average margin over the entire lot for each aircraft sold. The costs attributed to aircraft delivered were based on the estimated average margin of all aircraft in the lot and were determined under the learning curve concept, which anticipates a predictable decrease in unit costs from cost reduction initiatives and as tasks and production techniques become more efficient through repetition. HBAC does not use lot accounting for any of its aircraft programs.

Advertising Expenses

Advertising costs are expensed as incurred.

Research and Development Expenses

Expenditures for research and development projects sponsored by the Company are expensed as incurred. Reimbursement of research and development costs under cost-sharing arrangements is recorded as a reduction to expense, in accordance with SFAS No. 68, Research and Development Arrangements.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Deferred income tax assets and liabilities are recognized for future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is recorded to reduce deferred income tax assets to an amount that, in the opinion of management, will more likely than not be realized.

HBAC records an income tax expense or benefit based on the net income earned or net loss incurred in each tax jurisdiction and the tax rate applicable to that income or loss. In the ordinary course of business, there are transactions for which the ultimate tax outcome is uncertain. The final tax outcome of these matters may be different than the estimates originally made by management in determining the income tax provision. A change to these estimates could impact the effective tax rate and, subsequently, net income or net loss. The effect of changes in tax rates is recognized during the period in which the rate change occurs.

HBAC is included in the U.S. consolidated federal income tax return of HBI. Under the terms of an informal tax sharing agreement between HBAC and HBI, the amount of the cumulative tax liability of each member shall not exceed the total tax liability as computed on a separate return basis.

RA was included in Raytheon’s consolidated US federal and state tax returns. The provision for income taxes was determined on a separate return basis in accordance with SFAS 109. Under this method, RA was assumed to file a separate return from Raytheon reporting its taxable income or loss and paying applicable tax based on its separate taxable income and associated tax attributes. Under the tax sharing agreement with Raytheon, RA did not reimburse Raytheon for its share of the consolidated tax liabilities. Accordingly, taxes payable computed under the separate return method were included in parent company investment in the RA financial statements.

Cash and Cash Equivalents

Cash and cash equivalents consist of short-term, highly liquid investments with original maturities of 90 days or less.

Unbilled Revenue

Unbilled revenue is stated at cost plus estimated margin, but not in excess of realizable value.

Inventories

Inventories are stated at cost (first-in, first-out or average cost), but not in excess of realizable value. Inventoried costs include direct engineering, production labor and material as well as applicable overhead. HBAC records pre-owned aircraft acquired in connection with the sale of new aircraft at the lower of the trade-in value or estimated net realizable value. As discussed in Note 3 below, inventories obtained in the Acquisition were reflected at fair value in the opening balance sheet of HBAC.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Major improvements are capitalized while expenditures for maintenance, repairs and minor improvements are charged to expense as incurred. Aircraft tooling is accounted for as a group. When assets, other than aircraft tooling, are retired or otherwise disposed of, the recorded costs of the assets and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income. When aircraft tooling assets are retired or replaced in the ordinary course of business, the recorded cost is charged to accumulated depreciation, regardless of the age of the asset, and no gain or loss is recognized.

Provisions for depreciation are computed using accelerated and straight-line methods. Depreciation provisions are based on estimated useful lives as follows: buildings- 10 to 45 years; aircraft, machinery and equipment- 5 to 10 years. Aircraft tooling is depreciated using a composite depreciation rate with an estimated useful life of 12 years that reflects the blended estimates of the lives of major tooling asset components. Leasehold improvements are amortized over the lesser of the remaining life of the lease or the estimated useful life of the improvement. As discussed in Note 3 below, property, plant and equipment were reflected at fair value in the opening balance sheet of HBAC. Depreciation of acquired property, plant and equipment obtained in the Acquisition is based on the evaluated remaining life of the assets at the date of the Acquisition.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Intangible Assets

Intangible assets consist of initial fair values of trade names, trademarks, order backlog, customer relationships, technological knowledge and computer software. As discussed in Note 3 below, intangible assets obtained in the Acquisition were reflected at fair value in the opening balance sheet of HBAC. The weighted average amortization periods assigned to acquired intangible assets are: 3 years for order backlog, 4 years for computer software, 10 years for trademarks and trade names with definite lives, 15 years for technological knowledge and 17 years for customer relationships.

Goodwill and Other Intangible Assets

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), goodwill and intangible assets with indefinite lives, consisting of trademarks and trade names, are not amortized but are instead reviewed for impairment on a reporting unit basis at least annually during the fourth quarter, or more frequently if indications of impairment arise. HBAC defines its reporting units on an operating segment basis and conducts its review for impairment on an operating segment basis. HBAC performed an impairment review in the fourth quarter of 2007 using a discounted cash flow model. No impairments were indicated during fiscal 2007 based on this impairment analysis.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), management determines whether long-lived assets are to be held-for-use or held-for-disposal. Upon indication of possible impairment, management evaluates the recoverability of held-for-use long-lived assets by measuring the carrying amount of the assets against the related estimated undiscounted future cash flows. When an evaluation indicates that the future undiscounted cash flows are not sufficient to recover the carrying value of the asset, the asset is written down to its estimated fair value. In order for long-lived assets to be considered held-for-disposal, management must have committed to a plan to dispose of the assets. Once deemed held-for-disposal, the assets are stated at the lower of carrying amount or net realizable value.

Notes Payable and Current Portion of Long-Term Debt

Notes payable and current portion of long-term debt consist of the balances due on promissory notes related to a third party financing arrangement and the portion of long-term debt due within twelve months of the balance sheet date.

Advance Payments and Billings in Excess of Costs Incurred

Advance payments and billings in excess of costs incurred consists of deposits on commercial aircraft contracts, advances, and performance-based payments from government or special mission customers in excess of recorded cost and recognized margin.

Foreign Currency Translation

The functional currency of certain foreign subsidiaries is the applicable local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted-average exchange rate during the period. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income. The cash flows related to all derivative contracts are reported in the operating section of the Statement of Cash Flows.

Foreign Currency Contracts

HBAC enters into foreign currency forward contracts with commercial banks to fix the dollar value of specific commitments and payables to international vendors. The foreign currency forward contracts used by HBAC are transaction-driven and are directly related to a particular transaction. These instruments are executed with creditworthy institutions, and the foreign currencies are denominated in currencies of major industrial countries. HBAC does not hold or issue financial instruments for trading or speculative purposes.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Deferred Financing Costs

Deferred financing costs are incurred to obtain long-term financing and are amortized over the terms of the related debt. The amortization of deferred financing costs is classified as interest expense.

Stock-Based Compensation

Certain HBAC employees are participants in various HBI stock compensation plans. HBAC accounts for stock option plans and restricted share plans in accordance with SFAS No. 123(R), Share-Based Payment and related interpretations (“SFAS 123(R)”). The expense attributable to HBAC employees is recognized over the requisite service period, as described in Note 11.

Asset Retirement Obligations

On December 31, 2005, RA adopted FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations – an interpretation of FASB Statement No. 143 (“FIN 47”). In accordance with FIN 47, we record all known asset retirement obligations for which the liability’s fair value can be reasonably estimated, including certain asbestos removal, asset decommissioning and contractual lease restoration obligations. Recorded amounts are not material.

Allowance for Doubtful Accounts

HBAC maintains an allowance for doubtful accounts to provide for the estimated amount of accounts receivable and finance receivables that will not be collected. The allowance is based upon an assessment of customer credit-worthiness, historical payment experience, the age of outstanding receivables and collateral, to the extent applicable. Activity related to the allowance for doubtful accounts was as follows:

	Successor	Predecessor
(In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005

Balance at beginning of period	$2.1	$2.0	$4.4	$8.9
Provisions	4.1	0.5	1.3	1.1
Utilizations	(2.0)	(0.4)	(3.7)	(5.6)
Other	1.3	—	—	—

Balance at end of period	$5.5	$2.1	$2.0	$4.4

Shipping and Handling Costs

Shipping and handling costs are included in cost of sales in accordance with the FASB’s Emerging Issues Task Force No. 00-10, Accounting for Shipping and Handling Fees and Costs.

Credit Risk

Financial instruments that potentially subject HBAC to concentrations of credit risk include trade accounts receivable and long-term receivables. Long-term receivables consist primarily of general aviation receivables. Since it is HBAC’s policy to have the aircraft serve as collateral for the general aviation receivables, HBAC does not expect to incur any material losses against the net book value of long-term receivables.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

3.	Acquisition

The total consideration for the Acquisition was $3,216.5 million, net of $6.7 million cash acquired, and including direct costs of the acquisition of $33.6 million. The Acquisition was financed with the proceeds from the offerings of HBAC’s and HBNC’s 8.5% Senior Fixed Rate Notes due 2015, 8.875%/9.625% Senior PIK-Election Notes due 2015, 9.75% Senior Subordinated Notes due 2017, borrowings under HBAC’s senior secured credit facilities, and equity contributions by affiliates of The Goldman Sachs Group, Inc., affiliates of Onex Corporation, and certain members of company management. The total consideration reflects finalization of the purchase price with Raytheon, which occurred on June 12, 2007.

For income tax purposes, a joint Internal Revenue Code (“IRC”) §338(h)(10) election (“338 election”) was made by HBAC and Raytheon in connection with the Acquisition. Pursuant to the 338 election, the stock purchase is treated as an asset acquisition, and HBAC receives a stepped-up basis in assets equal to their fair value at Acquisition. The tax attributes as they existed prior to the Acquisition are no longer applicable. The adjusted basis computed under Internal Revenue Service Income Tax Regulation §1.338-5(b) was allocated under IRC §1060, and deferred taxes were applied against any differences in the book and tax bases of the acquired assets and assumed liabilities, other than goodwill, resulting in a net deferred tax asset.

HBAC allocated the purchase price on the basis of the fair value of the underlying assets acquired and liabilities assumed as follows:

Assets
Cash and cash equivalents	$6.7
Accounts and notes receivable	90.2
Finance receivables	37.5
Unbilled revenue	59.1
Inventories	1,309.9
Current deferred tax asset	20.1
Prepaid expenses and other current assets	47.8
Property, plant and equipment	685.1
Goodwill	718.1
Intangible assets	1,167.8
Long-term finance receivables	4.2
Noncurrent deferred tax asset	24.1
Other assets	57.1

Total assets acquired	$4,227.7

Liabilities
Advance payments and billings in excess of costs incurred	$370.8
Accounts payable	348.7
Accrued salaries and wages	34.3
Other accrued expenses	161.2
Accrued pension and retiree benefits	61.1
Other long-term liabilities	28.4

Total liabilities assumed	1,004.5

Net assets acquired	$3,223.2

HBAC applied the provisions of SFAS 141 in allocating the purchase price.

Cash, accounts receivable, accounts payable, and other current assets and liabilities were stated at their historical carrying values, which were considered their fair values given their short-term nature.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

In accordance with the provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“SFAS 158”), HBAC’s projected pension obligations and assets have been reflected in the allocation of the purchase price at the projected benefit obligation less plan assets at fair value based on management’s computations. The fair value of the plan assets reflects an additional $67.2 million of funding made by Raytheon immediately following the Acquisition in accordance with the terms of the stock purchase agreement.

Customer relationships included in intangible assets were valued in groupings given the unique attributes of certain customers and segments. The value was determined using an income approach and takes into account the expected revenue growth and historical attrition rates of customers. Using this approach, customer relationships were assigned a value of $228.0 million with an estimated weighted average useful life of 17 years.

Order backlog included in intangible assets was valued based on the total life of the backlog cash flows. Using this approach, order backlog was assigned a value of $62.0 million with an estimated weighted average useful life of 3 years.

Technological knowledge included in intangible assets was valued using a royalty savings method, whereby the value of the knowledge is estimated based on the benefit received by HBAC for owning the knowledge rather than paying a third party for its use. Using this approach, technological knowledge was assigned a value of $380.0 million with an estimated weighted average useful life of 15 years.

Trademarks and trade names included in intangible assets were valued using a royalty savings method, whereby the value of the trademark or trade name is estimated based upon the benefit received by HBAC for owning the trademarks or trade names rather than paying a third party for their use. Using this approach, trademarks and trade names having definite lives were valued at $6.0 million with an estimated weighted average useful life of 10 years. Certain other indefinite life trademark and trade names were valued at $461.0 million.

Deferred income tax assets as of the date of the Acquisition represent the expected future tax consequences of temporary differences between the fair values of the assets acquired, other than goodwill, and liabilities assumed and their tax bases. The deferred tax asset at the opening balance sheet date has been reduced by a FIN 48 reserve of $11.8 million.

The $718.1 million of goodwill was assigned to the Business and General Aviation, Trainer Aircraft, and Customer Support segments in the amounts of $355.5 million, $222.0 million, and $140.6 million, respectively. Approximately $112.0 million of goodwill and other intangible assets will not be deductible for income tax purposes.

The primary reasons for the Acquisition and the primary factors that contributed to a purchase price that resulted in the recognition of goodwill include:

•	The acquired company’s position as a leading designer and manufacturer of business jet, turboprop, and piston aircraft, with 75 years of experience;

•	The acquired company is the sole source provider of primary military trainer aircraft to the U.S. Air Force and the U.S. Navy;

•	The Hawker 4000 and Premier 1A aircraft were the first all-composite fuselage business jets certified in the industry; and

•	The acquired company has assembled a large trained and skilled workforce.

The following unaudited financial data summarizes HBAC’s results of operations as if the Acquisition had occurred as of the beginning of the periods presented:

	Year Ended
(In millions)	Pro Forma December 31, 2007	Pro Forma December 31, 2006

Sales	$3,463.1	$3,090.4
Operating income	$198.5	$163.4
Net income (loss)	$0.4	$(10.4)

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

The pro forma results of operations include adjustments for items directly related to the Acquisition and financing of the Acquisition, as well as the effects of purchase accounting adjustments, principally:

(1)	adjustments to depreciation and amortization resulting from the new fair value of property, plant and equipment and identified intangible assets (with finite lives);

(2)	the elimination of lot accounting;

(3)	adjustments to pension expense as a result of funding by Raytheon at closing and Raytheon’s retention of the United Kingdom Pension Benefits plans;

(4)	adjustments to interest expense to reflect HBAC’s new capital structure; and

(5)	corresponding adjustments to income tax expense.

Included in pro forma operating income are non-recurring charges of $98.4 million and $70.3 million for the years ended December 31, 2007 and 2006, respectively, related to the purchase accounting impact of derivatives in place at the date of Acquisition and the step-up in inventory valuation. These charges would have occurred in accordance with purchase accounting had the Acquisition occurred at the beginning of the periods presented.

The pro forma information is not necessarily indicative of the results that actually would have been attained if the Acquisition had occurred as of the beginning of the periods presented or that may be attained in the future.

4.	Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) consisted of the following:

	Successor	Predecessor
(In millions)	December 31, 2007	December 31, 2006

Net gain (loss) on pension and other benefits	$27.0	$(92.1)
Initial net obligation	—	(3.1)
Prior service cost	—	(14.7)
Foreign exchange translation	(0.3)	0.8
Cash flow hedges	(12.3)	19.4
Unrealized gains on investments	—	3.8

Total	$14.4	$(85.9)

The net gain (loss) on pension and other benefits is shown net of a tax liability of $17.7 million at December 31, 2007 and net of a tax benefit of $49.6 million at December 31, 2006. The initial net obligation is shown net of a tax benefit of $1.7 million at December 31, 2006. Prior service cost is shown net of a tax benefit of $7.9 million at December 31, 2006. Foreign exchange translation is shown net of an immaterial tax benefit at December 31, 2007 and net of a tax liability of $0.4 million at December 31, 2006. Cash flow hedges are shown net of a tax benefit of $8.0 million at December 31, 2007 and net of a tax liability of $10.5 million at December 31, 2006. Unrealized gains on investments are shown net of a tax liability of $2.0 million at December 31, 2006.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

5.	Product Warranty

Warranty provisions related to commercial aircraft and parts sales are determined based upon an estimate of costs that may be incurred for warranty services over the period of coverage from 1 to 10 years. HBAC estimates its warranty costs based on historical warranty claim experience. The warranty accrual is reviewed quarterly to verify that it appropriately reflects the estimated remaining obligation based on the anticipated expenditures over the balance of the obligation period. Adjustments are made when actual warranty claim experience causes management to revise its estimates. The effects of changes in estimates are reflected in the period the estimates are revised.

Activity related to commercial aircraft and part warranty provisions was as follows:

	Successor	Predecessor
(In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Balance at beginning of period	$48.1	$57.5	$49.5	$37.9
Accrual for aircraft and part deliveries	29.6	8.1	34.6	32.3
Accruals (reversals) related to prior period deliveries	(0.9)	(9.7)	(5.0)	1.7
Warranty services provided	(16.0)	(4.2)	(21.6)	(22.4)

Balance at end of period	$60.8	$51.7	$57.5	$49.5

Warranty provisions related to aircraft deliveries on contracts accounted for under SOP 81-1 using the cost-to-cost method to measure progress towards completion are recorded as contract costs as the warranty work is performed. The estimation of these costs is an integral part of the revenue recognition process for these contracts. The change from the Predecessor ending balance as of March 25, 2007 to the Successor beginning balance relates to adjustments resulting from the application of purchase accounting.

6.	Inventories, net

Inventories consisted of the following:

	Successor	Predecessor
(In millions)	December 31, 2007	December 31, 2006
Finished goods	$180.0	$334.7
Work in process	805.5	852.6
Materials and purchased parts	303.8	250.2

Total	$1,289.3	$1,437.5

During the nine months ended December 31, 2007, aircraft valued at $29.8 million were physically transferred from property, plant and equipment to finished goods inventory held for sale. The resulting transfer from property, plant and equipment to finished goods inventory was excluded from changes in inventories in the statement of cash flows for the nine months ended December 31, 2007, as it was a non-cash transaction.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

7.	Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	Successor	Predecessor
(In millions)	December 31, 2007	December 31, 2006
Land	$29.1	$4.7
Buildings and leasehold improvements	144.0	192.4
Aircraft and autos	52.6	110.8
Furniture, fixtures and office equipment	3.9	20.9
Tooling	363.2	607.6
Machinery and equipment	91.8	290.0
Construction in process	26.9	18.8

	711.5	1,245.2
Less: accumulated depreciation	55.8	724.4

Property, plant and equipment, net	$655.7	$520.8

Depreciation expense was $60.5 million for the nine months ended December 31, 2007, $18.7 million for the three months ended March 25, 2007, and $75.3 million and $73.9 million for the years ended December 31, 2006 and 2005, respectively.

8.	Goodwill and Other Intangible Assets

Intangible assets consisted of the following:

	Successor	Predecessor
(In millions)	December 31, 2007	December 31, 2006
Intangible assets subject to amortization:
Technological knowledge	$380.0	$—
Customer relationships	228.0	—
Computer software	35.9	89.7
Order backlog	62.0	—
Trademarks / trade names - definite lives	6.0	—
Production drawings	—	14.8
Intellectual property rights	—	21.2
Intangible assets not subject to amortization:
Trademarks / trade names - indefinite lives	461.0	—

	1,172.9	125.7

Less: accumulated amortization	54.7	72.6

Intangible assets, net	$1,118.2	$53.1

Amortization expense is calculated on a straight-line basis and was $54.7 million for the nine months ended December 31, 2007, $3.2 million for the three months ended March 25, 2007, and $12.8 million and $11.5 million for the years ended December 31, 2006 and 2005, respectively.

Amortization expense is expected to approximate $73.0 million, $63.6 million, $49.1 million, $43.4 million and $42.5 million for the years ending 2008 through 2012, respectively.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Changes in the carrying amount of goodwill by reportable segment for the nine months ended December 31, 2007 were as follows:

(In millions)	Business and General Aviation	Trainer Aircraft	Customer Support	Total Goodwill
Beginning balance	$355.5	$222.0	$140.6	$718.1
Sale of product line	(2.1)	—	—	$(2.1)

Ending balance	$353.4	$222.0	$140.6	$716.0

9.	Income Taxes

HBAC is included in the consolidated U.S. federal tax return of HBI. RA’s operating results were included in Raytheon’s consolidated U.S. federal tax return. The provision for income taxes in these financial statements reflects income taxes as if the businesses were stand-alone entities and filed separate income tax returns, paying applicable tax based on their separate taxable income and associated tax attributes.

The components of earnings before income taxes were:

	Successor	Predecessor
(In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
U.S.	$(9.6)	$18.5	$140.9	$49.8
Non-U.S.	4.6	(1.9)	(0.3)	(0.3)

Total	$(5.0)	$16.6	$140.6	$49.5

The provision for income taxes differs from the U.S. statutory rate due to the following:
	Successor	Predecessor
	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Statutory tax rate	35.0%	35.0%	35.0%	35.0%
Extraterritorial income exclusion	—	—	(2.2)	(5.2)
Meals and Entertainment	(6.3)	0.5	0.3	0.9
Domestic manufacturing deduction	7.0	—	0.1	(1.0)
Research and development credit	39.3	(4.0)	(0.4)	(0.4)
State taxes net of federal benefit	39.6	3.4	2.9	2.7
ESOP dividend deduction benefit	—	(1.4)	(0.7)	(1.9)
Non-deductible costs	(1.7)	1.2	0.5	1.4
Interest on FIN 48 reserves	—	3.0	0.2	0.5
Other, net	1.2	0.9	0.2	(0.1)

Effective tax rate	114.1%	38.6%	35.9%	31.9%

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Income tax expense/(benefit) consisted of the following:

	Successor	Predecessor
(In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Current tax expense
U.S. federal	$3.0	$0.6	$37.2	$17.1
Non-U.S.	2.4	—	—	—
U.S. state	0.6	—	5.3	2.5

Total current	6.0	0.6	42.5	19.6

Deferred tax expense
U.S. federal	(7.1)	5.8	7.4	(3.4)
Non-U.S.	(1.0)	(0.6)	(0.1)	(0.1)
U.S. state	(3.7)	0.6	0.7	(0.3)

Total non-current	(11.8)	5.8	8.0	(3.8)

Total provision for income taxes	$(5.8)	$6.4	$50.5	$15.8

The tax effects of temporary differences that give rise to significant portions of HBAC’s net deferred tax assets and liabilities were as follows:

	Successor	Predecessor
(In millions)	December 31, 2007	December 31, 2006
Current deferred tax assets (liabilities)
Compensation accruals	$15.7	$10.4
Inventory and contracts in process	3.8	41.9
Accruals and reserves	31.4	56.7
Prepaid Expenses	(3.0)	—
Credits and NOL’s	0.9	—
Valuation Allowance	(0.9)	—

Deferred income taxes - current	$47.9	$109.0

Non-current deferred tax assets (liabilities)
Compensation accruals	$4.5	$—
Depreciation and amortization	(20.1)	(147.6)
Accruals and reserves	(5.3)	—
Pension benefits	9.7	84.2
Forward contracts	7.5	(10.9)
Credits and NOL’s	6.5	—
Valuation Allowance	(5.8)	—
Other	1.5	(3.8)

Deferred income taxes - non-current	$(1.5)	$(78.1)

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

HBAC has not provided for U.S. deferred income taxes or foreign withholding tax on undistributed earnings from our non-U.S. subsidiaries because such earnings are considered to be permanently reinvested; furthermore, it is not practicable to estimate the amount of tax that may be payable upon distribution.

Income taxes are accounted for in accordance with SFAS 109. Deferred income tax assets and liabilities are recognized for future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is recorded to reduce deferred income tax assets to an amount that, in the opinion of management, will more likely than not be realized.

HBAC recorded a valuation allowance of $6.7 million against its net deferred tax assets based on management’s belief that sufficient taxable income will not be generated in the jurisdictions where the deferred tax assets are located. The majority of the valuation allowance was associated with projected state net operating loss carryforwards generated in 2007 and expiring in 2012. HBAC intends to maintain this valuation allowance until sufficient positive evidence exists to support the reversal of the valuation allowance.

HBAC has tax credit carryforwards (net of valuation allowances) at December 31, 2007 as follows:

(In millions)
Federal credits with no expiration	$0.3
Federal credit carryforwards beginning to expire in 2017	$0.2
State credit carryforwards (net of federal benefit) with no expiration	$1.4

On January 1, 2007, RA adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), which clarifies the accounting for uncertainty in income tax positions. This interpretation requires recognition in the consolidated financial statements of only those tax positions determined to be more likely than not of being sustained upon examination based on the technical merits of the positions. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The cumulative effect of applying this interpretation was recorded as a decrease of $2.9 million to Raytheon’s net investment, an increase of $16.0 million to net deferred income tax assets, and an increase of $18.9 million to long-term income taxes payable as of January 1, 2007.

In connection with the Acquisition and pursuant to the stock purchase agreement, all tax liabilities, including FIN 48 liabilities of RA, were retained by Raytheon. HBAC recorded an $11.8 million unrecognized tax benefit on the opening balance sheet, none of which, if recognized, would affect the annual effective tax rate. HBAC completed a FIN 48 assessment with respect to income tax positions expected to be taken in the initial tax return filings. Based on this assessment, HBAC reclassified certain liabilities included in deferred income taxes to other current liabilities in the accompanying balance sheet.

A reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits is as follows:

Successor
(In millions)	Nine Months Ended December 31, 2007
Unrecognized tax benefits at March 26, 2007	$11.8
Increases - tax positions taken in prior periods	—
Decreases - tax positions taken in prior periods	—
Current tax period positions	2.4
Settlements	(0.2)
Lapse of statute of limitations	—

Unrecognized tax benefits at December 31, 2007	$14.0

Included in the unrecognized tax benefits of $14.0 million at December 31, 2007 was $0.1 million of tax benefits that, if recognized, would reduce HBAC’s annual effective tax rate. As of December 31, 2007, HBAC had no accrued interest or penalties

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

related to uncertain tax positions. Any interest or penalties on any future unrecognized tax benefits will be recorded as a component of income tax expense. We do not anticipate any material change in the total amount of unrecognized tax benefits to occur within the next twelve months. There is no schedule detailing the cash impact associated with the income tax benefit for uncertain tax positions due to the uncertainty involving when this benefit will reverse.

HBAC is not currently under audit with the Internal Revenue Service or any State taxing authorities.

Effective December 31, 2007, the U.S. research tax credit expired. While there has been activity to retroactively extend the research credit, a bill has not been signed into law. If a retroactive extension of the research credit is not signed into law, there could be an unfavorable impact on our 2008 effective income tax rate.

10.	Pension and Other Employee Benefits

HBAC has several defined benefit pension and retirement plans covering the majority of its employees (“Pension Benefits”). In addition to providing Pension Benefits, HBAC provides certain health care and life insurance benefits to retired employees through other postretirement defined benefit plans (“Other Benefits”).

The table below outlines the components of net periodic benefit cost for the Pension Benefits plan:

	Successor	Predecessor
(In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Service cost	$18.9	$6.6	$25.9	$24.2
Interest cost	37.1	13.8	52.4	47.9
Expected return on plan assets	(46.3)	(17.1)	(54.7)	(46.4)
Amortization of prior service cost	—	0.9	4.3	3.7
Recognized net actuarial loss	—	4.2	24.6	24.4
Loss due to curtailments/settlements	—	—	0.2	—

Net amount recognized	$9.7	$8.4	$52.7	$53.8

The net periodic benefit cost for RA includes expense from the United Kingdom Pension Benefits plans of $0.8 million for the three months ended March 25, 2007, and $2.8 million and $4.3 million for the years ended December 31, 2006 and 2005, respectively. As part of the Acquisition, Raytheon retained the United Kingdom Pension Benefits plans and their associated assets and liabilities. HBAC implemented a defined contribution benefit plan for its employees in the United Kingdom, and, for the nine months ended December 31, 2007, recognized cost of $0.8 million for contributions to this plan.

The table below outlines components of net periodic benefit cost of Other Benefits:

	Successor	Predecessor
(In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Service cost	$0.5	$0.2	$0.6	$0.7
Interest cost	0.8	0.2	0.9	1.1
Amortization of transition obligation	—	0.2	0.8	0.8
Recognized net actuarial loss	—	—	—	0.1

Net amount recognized	$1.3	$0.6	$2.3	$2.7

Under SFAS 158, any previously unrecognized deferred amounts, such as demographic or asset gains or losses and the impact of historical plan changes, are included in accumulated other comprehensive income (loss). These amounts are amortized from accumulated other comprehensive income (loss) to net periodic benefit expense when recognized.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

The following tables show changes in the benefit obligation, plan assets and funded status of both Pension Benefits and Other Benefits. Benefit obligation balances presented below reflect the projected benefit obligation (“PBO”) for our pension plans and accumulated postretirement benefit obligations (“APBO”) for our Other Benefits plans.

	Pension Benefits
	Successor	Predecessor
(In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006
Change in benefit obligation
Beginning balance	$855.3	$968.2	$950.0
Service cost	18.9	6.6	25.9
Interest cost	37.1	13.8	52.4
Plan participants’ contributions	—	—	0.4
Amendments	—	—	0.8
Actuarial (gain)/loss	(53.5)	0.5	(37.4)
Foreign exchange	—	0.2	15.2
Settlement/curtailment/acquisitions/dispositions, net	—	—	—
Benefits paid	(29.4)	(10.1)	(39.8)
Net transfer in	—	0.8	0.7

Ending balance	$828.4	$980.0	$968.2

Change in plan assets
Beginning balance at fair value	$820.3	$823.0	$664.7
Actual return on plan assets	37.8	16.3	100.3
Company contribution	0.4	16.0	85.0
Plan participants’ contributions	—	—	0.4
Foreign exchange	—	0.2	11.6
Settlement/curtailment/acquisitions/dispositions, net	—	5.4	—
Benefits paid	(29.4)	(10.1)	(39.8)
Net transfer in	—	—	0.8

Ending balance at fair value	$829.1	$850.8	$823.0

Reconciliation of funded status to net amounts recognized
Funded status-plan assets greater/(less) than projected benefit obligation	$0.7	$(129.2)	$(145.2)
Unrecognized net actuarial loss	—	—	—
Unrecognized transition obligation	—	—	—
Unrecognized prior service costs	—	—	—

Net amount recognized	$0.7	$(129.2)	$(145.2)

Amounts recognized in Statement of Financial Position consist of:
Noncurrent assets	$33.7	$—	$—
Current liabilities	(0.7)	(0.4)	(0.6)
Noncurrent liabilities	(32.3)	(128.8)	(144.6)

Net amount recognized	$0.7	$(129.2)	$(145.2)

Plan assets are measured at December 31 of each year. The differences in the Predecessor’s ending asset and benefit obligation balances and the Successor’s beginning balances are due to Raytheon’s funding of the HBAC plan assets upon the Acquisition, and Raytheon’s retention of RA’s United Kingdom Pension Benefits plans.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

	Other Benefits
	Successor	Predecessor
(In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006
Change in benefit obligation

Beginning balance	$17.3	$17.6	$17.8
Service cost	0.5	0.2	0.6
Interest cost	0.8	0.2	0.9
Plan participants’ contributions	0.7	0.2	—
Amendments	—	—	—
Actuarial gain	(0.4)	(0.4)	(0.3)
Foreign exchange	—	—	—
Settlement/curtailment/acquisitions/dispositions, net	—	—	—
Benefits paid	(1.4)	(0.5)	(1.4)
Net transfer in/(out)	—	—	—

Ending balance	$17.5	$17.3	$17.6

Change in plan assets
Beginning balance at fair value	$—	$—	$—
Actual return on plan assets	—	—	—
Company contribution	0.7	0.3	1.4
Plan participants’ contributions	0.7	0.2	—
Foreign exchange	—	—	—
Settlement/curtailment/acquisitions/dispositions, net	—	—	—
Benefits paid	(1.4)	(0.5)	(1.4)
Net transfer in/(out)	—	—	—

Ending balance at fair value	$—	$—	$—

Reconciliation of funded status to net amounts recognized

Funded status-plan assets less than projected benefit obligation	$(17.5)	$(17.3)	$(17.6)
Unrecognized net actuarial loss	—	—	—
Unrecognized transition obligation	—	—	—
Unrecognized prior service costs	—	—	—

Net amount recognized	$(17.5)	$(17.3)	$(17.6)

Amounts recognized in Statement of Financial Position consist of:
Current liabilities	$(1.1)	$(0.5)	$(1.0)
Noncurrent liabilities	(16.4)	(16.8)	(16.6)

Net amount recognized	$(17.5)	$(17.3)	$(17.6)

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Amounts recognized in accumulated other comprehensive income (loss) for Pension Benefits are as follows:

	Successor	Predecessor
(In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006
Initial net obligation	$—	$—	$—
Prior service cost	—	(21.6)	(22.4)
Net gain/(loss)	44.9	(134.2)	(141.3)

Net amount recognized	$44.9	$(155.8)	$(163.7)

Amounts recognized in accumulated other comprehensive income (loss) for Other Benefits are as follows:

	Successor	Predecessor
(In millions)	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006
Initial net obligation	$—	$(4.6)	$(4.8)
Prior service cost	—	(0.2)	(0.2)
Net gain/(loss)	0.4	(0.1)	(0.4)

Net amount recognized	$0.4	$(4.9)	$(5.4)

The amounts in accumulated other comprehensive income at December 31, 2007 expected to be recognized as components of net periodic benefit cost in 2008 are as follows:

(In millions)	Pension Benefits	Other Benefits
Net loss	$(5.0)	$—
Transition asset	—	—
Prior service cost	—	—

Net amount recognized	$(5.0)	$—

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

The net periodic benefit cost assumptions for Pension Benefits were as follows:

	Successor	Predecessor
	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Discount rate	6.00%	5.89%	5.63%	5.72%
Expected return on plan assets	8.00%	8.42%	8.29%	8.36%
Rate of compensation increase	4.50%	4.40%	4.37%	4.47%

The net periodic benefit cost assumptions for Other Benefits were as follows:
	Successor	Predecessor
	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Discount rate	6.00%	5.75%	5.75%	6.25%
Expected return on plan assets	—	—	8.75%	7.75%
Health care trend rate in the next year	9.50%	9.50%	11.30%	13.50%
Gradually declining to an ultimate trend rate of:	5.00%	5.00%	5.00%	5.75%
Year that the rate reaches ultimate trend rate:	2015	2015	2015	2014

The effect of a 1% increase or (decrease) in the assumed health care trend rate for each future year for the aggregate of service cost and interest cost is $0.1 million and $(0.1) million, respectively, and for the APBO is $1.0 million or $(0.9) million, respectively.

The table below details assets by category for Pension Benefits. These assets consist primarily of publicly-traded equity securities and publicly-traded fixed income securities.

	Successor	Predecessor
	December 31, 2007	December 31, 2006
Equity securities	48.7%	66.0%
Debt securities	41.6%	25.0%
Real estate	0.0%	4.0%
Other	9.7%	5.0%

	100.0%	100.0%

The strategic asset allocation of HBAC’s Pension Benefits plans is diversified with an average and moderate level of risk consisting of investments in equity securities, debt securities and other investments. HBAC seeks to produce a return on investment over the long-term commensurate with levels of investment risk which are prudent and reasonable given the prevailing capital market expectations. Target allocations are 50% for equity securities, 40% for debt securities, and 10% for other investments.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

The long-term return on asset (“ROA”) assumption for HBAC’s Pension Benefits plans is 8.00%. The long-term ROA assumption for RA was 8.75%. To develop the long-term ROA assumption, HBAC performs periodic studies which consider asset allocation strategies, recent and anticipated future long-term performance of individual asset classes, and the associated risk. The potential exists to either outperform or under perform the broader markets.

We expect total contributions, both required and discretionary, to the Pension Benefits and Other Benefits plans to be approximately $0.7 million and $1.0 million, respectively, in 2008.

The projected benefit obligation and fair value of plan assets for Pension Benefits plans with projected benefit obligations in excess of plan assets were $435.8 million and $402.9 million, respectively, at December 31, 2007 and $968.2 million and $823.0 million, respectively, at December 31, 2006.

The accumulated benefit obligation and fair value of plan assets for all Pension Benefits plans with accumulated benefit obligations in excess of plan assets were $19.7 million and $0.0 million, respectively, at December 31,2007, and $925.5 million and $823.0 million, respectively, at December 31, 2006. The accumulated benefit obligation for all Pension Benefits plans was $789.7 million and $925.5 million at December 31, 2007 and 2006, respectively.

The table below reflects the total Pension Benefits expected to be paid from the plans or from HBAC’s assets, including both HBAC’s share of the benefit cost and the participants’ share of the cost, which is funded by participant contributions. Other Benefits payments reflect HBAC’s portion only.

(In millions)	Pension Benefits	Other Benefits
2008	$42.3	$1.0
2009	44.5	1.2
2010	46.6	1.3
2011	49.0	1.4
2012	51.8	1.6
2013-2018	300.2	9.2

Total	$534.4	$15.7

Defined Contribution Plans

Successor

HBAC maintains a 401(k) plan (defined contribution plan) similar to that of the predecessor’s, defined below, under which covered employees are allowed to contribute up to a specific percentage of their pay. HBAC matches (“HBAC Match”) up to a maximum of 4% of the employee’s pay. The HBAC Match is invested in the same way as the employee contributions. Total HBAC Match expense was $11.9 million for the nine months ended December 31, 2007.

HBAC maintains a retirement investment savings plan (“RISP”) for certain employees who were hired or rehired on or after January 1, 2007. HBAC contributes to the covered employee’s Hawker Beechcraft Savings and Investment Plan (“HBSIP”) account up to a maximum of 9% of the employee’s pay based on the employee’s age and tenure. The funds can be invested by the employee to any of the HBSIP investment options. Employees hired or rehired on or after January 1, 2007 will participate in the RISP in place of the Pension Benefits. Total expense for RISP was $0.7 million for the nine months ended December 31, 2007.

At December 31, 2007, there was a total of $418.8 million invested in HBAC’s defined contribution plan.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Predecessor

Prior to January 1, 2005, RA made an annual contribution to the Raytheon stock fund of approximately one-half of one percent of salaries and wages, subject to certain limitations, of most U.S. salaried and hourly employees (“RA Contributions”). Effective January 1, 2005, the annual contribution to the Raytheon stock fund was discontinued for substantially all salaried and hourly employees. The annual contributions to the Raytheon stock fund were discontinued for the RA union employees effective July 31, 2005. The contribution for 2005 was made in March 2006. Total expenses for RA Contributions was $0.5 million for the year ended December 31, 2006, and the number of shares allocated to participant accounts was 11,352 at December 31, 2006. There was no contribution for the three months ended March 25, 2007, and there were no shares allocated to participant accounts at March 25, 2007.

Raytheon maintained an employee stock ownership plan (“ESOP”), which included Raytheon’s 401(k) plan (defined contribution plan), under which covered employees were allowed to contribute up to a specific percentage of their pay. RA matched the employee’s contribution, up to a maximum of generally between 3-4% of the employee’s pay (“RA Match”). The RA match was invested in the same way as employee contributions. Total expenses for RA Match was $4.1 million, $14.2 million and $6.8 million for the three months ended March 25, 2007 and the years ended December 31, 2006 and 2005, respectively.

11.	Stock-Based Compensation

Successor

SFAS 123(R) established the accounting for equity instruments exchanged for employee services. Under SFAS 123(R), share-based compensation cost is measured at the grant date based on the calculated fair value of the award. The expense is recognized over the employees’ requisite service period, which is generally the vesting period of the award. HBAC uses the graded vesting method to amortize compensation expense for awards with a service condition. Compensation expense for awards with a performance condition is recognized in the period in which the performance condition is being measured. SFAS 123(R) requires the related excess tax benefit received upon exercise of stock options or vesting of restricted stock, if any, to be reflected in the statement of cash flows as a financing activity rather than as an operating activity.

During the Predecessor periods, RA employees participated in Raytheon’s various employee stock plans. No new grants will be made to HBAC employees under Raytheon’s plans.

Hawker Beechcraft, Inc. 2007 Stock Option Plan

Following the Acquisition, HBI implemented the Hawker Beechcraft, Inc. 2007 Stock Option Plan, which permits the grant of non-qualified stock options for up to 9.8 million shares. Option awards are generally granted with an exercise price equal to the established price of HBI’s stock as set by the HBI Board of Directors at the date of grant. Option awards generally vest based on future service, ranging from one to five years, or upon achieving certain financial performance targets over the next five years. The stock options terminate ten years from the date of grant.

During the nine months ended December 31, 2007, HBI granted non-qualified stock options to various members of HBAC management with vesting based on future service or financial performance. Vesting of these non-qualified stock options will generally begin during the first quarter of 2008 based upon 2007 financial performance and on the first anniversary of the date of grant.

HBAC applied the fair value provisions of SFAS 123(R) to value the stock option awards. The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Service Vesting	Performance Vesting
Expected term in years	6.5	6.4
Expected volatility	41.4%	40.7%
Expected dividend yield	0.0%	0.0%
Risk-free interest rate	5.0%	5.0%

The expected term represents the period of time the options are expected to be outstanding and was determined using the simplified method as prescribed in SEC Staff Accounting Bulletin No. 107. The expected term assumption incorporates the

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

contractual term of an option grant, which is ten years, as well as the vesting period of the award, which is generally five years. The expected volatility assumption was calculated by averaging the historical volatility of a peer group of publicly-traded aerospace and defense companies over a term equal to the expected term of the option granted. The risk-free interest rate reflects the yield on a zero-coupon U.S. Treasury bond over the expected term of the option granted. HBAC used RA historical data to estimate its assumed annual forfeiture rate.

Stock option activity for the nine months ended December 31, 2007 was as follows:

Service Vesting	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In years)
Granted	3,803,643	$10.00
Exercised	—	—
Forfeited or expired	(92,965)	$10.00

Outstanding	3,710,678	$10.00	9.3

Vested and nonvested expected to vest	3,339,217	$10.00	9.3

Exercisable	33,200	$10.00	9.2

Performance Vesting	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In years)
Granted	4,245,148	$10.00
Exercised	—	—
Forfeited or expired	(113,544)	$10.00

Outstanding	4,131,604	$10.00	9.3

Vested and nonvested expected to vest	3,722,692	$10.00	9.3

During the nine months ended December 31, 2007, the weighted-average grant date fair value of options granted was $4.99 for service vesting awards and $4.89 for performance vesting awards. The total fair value of options vested during the nine months ended December 31, 2007 was $0.2 million. No stock options were exercised during the nine months ended December 31, 2007.

During the nine months ended December 31, 2007, HBAC recognized $9.1 million of compensation expense with a corresponding deferred tax benefit of $3.6 million related to its participation in the HBI stock option plan. At December 31, 2007, there was $25.7 million of compensation expense related to nonvested awards not yet recognized, which is expected to be recognized over a weighted-average period of 2.5 years.

Hawker Beechcraft, Inc. Employee Equity Investment Plan

On the date of the Acquisition, HBAC (former RA) employees ceased their employment with Raytheon. Accordingly, Raytheon’s obligation for any nonvested restricted shares or stock option awards held by those employees was terminated. The stock purchase agreement provided that the value of these nonvested awards held by the employees at the date of the Acquisition would be used to create the Hawker Beechcraft Corporation Retention Program (the “retention program”). Any HBAC employee with nonvested Raytheon restricted shares or stock options became a participant in the retention program at the values assigned in the stock purchase agreement. Retention program amounts vest and are payable in the same proportion, and at the same times, as the Raytheon restricted shares or stock options would have vested.

In addition, certain members of HBAC management were given the opportunity to participate in the Hawker Beechcraft, Inc. Employee Equity Investment Plan (the “investment plan”). Under the investment plan, participants were provided the opportunity to forego amounts due under the retention program and apply the estimated after-tax amount of the foregone retention program amounts to the acquisition of HBI restricted shares, with the restrictions lapsing at dates corresponding to the vesting dates in the retention program. Members of HBAC management used this funding method to purchase 593,273 restricted shares.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Restricted share activity for the nine months ended December 31, 2007 was as follows:

	Number of Shares	Weighted- Average Grant Date Fair Value
Granted	593,273	$10.00
Vested	(128,768)	$10.00
Forfeited	—	—

Nonvested at December 31, 2007	464,505	$10.00

During the nine months ended December 31, 2007, the weighted-average grant date fair value of restricted shares granted was $10.00. The total fair value of restricted shares vested during the nine months ended December 31, 2007 was $1.3 million.

During the nine months ended December 31, 2007, HBAC recognized $3.4 million of compensation expense with a corresponding deferred tax benefit of $1.3 million related to the restricted shares. At December 31, 2007, there was $2.6 million of compensation expense related to nonvested awards not yet recognized, which is expected to be recognized over a weighted-average period of 0.8 years.

Predecessor

RA’s employees participated in Raytheon’s (the “Parent”) various incentive award plans.

In 2004, the Parent changed the primary form of its broad-based equity compensation from stock options to restricted stock. The fair value at the date of award of restricted stock is credited to common stock at par value and the excess is credited to additional paid-in capital. The fair value is charged to income as compensation expense over the vesting period.

Effective January 1, 2006, the Parent adopted the provisions of SFAS 123(R) using the modified prospective method and accordingly did not restate prior period results. In connection with the implementation of SFAS 123(R), the Parent elected the short-cut method in determining its additional paid-in capital pool of windfall benefits and the graded vesting method to amortize compensation expense over the service period.

Prior to the adoption of SFAS 123(R), RA applied Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its stock-based compensation plans. RA also provided the disclosures required under SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosures (“SFAS 148”). As a result, no expense was reflected in the Predecessor’s net income (loss) for the year ended December 31, 2005 for stock options, as all options granted had an exercise price equal to the market value of the underlying common stock on the date of the grant. Stock-based compensation expense was recognized for restricted stock and the Long-Term Performance Plan, which is discussed further below.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

The table below reflects pro forma net income for the year ended December 31, 2005, had compensation for stock options been determined based on the fair value at the grant date, consistent with the methodology prescribed under SFAS 123 and SFAS 148.

(In millions)	Year Ended December 31, 2005
Reported net income	$33.7
Stock-based compensation expense included in reported net income, net of tax	2.1
Compensation expense determined under the fair value method for all stock-based awards, net of tax	(3.4)

Pro forma net income	$32.4

The weighted-average fair value of each stock option granted in 2005 was estimated as $8.44 on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected life	4 years
Assumed annual dividend growth rate	5.0%
Expected volatility	30.0%
Assumed annual forfeiture rate	8.0%

The expected life was determined based upon the Parent’s prior experience. The expected volatility was determined using the Parent’s and its peer group historic volatility. The risk-free interest rate (month-end yields on 4-year treasury strips equivalent zero coupon) at the time of grant was 3.6% in 2005. In accordance with SFAS 123(R), RA began expensing stock options in 2006 based upon the Black-Scholes values determined at the time of grant.

Also, in 2004, the Parent established the Long-Term Performance Plan (“LTPP”) which provides for restricted stock unit awards granted from the Parent’s 2001 Stock Plan to the Parent’s senior leadership including leadership at RA. These awards vest when specific pre-established levels of performance are achieved over a three-year performance cycle. The Business recognizes compensation expense for variable share plans over the performance period based upon the grant date fair market values of the underlying stock as well as the expected achievement of performance levels.

As a wholly-owned subsidiary of the Parent, RA had no separate employee stock compensation plan; however, certain employees of RA participate in the Parent’s 2001 Stock Plan, the 1995 Stock Option Plan, the 1991 Stock Plan and the 1976 Stock Option Plan, collectively (“the Plans”). All of the Plans were approved by Raytheon stockholders. No further grants are allowed under the 1995 Stock Plan, 1991 Stock Plan, or 1976 Stock Option Plan. After January 30, 2011, no further grants are allowed under the 2001 Stock Plan.

Restricted Stock

The 2001 Stock Plan provides for the award of restricted stock, restricted stock units, and stock appreciation rights. Awards of restricted stock, restricted stock units, and stock appreciation rights are made by the Management Development and Compensation Committee of the Board of Directors of the Parent (“MDCC”) and are compensatory in nature. These awards vest over a specified period of time as determined by the MDCC, generally 4 years. Restricted stock awards entitle the recipient to full dividend and voting rights. Unvested shares are restricted as to disposition and subject to forfeiture under certain circumstances.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Restricted stock activity for the three months ended March 25, 2007 was as follows:

	Number of Shares	Weighted- Average Grant Date Fair Value
Nonvested at December 31, 2006	241,562	$41.51
Granted	600	$53.18
Vested	(1,567)	$42.36
Forfeited	—	—

Nonvested at March 25, 2007	240,595	$41.53

Awards of 600; 101,395 and 106,450 shares of restricted stock and restricted stock units were made to RA employees at a weighted-average fair value at the grant date of $53.18, $46.58 and $39.10 in the three months ended March 25, 2007 and the years ended December 31, 2006 and 2005, respectively. The required conditions for 1,567; 66,699; and 25,167 shares of restricted stock and restricted units were satisfied during the three months ended March 25, 2007 and the years ended December 31, 2006 and 2005, respectively. There were no shares of restricted stock forfeited during the three months ended March 25, 2007. There were 10,192 and 8,450 shares of restricted stock forfeited during the years ended December 31, 2006 and 2005, respectively. There were 240,595; 241,562; and 217,058 shares of restricted stock and restricted stock units outstanding at March 25, 2007 and December 31, 2006 and 2005, respectively.

Long-Term Performance Plan

Awards of restricted stock units under the Parent’s LTPP will also be made from the 2001 Stock Plan. The performance goals for both the 2004 – 2006 LTPP and the 2005 – 2007 LTPP are independent of each other and equally weighted, and are based on two metrics: free cash flow, a non-GAAP measure, as defined by the Parent and total shareholder return (“TSR”) relative to a peer group both over a three-year period. The performance goals for the 2006 – 2008 LTPP are independent of each other and based on three metrics: free cash flow, as defined, weighted at 50%, return on invested capital (“ROIC”), as defined, weighted at 25%, and TSR relative to a peer group, weighted at 25%. The ultimate award, which is determined at the end of the three-year performance cycle, can range from zero to 200% of the target award. In the three months ended March 25, 2007, 52,500 shares of common stock were issued in connection with the vesting of the 2004 – 2006 LTPP awards. The target award outstanding at March 25, 2007 related to 2006 and 2005 was 31,000 and 31,000 units, respectively. Compensation expense for the 2004 – 2006 and 2005 – 2007 awards is recognized over the performance period based on the intrinsic value method. In accordance with SFAS 123(R), compensation expense for the 2006 – 2008 awards is recognized over the performance period based upon the intrinsic value method for the free cash flow and ROIC portions of the award and the binomial method for the TSR portion of the award. Compensation expense for the free cash flow and ROIC portions of the awards will be adjusted based upon the expected achievement of those performance goals.

LTPP activity for the three months ended March 25, 2007 was as follows:

	Number of Shares	Weighted- Average Grant Date Fair Value
Outstanding at December 31, 2006	99,500	$37.92
Granted	—	—
Increase related to expected performance	28,125	$30.87
Vested	(65,625)	$30.87
Forfeited	—	—

Outstanding at March 25, 2007	62,000	$42.19

No awards of LTPP were made to employees in the three months ended March 25, 2007. Awards of 31,000 and 31,000 units of LTPP were made to employees at a weighted-average fair value at the grant date of $46.04 and $38.34 in the years ended December 31, 2006 and 2005, respectively. The required conditions for 65,625 shares of LTPP units were satisfied in the three months ended March 25, 2007. The required conditions for LTPP units were not satisfied for any shares in the years ended December 31, 2006 or 2005, respectively. There were no units of LTPP forfeited in the three months ended March 25, 2007 or the year ended December 31, 2005, respectively. There were 7,500 units of LTPP forfeited in the year ended December 31, 2006. There were 62,000; 99,500; and 76,000 units of LTPP outstanding at March 25, 2007 and December 31, 2006 and 2005, respectively.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Stock Options

The 2001 Stock Plan provides for the grant of both incentive and nonqualified stock options at an exercise price that is not less than 100% of the fair value on the date of grant. The 1995 Stock Option Plan provided for the grant of both incentive and nonqualified stock options at an exercise price that is not less than 100% of the fair value on the date of grant. The 1991 Stock Plan provided for the grant of incentive stock options at an exercise price which was 100% of the fair value on the date of grant and nonqualified stock options at an exercise price that may have been less than the fair value on the date of grant. The 1976 Stock Option Plan provided for the grant of both incentive and nonqualified stock options at an exercise price which was 100% of the fair value on the date of grant.

Stock options granted under the plans may generally be exercised in their entirety from 1 to 6 years after the date of grant. Incentive stock options terminate 10 years from the date of grant and become exercisable to a maximum of $100,000 per year. Nonqualified stock options terminate 11 years from the date of grant, 10 years and a day if issued in connection with the 1995 Stock Option Plan, or as determined by the MDCC if issued under the 2001 Stock Plan.

Stock option information related to options granted to the employees of RA for the three months ended March 25, 2007 was as follows:

	Number of Options	Weighted- Average Exercise Price
Outstanding at December 31, 2006	1,293,301	$43.99
Granted	—	—
Exercised	(166,535)	$37.85
Canceled	(6,107)	$57.57

Outstanding at March 25, 2007	1,120,659	$44.83

Vested and nonvested expected to vest	1,118,263	$44.86

Exercisable	1,090,708	$45.21

The weighted-average remaining contractual term for shares vested and nonvested and expected to vest and exercisable at March 25, 2007 was 3.5 and 3.5 years, respectively.

The aggregate intrinsic value of options at March 25, 2007 was as follows:

(In millions)
Options outstanding	$8.7
Options vested and non-vested expected to vest	$8.6
Options exercisable	$8.0

The total intrinsic value of options exercised in the three months ended March 25, 2007 and the years ended December 31, 2006 and 2005 was $2.5 million, $4.8 million and $1.3 million, respectively. The total fair value of shares vested in the three months ended March 25, 2007 and the year ended December 31, 2006 was $0.2 million and $1.2 million, respectively.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Stock option activity related to nonvested shares for the three months ended March 25, 2007 was as follows:

	Number of Shares	Weighted- Average Grant Date Fair Value
Nonvested at December 31, 2006	49,969	$8.91
Vested	(19,967)	$9.66
Forfeited	(50)	$10.28

Nonvested at March 25, 2007	29,952	$8.41

The following table summarizes information about stock options outstanding and exercisable at March 25, 2007:

	Options Outstanding			Options Exercisable
Exercise Price Range	Shares Outstanding	Weighted - Average Contractual remaining life (years)	Weighted - Average Exercise Price	Shares Exercisable	Weighted - Average Exercise Price
$18.19 - $29.92	259,384	4.20	$26.67	236,983	$26.40
$30.00 - $39.21	211,985	5.59	$32.02	204,435	$31.90
$40.13 - $48.97	191,904	5.04	$44.54	191,904	$44.54
$51.06 - $59.44	241,736	0.97	$54.31	241,736	$54.71
$67.66 - $73.78	215,650	2.25	$68.44	215,650	$68.44

Total	1,120,659	3.54	$44.83	1,090,708	$45.21

Shares exercisable at the corresponding weighted-average exercise price at March 25, 2007 and December 31, 2006 were 1.1 million at $45.21 and 1.3 million at $44.49, respectively. Proceeds from the exercise of stock options are credited by the Parent to common stock at par value and the excess is credited to additional paid-in capital.

RA recorded $1.2 million, $5.3 million and $3.6 million of expense and $0.4 million, $1.9 million and $1.3 million as a tax benefit related to stock-based compensation in the three months ended March 25, 2007 and the years ended December 31, 2006 and 2005, respectively.

12.	Debt and Notes Payable

Long-term debt consists of the following:

	Successor	Predecessor
(In millions)	December 31, 2007	December 31, 2006
Senior secured term loan due 2014 at 6.91% Swapped/6.83% Floating	$1,290.3	$—
Senior fixed rate notes due 2015 at 8.5%	400.0	—
Senior PIK-election notes due 2015 at 8.875%/9.6265%	400.0	—
Senior subordinated notes due 2017 at 9.75%	300.0	—

Total debt	2,390.3	—
Less current portion	13.0	—

Long-term debt	$2,377.3	$—

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

In connection with the Acquisition, HBAC executed a $1,810.0 million credit agreement that includes a $1,300.0 million secured term loan, a $400.0 million secured revolving credit facility, and a $110.0 million synthetic letter of credit facility. The secured term loan requires quarterly principal payments of 0.25% of the original outstanding principal through December 2013 with the remaining outstanding balance to be paid in full in March 2014. The revolving credit facility was undrawn at December 31, 2007. Borrowings under the credit agreement bear interest determined at the three month London Interbank Offered Rate (“LIBOR”) plus 2.00%, payable quarterly.

HBAC holds an interest rate swap that corresponds to a portion of its fixed rate debt in order to effectively hedge interest rate risk. The swap effectively converts the floating LIBOR rate to a fixed interest rate of 4.91% plus the applicable margin of 2.00%. The notional amount of the swap decreases annually as follows: $900.0 million for the period from March 26, 2007 through December 30, 2007; $765.0 million for the period from December 31, 2007 through December 30, 2008; $420.0 million for the period from December 31, 2008 through December 30, 2009; $335.0 million for the period from December 31, 2009 through December 30, 2010; and $150.0 million for the period from December 31, 2010 through December 30, 2011. The swap was designated as a cash flow hedge. Changes in the fair value of this instrument are expected to be highly effective in offsetting the fluctuations in the floating interest rate and are recorded in accumulated other comprehensive income until the underlying transaction is recorded. The accounting for the cash flow impact of the swap is recorded as an adjustment to interest expense.

In connection with the Acquisition, HBAC issued $400.0 million of senior fixed rate notes due April 2015, $400.0 million of senior PIK-election notes due April 2015, and $300.0 million senior subordinated notes due April 2017. Interest on the notes is paid semi-annually on April 1 and October 1. The interest rate for the senior fixed rate notes and senior subordinated notes is 8.50% and 9.75%, respectively, and is payable in cash. Interest payable on the senior PIK-election notes for the initial interest period ending October 1, 2007 was paid in cash. For any interest period thereafter through April 1, 2011, HBAC may elect to pay interest on the senior PIK-election notes, at its option: entirely in cash, entirely by increasing the principal amount of the senior PIK-election notes (“PIK interest”), or 50% cash interest and 50% PIK interest. Cash interest will accrue at a rate of 8.875% per annum and PIK interest will accrue at a rate of 9.625% per annum. HBAC will elect the form of interest payment with respect to each interest period prior to the beginning of the applicable interest period and will pay interest in cash for the interest period commencing October 1, 2007.

The financing arrangements contain a number of customary covenants and restrictions, and HBAC was in compliance with these covenants as of December 31, 2007. Our credit agreement includes a covenant which requires us to maintain specified quarterly consolidated secured debt ratios commencing March 31, 2008.

The minimum principal repayment requirements on long-term debt are as follows:

(In millions)
2008	$13.0
2009	13.0
2010	13.0
2011	13.0
2012	13.0
Thereafter	2,325.3

Total	$2,390.3

Notes payable represents a deferred payment obligation to a supplier under which the supplier is paid by a lender upon HBAC’s receipt of goods, and HBAC pays the lender within 155 days under terms of the underlying short-term promissory notes, with interest determined at the five month LIBOR plus 1.85%. The weighted-average interest rate for the $56.6 million of notes payable outstanding at December 31, 2007 was 6.83%. HBAC treats the issuance of these notes payable as a non-cash financing transaction, and $81.1 million of notes were issued during the nine months ended December 31, 2007.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

13.	Commitments and Contingencies

At December 31, 2007, HBAC had commitments under long-term operating leases requiring approximate annual rental payments as follows:

(In millions)
2008	$7.0
2009	6.6
2010	3.2
2011	2.6
2012	1.6
Thereafter	36.0

Total	$57.0

Rent expense was $6.6 million for the nine months ended December 31, 2007. RA rent expense was $6.3 million, $24.3 million and $23.8 million for the three months ended March 25, 2007, and for the years ended December 31, 2006 and 2005, respectively. Subsequent to the Acquisition, Raytheon retained certain lease obligations that were previously held by RA.

In the normal course of business, HBAC leases equipment, office buildings, and other facilities under leases that include standard escalation clauses for adjusting rent payments to reflect changes in price indices, as well as renewal options.

HBAC has committed to construct facilities and purchase equipment under contracts with various third parties. At December 31, 2007, future payments of $6.8 million are required under these contracts.

HBAC has assigned certain leasehold interests to third parties but remains liable to the lessor to the extent the assignee defaults on future lease payments amounting to $10.9 million at December 31, 2007, extending through 2021.

At December 31, 2007, HBAC had commitments related to services to be provided for its information technology function requiring minimum annual payments as follows:

(In millions)
2008	$16.3
2009	17.4
2010	4.6
2011	3.4
2012	3.4
Thereafter	1.7

Total	$46.8

HBAC retains liability for losses and expenses for aircraft product liability up to a maximum of $5 million per occurrence and $20 million per fiscal year. Insurance purchased from third parties is expected to cover excess aggregate liability exposure from $20 million to $750 million. This coverage also includes the excess liability over $5 million per occurrence. Under the purchase agreement relating to the Acquisition, Raytheon has retained liability for product liability claims relating to occurrences after April 1, 2001 until closing of the Acquisition. We retain liability for claims relating to occurrences prior to April 1, 2001, subject to limited exceptions covering specific liabilities retained by Raytheon. The aircraft product liability reserve at December 31, 2007 was $7.4 million based on management’s estimate of its expected losses not covered by third party insurers. HBAC currently has no offsetting receivable for insurance recovery associated with this estimate.

HBAC is involved in various stages of investigation and cleanup related to remediation of various environmental sites. HBAC’s estimate of total environmental remediation costs expected to be incurred is $2.5 million. Discounted at a weighted-average risk-free rate of 6.0%, HBAC estimates the liability to be $1.5 million and accrued this amount in other accrued expenses at December 31, 2007. In conjunction with the Acquisition, Raytheon retained environmental liability reserves of approximately $8.2 million. Due to the complexity of environmental laws and regulations, the varying costs and effectiveness of alternative cleanup methods and

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

technologies, the uncertainty of insurance coverage, and the unresolved extent of HBAC’s responsibility, it is difficult to determine the ultimate outcome of these matters. However, any additional liability is not expected to have a material adverse effect on HBAC’s financial position, results of operations, or liquidity.

Environmental remediation costs expected to be incurred are:

(In millions)
2008	$0.3
2009	0.2
2010	0.1
2011	0.1
2012	0.1
Thereafter	1.7

Total	$2.5

HBAC issues guarantees and has banks and surety companies issue, on its behalf, letters of credit and surety bonds to meet various administrative, bid, performance, warranty, retention, and advance payment obligations of HBAC or its affiliates. Approximately $101.0 million, $68.8 million, and $3.8 million of these guarantees, letters of credit, and surety bonds, for which there were stated values, were outstanding at December 31, 2007, respectively.

At December 31, 2006, RA had $14.8 million, $62.4 million and $1.2 million in outstanding guarantees with stated values, letters of credit and surety bonds, respectively. In addition, Raytheon provided a customer an indemnity agreement in support of RA’s contractual obligations with a stated maximum value of $125.0 million. Upon completion of the Acquisition, this indemnity was terminated upon the mutual consent of the parties involved.

HBAC is subject to oversight by the FAA. The FAA routinely evaluates aircraft operational and safety requirements and is responsible for certification of new and modified aircraft. Future action by the FAA may adversely affect HBAC’s financial position, results of operations, and liquidity, including recovery of its investment in new aircraft.

HBAC as a defense contractor is subject to many levels of audit and investigation. Agencies that oversee contract performance include: the Defense Contract Audit Agency, the U.S. Department of Defense Inspector General, the Government Accountability Office, the U.S. Department of Justice, and Congressional Committees.

On October 12, 2007, an action was filed by Paragon & Co. and Charles A. Lubash in the Superior Court of the State of California, County of Los Angeles against The Goldman Sachs Group, Inc., Sanjeev Mehra (an employee of Goldman, Sachs & Co. and one of our directors), Hawker Beechcraft Inc., Hawker Beechcraft Charter & Management, Inc. and Hawker Beechcraft Services, Inc. The complaint alleges that defendants breached an oral agreement with the plaintiffs whereby the plaintiffs would be compensated in connection with the arrangement and structuring of the acquisition of Raytheon Aircraft and, alternatively, that defendants defrauded plaintiffs in connection with such an arrangement. The plaintiffs seek up to $300 million in damages. On November 20, 2007, defendants removed the action to the federal district court in the Central District of California. Plaintiffs have moved to remand the action to California state court. We intend to vigorously defend the action. The ultimate liability, if any, of this action is presently indeterminable.

In addition, various claims and legal proceedings generally incidental to the normal course of business are pending or threatened against HBAC. While the ultimate liability or potential range of loss, if any, from these proceedings is presently indeterminable, any additional liability is not expected to have a material adverse effect on HBAC’s financial position, results of operations, or liquidity.

14.	Industrial Revenue Bonds

We utilize Industrial Revenue Bonds (“IRBs”) issued by Sedgwick County, Kansas to finance the purchase and/or construction of certain real and personal property, and then lease the property purchased with the IRB proceeds from the county. As a result, we have a capital lease obligation to Sedgwick County and hold Sedgwick county IRB investments in identical amounts. We record the property on our consolidated balance sheet. We also record the capital lease obligation to lease the property associated with the IRB, and as holder of the IRBs, we offset those lease payments with the IRB interest and principal payments due to us.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

Sedgwick County owns the property purchased with the IRBs and leases it to us, so no net debt associated with the IRBs is reflected on our consolidated financial statements. Upon maturity or redemption of the bonds, title to the leased property reverts to us. Tax benefits associated with IRBs include a provision for 10-year property tax abatement and sales tax exemption from the Kansas Department of Revenue.

We are required to make semi-annual capital lease payments to Sedgwick County and simultaneously Sedgwick County remits to us, as the holder of the IRBs, interest and principal payments on the IRBs in the same amounts.

Capital leases for property, plant and equipment with purchase values of $815.5 million and $830.1 million at December 31, 2007 and 2006, respectively, were financed through the Sedgwick County Industrial Revenue Bonds.

Covenants in place require the maintenance of corporate existence by HBAC, continued repair of the IRB financed property, payment of certain taxes and insurance of the property, certain restrictions regarding the sale or other encumbrance of the IRB financed property or assignment of the lease to an unrelated entity, as well as restrictions regarding use of the property which conform to restrictions set forth in the Internal Revenue Code. HBAC was in compliance with the covenants at December 31, 2007.

15.	Related Party Transactions

Onex Partners II LP and its affiliated entities own approximately 49% of the issued and outstanding common stock of HBI. Affiliates of Onex Partners II LP currently own a controlling interest in Spirit AeroSystems Holdings, Inc. (“Spirit”), one of our suppliers. Spirit supplies certain components for our Hawker aircraft, and we believe that purchases of components from Spirit are based on standard market terms. For the nine months ended December 31, 2007, we received components from Spirit of approximately $19.8 million. Amounts included in accounts payable to Spirit at December 31, 2007 were not significant.

A member of the Board of Directors of HBI is also a member of the Board of Directors of Spirit.

GS Capital Partners VI, L.P. and other private equity funds affiliated with Goldman, Sachs & Co. own approximately 49% of the issued and outstanding common stock of HBI. We have filed a “market-making” registration statement under the Securities Act in order to enable Goldman, Sachs & Co. to engage in market-making activities for the notes. Goldman Sachs & Co. acted as an Initial Purchaser in the 2007 offering of the outstanding notes. Goldman Sachs Credit Partners L.P., an affiliate of GS Capital Partners VI, L.P. and its related investment funds, acted as the joint lead arranger, joint book runner, syndication agent and a lender under our senior secured credit facilities. In addition, Goldman, Sachs & Co., Goldman Sachs Credit Partners L.P. and its affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates.

We entered into a management services arrangement with the investment managers of GS Capital Partners VI, L.P., and its related funds, and of Onex Partners II LP, respectively, effective upon the closing of the Acquisition. Under the arrangement, we pay these parties an annual aggregate fee of $2.0 million, plus reasonable out-of-pocket expenses, as compensation for various advisory services. This fee is shared equally by the two sets of investment managers. We also agreed to indemnify these parties and their affiliates for liabilities arising from their actions under the management services arrangement. In addition, in consideration of services performed in connection with the Acquisition, we paid GS Capital Partners VI, L.P. and Onex Partners II LP an aggregate one-time fee of $25.0 million upon closing of the Acquisition.

Related party transactions for the Predecessor periods refer to transactions with Raytheon and its affiliates.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

16.	Business Segment Reporting

Reportable segments include the following: Business and General Aviation, Trainer Aircraft, and Customer Support. Business and General Aviation designs, develops, manufactures, markets and sells commercial and specially modified general aviation aircraft. Trainer Aircraft designs, develops, manufactures, markets, and sells military training aircraft to the U.S. Government and foreign governments. Customer Support provides parts and service support for the in-service aircraft worldwide. Historically, the Business and General Aviation and Customer Support segment net sales included sales to parties affiliated with Raytheon as well as intersegment sales recorded at cost plus a specified fee, which may differ from what the selling entity would be able to obtain on external sales. Subsequent to the Acquisition, any sales to parties affiliated with Raytheon are reported as external sales. The Trainer Aircraft segment does not have either related party or intersegment sales.

While some working capital accounts are maintained on a segment basis, much of the Company’s assets are not managed or maintained on a segment basis. Property, plant and equipment, including tooling, is used in the design and production of products for each of the segments and, therefore, is not allocated to any individual segment. In addition, cash, prepaid expenses, other assets and deferred taxes are maintained and managed on a consolidated basis and generally do not pertain to any particular segment. Raw materials and certain component parts are used in production across all segments. Work in process inventory is identifiable by segment but is managed and evaluated at the program level. As there is no segmentation of the Company’s productive assets, no allocation of these amounts has been made for purposes of segment disclosure.

Segment financial results were as follows:

	Successor	Predecessor
Net Sales	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
(In millions)
Business and General Aviation	$2,211.9	$490.6	$2,246.6	$2,124.3
Trainer Aircraft	266.0	91.2	420.0	422.9
Customer Support	418.8	116.4	551.4	579.5
Eliminations	(103.3)	(27.4)	(122.6)	(145.9)

Total	$2,793.4	$670.8	$3,095.4	$2,980.8

There were no sales to affiliated parties in the nine months ended December 31, 2007. Sales to affiliated parties for the three months ended March 25, 2007 were $17.4 million and $3.1 million for Business and General Aviation and Customer Support, respectively. Sales to affiliated parties for the years ended December 31, 2006 and December 31, 2005, respectively, were $59.2 million and $41.9 million for Business and General Aviation, and $59.4 million and $83.3 million for Customer Support.

Intersegment sales in the nine months ended December 31, 2007, three months ended March 25, 2007 and years ended December 31, 2006 and 2005, respectively, were $57.7 million, $13.5 million, $70.7 million and $87.1 million for Business and General Aviation and $45.6 million, $13.9 million, $51.9 million and $58.8 million for Customer Support.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

	Successor	Predecessor
Operating Income	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
(In millions)
Business and General Aviation	$85.6	$8.9	$134.9	$46.5
Trainer Aircraft	14.1	12.2	52.0	68.6
Customer Support	46.0	9.6	30.6	12.0
Eliminations	2.6	0.7	(1.4)	(4.3)

Total	$148.3	$31.4	$216.1	$122.8

Geographic results were as follows:

	Successor	Predecessor
Sales	Nine Months Ended December 31, 2007	Three Months Ended March 25, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
(In millions)
United States	$1,697.8	$424.2	$2,042.4	$2,152.8
Outside United States	1,095.6	246.6	1,053.0	828.0

Total Sales	$2,793.4	$670.8	$3,095.4	$2,980.8

Long-Lived Assets	Successor	Predecessor
(In millions)	December 31, 2007	December 31, 2006
United States	$2,605.8	$620.7
Outside United States	3.0	0.6

Total Long-Lived Assets	$2,608.8	$621.3

The country of destination was used to attribute sales to either United States or Outside United States (excluding foreign military sales, which are considered domestic sales). Long-lived assets are defined as total non-current assets less balances related to long-term finance receivables, deferred tax assets and financial instruments. Long-lived assets outside the United States are those held by our foreign subsidiaries.

17.	Accounting Standards

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the expected impact on its financial statements of adopting SFAS 157. In December 2007, the FASB proposed FASB Staff Position (“FSP”) FAS 157-b to allow a one-year deferral of adoption of SFAS 157 for nonfinancial assets and nonfinancial liabilities that are recognized at fair value on a nonrecurring basis. The comment deadline for FSP FAS 157-b was January 16, 2008. In November 2007, the FASB issued proposed FSP SFAS 157-a—Application of FASB Statement No. 157 to FASB Statement No. 13 And Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions. The comment deadline on this proposed FSP was January 4, 2008. The ultimate outcome of these recent developments is currently unknown.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose, at specified election dates, to measure eligible items at fair value (the “fair value option”). A business entity shall report unrealized gains and losses on items for

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

which the fair value option has been elected in earnings at each subsequent reporting period. This accounting standard is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The effect, if any, of adopting SFAS 159 on our financial position and results of operations has not been determined.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) establishes a framework for principles and requirements for how an acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. This accounting standard is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. The effect, if any, of adopting SFAS 141(R) on our financial position and results of operations has not yet been determined. The impact of adopting SFAS 141(R) will depend on the nature, terms and size of business combinations completed after the effective date.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements- an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 amended Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This accounting standard is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. The effect, if any, of adopting SFAS 160 on our financial position and results of operations has not yet been determined.

18.	Quarterly Operating Results (Unaudited)

The following table represents our quarterly financial results:

(In millions)	Successor			Predecessor
2007	Fourth	Third	Second	First
Net sales	$1,221.3	$871.0	$701.1	$670.8
Gross margin	231.9	149.3	42.6	112.2
Operating income (loss)	122.8	62.1	(36.6)	31.4

Net income (loss)	$56.6	$21.3	$(77.1)	$10.2

(In millions)	Predecessor
2006	Fourth	Third	Second	First
Net sales	$1,014.0	$796.4	$780.4	$504.6
Gross margin	181.5	141.3	114.4	73.1
Operating income	91.2	68.7	46.1	10.1

Net income (loss)	$43.5	$31.8	$17.9	$(3.1)

Operating income for the Successor periods includes the impact of non-recurring purchase accounting adjustments related to inventory and foreign exchange contracts as a result of the Acquisition of $59.9 million, $19.7 million and $25.6 million for the second, third and fourth quarters of 2007, respectively. Included in the fourth quarter of 2007 were purchase accounting charges of $6.4 million that should have been expensed in the third quarter. In addition, operating income for the Successor periods was impacted by increased depreciation and amortization charges as a result of the purchase accounting step-up in the cost basis of property, plant and equipment and intangible assets of $15.3 million, $15.3 million and $17.5 million for the second, third and fourth quarters of 2007, respectively.

19.	Financial Instruments

At December 31, 2007, HBAC recorded forward exchange contracts designated as cash flow hedges at their fair values. Unrealized gains of $11.7 million were included in non-current assets and unrealized losses of $6.0 million were included in current liabilities. The offset was included in accumulated other comprehensive income, net of tax. Approximately $8.7 million of net gains are expected to be reclassified to earnings over the next twelve months as the underlying transactions mature and the hedged items impact earnings. Gains and losses resulting from these cash flow hedges offset the foreign exchange gains and losses on the underlying assets or liabilities being hedged. The maturity dates of the forward exchange contracts outstanding at December 31, 2007 extend through March 2009.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

At December 31, 2007 and 2006, HBAC and RA had foreign exchange contracts of $466.4 million and $408.2 million, respectively, to buy U.K. pound sterling. At December 31, 2007, HBAC also had foreign exchange contracts of $12.9 million to sell U.K. pound sterling. Buy amounts represent the U.S. dollar equivalent of commitments to purchase foreign currencies, and sell amounts represent the U.S. dollar equivalent of commitments to sell foreign currencies. Foreign exchange contracts that do not involve U.S. dollars have been converted to U.S. dollars for disclosure purposes.

Foreign currency forward contracts, used to fix the dollar value of specific commitments and payments to international vendors and the value of foreign currency-denominated receipts, have maturities at various dates through 2009 as follows:

(In millions)	Buy	Sell	Total
2008	$366.8	$(12.9)	$353.9
2009	99.6	—	99.6

Total	$466.4	$(12.9)	$453.5

As discussed in Note 12, HBAC holds an interest rate swap that corresponds to a portion of its fixed rate debt in order to effectively hedge interest rate risk and to effectively convert a LIBOR-based floating rate to a fixed rate. The swap was designated as a cash flow hedge and an unrealized loss on the swap of $15.7 million was included in non-current liabilities at December 31, 2007. Changes in the fair value of this instrument are expected to be highly effective in offsetting the fluctuations in the floating interest rate and are recorded in accumulated other comprehensive income. Amounts are reclassified into earnings when interest is recorded on the underlying debt.

20.	Concentration Risk

Major Customers

For the nine months ended December 31, 2007, one external customer represented 11% of sales. For the three months ended March 25, 2007, one external customer represented 18% of sales. For the year ended December 31, 2006, one external customer represented 14% of sales. Three external customers represented 10% or more, and 46% in the aggregate, of total finance receivables at December 31, 2006. For the year ended December 31, 2005, one external customer represented 14% of sales.

21.	Subsequent Event

On February 21, 2008, the Company signed a definitive agreement to sell its aircraft fuel and line support operations to BBA Aviation for approximately $128.5 million. The sale is subject to customary conditions and regulatory approvals and is expected to close in May 2008. The fuel and line support operations are included in the Customer Support segment. For the nine months ended December 31, 2007, the operations being sold generated $56.5 million in total sales, representing 13.5% of total sales for the Customer Support segment.

22.	Subsidiary Guarantor Financial Information

In connection with the Acquisition described in Note 3 and as a part of the related financings, HBAC executed a $1,810.0 million credit agreement that includes a $1,300.0 million secured term loan, a $400.0 million secured revolving credit facility, and a $110.0 million synthetic letter of credit facility. The secured term loan requires quarterly principal payments of 0.25% of the original outstanding principal through December 2013 with the remaining outstanding balance paid in full in March 2014. In connection with the Acquisition, HBAC issued $400.0 million in senior fixed rate notes due April 2015, $400.0 million in senior PIK-election notes due April 2015, and $300.0 million in senior subordinated notes due April 2017. The notes are guaranteed on a full, unconditional, joint and several basis by the Company’s 100% owned domestic subsidiaries. Non-guarantors consist primarily of foreign subsidiaries of the Company, which are organized outside the United States of America.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

The following consolidating financial information presents:

Condensed Consolidating Statements of Financial Position as of December 31, 2007 for the Successor and as of December 31, 2006 for the Predecessor; Condensed Consolidating Statements of Operations for the nine months ended December 31, 2007 for the Successor and the three months ended March 25, 2007 and the years ended December 31, 2006 and 2005 for the Predecessor; and Condensed Consolidating Statements of Cash Flows for the nine months ended December 31, 2007 for the Successor and the three months ended March 25, 2007 and the years ended December 31, 2006 and 2005 for the Predecessor.

Elimination entries necessary to consolidate the Successor and Predecessor, with their respective guarantor subsidiaries and non-guarantor subsidiaries, have been included in the eliminations columns. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

CONDENSED CONSOLIDATING STATEMENT OF FINANCIAL POSITION —SUCCESSOR

AS OF DECEMBER 31, 2007

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Assets
Current assets
Cash and cash equivalents	$558.1	$0.7	$10.7	$—	$569.5
Intercompany receivables	0.5	2.1	4.0	(6.6)	—
Accounts and notes receivable, net	1.1	73.4	5.6	—	80.1
Finance receivables, net	—	0.2	—	—	0.2
Unbilled revenue	—	19.8	4.3	—	24.1
Inventories, net	—	1,282.2	7.1	—	1,289.3
Current deferred income tax asset	4.2	42.7	1.0	—	47.9
Prepaid expenses and other current assets	—	47.8	1.0	—	48.8

Total current assets	563.9	1,468.9	33.7	(6.6)	2,059.9

Property, plant and equipment, net	15.9	636.9	2.9	—	655.7
Investment in subsidiaries	2,901.9	—	—	(2,901.9)	—
Goodwill	—	716.0	—	—	716.0
Intangible assets, net	—	1,118.2	—	—	1,118.2
Other assets, net	64.8	60.5	0.1	—	125.4

Total assets	$3,546.5	$4,000.5	$36.7	$(2,908.5)	$4,675.2

Liabilities and Equity
Current liabilities
Notes payable and current portion of long-term debt	$(17.4)	$87.0	$—	$—	$69.6

Advance payments and billings in excess of costs incurred	—	540.0	1.2	—	541.2
Accounts payable	58.8	286.8	4.9	(26.8)	323.6
Accrued salaries and wages	4.3	55.9	0.3	—	60.5
Accrued interest payable	23.5	1.9	—	—	25.4
Other accrued expenses	(44.3)	207.0	9.1	—	171.8

Total current liabilities	24.9	1,178.6	15.5	(26.8)	1,192.1

Long-term debt	2,043.9	333.4	—	—	2,377.3
Intercompany loan	462.2	(484.3)	1.9	20.2	—
Accrued retiree benefits and other long-term liabilities	15.7	84.2	—	—	99.9
Noncurrent deferred income tax liability	(4.6)	6.1	—	—	1.5

Total liabilities	2,542.1	1,118.0	17.4	(6.6)	3,670.8

Total equity	1,004.4	2,882.6	19.3	(2,901.9)	1,004.4

Total liabilities and equity	$3,546.5	$4,000.5	$36.7	$(2,908.5)	$4,675.2

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

RAYTHEON AIRCRAFT

CONDENSED CONSOLIDATING STATEMENT OF FINANCIAL POSITION- PREDECESSOR

AS OF DECEMBER 31, 2006

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Assets
Current assets
Cash and cash equivalents	$18.5	$1.6	$5.8	$—	$25.9
Accounts and notes receivable, net	—	91.0	7.9	—	98.9
Finance receivables, net	—	57.0	—	—	57.0
Unbilled revenue	—	17.3	10.1	—	27.4
Inventories, net	—	1,426.6	10.9	—	1,437.5
Current deferred income taxes	—	109.0	—	—	109.0
Prepaid expenses and other current assets	0.1	69.1	1.4	—	70.6

Total current assets	18.6	1,771.6	36.1	—	1,826.3
Property, plant, and equipment, net	—	520.2	0.6	—	520.8
Intangible assets, net	—	53.1	—	—	53.1
Investment in subsidiaries	887.9	—	—	(887.9)	—
Other assets, net	—	95.6	22.4	—	118.0

Total assets	$906.5	$2,440.5	$59.1	$(887.9)	$2,518.2

Liabilities and Equity
Current liabilities
Notes payable and current portion of long-term debt	$(88.8)	$88.8	$—	$—	$—
Advance payments and billings in excess of costs incurred	—	424.4	0.1	—	424.5
Accounts payable	117.8	257.2	(14.5)	—	360.5
Accrued salaries and wages	1.2	36.8	0.2	—	38.2
Other accrued expenses	(2.4)	170.6	4.6	—	172.8

Total current liabilities	27.8	977.8	(9.6)	—	996.0
Long-term debt	(365.4)	365.4	—	—	—
Accrued retiree benefits and other long-term liabilities	—	106.8	93.2	—	200.0
Deferred income taxes	—	107.4	(29.3)	—	78.1

Total liabilities	(337.6)	1,557.4	54.3	—	1,274.1
Total equity	1,244.1	883.1	4.8	(887.9)	1,244.1

Total liabilities and equity	$906.5	$2,440.5	$59.1	$(887.9)	$2,518.2

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS- SUCCESSOR

FOR THE NINE MONTHS ENDED DECEMBER 31, 2007

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Sales	$—	$2,759.1	$53.3	$(19.0)	$2,793.4
Cost of sales	(0.1)	2,344.4	44.3	(19.0)	2,369.6

Gross margin	0.1	414.7	9.0	—	423.8

Selling, general and administrative expenses	0.1	200.1	5.2	—	205.4
Research and development expenses	—	70.1	—	—	70.1

Operating income	—	144.5	3.8	—	148.3

Interest expense (income), net	133.6	18.9	(0.2)	—	152.3
Other expense, net	—	0.2	0.8	—	1.0
Equity (income) loss in subsidiaries	(88.5)	—	—	88.5	—

Non-operating expense, net	45.1	19.1	0.6	88.5	153.3

(Loss) income before taxes	(45.1)	125.4	3.2	(88.5)	(5.0)
(Benefit from) provision for income taxes	(45.9)	38.7	1.4	—	(5.8)

Net income (loss)	$0.8	$86.7	$1.8	$(88.5)	$0.8

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

RAYTHEON AIRCRAFT

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS- PREDECESSOR

FOR THE THREE MONTHS ENDED MARCH 25, 2007

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Sales	$—	$657.0	$13.8	$—	$670.8
Cost of sales	—	544.0	14.6	—	558.6

Gross margin	—	113.0	(0.8)	—	112.2

Selling, general and administrative expenses	0.4	58.2	0.9	—	59.5
Research and development expenses	—	21.3	—	—	21.3

Operating (loss) income	(0.4)	33.5	(1.7)	—	31.4

Intercompany interest (income) expense, net	(6.4)	22.2	—	—	15.8
Interest (income) expense, net	(7.5)	6.6	—	—	(0.9)
Other (income) expense, net	—	(0.2)	0.1	—	(0.1)
Equity (income) loss in subsidiaries	(1.2)	—	—	1.2	—

Non-operating (income) expense, net	(15.1)	28.6	0.1	1.2	14.8

Income (loss) before taxes	14.7	4.9	(1.8)	(1.2)	16.6
Provision for income taxes	4.5	1.9	—	—	6.4

Net income (loss)	$10.2	$3.0	$(1.8)	$(1.2)	$10.2

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

RAYTHEON AIRCRAFT

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS- PREDECESSOR

FOR THE YEAR ENDED DECEMBER 31, 2006

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Sales	$—	$3,046.9	$48.5	$—	$3,095.4
Cost of sales	—	2,527.7	57.4	—	2,585.1

Gross margin	—	519.2	(8.9)	—	510.3

Selling, general and administrative expenses	—	206.4	4.6	—	211.0
Research and development expenses	—	83.2	—	—	83.2

Operating income (loss)	—	229.6	(13.5)	—	216.1

Intercompany interest (income) expense, net	(39.6)	131.2	—	—	91.6
Interest (income) expense, net	(93.3)	78.8	(0.1)	—	(14.6)
Other expense (income), net	0.1	(1.5)	(0.1)	—	(1.5)
Equity (income) loss in subsidiaries	(0.2)	—	—	0.2	—

Non-operating (income) expense , net	(133.0)	208.5	(0.2)	0.2	75.5

Income (loss) before taxes	133.0	21.1	(13.3)	(0.2)	140.6
Provision for income taxes	42.9	7.6	—	—	50.5

Net income (loss)	$90.1	$13.5	$(13.3)	$(0.2)	$90.1

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

RAYTHEON AIRCRAFT

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS- PREDECESSOR

FOR THE YEAR ENDED DECEMBER 31, 2005

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Sales	$—	$2,942.8	$38.0	$—	$2,980.8
Cost of Sales	—	2,552.3	35.1	—	2,587.4

Gross Margin	—	390.5	2.9	—	393.4

Selling, general and administrative expenses	—	194.2	3.4	—	197.6
Research and development expenses	—	73.0	—	—	73.0

Operating income (loss)	—	123.3	(0.5)	—	122.8

Intercompany interest (income) expense, net	(35.9)	124.3	—	—	88.4
Interest (income) expense, net	(23.9)	9.8	(0.1)	—	(14.2)
Other (income) expense, net	(7.0)	6.0	0.1	—	(0.9)
Equity loss (income) in subsidiaries	11.8	—	—	(11.8)	—

Non-operating (income) expense, net	(55.0)	140.1	—	(11.8)	73.3

Income (loss) before taxes	55.0	(16.8)	(0.5)	11.8	49.5
Provision for (benefit from) income taxes	21.3	(5.4)	(0.1)	—	15.8

Net income (loss)	$33.7	$(11.4)	$(0.4)	$11.8	$33.7

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS- SUCCESSOR

FOR THE NINE MONTHS ENDED DECEMBER 31, 2007

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Net cash provided by operating activities	$517.4	$49.7	$12.1	$—	$579.2

Cash flows from investing activities:
Expenditures for property, plant, and equipment	(15.9)	(44.0)	(1.4)	—	(61.3)
Acquisition of business, net of cash acquired	(3,216.5)	—	—	—	(3,216.5)
Proceeds from sale of business	2.5	—	—	—	2.5
Proceeds from sale of property, plant and equipment	—	0.1	—	—	0.1
Additions to intangible assets	—	(5.1)	—	—	(5.1)

Net cash used in investing activities	(3,229.9)	(49.0)	(1.4)	—	(3,280.3)

Cash flows from financing activities:
Equity contributions	976.7	—	—	—	976.7
Issuance of long-term debt	2,400.0	—	—	—	2,400.0
Debt issuance costs	(72.0)	—	—	—	(72.0)
Payment of term loan and notes payable	(34.1)	—	—	—	(34.1)

Net cash provided by financing activities	3,270.6	—	—	—	3,270.6

Effect of exchange rates on cash and cash equivalents	—	—	—	—	—
Net increase in cash and cash equivalents	558.1	0.7	10.7	—	569.5
Cash and cash equivalents at beginning of period	—	—	—	—	—

Cash and cash equivalents at end of period	$558.1	$0.7	$10.7	$—	$569.5

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

RAYTHEON AIRCRAFT

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS- PREDECESSOR

FOR THE THREE MONTHS ENDED MARCH 25, 2007

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Net cash (used in) provided by operating activities	$(133.2)	$28.8	$(2.9)	$—	$(107.3)

Cash flows from investing activities:
Expenditures for property, plant, and equipment	—	(26.2)	—	—	(26.2)
Proceeds from sale of property, plant and equipment	—	—	—	—	—
Additions to intangible assets	—	(1.1)	—	—	(1.1)

Net cash used in investing activities	—	(27.3)	—	—	(27.3)

Cash flows from financing activities:
Net transfers from Raytheon	117.4	—	—	—	117.4

Net cash provided by financing activities	117.4	—	—	—	117.4

Effect of exchange rates on cash and cash equivalents	—	—	—	—	—
Net (decrease) increase in cash and cash equivalents	(15.8)	1.5	(2.9)	—	(17.2)
Cash and cash equivalents at beginning of period	18.5	1.6	5.8	—	25.9

Cash and cash equivalents at end of period	$2.7	$3.1	$2.9	$—	$8.7

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

RAYTHEON AIRCRAFT

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS- PREDECESSOR

FOR THE YEAR ENDED DECEMBER 31, 2006

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Net cash provided by operating activities	$320.5	$48.2	$1.0	$—	$369.7

Cash flows from investing activities:
Expenditures for property, plant, and equipment	—	(46.0)	(0.1)	—	(46.1)

Proceeds from sales of property, plant and equipment	—	0.8	—	—	0.8
Additions to intangible assets	—	(1.7)	—	—	(1.7)

Net cash used in investing activities	—	(46.9)	(0.1)	—	(47.0)

Cash flows from financing activities:
Net transfers to Raytheon	(323.8)	—	—	—	(323.8)

Net cash used in financing activities	(323.8)	—	—	—	(323.8)

Effect of exchange rates on cash and cash equivalents	1.3	—	—	—	1.3

Net (decrease) increase in cash and cash equivalents	(2.0)	1.3	0.9	—	0.2
Cash and cash equivalents at beginning of period	20.5	0.3	4.9	—	25.7

Cash and cash equivalents at end of period	$18.5	$1.6	$5.8	$—	$25.9

Hawker Beechcraft Acquisition Company, LLC

Notes to Consolidated Financial Statements

RAYTHEON AIRCRAFT

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS- PREDECESSOR

FOR THE YEAR ENDED DECEMBER 31, 2005

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Net cash provided by operating activities	$49.9	$39.0	$2.5	$—	$91.4

Cash flows from investing activities:
Expenditures for property, plant, and equipment	—	(39.6)	(0.2)	—	(39.8)

Proceeds from sales of property, plant and equipment	—	3.0	—	—	3.0
Additions to intangible assets	—	(2.2)	—	—	(2.2)

Net cash used in investing activities	—	(38.8)	(0.2)	—	(39.0)

Cash flows from financing activities:
Net transfers to Raytheon	(44.0)	—	—	—	(44.0)

Net cash used in financing activities	(44.0)	—	—	—	(44.0)

Effect of exchange rates on cash and cash equivalents	(0.5)	—	—	—	(0.5)

Net increase in cash and cash equivalents	5.4	0.2	2.3	—	7.9
Cash and cash equivalents at beginning of period	15.1	0.1	2.6	—	17.8

Cash and cash equivalents at end of period	$20.5	$0.3	$4.9	$—	$25.7

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses incurred or expected to be incurred in connection with this registration statement and the transactions contemplated hereby:

ITEM	AMOUNT
SEC registration fee(1)	$(1)
Printing and engraving expenses	$20,000
Legal fees and expenses	$10,000
Trustee fees	$—
Accounting fees and expenses	$10,000
Miscellaneous expenses	$10,000

(1)	Pursuant to Rule 457(q) of the Securities Act, no filing fee is required.

Item 14.	Indemnification of Directors and Officers.

Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company are incorporated under the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporate Law, which we refer to as the “DGCL,” permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the corporation or its shareholders, for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, for conduct that falls under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit.

In addition, pursuant to Section 145 of the DGCL, the Company generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Delaware Registrants also have the power to purchase and maintain insurance for such directors and officers.

The DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The amended and restated limited liability company agreement for Hawker Beechcraft Acquisition Company, LLC and the bylaws of Hawker Beechcraft Notes Company provide for the indemnification of their respective directors and officers to the fullest extent authorized by the laws of the State of Delaware.

Other Registrants

The other registrants are organized in Delaware, Kansas and Arkansas. Indemnification of such registrants’ directors and officers provided by applicable law, by the registrants’ organizational documents, by contract or otherwise are substantially similar to that afforded to the directors and officers of Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company and under the DGCL.

Item 15.	Recent Sales of Unregistered Securities.

During the three years preceding the filing of this registration statement, the Registrants have not sold their securities without registration under the Securities Act of 1933, as amended (the “Securities Act”) except as described below.

On March 26, 2007, Hawker Beechcraft Acquisition Company LLC and Hawker Beechcraft Notes Company (together, the “Company”) issued (i) $400,000,000 in aggregate principal amount of its 8.5% Senior Fixed Rate Notes due April 1, 2015 (the “Senior Fixed Rate Notes”), (ii) $400,000,000 in aggregate principal amount of its 8.875%/9.625% Senior PIK-Election Notes due April 1, 2015 (the “Senior PIK-Election Notes”) and (iii) $300,000,000 in aggregate principal amount of its new 9.75% Senior Subordinated Notes due April 1, 2017 (the “Senior Subordinated Notes” and together with the Senior Fixed Rate Notes and Senior PIK-Election Notes, the “Notes”). The Notes are guaranteed by guarantors listed on page ii of this registration statement. The sales of the Notes were made in private placements pursuant to Section 4(2) of the Securities Act. To the extent applicable, the initial resale of the Notes by Goldman, Sachs & Co. and the other initial purchasers thereof was made to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act and, therefore, was exempt under Section 4(2) of the Securities Act.

No other sales of the Registrants’ securities have taken place within the last three years.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(b)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(c)	The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By:	Hawker Beechcraft, Inc., its Sole Member

By:	/s/ JAMES K. SANDERS
James K. Sanders, Vice President and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. KNIGHT James D. Knight	Vice President and Controller (Principal Accounting Officer)	March 27, 2008

* James K. Sanders	Vice President and Chief Financial Officer (Principal Financial Officer)	March 27, 2008

* James E. Schuster	President (Principal Executive Officer)	March 27, 2008

*By:	/S/ JAMES D. KNIGHT
James D. Knight
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

HAWKER BEECHCRAFT NOTES COMPANY

By:	/s/ JAMES K. SANDERS
James K. Sanders,
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. KNIGHT James D. Knight	(Principal Accounting Officer)	March 27, 2008

* James K. Sanders	Vice President and Chief Financial Officer and Director (Principal Financial Officer)	March 27, 2008

* James E. Schuster	President (Principal Executive Officer)	March 27, 2008

*By:	/s/ JAMES D. KNIGHT
James D. Knight Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

HAWKER BEECHCRAFT FINANCE CORPORATION

By:	/s/ JAMES K. SANDERS
James K. Sanders, Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. KNIGHT James D. Knight	(Principal Accounting Officer)	March 27, 2008

* Gail E. Lehman	Director	March 27, 2008

* James K. Sanders	Vice President and Chief Financial Officer (Principal Financial Officer)	March 27, 2008

* James E. Schuster	President and Director (Principal Executive Officer)	March 27, 2008

*By:	/s/ JAMES D. KNIGHT
James D. Knight Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

HAWKER BEECHCRAFT CORPORATION

By:	/s/ JAMES K. SANDERS
James K. Sanders, Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. KNIGHT James D. Knight	Vice President and Controller (Principal Accounting Officer)	March 27, 2008

* Gail E. Lehman	Vice President, General Counsel and Secretary; and Director	March 27, 2008

* James K. Sanders	Vice President – Chief Financial Officer, and Director (Principal Financial Officer)	March 27, 2008

* James E. Schuster	President and Director (Principal Executive Officer)	March 27, 2008

*By:	/s/ JAMES D. KNIGHT
James D. Knight Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

RAPID AIRCRAFT PARTS INVENTORY AND DISTRIBUTION COMPANY, LLC

By:	Hawker Beechcraft Corporation, its Sole Member

By:	/s/ JAMES K. SANDERS
James K. Sanders, Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William E. Brown	President (Principal Executive Officer)	March 27, 2008

* James K. Sanders	Secretary (Principal Financial Officer)	March 27, 2008

/s/ JAMES D. KNIGHT James D. Knight	(Principal Accounting Officer)	March 27, 2008

*By:	/S/ JAMES D. KNIGHT
James D. Knight
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

ARKANSAS AEROSPACE, INC.

By:	/s/ JAMES K. SANDERS
James K. Sanders, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. KNIGHT James D. Knight	(Principal Accounting Officer)	March 27, 2008

* Gail E. Lehman	Secretary and Director	March 27, 2008

* James K. Sanders	President and Director (Principal Executive Officer) (Principal Financial Officer)	March 27, 2008

*By:	/S/ JAMES D. KNIGHT
James D. Knight
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

HAWKER BEECHCRAFT QUALITY SUPPORT COMPANY

By:	/s/ TONY L. CRAWFORD
Tony L. Crawford, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tony L. Crawford	President and Director (Principal Executive Officer)	March 27, 2008

* Lisa A. Haffner	Secretary and Director	March 27, 2008

* Gail E. Lehman	Vice President, Assistant Secretary and Director	March 27, 2008

/s/ JAMES D. KNIGHT James D. Knight	(Principal Accounting Officer)	March 27, 2008

* James K. Sanders	Assistant Secretary (Principal Financial Officer)	March 27, 2008

*By:	/S/ JAMES D. KNIGHT
James D. Knight
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

HAWKER BEECHCRAFT REGIONAL OFFICES, INC.

By:	/s/ CARROLL SHIVERS
Carroll Shivers, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Bobbi K. Erb	Director	March 27, 2008

* Lisa A. Haffner	Vice President, Secretary and Director	March 27, 2008

/s/ JAMES D. KNIGHT James D. Knight	Vice President and Controller (Principal Accounting Officer)	March 27, 2008

* James K. Sanders	Director (Principal Financial Officer)	March 27, 2008

* George M. Sellew	Director	March 27, 2008

* Carroll Shivers	President and Director (Principal Executive Officer)	March 27, 2008

*By:	/s/ JAMES D. KNIGHT
James D. Knight Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

BEECHCRAFT AVIATION COMPANY

By:	/s/ JAMES K. SANDERS
James K. Sanders, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. KNIGHT James D. Knight	(Principal Accounting Officer)	March 27, 2008

* Gail E. Lehman	Vice President, General Counsel, Secretary and Director	March 27, 2008

* James K. Sanders	President and Director (Principal Executive Officer)	March 27, 2008

* George M. Sellew	Vice President, Treasurer and Director (Principal Financial Officer)	March 27, 2008

*By:	/S/ JAMES D. KNIGHT
James D. Knight
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

HAWKER BEECHCRAFT SERVICES, INC.

By:	/s/ WILLIAM E. BROWN
William E. Brown, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William E. Brown	President and Director (Principal Executive Officer)	March 27, 2008

/s/ JAMES D. KNIGHT James D. Knight	(Principal Accounting Officer)	March 27, 2008

* James K. Sanders	Assistant Secretary (Principal Financial Officer)	March 27, 2008

* George M. Sellew	Vice President, Treasurer and Director	March 27, 2008

* Robert H. Sill	Vice President, Controller and Director	March 27, 2008

*By:	/S/ JAMES D. KNIGHT
James D. Knight
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

TRAVEL AIR INSURANCE COMPANY, LTD.

By:	/s/ JAMES D. KNIGHT
James D. Knight, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Pamela E. Bailey	Director	March 27, 2008

/s/ JAMES D. KNIGHT James D. Knight	President and Director (Principal Executive Officer) (Principal Accounting Officer)	March 27, 2008

* Gail E. Lehman	Director	March 27, 2008

* William L. Oliver, Jr.	Director	March 27, 2008

* James K. Sanders	(Principal Financial Officer)	March 27, 2008

* George M. Sellew	Director	March 27, 2008

*By:	/S/ JAMES D. KNIGHT
James D. Knight
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wichita, Kansas, on March 27, 2008.

TRAVEL AIR INSURANCE COMPANY (KANSAS)

By:	/s/ JAMES D. KNIGHT
James D. Knight, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Pamela E. Bailey	Director	March 27, 2008

/s/ JAMES D. KNIGHT James D. Knight	President and Director (Principal Executive Officer) (Principal Accounting Officer)	March 27, 2008

* Gail E. Lehman	Director	March 27, 2008

* William L. Oliver, Jr.	Director	March 27, 2008

* James K. Sanders	Assistant Secretary (Principal Financial Officer)	March 27, 2008

* George M. Sellew	Director	March 27, 2008

*By:	/S/ JAMES D. KNIGHT
James D. Knight
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
3.1.1	Certificate of Incorporation of Hawker Beechcraft Notes Company (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.1.2	By-laws of Hawker Beechcraft Notes Company (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.2.1	Certificate of Formation of Raytheon Aircraft Acquisition Company LLC (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.2.2	Certificate of Amendment of the Certificate of Formation of Raytheon Aircraft Acquisition Company LLC, changing its name to Hawker Beechcraft Acquisition Company, LLC (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.2.3	Limited Liability Company Agreement of Hawker Beechcraft Acquisition Company, LLC (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.3.1	Certificate of Incorporation of Raytheon Aircraft Finance Corporation (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.3.2	Certificate of Amendment of the Certificate of Incorporation of Raytheon Aircraft Finance Corporation, changing its name to Hawker Beechcraft Finance Corporation (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.3.3	By-laws of Hawker Beechcraft Finance Corporation (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.4.1	Restated Articles of Incorporation of Raytheon Aircraft Company (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.4.2	Certificate of Amendment of Restated Articles of Incorporation of Raytheon Aircraft Company, changing its name to Hawker Beechcraft Corporation (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.4.3	Restated By-laws of Hawker Beechcraft Corporation (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.5.1	Articles of Organization of RAPID, LLC (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.5.2	Certificate of Amendment of the Articles of Organization of RAPID, LLC changing its name to Raytheon Aircraft Parts Inventory and Distribution Company, LLC (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.5.3	Certificate of Amendment of the Articles of Organization of Raytheon Aircraft Parts Inventory and Distribution Company, LLC changing its name to Rapid Aircraft Parts Inventory and Distribution Company, LLC (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.5.4	Operating Agreement of Rapid Aircraft Parts Inventory and Distribution Company, LLC (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.6.1	Amended and Restated Articles of Incorporation of Arkansas Aerospace, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007)

3.6.2	Amended and Restated By-laws of Arkansas Aerospace, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007)

3.7.1	Articles of Incorporation of Beech Holdings, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007)

3.7.2	Certificate of Amendment of the Articles of Incorporation of Beech Holdings, Inc. changing its name to Raytheon Aircraft Holdings, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007)

3.7.3	Certificate of Amendment of the Articles of Incorporation of Raytheon Aircraft Holdings, Inc. changing its name to Raytheon Aircraft Quality Support Company (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.7.4	Certificate of Amendment of the Articles of Incorporation of Raytheon Aircraft Quality Support Company changing its name to Hawker Beechcraft Quality Support Company (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.7.5	By-laws of Hawker Beechcraft Quality Support Company (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.8.1	Restated Articles of Incorporation of Raytheon Aircraft Regional Offices, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007)

3.8.2	Certificate of Amendment of the Articles of Incorporation of Raytheon Aircraft Regional Offices, Inc. changing its name to Hawker Beechcraft Regional Offices, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007)

3.8.3	Restated By-laws of Hawker Beechcraft Regional Offices, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007)

3.9.1	Articles of Incorporation of International Lease Corporation (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.9.2	Certificate of Amendment of the Articles of Incorporation of International Lease Corporation changing its name to Beechcraft Aviation Company (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.9.3	By-laws of Beechcraft Aviation Company (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.10.1	Articles of Incorporation of United Airmotive Distributors, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.10.2	Certificate of Amendment of United Airmotive Distributors, Inc. changing its name to United Beechcraft, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.10.3	Certificate of Amendment of United Beechcraft, Inc. changing its name to Raytheon Aircraft Services, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.10.4	Certificate of Amendment of the Articles of Incorporation of Raytheon Aircraft Services, Inc. changing its name to Hawker Beechcraft Services, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.10.5	By-laws of Hawker Beechcraft Services, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.11.1	Articles of Incorporation of Travel Air Insurance Company, Ltd. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.11.2	By-laws of Travel Air Insurance Company, Ltd. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.11.3	Amendment of By-laws of Travel Air Insurance Company, Ltd. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.12.1	Articles of Incorporation of Travel Air Insurance Company (Kansas) (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.12.2	By-laws of Travel Air Insurance Company (Kansas) (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

3.12.3	Amendment of By-laws of Travel Air Insurance Company (Kansas) (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

4.1	Senior Indenture, dated March 26, 2007, among Hawker Beechcraft Acquisition Company LLC, Hawker Beechcraft Notes Company, the subsidiary guarantors named therein, and Wells Fargo Bank, N.A., as trustee, including Form of 8.5% Senior Fixed Rate Notes due April 1, 2015 and Form of 8.875%/9.625% Senior PIK-Election Notes due April 1, 2015 (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

4.2	Senior Subordinated Indenture, dated March 26, 2007, among Hawker Beechcraft Acquisition Company, LLC, Hawker Beechcraft Notes Company, the subsidiary guarantors named therein, and Wells Fargo Bank, N.A., as trustee, including Form of 9.75% Senior Subordinated Notes due April 1, 2017 (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

4.3	Registration Rights Agreement, dated March 26, 2007, among Hawker Beechcraft Acquisition Company, LLC, Hawker Beechcraft Notes Company, the subsidiary guarantors named therein, Goldman, Sachs & Co., and Credit Suisse Securities (USA) LLC (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

4.4	Hawker Beechcraft, Inc. Amended and Restated Shareholders’ Agreement, dated as of May 3, 2007, by and between Hawker Beechcraft, Inc., Onex, GSCP and Management Shareholders (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP (previously filed).

5.2	Opinion of Foulston Siefkin LLP (previously filed).

5.3	Opinion of Wright, Lindsey & Jennings LLP (previously filed).

10.1	Credit Agreement, dated March 26, 2007, among Hawker Beechcraft, Inc., Hawker Beechcraft Acquisition Company, LLC, Hawker Beechcraft Limited, each subsidiary of Hawker Beechcraft, Inc. as may from time to time become parties thereto, the Lenders named therein, Credit Suisse as LC Facility Issuing Bank, Credit Suisse, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as syndication agent, and Citibank North America, Inc., as documentation agent and other parties thereto from time to time (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.2	U.S. Pledge and Security Agreement, dated March 26, 2007, among Hawker Beechcraft, Inc., Hawker Beechcraft Acquisition Company, LLC, the subsidiary parties named therein, and Credit Suisse (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.3	Stock Purchase Agreement, dated December 20, 2006, by and among Raytheon Company, Raytheon Aircraft Holdings, Inc., Raytheon Aircraft Services Limited, Hawker Beechcraft Corporation, and Greenbulb Limited (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.4	Asset and Business Transfer Agreement, dated December 20, 2006, by and among Raytheon Aircraft Services Limited and Greenbulb Limited (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.5.1	Employment Agreement, dated March 26, 2007, by and between Hawker Beechcraft Corporation and James E. Schuster (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.5.2	Stock Purchase Agreement, dated March 26, 2007, by and between Hawker Beechcraft, Inc. and James E. Schuster (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.5.3	Letter Agreement Relating to Retention Bonus, dated July 27, 2006, by and between Raytheon Company and James E. Schuster (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.6	Form of Hawker Beechcraft, Inc. Restricted Stock Award Agreement, dated March 26, 2007 (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.7	Hawker Beechcraft, Inc. 2007 Stock Option Plan (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.8	Form of Hawker Beechcraft, Inc. Nonqualified Stock Option Agreement (Time-Vesting) (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.9	Form of Hawker Beechcraft, Inc. Nonqualified Stock Option Agreement (Performance-Vesting Type A) (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.10	Form of Hawker Beechcraft, Inc. Nonqualified Stock Option Agreement (Performance-Vesting Type B) (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.11	Employment Agreement, dated March 26, 2007, by and between Hawker Beechcraft Corporation and James K. Sanders. (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.12	Form of Letter Agreement Relating to Retention Bonus, dated July 26, 2006 (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.13	Form of Hawker Beechcraft, Inc. Election Agreement, dated March 20, 2007 (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.14	Form of Hawker Beechcraft, Inc. Employee Equity Investment Plan Employee Subscription Agreement, dated March 26, 2007 (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.15	Hawker Beechcraft Corporation Retention Program, adopted March 26, 2007 (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.16	Form of Hawker Beechcraft, Inc. Nonqualified Stock Option Agreement Relating to 2007 option grants to certain directors (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.17	Hawker Beechcraft Excess Savings and Deferred Compensation Plan (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

10.18	Hawker Beechcraft Corporation Retirement Income Plan for Salaried Employees, as amended March 26, 2007 (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

21.1	List of Subsidiaries (incorporated by reference to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 4, 2007).

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Foulston Siefkin LLP (included in the opinion filed as Exhibit 5.2).

23.3	Consent of Wright, Lindsey and Jennings LLP (included in the opinion filed as Exhibit 5.3).

23.4	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature page to the Registration Statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wells Fargo Bank, N.A (previously filed).